                                                                   Exhibit 99(b)


================================================================================


                               PARTICIPATION AGREEMENT
                                     [NW 1997 G]

                                     DATED AS OF
                                  SEPTEMBER 25, 1997
                                        AMONG

                              NORTHWEST AIRLINES, INC.,
                                  LESSEE AND INITIAL OWNER PARTICIPANT,
                           NORTHWEST AIRLINES CORPORATION,
                                            GUARANTOR,
                         STATE STREET BANK AND TRUST COMPANY,
                                            PASS THROUGH TRUSTEE UNDER EACH OF
                                            THE PASS THROUGH TRUST AGREEMENTS,
                      FIRST SECURITY BANK, NATIONAL ASSOCIATION,
             NOT IN ITS INDIVIDUAL CAPACITY, EXCEPT AS EXPRESSLY PROVIDED
                         HEREIN, BUT SOLELY AS OWNER TRUSTEE,
                         STATE STREET BANK AND TRUST COMPANY
                        OF CONNECTICUT, NATIONAL ASSOCIATION,
                                            SUBORDINATION AGENT,
                                         AND
                         STATE STREET BANK AND TRUST COMPANY,
                 IN ITS INDIVIDUAL CAPACITY AND AS INDENTURE TRUSTEE
                                _____________________

                    ONE BRITISH AEROSPACE AVRO 146-RJ85A AIRCRAFT
                                       N507XJ
                       TO BE LEASED TO NORTHWEST AIRLINES, INC.


================================================================================

                           INDEX TO PARTICIPATION AGREEMENT

                                                                            Page
                                                                            ----

SECTION 1.    Participations in Lessor's Cost of the Aircraft. . . . . . . . 4

SECTION 2.    Lessee's Notice of Delivery Date . . . . . . . . . . . . . . . 9

SECTION 3.    Instructions to the Owner Trustee. . . . . . . . . . . . . . . 9

SECTION 4.    Certificate Closing Conditions . . . . . . . . . . . . . . . . 9
              (a)  Conditions Precedent to the Certificate Closing . . . . . 9
              (b)  Certificate Closing Conditions Precedent to the
                   Obligations of Lessee and the Guarantor . . . . . . . . .14

SECTION 5.    Delivery Date Closing Conditions . . . . . . . . . . . . . . .16
              (a)  Conditions Precedent to the Delivery Date Closing . . . .16
              (b)  Conditions Precedent to the Obligations of Lessee
                   and the Guarantor . . . . . . . . . . . . . . . . . . . .24

SECTION 6.    Extent of Interest of Certificate Holders. . . . . . . . . . .26

SECTION 7.    Representations and Warranties of Lessee and the
              Guarantor; Indemnities . . . . . . . . . . . . . . . . . . . .26
              (a)  Representations and Warranties. . . . . . . . . . . . . .26
              (b)  General Tax Indemnity . . . . . . . . . . . . . . . . . .30
              (c)  General Indemnity . . . . . . . . . . . . . . . . . . . .30
              (d)  Income Tax. . . . . . . . . . . . . . . . . . . . . . . .30

SECTION 8.    Representations, Warranties and Covenants. . . . . . . . . . .30

SECTION 9.    Reliance of Liquidity Provider . . . . . . . . . . . . . . . .45

SECTION 10.   Other Documents. . . . . . . . . . . . . . . . . . . . . . . .45

SECTION 11.   Certain Covenants of Lessee. . . . . . . . . . . . . . . . . .46

SECTION 12.   Owner for Federal Tax Purposes . . . . . . . . . . . . . . . .46

SECTION 13.   Certain Definitions; Notices; Consent to Jurisdiction. . . . .47

SECTION 14.   [RESERVED.]. . . . . . . . . . . . . . . . . . . . . . . . . .47

SECTION 15.   Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . . .48

SECTION 16.   Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . .49

SECTION 17.   Refinancings . . . . . . . . . . . . . . . . . . . . . . . . .49


                                         (i)

                                                                            Page
                                                                            ----


SECTION 18.   Collateral Account . . . . . . . . . . . . . . . . . . . . . .51


                                         (ii)

                                      APPENDICES
                                      ----------

Appendix A    -    Definitions

                                      SCHEDULES
                                      ---------

SCHEDULE I    -    Names and Addresses
SCHEDULE II   -    Commitments
SCHEDULE III  -    Pass Through Trust Agreements
SCHEDULE IV   -    Mandatory Economic Terms
SCHEDULE V    -    Mandatory Document Terms

                                       EXHIBITS
                                       --------

Exhibit A     -    Schedule of Countries Authorized for Reregistration
Exhibit B     -    Form of Purchase Agreement Assignment
Exhibit C     -    Form of Lease Agreement
Exhibit D-1   -    Form of Certificate Closing Date Opinion of Simpson Thacher
                   & Bartlett, special counsel for Lessee and the Guarantor
Exhibit D-2   -    Form of Certificate Closing Date Opinion of Cadwalader,
                   Wickersham & Taft, special counsel for Lessee and the
                   Guarantor
Exhibit D-3   -    Form of Certificate Closing Date Opinion of Lessee's Legal
                   Department
Exhibit E     -    Form of Certificate Closing Date Opinion of Ray, Quinney &
                   Nebeker, special counsel for the Owner Trustee
Exhibit F     -    Form of Certificate Closing Date Opinion of Bingham, Dana &
                   Gould LLP, special counsel for the Indenture Trustee
Exhibit G-1   -    Form of Certificate Closing Date Opinion of Powell,
                   Goldstein, Frazer & Murphy LLP, special counsel for the
                   Liquidity Provider
Exhibit G-2   -    Form of Certificate Closing Date Opinion of in-house counsel for the Liquidity Provider
Exhibit H     -    Form of Certificate Closing Date Opinion of Bingham, Dana &
                   Gould LLP, special counsel for the Pass Through Trustee
Exhibit I-1   -    Form of Delivery Date Opinion of Simpson Thacher & Bartlett,
                   special counsel for Lessee and the Guarantor
Exhibit I-2   -    Form of Delivery Date Opinion of Cadwalader, Wickersham &
                   Taft, special counsel for Lessee and the Guarantor
Exhibit I-3   -    Form of Delivery Date Opinion of Lessee's Legal Department
Exhibit J-1   -    Form of Delivery Date Opinion of Vedder, Price, Kaufmann &
                   Kammholz, special counsel for the Manufacturer
Exhibit J-2   -    Form of Delivery Date Opinion of  in-house counsel for the
                   Manufacturer
Exhibit K     -    Form of Delivery Date Opinion of Ray, Quinney & Nebeker,
                   special counsel for the Owner Trustee
Exhibit L-1   -    Form of Delivery Date Opinion of special counsel for the
                   Owner Participant
Exhibit L-2   -    Form of Delivery Date Opinion of in-house counsel for the
                   Owner Participant


                                        (iii)

Exhibit M     -    Form of Delivery Date Opinion of Crowe & Dunlevy P.C.
Exhibit N     -    Form of Delivery Date Opinion of Bingham, Dana & Gould LLP,
                   special counsel for the Indenture Trustee
Exhibit O-1   -    Form of Delivery Date Opinion of Powell, Goldstein, Frazer &
                   Murphy LLP, special counsel for the Liquidity Provider
Exhibit O-2   -    Form of Delivery Date Opinion of in-house counsel for the
                   Liquidity Provider
Exhibit P     -    Form of Delivery Date Opinion of Cadwalader, Wickersham &
                   Taft, special counsel for Lessee, as to Section 1110 of the
                   U.S. Bankruptcy Code
Exhibit Q     -    Form of Delivery Date Opinion of Bingham, Dana & Gould LLP,
                   special counsel for the Pass Through Trustee


                                         (iv)

                               PARTICIPATION AGREEMENT


          THIS PARTICIPATION AGREEMENT [NW 1997 G] dated as of September 25, 1997, among (i) NORTHWEST AIRLINES, INC., a Minnesota corporation (the "LESSEE" and the "INITIAL OWNER PARTICIPANT"), (ii) NORTHWEST AIRLINES CORPORATION, a Delaware corporation (the "GUARANTOR"), (iii) STATE STREET BANK AND TRUST COMPANY, not in its individual capacity except as otherwise provided herein, but solely as trustee (in such capacity, the "PASS THROUGH TRUSTEE") under each of three separate Pass Through Trust Agreements (as defined below), (iv) FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, except as expressly provided herein, but solely as Owner Trustee under the Trust Agreement (herein, in such latter capacity, together with any successor owner trustee, called the "OWNER TRUSTEE"), (v) STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, not in its individual capacity, but solely as subordination agent and trustee (in such capacity, the "SUBORDINATION AGENT") under the Intercreditor Agreement (defined below), and (vi) STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company, in its individual capacity and as Indenture Trustee under the Trust Indenture (as hereinafter defined) (herein, in such latter capacity together with any successor indenture trustee, called the "INDENTURE TRUSTEE");

                                 W I T N E S S E T H:

          WHEREAS, pursuant to the Purchase Agreement between Lessee and the Manufacturer, the Manufacturer has agreed to sell to Lessee, among other things, certain British Aerospace Avro 146-RJ85 aircraft, including the Aircraft which is to be delivered by the Manufacturer to Lessee and which is the subject of this Agreement;

          WHEREAS, concurrently with the execution and delivery of this Agreement, the Initial Owner Participant is entering into a Trust Agreement [NW 1997 G], dated as of the date hereof (said Trust Agreement, as the same may be amended or supplemented from time to time, being herein called the "TRUST AGREEMENT", such term to include, unless the context otherwise requires, any Trust Supplement referred to below), with the Owner Trustee, pursuant to which Trust Agreement the Owner Trustee agrees, among other things, to hold the Trust Estate defined in Section 1.01 thereof (herein called the "TRUST ESTATE") for the use and benefit of the Initial Owner Participant;

          WHEREAS, concurrently with the execution and delivery of this Agreement, the Indenture Trustee and the Owner Trustee are entering into a Trust Indenture and Security Agreement [NW 1997 G], dated as of the date hereof (said Trust Indenture and Security Agreement, as the same may be amended or supplemented from time to time, being herein called the "TRUST INDENTURE", such term to include, unless the context otherwise requires, the Trust Supplement referred to below) pursuant to which the Owner Trustee will issue secured certificates substantially in the form set forth in Section 2.01 thereof (the "SECURED CERTIFICATES", and individually, a "SECURED CERTIFICATE") in three series, which Secured Certificates are to be secured by the Liquid Collateral prior to the Delivery Date, and by mortgage and security interests created by the Owner Trustee in favor of the Indenture Trustee thereafter;

          WHEREAS, concurrently with the execution and delivery of this Agreement; the Guarantor is entering into a Guarantee [NW 1997 G], dated as of the date hereof, pursuant to which the Guarantor guarantees certain obligations of Lessee under the Operative Documents (the "GUARANTEE");

          WHEREAS, pursuant to the Pass Through Trust Agreement and each of the Pass Through Trust Supplements set forth in Schedule III hereto (collectively, the "PASS THROUGH TRUST AGREEMENTS"), concurrently with the execution and delivery of this Agreement, three separate grantor trusts (collectively, the "PASS THROUGH TRUSTS" and, individually, a "PASS THROUGH TRUST") will be created to facilitate certain of the transactions contemplated hereby, including, without limitation, the issuance and sale by each Pass Through Trust of pass through certificates pursuant thereto (collectively, the "CERTIFICATES");

          WHEREAS, the proceeds from the issuance and sale of the Certificates by each Pass Through Trust will be applied in part by the Pass Through Trustee on the Certificate Closing Date to purchase from the Owner Trustee, on behalf of each Pass Through Trust, all of the Secured Certificates bearing the same interest rate as the Certificates issued by such Pass Through Trust;

          WHEREAS, concurrently with the execution and delivery of this Agreement, (i) the Royal Bank of Canada (the "LIQUIDITY PROVIDER") entered into three revolving credit agreements (each, a "LIQUIDITY FACILITY"), one for the benefit of the holders of Certificates of each Pass Through Trust, with the Subordination Agent, as agent for the Pass Through Trustee on behalf of each such Pass Through Trust; and (ii) the Pass Through Trustee, the Liquidity Provider and the Subordination Agent will enter into the Intercreditor Agreement, dated as of the date hereof (the "INTERCREDITOR AGREEMENT");

          WHEREAS, the Secured Certificates will be held by the Subordination Agent pursuant to the Intercreditor Agreement on behalf of the Pass Through Trusts;

          WHEREAS, in order to facilitate the transactions contemplated hereby, Lessee and the Guarantor have entered into the Underwriting Agreement, dated as of September 16, 1997, among Lessee, the Guarantor and the several underwriters named therein (the "UNDERWRITING AGREEMENT");

          WHEREAS, subject to the terms and conditions herein set forth, on the Delivery Date (as hereinafter defined):

          (i) Lessee and the Owner Trustee will enter into a Purchase Agreement Assignment [NW 1997 G], dated as of the Delivery Date (herein called the "PURCHASE AGREEMENT ASSIGNMENT"), substantially in the form of EXHIBIT B hereto, whereby Lessee assigns to the Owner Trustee certain rights and interests of Lessee under the Purchase Agreement with respect to the Aircraft;

          (ii) the Manufacturer will have executed the Consent and Agreement [NW 1997 G] (herein called the "CONSENT AND AGREEMENT"), substantially in the form attached to the form of Purchase Agreement Assignment (herein called the "CONSENT AND AGREEMENT");

          (iii) the Owner Trustee shall execute and deliver a Trust and Indenture Supplement substantially in the form of EXHIBIT A to the Trust Indenture (the "TRUST SUPPLEMENT") covering the Aircraft, supplementing the Trust Agreement and the Trust Indenture;

          (iv) the Owner Trustee and Lessee will enter into the Lease Agreement [NW 1997 G], dated as of the Delivery Date and substantially in the form of EXHIBIT C hereto (such Lease Agreement, as the same may be amended or supplemented from time to time to the extent permitted by the terms thereof and this Agreement, herein called the "LEASE", such term to include, unless the context otherwise requires, the Lease Supplement referred to below), whereby, subject to the terms and conditions set forth therein, the Owner Trustee agrees to lease to Lessee, and Lessee agrees to lease from the Owner Trustee, the Aircraft on the date (the "DELIVERY DATE") that the Aircraft is sold and delivered by Lessee to the Owner Trustee under the Bill of Sale, and accepted by the Owner Trustee for all purposes of the Lease, such acceptance to be evidenced by the execution of the Trust Supplement covering the Aircraft, and such lease to be evidenced by the execution and delivery of a Lease Supplement covering the Aircraft; and

          (v) the Owner Participant and Lessee will enter into a Tax Indemnity Agreement [NW 1997 G], dated as of the Delivery Date (the "TAX INDEMNITY AGREEMENT");

          WHEREAS, pursuant to the terms of the Trust Agreement, the Owner Trustee will be authorized and directed by the Initial Owner Participant to execute and deliver the Trust Indenture for the benefit of the Certificate Holders, pursuant to which the Owner Trustee agrees, among other things, (A) to deposit, mortgage and pledge with the Indenture Trustee, as part of the Trust Indenture Estate, all of the Trust Estate other than Excluded Payments and (B) on the Certificate Closing Date, to issue the Secured Certificates, the proceeds of the sale of which will be held by the Indenture Trustee on behalf of the Owner Trustee in the Collateral Account until released in accordance with the terms hereof;

          WHEREAS, on the Delivery Date, pursuant to and subject to the terms and conditions of this Agreement, the Purchase Agreement Assignment and the Bills of Sale, the Owner Trustee will purchase, and receive title to, the Aircraft from Lessee and lease the Aircraft to Lessee pursuant to the Lease; and

          WHEREAS, certain terms are used herein as defined in Section 13(a) hereof;

          NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

          SECTION 1. PARTICIPATIONS IN LESSOR'S COST OF THE AIRCRAFT. (a) PARTICIPATION BY PASS THROUGH TRUSTEES AND TRANSFER OF FUNDS. Subject to the terms and conditions of this Agreement, the Pass Through Trustee for each Pass Through Trust agrees to finance, in part, the Owner Trustee's payment of Lessor's Cost for the Aircraft by paying to the Owner Trustee the aggregate purchase price of the Secured Certificates being issued to such Pass Through Trustee as set forth on SCHEDULE II opposite the name of such Pass Through Trust. The Pass Through Trustees shall make such payments to the Indenture Trustee on behalf of the Owner Trustee by transferring to the account of the Indenture Trustee at State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110, ABA No. 011-00-0028, Account No. 9900-314-7,
Attention: Corporate Trust Department, Reference: Northwest/NW 1997 G, not later than 9:30 a.m., New York City time, on the Certificate Closing Date in immediately available funds in Dollars, the amount set forth opposite the name of such Pass Through Trust on SCHEDULE II hereto. On the Certificate Closing Date, the Indenture Trustee shall, on behalf of the Owner Trustee, deposit by wire transfer or intra-bank transfer, the amounts received by it pursuant to the preceding sentence, which amounts shall constitute the Debt Portion set forth on
SCHEDULE II hereto, in the Collateral Account pursuant to the Trust Indenture.

          Upon the occurrence of the above transfers by the Pass Through Trustee for each Pass Through Trust to the Indenture Trustee for the benefit of the Owner Trustee, the Owner Trustee, at the direction of the Initial Owner Participant, shall issue, pursuant to Article II of the Trust Indenture, to the Subordination Agent on behalf of the Pass Through Trustee for each of the Pass Through Trusts, Secured Certificates of the maturity and aggregate principal amount, bearing the interest rate and for the purchase price set forth on
SCHEDULE II hereto opposite the name of such Pass Through Trust.

          On the Certificate Closing Date, concurrently with the events specified in this Section 1(a), the parties hereto shall execute and deliver, to the extent they are parties thereto, and consent to the execution and delivery of (if they are not parties thereto), the Trust Indenture and the other documents listed in Section 4(a)(iii) hereof.

          (b) TRANSFER OF BENEFICIAL INTEREST. If on a date prior to the Delivery Date, Lessee shall have identified an Owner Participant ready, willing and able to acquire the Beneficial Ownership Interest of the Initial Owner Participant, in consideration for such Owner Participant's agreement to participate in Lessor's Cost of the Aircraft on the Delivery Date, the Initial Owner Participant shall transfer its Beneficial Interest to such Owner Participant on such date (the "TRANSFER DATE"). On the Transfer Date, the document amendments contemplated by Section 1(c) below (subject to the limitations set forth in such Section) shall be effected and such amended documents delivered.

          (c) AMENDMENTS ON DELIVERY DATE OR TRANSFER DATE. (i) Upon any transfer by the Initial Owner Participant of its Beneficial Interest on the Delivery Date (as contemplated by Section 1(d)(i) hereof, (or, if earlier, the Transfer Date), the parties hereto shall enter into amendments and restatements of the Trust Agreement and this Agreement and, on the Delivery

Date, the Trust Indenture, which amendments and restatements shall reflect such changes as shall have been requested by the Owner Participant, agreed to by Lessee and, if modified in any material respect, as to which Rating Agency Confirmation shall have been obtained from each Rating Agency by Lessee (to be delivered by Lessee to the Pass Through Trustee on or before the Delivery Date or the Transfer Date, as the case may be); PROVIDED, HOWEVER, that in any event such amended and restated documents shall not vary the Mandatory Economic Terms and shall contain the Mandatory Document Terms.

          Lessee agrees to furnish to each Liquidity Provider and to Powell, Goldstein, Frazer & Murphy LLP (the initial Liquidity Provider's counsel) at its Atlanta, Georgia office, Attention: David M. Armitage, as soon as practicable but in no event less than three (3) Business Days prior to the estimated Delivery Date (or, if earlier, the estimated Transfer Date), true and complete copies of drafts of any such amended and restated Participation Agreement and amended and restated Trust Agreement and, in no event less than three (3) Business Days prior to the estimated Delivery Date, true and complete copies of drafts of any such amended and restated Trust Indenture. Lessee further agrees to furnish to each Liquidity Provider and to the counsel identified in the preceding sentence (i) each and every subsequent draft of such documents and
(ii) promptly following the execution thereof, true and complete copies of such documents.

          (ii) The schedule of principal payments on the Secured Certificates set forth in Schedule I to the Trust Indenture and Schedule I to each Secured Certificate on the Certificate Closing Date have been calculated based upon a hypothetical owner's economic return and certain assumptions regarding the Delivery Date, Transaction Costs, tax law, Basic Term and certain other items (the "ASSUMPTIONS"). If the Initial Owner Participant transfers its Beneficial Interest to an Owner Participant on the Delivery Date (as contemplated by Section 1(d)(i) hereof (or, if earlier, the Transfer Date), then, no later than 20 days following the Delivery Date (the "REOPTIMIZATION DATE"), the Owner Trustee may elect to amend Schedule I to the Trust Indenture and such Schedules to each Secured Certificate to reflect the actual Net Economic Return and any changes to the Assumptions. In addition, the Owner Trustee may prepay on the Reoptimization Date part of the Series C Secured Certificates. On the Reoptimization Date the Owner Trustee shall deliver and the Subordination Agent on behalf of the Pass Through Trustee of each Pass Through Trust shall accept delivery of an amended Schedule I to each Secured Certificate containing such changed principal installments.

          The Owner Trustee will give not less than 10 days' notice of the Reoptimization Date. Any amendments to the Trust Indenture and such Schedules shall not vary the Mandatory Economic Terms and on the Reoptimization Date Lessee shall deliver a certificate to the Pass Through Trustee and the Liquidity Provider signed by the Vice President and Treasurer or any other authorized officer of Lessee certifying to such effect. If the Reoptimization Date occurs later than the Delivery Date, Lessee shall cause any required filing and recording of the affected documents with the FAA to be effected on the Reoptimization Date.

          (d) COMMITMENTS TO PARTICIPATE IN LESSOR'S COST. (i) PARTICIPATION IN LESSOR'S COST. Subject to the terms and conditions of this Agreement, on the Delivery Date, (i) the Indenture Trustee agrees to release the Debt Portion or such lesser amount as may then be held in the Collateral Account, if any, to the Owner Trustee for application to Lessor's Cost of the

Aircraft as provided below, (ii) unless previously transferred on the Transfer Date, the Initial Owner Participant agrees to transfer its Beneficial Interest to the Owner Participant in consideration for the Owner Participant's participation in Lessor's Cost of the Aircraft through an investment in the Trust Estate in an amount equal to the amount to be set forth in an amended and/or restated Participation Agreement to be entered into on the Delivery Date (or, if earlier, the Transfer Date), and (iii) Lessee shall sell the Aircraft to the Owner Trustee and the Owner Trustee shall immediately thereafter lease the Aircraft to Lessee pursuant to the Lease. In consideration for the assignment to the Owner Trustee by Lessee under the Purchase Agreement Assignment of any warranties thereunder, the transfer by the Initial Owner Participant to the Owner Participant of its Beneficial Interest and the transfer of title to the Aircraft from Lessee to the Owner Trustee, the following cash payment will be made by wire transfer of immediately available funds on the Delivery Date: by the Owner Trustee to Lessee, an amount equal to Lessor's Cost of the Aircraft.

          (ii) NO OBLIGATION TO INCREASE COMMITMENTS; DELAYED DELIVERY. (A) If the Indenture Trustee shall default in its obligation to make the amount of its Debt Portion available pursuant hereto, the Owner Participant shall have no obligation to make any portion of such Debt Portion available or to increase the amount of its Commitment, but the obligations of the Owner Participant shall nevertheless remain subject to the terms and conditions of this Agreement.

          (B) Subject to the provisions of Section 1(e) hereof, if the closing of the transactions contemplated by the Operative Documents shall not have been consummated by 2:00 p.m. (New York City time), or such earlier time as directed by Lessee, on the Scheduled Delivery Date, the Owner Trustee shall, if instructed in writing by Lessee, at the risk and expense of Lessee, use its reasonable best efforts to cause the Owner Participant's Commitment to be invested and reinvested to the extent practicable at the direction received by it from Lessee (with a copy to the Owner Participant), at the risk of Lessee, in Cash Equivalents consisting of either commercial paper or time deposits; PROVIDED, HOWEVER, that in the absence of instructions by 2:00 p.m. (New York City time) the Owner Trustee shall use its reasonable best efforts to cause such amount or the proceeds thereof to be invested and reinvested to the extent practicable in overnight Eurodollar time deposits. Earnings on any such investments shall be applied to Lessee's payment obligations, if any, to such Owner Participant pursuant to the next succeeding paragraph, and the balance, if any, of such earnings remaining after such application shall be paid in accordance with Lessee's written instructions.

          If for any reason (i) the Operative Documents shall not be executed and delivered by the respective parties thereto and/or the Delivery Date shall not occur (whether by reason of a failure to meet a condition precedent thereto set forth in Section 5 hereof or otherwise) on or before the third Business Day after the Scheduled Delivery Date (or earlier if requested by the Owner Participant) or, if earlier, the Cut-Off Date, or (ii) Lessee has notified the Owner Trustee (with a copy to the Owner Participant) prior to 2:00 p.m. (New York City time) on any date after the Scheduled Delivery Date that it does not intend to go forward to close the transactions contemplated hereby for such Delivery Date, the Owner Participant may cancel any funding arrangements made to fund its Commitment on the Scheduled Delivery Date but the Owner Participant's Commitment hereunder with respect to the Aircraft shall not be terminated thereby until the Cut-Off Date, whereupon the Owner Participant's Commitment hereunder shall terminate. On such third Business Day (or such earlier date) or the Cut-Off Date, as the case may be, or the earliest practicable Business Day thereafter, the Owner Trustee shall return the amounts held by it hereunder to the Owner Participant, provided that the Owner Trustee shall have had a reasonable time to liquidate any Cash Equivalents it has been authorized to invest in pursuant to the preceding paragraph and to obtain the proceeds therefrom in funds of the type originally received, and Lessee shall pay interest on such funds to the Owner Participant at an interest rate equal to the weighted average (based on outstanding principal amount) rate of interest on the Secured Certificates issued pursuant to the Trust Indenture, such interest to be payable for the period from and including such Scheduled Delivery Date to but excluding the date such funds are returned to the Owner Participant in accordance with the terms hereof; provided that if any such funds are returned to the Owner Participant after 2:00 p.m. (New York City time) on any such date, such funds shall be deemed for purposes of this paragraph to have been returned on the next succeeding Business Day.

          Lessee shall reimburse the Owner Trustee on demand for any loss incurred by the Owner Trustee as a result of the investment of funds by the Owner Trustee in accordance with the terms of this Section 1(d). Further, Lessee shall indemnify the Owner Trustee and hold it harmless from and against any cost or expense the Owner Trustee may incur as a result of any investment of funds or transfer of funds referred to herein in accordance with the terms hereof. The Owner Trustee shall not be liable for failure to invest such funds except as otherwise provided herein or for any losses incurred on such investments except for any losses arising out of its own gross negligence or willful misconduct.

          (e) POSTPONEMENT OF DELIVERY DATE. (i) If no Owner Participant has committed to participate in the transactions contemplated hereby or an Owner Participant shall for any reason fail or refuse to make the full amount of its Commitment available in accordance with the terms of Section 1(d) hereof on the Scheduled Delivery Date, Lessee shall endeavor to identify another equity investor to whom it can assign its Beneficial Interest. If Lessee identifies an equity investor, Lessee shall assign its interest in the Trust Estate as provided above. In case of any such conveyance (but subject to the satisfaction of the conditions precedent specified in an amendment hereto), the Indenture Trustee shall release the Debt Portion or such lesser amount as may then be held in the Collateral Account for application to the payments contemplated in the last sentence of Section 1(d)(i) hereof. Notwithstanding the foregoing and for the avoidance of doubt, it is understood and agreed that if the Manufacturer Delivery shall have occurred and for any reason Lessee does not enter into the Lease with the Owner Trustee on or prior to the Cut-Off Date, the Indenture Trustee and the Pass Through Trustee agree that Lessee shall assume not later than the Determination Date all of the obligations of the Owner Trustee under the Secured Certificates upon satisfaction of the requirements set forth in Sections 5(a)(vi), (vii)(A) and (B), (viii), (ix), (xi), (xii), (xv), (xvi),
(xvii), (xviii), (xx), (xxiii), (xxiv) and (xxv) hereof, as the same may be modified by the provisions of Section 8(x) hereof and Section 2.13 of the Trust Indenture and as otherwise necessary to reflect Lessee holding title to the Aircraft and a full recourse secured aircraft financing of Lessee. In connection with such assumption, each of the Owner Participant, the Owner Trustee, the Indenture Trustee and Lessee agrees to execute and deliver appropriate documentation permitting Lessee to assume such obligations on the basis of full recourse to Lessee, releasing the Owner Participant and the Owner Trustee from all future obligations in respect of the Secured Certificates and the Trust Indenture and all such other actions as are reasonably necessary to permit such assumption by Lessee. Upon the date Lessee assumes the Secured Certificates, the Indenture Trustee shall release the Debt Portion or such lesser amount as may then be held in the Collateral Account to Lessee.

          (ii) RELEASE OF OBLIGATIONS. If (x) the Manufacturer Delivery shall not have occurred on or prior to the Prepayment Date, (y) (I) the Manufacturer Delivery shall have occurred, (II) the Delivery Date shall not have occurred on or prior to the Cut-Off Date and (III) Lessee shall not have assumed the Secured Certificates by the Determination Date, or (z) (i) a Triggering Event shall have occurred on or prior to the Prepayment Date, (ii) the Delivery Date shall not have occurred and (iii) Lessee shall not have assumed the Secured Certificates, then, in such event, the Owner Trustee shall not purchase the Aircraft from Lessee, and the parties to the Operative Documents shall have no further obligations or liabilities under any of said Operative Documents with respect to the Aircraft, including the obligation of the Owner Participant to participate in the payment of Lessor's Cost of the Aircraft, and such documents shall terminate and have no further force or effect with respect to the Aircraft; PROVIDED, HOWEVER, that (I) in the case of clause (x) above, Lessee shall provide no later than the Prepayment Date notice of prepayment to the Indenture Trustee and the Secured Certificates shall be prepaid on the 15th day following the Prepayment Date as provided in Section 2.10(c) of the Trust Indenture and Section 18(c) hereof, (II) in the case of clause (y) above, Lessee shall provide no later than the Determination Date notice of prepayment to the Indenture Trustee and the Secured Certificates shall be prepaid on the 15th day after the Determination Date as provided in Section 2.10(d) of the Trust Indenture and Section 18(d) hereof, and (III) in the case of clause (z) above, Lessee shall provide no later than the date of occurrence of the Triggering Event notice of prepayment to the Indenture Trustee and the Secured Certificates shall be prepaid on the 15th day following the occurrence of such Triggering Event as provided in Section 2.10(e) of the Trust Indenture and Section 18(e) hereof; and PROVIDED FURTHER, that (i) Lessee's obligation to indemnify such parties to the extent provided in such documents, shall not be diminished or modified in any respect and (ii) the obligations of the Owner Trustee, the Indenture Trustee and Lessee to return funds and pay interest, costs, expenses and other amounts thereon or in respect thereof as provided in Section 1(d) and
Section 18 hereof shall continue.

          (iii)   OPTIONAL POSTPONEMENT.  Without limiting the provisions of
Section 1(d)(ii) hereof, the Scheduled Delivery Date may be postponed from time to time (but in no event shall the Delivery Date be later than the Cut-Off Date) for any reason, other than pursuant to Section 1(e)(i) hereof, if Lessee gives the Owner Participant, the Indenture Trustee, the Owner Trustee and the Pass Through Trustee confirmed facsimile notice (or telephone notice followed by written confirmation) of such postponement and notice of the date to which the Delivery Date has been postponed, such notice of postponement to be received by each party no later than 11:00 a.m. (New York City time) on the Business Day preceding the Scheduled Delivery Date.

          SECTION 2. LESSEE'S NOTICE OF DELIVERY DATE. Lessee agrees to give each Participant, the Owner Trustee, the Pass Through Trustee and the Indenture Trustee at least two Business Days' telecopy or other written notice of the Delivery Date for the Aircraft, which Delivery Date shall be a Business Day, which notice shall specify the amount of Lessor's Cost, the Debt Portion, and the amount of the Owner Participant's Commitment for the Aircraft. As to the Owner Participant, the making of its Commitment for the Aircraft available in the manner required by Section 1 shall constitute a waiver of such notice.

          SECTION 3. INSTRUCTIONS TO THE OWNER TRUSTEE. The Initial Owner Participant agrees that Pass Through Trustee's payments to the Owner Trustee in accordance with the terms of Section 1(a) shall constitute, subject to satisfaction or waiver of the conditions set forth in Section 4(a), without further act, authorization and direction by the Initial Owner Participant to the Owner Trustee on the Certificate Closing Date:

          (i) to borrow from the Pass Through Trustee and to execute and deliver to the Subordination Agent on behalf of the Pass Through Trustee for each of the Pass Through Trusts a principal amount of Secured Certificates bearing the interest rate set forth opposite the name of such Pass Through Trust on Schedule II hereto, which Secured Certificates shall be in the principal amounts set forth on Schedule II hereto, pursuant hereto and to the Trust Indenture; and

          (ii) to take such other action as may be required to be taken by the Owner Trustee on the Certificate Closing Date by the terms of any Operative Document.

          SECTION 4. CERTIFICATE CLOSING CONDITIONS. (a) CONDITIONS PRECEDENT TO THE CERTIFICATE CLOSING. It is agreed that the obligations of each of the Pass Through Trustee, the Initial Owner Participant, the Indenture Trustee and the Subordination Agent to enter into the transactions to be consummated on the Certificate Closing Date are subject to the satisfaction (or waiver by such party) prior to or on the Certificate Closing Date of the following conditions precedent, except that paragraphs (ii) and (xv) shall not be a condition precedent to the obligations of the Pass Through Trustee, and paragraph (v) (insofar as it relates to a party) shall not be a condition precedent to the obligation of such party:

          (i) No change shall have occurred after the date of the execution and delivery of this Agreement in applicable law or regulations or guidelines or interpretations thereof by appropriate regulatory authorities which would make it a violation of law or regulations or guidelines for the Pass Through Trustee or the Initial Owner Participant to participate in the transactions to be consummated on the Certificate Closing Date.

          (ii) The Pass Through Trustees shall have paid the Owner Trustee the aggregate purchase price of the Secured Certificates in accordance with
     Section 1(a) hereof.

          (iii) The following documents shall have been duly authorized, executed and delivered by the respective party or parties thereto, shall each be satisfactory in form and substance to the Pass Through Trustee, the Initial Owner Participant and the Indenture Trustee and shall be in full force and effect and executed counterparts shall have been delivered to the Pass Through Trustee, the Initial Owner Participant and the Indenture Trustee, or their respective counsel, PROVIDED that only the Subordination Agent on behalf of each Pass Through Trustee shall receive an executed original of such Pass Through Trustee's respective Secured Certificate:

                  (1)    the Trust Agreement;
                  (2)    the Trust Indenture;
                  (3)    the Secured Certificates; and
                  (4)    the Guarantee.

     All of the foregoing documents, together with this Agreement, are sometimes referred to herein, collectively, as the "CERTIFICATE CLOSING DOCUMENTS" and, individually, as a "CERTIFICATE CLOSING DOCUMENT".

          In addition, the Pass Through Trustee, the Initial Owner Participant and the Indenture Trustee each shall have received executed counterparts or conformed copies of the following documents:

                  (1)    each of the Pass Through Trust Agreements;

                  (2)    the Intercreditor Agreement; and

                  (3) the Liquidity Facility for each of the Class A, Class B and Class C Trusts.

          (iv) A Uniform Commercial Code financing statement or statements covering all the security interests created by or pursuant to the Granting Clause of the Trust Indenture shall have been executed and delivered by the Owner Trustee, and such financing statement or statements shall have been duly filed in all places necessary or advisable, and any additional Uniform Commercial Code financing statements deemed advisable by the Indenture Trustee or the Pass Through Trustee shall have been executed and delivered by the Owner Trustee and duly filed.

          (v) The Pass Through Trustee, the Initial Owner Participant and the Indenture Trustee shall have received the following:

                  (A)(1) an incumbency certificate of Lessee and the Guarantor (as the case may be) as to the person or persons authorized to execute and deliver this Agreement, the Pass Through Trust Agreements, the Guarantee and any other documents to be executed on behalf of Lessee or the Guarantor (as the case may be) in connection with the transactions contemplated hereby on the Certificate Closing Date, and the signatures of such person or persons;

                  (2) a copy of the resolutions of the board of directors of Lessee and the Guarantor or the executive committee thereof, certified by the Secretary or an Assistant Secretary of Lessee and the Guarantor (as the case may be), duly authorizing the transactions contemplated hereby and the execution and delivery of each of the documents required to be executed and delivered on behalf of Lessee or the Guarantor (as the case may be) in connection with the transactions contemplated hereby to be consummated on the Certificate Closing Date; and

                  (3) a copy of the certificate of incorporation of Lessee and the Guarantor, certified by the Secretary of State of the State of Minnesota in the case of Lessee and certified by the Secretary of State of the State of Delaware in the case of the Guarantor, a copy of the by-laws of Lessee and the Guarantor, certified by the Secretary or Assistant Secretary of Lessee and the Guarantor (as the case may be), and a certificate or other evidence from the Secretary of State of the State of Minnesota in the case of Lessee and from the Secretary of State of the State of Delaware in the case of the Guarantor, dated as of a date reasonably near the Certificate Closing Date, as to the due incorporation and good standing of Lessee or the Guarantor (as the case may be) in such state.

                  (B)(1) an incumbency certificate of the Indenture Trustee as to the person or persons authorized to execute and deliver this Agreement, the Trust Indenture, the Pass Through Trust Agreements and any other documents to be executed on behalf of the Indenture Trustee in connection with the transactions contemplated hereby on the Certificate Closing Date, and the signatures of such person or persons;

                  (2) a copy of the resolutions of the board of directors of the Indenture Trustee, certified by the Secretary or an Assistant Secretary of the Indenture Trustee, duly authorizing the transactions contemplated hereby and the execution and delivery of each of the documents required to be executed and delivered on behalf of the Indenture Trustee in connection with the transactions contemplated hereby to be consummated on the Certificate Closing Date;

                  (3) a copy of the articles of association and by-laws of the Indenture Trustee, each certified by the Secretary or an Assistant Secretary of the Indenture Trustee; and

                  (4) a certificate signed by an authorized officer of the Indenture Trustee, dated the Certificate Closing Date, certifying that
          (a) the representations and warranties contained herein of the Indenture Trustee to be made on the Certificate Closing Date are correct as though made on and as of the Certificate Closing Date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties are correct on and as of such earlier date) and (b) except for the taking of possession by the Indenture Trustee of the Liquid Collateral and maintaining possession by the Indenture Trustee thereof as contemplated in Section 2.17(a) of the Trust Indenture, no further filing or recording of any document is necessary in order to perfect the security interest in favor of the Indenture Trustee in the Liquid Collateral.

                  (C)(1) an incumbency certificate of the Owner Trustee as to the person or persons authorized to execute and deliver this Agreement, the Trust Agreement, the Trust Indenture and any other documents to be executed on behalf of the Owner Trustee in connection with the transactions contemplated hereby on the Certificate Closing Date, and the signatures of such person or persons;

                  (2) a copy of the resolutions of the board of directors of the Owner Trustee, certified by the Secretary or an Assistant Secretary of the Owner Trustee, duly authorizing the transactions contemplated hereby and the execution and delivery of each of the documents required to be executed and delivered on behalf of the Owner Trustee in connection with the transactions contemplated hereby to be consummated on the Certificate Closing Date;

                  (3) a copy of the articles of association and by-laws of the Owner Trustee, each certified by the Secretary or an Assistant Secretary of the Owner Trustee; and

                  (4) a certificate signed by an authorized officer of the Owner Trustee, dated the Certificate Closing Date, certifying that the representations and warranties contained herein of the Owner Trustee (in its individual capacity and as trustee) to be made on the Certificate Closing Date are correct as though made on and as of the Certificate Closing Date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties are correct on and as of such earlier date).

          (vi) All appropriate action required to have been taken prior to the Certificate Closing Date in connection with the transactions contemplated by this Agreement shall have been taken by the Federal Aviation Administration, or any governmental or political agency, subdivision or instrumentality of the United States, and all orders, permits, waivers, authorizations, exemptions and approvals of such entities required to be in effect on the Certificate Closing Date in connection with the transactions contemplated by this Agreement shall have been issued, and all such orders, permits, waivers, authorizations, exemptions and approvals shall be in full force and effect on the Certificate Closing Date.

          (vii) On the Certificate Closing Date the Pass Through Trustee and the Indenture Trustee shall have received a certificate signed by an authorized officer of Lessee and the Guarantor to the effect that:

                  (1) the representations and warranties contained herein of Lessee and the Guarantor to be made on the Certificate Closing Date are correct as though made on and as of the Certificate Closing Date, except to the extent that such representations and warranties (other than those contained in clause (F) of Section 7(a)(iv)) relate solely to an earlier date (in which case such representations and warranties were correct on and as of such earlier date); and

                  (2) there has been no material adverse change in the financial condition of the Guarantor and its subsidiaries, taken as a whole, since December 31, 1996.

          (viii) Lessee and the Guarantor shall have entered into the Underwriting Agreement and each of the Pass Through Trust Agreements, the Certificates shall have been issued and sold pursuant to the Underwriting Agreement and the Pass Through Trust Agreements, and the Underwriters shall have transferred to the Pass Through Trustees in immediately available funds an amount equal to the aggregate purchase price of the Secured Certificates to be purchased from the Owner Trustee.

          (ix) The Pass Through Trustee and the Indenture Trustee shall have received, addressed to the Pass Through Trustee, the Indenture Trustee, the Initial Owner Participant and the Owner Trustee, and reasonably satisfactory as to scope and substance to the Pass Through Trustee and the Indenture Trustee, an opinion substantially in the form of EXHIBIT D-1 hereto from Simpson Thacher & Bartlett, special counsel for Lessee and the Guarantor, an opinion from Cadwalader, Wickersham & Taft substantially in the form of EXHIBIT D-2 hereto, special counsel for Lessee and the Guarantor, and an opinion from Lessee's legal department substantially in the form of EXHIBIT D-3 hereto.

          (x) The Pass Through Trustee, the Initial Owner Participant and the Indenture Trustee shall have received, addressed to the Pass Through Trustee, the Indenture Trustee, the Initial Owner Participant, the Owner Trustee, the Guarantor and Lessee, and reasonably satisfactory as to scope and substance to the Pass Through Trustee, the Initial Owner Participant, the Guarantor and Lessee, an opinion substantially in the form of EXHIBIT E hereto from Ray, Quinney & Nebeker, special counsel for the Owner Trustee.
          (xi)    [RESERVED.]

          (xii) The Pass Through Trustee and the Initial Owner Participant shall have received, addressed to the Pass Through Trustee, the Initial Owner Participant, the Owner Trustee, the Guarantor and Lessee, and reasonably satisfactory as to scope and substance to the Pass Through Trustee, the Initial Owner Participant, the Guarantor and Lessee, an opinion substantially in the form of EXHIBIT F hereto from Bingham, Dana & Gould LLP, special counsel for the Indenture Trustee.

          (xiii) The Pass Through Trustee, the Initial Owner Participant and the Indenture Trustee shall have received, addressed to the Pass Through Trustee, the Indenture Trustee, the Initial Owner Participant, the Owner Trustee, the Guarantor and Lessee, and reasonably satisfactory as to scope and substance, to the Pass Through Trustee, the Initial Owner Participant, the Guarantor and Lessee, an opinion substantially in the form of EXHIBIT G-1 hereto from Powell, Goldstein, Frazer & Murphy LLP, special counsel for the Liquidity Provider, and an opinion substantially in the form of EXHIBIT G-2 hereto from in-house counsel for the Liquidity Provider.

          (xiv) No action or proceeding shall have been instituted nor shall governmental action be threatened before any court or governmental agency, nor shall any order, judgment or decree have been issued or proposed to be issued by any court or governmental agency at the time of the Certificate Closing Date to set aside, restrain, enjoin or prevent the completion and consummation of this Agreement or the transactions contemplated hereby.

          (xv) The Initial Owner Participant shall have received (A) a certificate signed by an authorized officer of the Pass Through Trustee, dated the Certificate Closing Date, certifying that the representations and warranties contained herein of the Pass Through Trustee are correct as though made on and as of the Certificate Closing Date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties are correct on and as of such earlier date), (B) an opinion substantially in the form of EXHIBIT H hereto addressed to the Initial Owner Participant, the Guarantor and Lessee of Bingham, Dana & Gould LLP, special counsel for the Pass Through Trustee, and reasonably satisfactory as to scope and substance to the Initial Owner Participant, the Guarantor and Lessee, and (C) such other documents and evidence with respect to the Pass Through Trustee as it may reasonably request in order to establish the due consummation of the transactions contemplated by this Agreement, the taking of all necessary corporate action in connection therewith and compliance with the conditions herein set forth.

          (b) CERTIFICATE CLOSING CONDITIONS PRECEDENT TO THE OBLIGATIONS OF LESSEE AND THE GUARANTOR. It is agreed that the obligations of Lessee and the Guarantor to enter into the transactions to be consummated on the Certificate Closing Date are all subject to the fulfillment to the satisfaction of Lessee and the Guarantor prior to or on the Certificate Closing Date of the following conditions precedent:

          (i) All appropriate action required to have been taken on or prior to the Certificate Closing Date in connection with the transactions contemplated by this Agreement shall have been taken by the Federal Aviation Administration, or any governmental or political agency, subdivision or instrumentality of the United States, and all orders, permits, waivers, exemptions, authorizations and approvals of such entities required to be in effect on the Certificate Closing Date in connection with the transactions contemplated by this Agreement shall have been issued, and all such orders, permits, waivers, exemptions, authorizations and approvals shall be in full force and effect on the Delivery Date.

          (ii) The conditions specified in Sections 4(a)(i) and 4(a)(ii) hereof shall have been satisfied.

          (iii) Those documents described in Section 4(a)(iii) shall have been duly authorized, executed and delivered by the respective party or parties thereto (other than Lessee and the Guarantor) in the manner specified in
     Section 4(a)(iii), shall each be satisfactory in form and substance to Lessee and the Guarantor, shall be in full force and effect on the Certificate Closing Date, and an executed counterpart of each thereof (other than the Secured Certificates) shall have been delivered to Lessee or its special counsel and the Guarantor or its special counsel.

          (iv) Lessee and the Guarantor shall have received (A) each certificate referred to in Section 4(a)(v) (other than the certificate referred to in clause (A) thereof), (B) the certificate referred to in
     Section 4(a)(xv), and (C) such other documents and evidence with respect to the Pass Through Trustee as Lessee or its special counsel and the Guarantor or its special counsel may reasonably request in order to establish the due consummation of the transactions contemplated by this Agreement to be consummated on the Certificate Closing Date, the taking of all corporate proceedings in connection therewith and compliance with the conditions herein set forth.

          (v) Lessee and the Guarantor shall have received the opinions set forth in Sections 4(a)(x), 4(a)(xi), 4(a)(xii), 4(a)(xiii) and 4(a)(xv)(B) in each case addressed to Lessee and the Guarantor and dated the Certificate Closing Date and in each case in scope and substance reasonably satisfactory to Lessee and its special counsel and the Guarantor and its special counsel.

          (vi) No action or proceeding shall have been instituted nor shall governmental action be threatened before any court or governmental agency, nor shall any order, judgment or decree have been issued or proposed to be issued by any court or governmental agency at the time of the Certificate Closing Date to set aside, restrain, enjoin or prevent the completion and consummation of this Agreement or the transactions contemplated hereby.

          (vii) No change shall have occurred after the date of the execution and delivery of this Agreement in applicable law or regulations or guidelines or interpretations by appropriate regulatory authorities which would make it a violation of law or regulations or guidelines for Lessee or the Guarantor to enter into any transaction contemplated by the Certificate Closing Documents.

          (viii) In the opinion of Lessee and its special counsel, there shall have been, since the date hereof, no amendment, modification, addition or change in or to the Internal Revenue Code of 1986, as amended through the date hereof, the regulations promulgated under the Code (including temporary regulations), Internal Revenue Service Revenue Procedures or Revenue Rulings, or other administrative interpretations, applicable judicial precedents or Executive Orders of the President of the United States which might give rise to an indemnity obligation of Lessee under any of the Operative Documents.

          SECTION 5. DELIVERY DATE CLOSING CONDITIONS. (a) CONDITIONS PRECEDENT TO THE DELIVERY DATE CLOSING. It is agreed that the obligations of each of the Pass Through Trustee, the Owner Trustee, the Owner Participant, the Indenture Trustee, and the Subordination Agent to enter into the transactions to be consummated on the Delivery Date are subject to the satisfaction (or waiver by such party) prior to or on the Delivery Date of the following conditions precedent, except that paragraphs (iii), (v)(5) and (15), (xxi), (xxii) and
(xxiv) shall not be a condition precedent to the obligations of the Pass Through Trustee, and paragraphs (iv), (vii) (insofar as it relates to the Owner Participant) and (xiv) shall not be a condition precedent to the obligation of the Owner Participant:

          (i) The Pass Through Trustee and the Owner Participant shall have received due notice with respect to such participation pursuant to Section 2 hereof (or shall have waived such notice either in writing or as provided in Section 2).

          (ii) No change shall have occurred after the date of the execution and delivery of this Agreement in applicable law or regulations or guidelines or interpretations thereof by appropriate regulatory authorities which would make it a violation of law or regulations or guidelines for the Pass Through Trustee or the Owner Participant to make its Commitment available in accordance with Section 1 hereof.

          (iii) In the case of the Owner Participant, the Indenture Trustee shall have released the Debt Portion or such lesser amount as may be held in the Collateral Account together with amounts payable by Lessee pursuant to Section 18 hereof.

          (iv) In the case of the Pass Through Trustees, the Owner Participant shall have made available the amount of its Commitment for the Aircraft in accordance with Section 1 hereof.

          (v) The following documents shall have been duly authorized, executed and delivered by the respective party or parties thereto, shall each be satisfactory in form and substance to the Pass Through Trustee and the Owner Participant and shall be in full force and effect and executed counterparts shall have been delivered to the Pass Through Trustee and the Owner Participant, or their respective counsel, PROVIDED that an excerpted copy of the Purchase Agreement shall only be delivered to and retained by the Owner Trustee (but the Indenture Trustee shall also retain an excerpted copy of the Purchase Agreement which may be inspected by the Owner Participant and its counsel prior to the Delivery Date and subsequent to the Delivery Date may be inspected and reviewed by the Indenture Trustee if and only if there shall occur and be continuing an Event of Default) and PROVIDED, FURTHER, that the chattel paper counterpart of the Lease and the Lease Supplement covering the Aircraft dated the Delivery Date shall be delivered to the Indenture Trustee, and the Tax Indemnity Agreement and the Residual Agreement need only be satisfactory to the Owner Participant and Lessee and shall only be delivered to Lessee and the Owner Participant and their respective counsel:

                  (1) this Agreement, as amended and restated as of the Delivery Date;

                  (2)    the Purchase Agreement Assignment;

                  (3)    the Lease;

                  (4) a Lease Supplement covering the Aircraft dated the Delivery Date;

                  (5) the Tax Indemnity Agreement (unless delivered on the Transfer Date);

                  (6) the Trust Agreement, as amended and restated as of the Delivery Date;

                  (7) a Trust Supplement covering the Aircraft dated the Delivery Date;

                  (8)    the Bill of Sale;

                  (9)    the FAA Bill of Sale;

                  (10) an acceptance certificate covering the Aircraft in the form agreed to by the Owner Participant and Lessee (herein called the "ACCEPTANCE CERTIFICATE") duly completed and executed by the Owner Trustee or its agent, which may be a representative of Lessee, and by such representative on behalf of Lessee;

                  (11) the Trust Indenture, as amended and restated as of the Delivery Date;

                  (12)   the Consent and Agreement;

                  (13) the Guarantee, as amended and restated as of the Delivery Date;

                  (14)   the Residual Agreement; and

                  (15) an excerpted copy of the Purchase Agreement (insofar as it relates to the Aircraft);

     unless, in the case of each of the documents listed in clauses (1) and (3) above, such documents shall have been amended and restated as of and delivered on the Transfer Date. All of the foregoing documents, together with this Agreement, are sometimes referred to herein, collectively, as the "DELIVERY DOCUMENTS" and, individually, as a "DELIVERY DOCUMENT".

          In addition, the Owner Participant shall have received executed counterparts or conformed copies of the following documents:

                  (1)    each of the Pass Through Trust Agreements;

                  (2)    the Intercreditor Agreement; and

                  (3) the Liquidity Facility for each of the Class A, Class B and Class C Trusts.

          (vi) Uniform Commercial Code financing statements (A) to amend and restate each financing statement referred to in Section 4(a)(iv) hereof and
     (B) covering all the security interests created by or pursuant to the Granting Clause of the Trust Indenture that are not covered by the recording system established by the Federal Aviation Act, shall have been executed and delivered by the Owner Trustee, and such financing statements shall have been duly filed in all places necessary or advisable, and any additional Uniform Commercial Code financing statements deemed advisable by the Owner Participant or the Pass Through Trustee shall have been executed and delivered by Lessee or the Owner Trustee and duly filed.

          (vii) The Pass Through Trustee (to the extent not received on the Certificate Closing Date) and the Owner Participant shall have received the following:

                  (A)(1) an incumbency certificate of Lessee and the Guarantor (as the case may be) as to the person or persons authorized to execute and deliver this

          Agreement, the Lease, the Lease Supplement covering the Aircraft, the Bill of Sale, the FAA Bill of Sale, the Purchase Agreement Assignment, the Tax Indemnity Agreement, the Pass Through Trust Agreements, the Guarantee and any other documents to be executed on behalf of Lessee or the Guarantor (as the case may be) in connection with the transactions contemplated hereby on the Delivery Date and the signatures of such person or persons;

                  (2) a copy of the resolutions of the board of directors of Lessee and the Guarantor or the executive committee thereof, certified by the Secretary or an Assistant Secretary of Lessee and the Guarantor (as the case may be), duly authorizing the transactions contemplated hereby to be consummated on the Certificate Closing Date and the execution and delivery of each of the documents required to be executed and delivered on behalf of Lessee or the Guarantor (as the case may be) in connection with the transactions contemplated hereby to be consummated on the Delivery Date;

                  (3) a copy of the certificate of incorporation of Lessee and the Guarantor, certified by the Secretary of State of the State of Minnesota in the case of Lessee and certified by the Secretary of State of the State of Delaware in the case of the Guarantor, a copy of the by-laws of Lessee and the Guarantor, certified by the Secretary or Assistant Secretary of Lessee and the Guarantor (as the case may be), and a certificate or other evidence from the Secretary of State of the State of Minnesota in the case of Lessee and from the Secretary of State of the State of Delaware in the case of the Guarantor, dated as of a date reasonably near the Delivery Date, as to the due incorporation and good standing of Lessee or the Guarantor (as the case may be) in such state; and

                  (4) each of the documents referred to in Section 4(a)(iii) to which Lessee or the Guarantor is a party shall be in full force and effect, and there shall not have occurred any default thereunder, or any event which, with the lapse of time or the giving of notice or both, would be a default thereunder.

                  (B)(1) an incumbency certificate of the Indenture Trustee as to the person or persons authorized to execute and deliver this Agreement, the Trust Indenture, the Pass Through Trust Agreements and any other documents to be executed on behalf of the Indenture Trustee in connection with the transactions contemplated hereby on the Delivery Date and the signatures of such person or persons;

                  (2) a copy of the resolutions of the board of directors of the Indenture Trustee, certified by the Secretary or an Assistant Secretary of the Indenture Trustee, duly authorizing the transactions contemplated hereby and the execution and delivery of each of the documents required to be executed and delivered on behalf of the Indenture Trustee in connection with the transactions contemplated hereby to be consummated on the Delivery Date;

                  (3) a copy of the articles of association and by-laws of the Indenture Trustee, each certified by the Secretary or an Assistant Secretary of the Indenture Trustee;

                  (4) a certificate signed by an authorized officer of the Indenture Trustee, dated the Delivery Date, certifying that the representations and warranties contained herein of the Indenture Trustee are correct as though made on and as of the Delivery Date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties are correct on and as of such earlier date); and

                  (5) each of the documents referred to in Section 4(a)(iii) to which Indenture Trustee is a party shall be in full force and effect, and there shall not have occurred any default thereunder, or any event which, with the lapse of time or the giving of notice or both, would be a default thereunder.

                  (C)(1) an incumbency certificate of the Owner Trustee as to the person or persons authorized to execute and deliver this Agreement, the Lease, the Lease Supplement covering the Aircraft, the Trust Agreement, the Trust Indenture, the Residual Agreement, the Purchase Agreement Assignment and any other documents to be executed on behalf of the Owner Trustee in connection with the transactions contemplated hereby on the Delivery Date and the signatures of such person or persons;

                  (2) a copy of the resolutions of the board of directors of the Owner Trustee, certified by the Secretary or an Assistant Secretary of the Owner Trustee, duly authorizing the transactions contemplated hereby and the execution and delivery of each of the documents required to be executed and delivered on behalf of the Owner Trustee in connection with the transactions contemplated hereby to be consummated on the Delivery Date;

                  (3) a copy of the articles of association and by-laws of the Owner Trustee, each certified by the Secretary or an Assistant Secretary of the Owner Trustee;

                  (4) a certificate signed by an authorized officer of the Owner Trustee, dated the Delivery Date, certifying that the representations and warranties contained herein of the Owner Trustee (in its individual capacity and as trustee) are correct as though made on and as of the Delivery Date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties are correct on and as of such earlier date); and

                  (5) each of the documents referred to in Section 4(a)(iii) to which Owner Trustee is a party shall be in full force and effect, and there shall not have occurred any default thereunder, or any event which, with the lapse of time or the giving of notice or both, would be a default thereunder.

                  (D)(1) an incumbency certificate of the Owner Participant as to the person or persons authorized to execute and deliver this Agreement, the Tax Indemnity Agreement, the Trust Agreement and any other documents to be executed on behalf of the Owner Participant in connection with the transactions contemplated hereby and the signatures of such person or persons;

                  (2) a copy of the resolutions of the board of directors of the Owner Participant, certified by the Secretary or an Assistant Secretary of the Owner Participant, duly authorizing the transactions contemplated hereby and the execution and delivery of each of the documents required to be executed and delivered on behalf of the Owner Participant in connection with the transactions contemplated hereby;

                  (3) a copy of the articles of association and by-laws of the Owner Participant, each certified by the Secretary or an Assistant Secretary of the Owner Participant; and

                  (4) a certificate signed by an authorized officer of the Owner Participant, dated the Delivery Date, certifying that the representations and warranties contained herein of the Owner Participant are correct as though made on and as of the Delivery Date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties are correct on and as of such earlier date).

          (viii) All appropriate action required to have been taken prior to the Delivery Date in connection with the transactions contemplated by this Agreement shall have been taken by the Federal Aviation Administration, or any governmental or political agency, subdivision or instrumentality of the United States, and all orders, permits, waivers, authorizations, exemptions and approvals of such entities required to be in effect on the Delivery Date in connection with the transactions contemplated by this Agreement shall have been issued, and all such orders, permits, waivers, authorizations, exemptions and approvals shall be in full force and effect on the Delivery Date.

          (ix) On the Delivery Date the Pass Through Trustee and the Owner Participant shall have received a certificate signed by an authorized officer of Lessee (and with respect to the matters set forth in clauses (4) and (5) below, the Guarantor) to the effect that:

                  (1) the Aircraft has been duly certified by the Federal Aviation Administration as to type and has a current certificate of airworthiness;

                  (2) the FAA Bill of Sale, the Lease, the Lease Supplement, the Trust Indenture (as amended and restated) and the Trust Supplement covering the Aircraft shall have been duly filed for recordation (or shall be in the process of being so duly filed for recordation) with the Federal Aviation Administration, and the Trust Agreement (as amended and restated) shall have been filed (or shall be in the process of being so filed) with the Federal Aviation Administration;

                  (3) application for registration of the Aircraft in the name of the Owner Trustee has been duly made with the Federal Aviation Administration;

                  (4) the representations and warranties contained herein of Lessee and the Guarantor are correct as though made on and as of the Delivery Date, except to the extent that such representations and warranties (other than those contained in clause (F) of Section 7(a)(iv)) relate solely to an earlier date (in which case such representations and warranties were correct on and as of such earlier date); and

                  (5) there has been no material adverse change in the financial condition of the Guarantor and its subsidiaries, taken as a whole, since December 31, 1996.

          (x)     [Intentionally Omitted.]

          (xi) The Pass Through Trustee and the Owner Participant shall have received, addressed to the Pass Through Trustee, the Indenture Trustee, the Owner Participant and the Owner Trustee, and reasonably satisfactory as to scope and substance to the Pass Through Trustee and the Owner Participant, an opinion substantially in the form of EXHIBIT I-1 hereto from Simpson Thacher & Bartlett, special counsel for Lessee and the Guarantor, an opinion substantially in the form of EXHIBIT I-2 hereto from Cadwalader, Wickersham & Taft, special counsel for Lessee and the Guarantor, and an opinion substantially in the form of EXHIBIT I-3 hereto from Lessee's legal department.

          (xii) The Pass Through Trustee and the Owner Participant shall have received, addressed to the Pass Through Trustee, the Indenture Trustee, the Owner Participant, the Owner Trustee, the Guarantor and Lessee and reasonably satisfactory as to scope and substance to the Pass Through Trustee, the Owner Participant, the Guarantor and Lessee, an opinion substantially in the form of EXHIBIT J-1 hereto from Vedder, Price, Kaufman & Kammholz, special counsel to the Manufacturer, and an opinion substantially in the form of EXHIBIT J-2 hereto from the Manufacturer's in-house counsel, in each case with respect to the Manufacturer Documents.

          (xiii) The Pass Through Trustee and the Owner Participant shall have received, addressed to the Pass Through Trustee, the Indenture Trustee, the Owner Participant, the Owner Trustee, the Guarantor and Lessee, and reasonably satisfactory as to scope and substance to the Pass Through Trustee, the Owner Participant, the Guarantor and Lessee, an opinion substantially in the form of EXHIBIT K hereto from Ray, Quinney & Nebeker, special counsel for the Owner Trustee.

          (xiv) The Pass Through Trustee shall have received, addressed to the Pass Through Trustee, the Indenture Trustee, the Owner Trustee, the Guarantor and Lessee, and reasonably satisfactory as to scope and substance to the Pass Through Trustee, the Guarantor and Lessee, an opinion substantially in the form of EXHIBIT L-1 hereto from special counsel for the Owner Participant, and an opinion substantially in the form of EXHIBIT L-2 hereto from the Owner Participant's in-house counsel.

          (xv) The Pass Through Trustee and the Owner Participant shall have received, addressed to the Pass Through Trustee, the Indenture Trustee, the Owner Participant, the Owner Trustee, the Guarantor and Lessee, and reasonably satisfactory as to scope and substance to the Pass Through Trustee, the Owner Participant, the Guarantor and Lessee, an opinion substantially in the form of EXHIBIT M hereto from Crowe & Dunlevy, P.C.

          (xvi) The Pass Through Trustee and the Owner Participant shall have received, addressed to the Pass Through Trustee, the Owner Participant, the Owner Trustee, the

     Guarantor and Lessee, and reasonably satisfactory as to scope and substance to the Pass Through Trustee, the Owner Participant, the Guarantor and Lessee, an opinion substantially in the form of EXHIBIT N hereto from Bingham, Dana & Gould LLP, special counsel for the Indenture Trustee.

          (xvii) The Pass Through Trustee and the Owner Participant shall have received, addressed to the Pass Through Trustee, the Indenture Trustee, the Owner Participant, the Owner Trustee, the Guarantor and Lessee, and reasonably satisfactory as to scope and substance, to the Pass Through Trustee, the Owner Participant, the Guarantor and Lessee, an opinion substantially in the form of EXHIBIT O-1 hereto from Powell, Goldstein, Frazer & Murphy LLP, special counsel for the Liquidity Provider, and an opinion substantially in the form of EXHIBIT O-2 hereto from in-house counsel for the Liquidity Provider.

          (xviii) The Pass Through Trustee and Owner Participant shall have received an independent insurance broker's report, in form and substance satisfactory to the Pass Through Trustee and the Owner Participant, as to the due compliance with the terms of Section 11 of the Lease relating to insurance with respect to the Aircraft.

          (xix) Lessor's Cost for the Aircraft shall be not less than $21,000,000 nor more than $22,000,000.

          (xx) No action or proceeding shall have been instituted nor shall governmental action be threatened before any court or governmental agency, nor shall any order, judgment or decree have been issued or proposed to be issued by any court or governmental agency at the time of the Delivery Date to set aside, restrain, enjoin or prevent the completion and consummation of this Agreement or the transactions contemplated hereby.

          (xxi) The Owner Participant shall have received from its special tax counsel a favorable opinion, in form and substance satisfactory to the Owner Participant, with respect to certain Federal income tax aspects of the transaction contemplated by the Operative Documents.

          (xxii) In the opinion of the Owner Participant and its special tax counsel, there shall have been, since the date of execution and delivery of the Tax Indemnity Agreement, no amendment, modification, addition, or change in or to the provisions of the Internal Revenue Code of 1986, as amended through the date hereof, and the regulations promulgated under the Code (including temporary regulations), Internal Revenue Service Revenue Procedures or Revenue Rulings, or other administrative interpretations, applicable judicial precedents or Executive Orders of the President of the United States, all as in effect on the date of execution and delivery of the Tax Indemnity Agreement, the effect of which might preclude the Owner Participant from obtaining any of the income tax benefits and consequences assumed to be available to the Owner Participant as set forth in Section 2 of the Tax Indemnity Agreement.

          (xxiii) The Pass Through Trustee and the Owner Participant shall have received a favorable opinion substantially in the form of EXHIBIT P hereto addressed to the Pass Through Trustee and the Owner Participant, and reasonably satisfactory as to scope and substance to the Pass Through Trustee and the Owner Participant, from Cadwalader, Wickersham & Taft, special counsel for the Lessee, which opinion shall state (with customary assumptions and qualifications) that the Owner Trustee, as lessor under the Lease, and the Indenture Trustee, as assignee of the Owner Trustee's rights under the Lease pursuant to the Trust Indenture, would be entitled to the benefits of 11 U.S.C. Section 1110 with respect to the Aircraft.

          (xxiv) The Owner Participant shall have received (A) a certificate signed by an authorized officer of the Pass Through Trustee, dated the Delivery Date, certifying that the representations and warranties contained herein of the Pass Through Trustee are correct as though made on and as of the Delivery Date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties are correct on and as of such earlier date),
     (B) an opinion substantially in the form of EXHIBIT Q hereto addressed to the Owner Participant, the Guarantor and Lessee of Bingham, Dana & Gould LLP, special counsel for the Pass Through Trustee, and reasonably satisfactory as to scope and substance to the Owner Participant, the Guarantor and Lessee, and (C) such other documents and evidence with respect to the Pass Through Trustee as it may reasonably request in order to establish the due consummation of the transactions contemplated by this Agreement, the taking of all necessary corporate action in connection therewith and compliance with the conditions herein set forth.

          (xxv) No Indenture Event of Default or Indenture Default shall have occurred and be continuing.

          (xxvi) On the Delivery Date, or if earlier, the Transfer Date, in connection with the amendments contemplated by Section 1(c)(i) hereof, Lessee shall have delivered a certificate to the Pass Through Trustee and the Liquidity Provider signed by a duly authorized officer of Lessee stating that (i) the Certificate Closing Documents which are amended and restated as of the Delivery Date or the Transfer Date, as the case may be, and the Lease to be entered into on the Delivery Date do not vary the Mandatory Economic Terms and contain the Mandatory Document Terms and (ii) any substantive modification of such documents from those in effect on the Certificate Closing Date and any change in the Lease from the form set forth on EXHIBIT C hereto does not materially and adversely affect the Holders of Pass Through Certificates and each Liquidity Provider and such certification shall be true and correct.

          Promptly upon the registration of the Aircraft and the recording of the Trust Indenture, the Lease, the Lease Supplement covering the Aircraft and the Trust Supplement covering the Aircraft pursuant to the Federal Aviation Act, Lessee will cause Crowe & Dunlevy, P.C., special counsel in Oklahoma City, Oklahoma, to deliver to the Pass Through Trustee, the Indenture Trustee, the Owner Participant, the Owner Trustee and Lessee an opinion as to the due and valid registration of the Aircraft in the name of the Owner Trustee, the due recording of the

FAA Bill of Sale, the Trust Indenture, such Lease Supplement, such Trust Supplement and the Lease and the filing of the Trust Agreement and the lack of filing of any intervening documents with respect to the Aircraft.

          (b) CONDITIONS PRECEDENT TO THE OBLIGATIONS OF LESSEE AND THE GUARANTOR. It is agreed that the obligations of Lessee to sell the Aircraft to the Owner Trustee and to accept delivery of the Aircraft under the Lease, and the obligations of Lessee and the Guarantor to enter into the other Operative Documents on the Delivery Date, are all subject to the fulfillment to the satisfaction of Lessee and the Guarantor prior to or on the Delivery Date of the following conditions precedent:

          (i) All appropriate action required to have been taken on or prior to the Delivery Date in connection with the transactions contemplated by this Agreement shall have been taken by the Federal Aviation Administration, or any governmental or political agency, subdivision or instrumentality of the United States, and all orders, permits, waivers, exemptions, authorizations and approvals of such entities required to be in effect on the Delivery Date in connection with the transactions contemplated by this Agreement shall have been issued, and all such orders, permits, waivers, exemptions, authorizations and approvals shall be in full force and effect on the Delivery Date.

          (ii) The conditions specified in Sections 5(a)(ii), 5(a)(iii) and 5(a)(iv) hereof shall have been satisfied.

          (iii) Those documents described in Section 5(a)(v) shall have been duly authorized, executed and delivered by the respective party or parties thereto (other than Lessee and the Guarantor) in the manner specified in
     Section 5(a)(v), shall each be satisfactory in form and substance to Lessee and the Guarantor, shall be in full force and effect on the Delivery Date, and an executed counterpart of each thereof shall have been delivered to Lessee or its special counsel and the Guarantor or its special counsel.

          (iv) Lessee and the Guarantor shall have received (A) each certificate referred to in Section 5(a)(vii) (other than the certificate referred to in clause (A) thereof), (B) the certificate referred to in
     Section 5(a)(xxiv)(A), and (C) such other documents and evidence with respect to the Pass Through Trustee as Lessee or its special counsel and the Guarantor or its special counsel may reasonably request in order to establish the due consummation of the transactions contemplated by this Agreement, the taking of all corporate proceedings in connection therewith and compliance with the conditions herein set forth.

          (v) Lessee and the Guarantor shall have received the opinions set forth in Sections 5(a)(xii), 5(a)(xiii), 5(a)(xiv), 5(a)(xv), 5(a)(xvi), 5(a)(xvii) and 5(a)(xxiv)(B) in each case addressed to Lessee and the Guarantor and dated the Delivery Date and in each case in scope and substance reasonably satisfactory to Lessee and its special counsel and the Guarantor and its special counsel.

          (vi) No action or proceeding shall have been instituted nor shall governmental action be threatened before any court or governmental agency, nor shall any order, judgment or decree have been issued or proposed to be issued by any court or governmental agency at the time of the Delivery Date to set aside, restrain, enjoin or prevent the completion and consummation of this Agreement or the transactions contemplated hereby.

          (vii) No change shall have occurred after the date of the execution and delivery of this Agreement in applicable law or regulations or guidelines or interpretations by appropriate regulatory authorities which would make it a violation of law or regulations or guidelines for Lessee or the Guarantor to enter into any transaction contemplated by the Operative Documents.

          (viii) In the opinion of Lessee and its special counsel, there shall have been, since the date hereof, no amendment, modification, addition or change in or to the Internal Revenue Code of 1986, as amended through the date hereof, the regulations promulgated under the Code (including temporary regulations), Internal Revenue Service Revenue Procedures or Revenue Rulings, or other administrative interpretations, applicable judicial precedents or Executive Orders of the President of the United States which might give rise to an indemnity obligation of Lessee under any of the Operative Documents.

          (ix)    Lessee shall have been paid Lessor's Cost for the Aircraft.

          SECTION 6. EXTENT OF INTEREST OF CERTIFICATE HOLDERS. No Certificate Holder shall have any further interest in, or other right with respect to, the mortgage and security interests created by the Trust Indenture when and if the principal of and interest on all Secured Certificates held by such holder and all other sums payable to such holder hereunder, under the Trust Indenture and under such Secured Certificates shall have been paid in full.
Each Pass Through Trustee and, by its acceptance of a Secured Certificate, each Certificate Holder agrees that it will look solely to the income and proceeds from the Trust Indenture Estate to the extent available for distribution to such Certificate Holder as provided in Article III of the Trust Indenture and that neither the Owner Participant nor the Owner Trustee shall be personally liable to the Pass Through Trustees or any Certificate Holder for any amounts payable under the Secured Certificates, the Trust Indenture or hereunder, except as expressly provided in the Operative Documents.

          SECTION 7. REPRESENTATIONS AND WARRANTIES OF LESSEE AND THE GUARANTOR; INDEMNITIES. (a) REPRESENTATIONS AND WARRANTIES. Lessee and the Guarantor represent and warrant to the Pass Through Trustee, the Owner Trustee, the Indenture Trustee, the Liquidity Provider, the Subordination Agent and the Owner Participant that as of the Certificate Closing Date and as of the Delivery
Date:

          (i) each of Lessee and the Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, has the corporate power and authority to own or hold under lease its properties, has, or had or will have on the respective dates of execution thereof, the corporate power and authority to enter into and perform its obligations under (i) in the case of Lessee, the Lessee Documents, the Pass Through Trust Agreements, the Underwriting Agreement and the other Operative Documents to which it is a party and (ii) in the case of the Guarantor, this Agreement, the Pass Through Trust Agreements, the Underwriting Agreement and the other Operative Documents to which it is a party, and is duly qualified to do business as a foreign corporation in each state in which its operations or the nature of its business requires other than failures to so qualify which would not have a material adverse effect on the condition (financial or otherwise), consolidated business or properties of it and its subsidiaries considered as one enterprise;

          (ii) Lessee is a Certificated Air Carrier, and its chief executive office (as such term is used in Article 9 of the Uniform Commercial Code in effect in the State of Minnesota) is located at Eagan, Minnesota;

          (iii) the execution and delivery by Lessee or the Guarantor (as the case may be) of the Lessee Documents, the Pass Through Trust Agreements, the Underwriting Agreement and each other Operative Document to which Lessee or the Guarantor (as the case may be) is a party, to the extent entered into on or prior to the date this representation is made, and the performance of the obligations of Lessee or the Guarantor (as the case may be) under the Lessee Documents, the Pass Through Trust Agreements, the Underwriting Agreement and each other Operative Document to which Lessee or the Guarantor (as the case may be) is a party, to the extent entered into on or prior to the date this representation is made, have been duly authorized by all necessary corporate action on the part of Lessee or the Guarantor, do not require any stockholder approval, or approval or consent of any trustee or holder of any material indebtedness or material obligations of Lessee or the Guarantor, except such as have been duly obtained and are in full force and effect, and do not contravene any law, governmental rule, regulation or order binding on Lessee or the Guarantor (as the case may be) or the certificate of incorporation or by-laws of Lessee or the Guarantor (as the case may be), or contravene the provisions of, or constitute a default under, or result in the creation of any Lien (other than Permitted Liens) upon the property of Lessee or the Guarantor (as the case may be) under, any indenture, mortgage, contract or other agreement to which Lessee or the Guarantor (as the case may be) is a party or by which it may be bound or affected which contravention, default or Lien, individually or in the aggregate, would be reasonably likely to have a material adverse effect on the condition (financial or otherwise), business or properties of the Guarantor and its subsidiaries considered as one enterprise;

          (iv) neither the execution and delivery by Lessee or the Guarantor (as the case may be) of the Lessee Documents, the Pass Through Trust Agreements, the Underwriting Agreement or any other Operative Document to which Lessee or the Guarantor (as the case may be) is a party, to the extent entered into on or prior to the date this representation is made, nor the performance of the obligations of Lessee or the Guarantor (as the case may be) under the Lessee Documents, the Pass Through Trust Agreements, the Underwriting Agreement or the other Operative Documents to which Lessee or the Guarantor (as the case may be) is a party, to the extent entered into on or prior to the date this representation is made, requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, the Department of Transportation, the FAA, or any other federal, state or foreign governmental authority having jurisdiction over Lessee or the Guarantor, other than (A) the registration of the Certificates under the Securities Act of 1933, as amended, and under the securities laws of any state in which the Certificates may be offered for sale if the laws of such state require such action, (B) the qualification of the Pass Through Trust Agreements under the Trust Indenture Act of 1939, as amended, pursuant to an order of the Securities and Exchange Commission,
     (C) the orders, permits, waivers, exemptions, authorizations and approvals of the regulatory authorities having jurisdiction over the operation of the Aircraft by Lessee or any Sublessee required to be obtained on or prior to the Delivery Date, which orders, permits, waivers, exemptions, authorizations and approvals have been duly obtained and are, or on the Delivery Date will be, in full force and effect (other than a flying time wire, all steps to obtain the issuance of which will have been, on the Delivery Date, taken or caused to be taken by Lessee), (D) on or prior to the Delivery Date, the registration of the Aircraft referred to in Section 5(a)(ix)(3), (E) on or prior to the Delivery Date, the registrations and filings referred to in Section 7(a)(vi), and (F) authorizations, consents, approvals, actions, notices and filings required to be obtained, taken, given or made either only after the date hereof or the failure of which to obtain, take, give or make would not be reasonably likely to have a material adverse effect on the condition (financial or otherwise), business or properties of the Guarantor and its subsidiaries considered as one enterprise;

          (v) this Agreement, each of the other Lessee Documents, the Pass Through Trust Agreements and the Guarantee, to the extent entered into on or prior to the date this representation is made, constitute the legal, valid and binding obligations of Lessee or the Guarantor (as the case may be) enforceable against Lessee or the Guarantor (as the case may be) in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the rights of creditors or lessors generally and by general principles of equity, whether considered in a proceeding at law or in equity, and except, in the case of the Lease (when entered into), as limited by applicable laws which may affect the remedies provided in the Lease, which laws, however, do not make the remedies provided in the Lease inadequate for practical realization of the benefits intended to be afforded thereby;

          (vi) as of the Delivery Date, except for (A) the filing for recording pursuant to the Federal Aviation Act of the termination of any Mortgage and any Predecessor Lease, (B) the registration of the Aircraft pursuant to the Federal Aviation Act, (C) the filing of the Trust Agreement with the FAA, (D) the filing for recording pursuant to the Federal Aviation Act of the Lease with the Lease Supplement covering the Aircraft, the Trust Indenture and the Trust Supplement attached thereto and made a part thereof, the Trust Indenture with the Trust Supplement attached thereto and made a part thereof and the FAA Bill of Sale, (E) the filing of financing statements (and continuation statements at periodic intervals) with respect to the security interests created by such documents under the Uniform Commercial Code of Minnesota and Utah and such other states as may be specified in the opinion furnished pursuant to Section 5(a)(xi) hereof and the filing of a UCC-3 termination statement relating to the financing statement filed in connection with the Mortgage, and (F) the taking of possession by the Indenture Trustee of the original chattel paper counterpart of each of the Lease and the Lease Supplement covering the Aircraft, no further filing or recording of any document (including any financing statement in respect thereof under Article 9 of the Uniform Commercial Code of any applicable jurisdiction) is necessary under the laws of the United States of America or any State thereof in order to perfect the Owner Trustee's interest in the Aircraft as against Lessee and any third parties, or to perfect the security interest in favor of the Indenture Trustee in the Owner Trustee's interest in the Aircraft (with respect to such portion of the Aircraft as is covered by the recording system established by the FAA pursuant to 49 U.S.C. Section 44107) and in the Lease in any applicable jurisdiction in the United States;

          (vii) neither Lessee, the Guarantor nor any of their affiliates has directly or indirectly offered the Certificates for sale to any Person other than in a manner permitted by the Securities Act of 1933, as amended, and by the rules and regulations thereunder;

          (viii) neither Lessee nor the Guarantor is an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

          (ix) as of the Delivery Date, no event has occurred and is continuing which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time lapse or both;

          (x) as of the Delivery Date, no event has occurred and is continuing which constitutes an Event of Loss or would constitute an Event of Loss with the lapse of time;

          (xi) as of the Delivery Date, Lessee is solvent and will not be rendered insolvent by the sale of the Aircraft; after the sale of the Aircraft the capital of Lessee will not be unreasonably small for the conduct of the business in which Lessee is engaged or is about to engage; Lessee has no intention or belief that it is about to incur debts beyond its ability to pay as they mature; and Lessee's sale of the Aircraft is made without any intent to hinder, delay or defraud either present or future creditors;

          (xii) none of the proceeds from the issuance of the Secured Certificates or from the acquisition by the Owner Participant of its beneficial interest in the Trust Estate will be used directly or indirectly by Lessee to purchase or carry any "margin security" as such term is defined in Regulation G of the Board of Governors of the Federal Reserve System; and

          (xiii) On the Delivery Date, all sales or use tax then due and for which Lessee is responsible pursuant to Section 7(b)(i) hereof shall have been paid, other than such taxes which are being contested by Lessee in good faith and by appropriate proceedings so long as such proceedings do not involve any material risk of the sale, forfeiture or loss of the Aircraft.

          (b)     GENERAL TAX INDEMNITY.  [Intentionally Omitted].

          (c)     GENERAL INDEMNITY.  [Intentionally Omitted].

          (d)     INCOME TAX.  [Intentionally Omitted].

          SECTION 8.     REPRESENTATIONS, WARRANTIES AND COVENANTS.

          (a)     [Intentionally Omitted.]

          (b)     [Intentionally Omitted.]

          (c) First Security Bank, National Association, in its individual capacity, represents and warrants to the other parties to this Agreement that it is, and on the Delivery Date will be, a Citizen of the United States without making use of any voting trust, voting powers agreement or similar arrangement. First Security Bank, National Association, in its individual capacity, agrees that if at any time an officer or responsible employee of the Corporate Trust Department of First Security Bank, National Association, shall obtain actual knowledge that First Security Bank, National Association, has ceased to be a Citizen of the United States without making use of a voting trust, voting powers agreement or similar arrangement, it will promptly resign as Owner Trustee (if and so long as such citizenship is necessary under the Federal Aviation Act as in effect at such time or, if it is not necessary, if and so long as the Owner Trustee's citizenship would have any material adverse effect on the Loan Participants, Lessee or the Owner Participant), effective upon the appointment of a successor Owner Trustee in accordance with Section 9.01 of the Trust Agreement. If First Security Bank, National Association, in its individual capacity, does not comply with the requirements of this Section 8(c) or if the Owner Participant shall not be a Citizen of the United States, the Owner Trustee, the Indenture Trustee and the Participants hereby agree that an Event of Default (or an event which would constitute an Event of Default but for lapse of time or the giving of notice or both) shall not have occurred and be continuing under the Lease due to non-compliance by Lessee with the registration requirements in the Lease.

          (d) First Security Bank, National Association, in its individual capacity, represents and warrants that both the principal place of business of the Owner Trustee and the place where its records concerning the Aircraft and all of its interest in, to and under the Operative Documents to which it is a party are kept is Salt Lake City, Utah. First Security Bank, National Association, in its individual capacity, agrees that it will not change the location of such office to a location outside of Salt Lake City, Utah, without prior written notice to all parties. First Security Bank, National Association, in its individual capacity, further represents and warrants that (A) on the Delivery Date the Owner Trustee shall have received whatever title to the Aircraft as was conveyed to it by Lessee, and (B) the Trust Agreement, and, assuming due authorization, execution and delivery of the Trust Agreement by the Owner Participant, the other Owner Trustee Documents, when executed and delivered, shall have been duly executed and delivered by one of its officers who is duly authorized to execute and deliver such instruments on behalf of the
Owner Trustee.   First Security Bank, National Association, in its individual capacity, represents that it has not offered any interest in the Trust Estate or any Secured

Certificates or any similar securities for sale to, or solicited any offer to acquire the same from, anyone, and that no officer or responsible employee of the Corporate Trust Department of First Security Bank, National Association, has knowledge of any such offer or solicitation by anyone other than Lessee.

          (e) Each Loan Participant represents and warrants that neither it nor anyone acting in its behalf has offered any Secured Certificates for sale to, or solicited any offer to buy any Secured Certificate from, any person or entity other than in a manner in compliance with, and which does not require registration under, the Securities Act of 1933, as amended, or the rules and regulations thereunder.

          (f) The Owner Participant and the Indenture Trustee agree that, at any time after the Depreciation Period, Lessee may elect to effect a change in registration of the Aircraft, at Lessee's cost and expense, so long as (a) the country of registry of the Aircraft is a country listed on EXHIBIT A hereto (or such other country as the Owner Trustee approves) and (b) the following conditions are met: (i) unless the country of registry is Taiwan, the United States maintains normal diplomatic relations with the country of registry of the Aircraft, and if the country of registry is Taiwan, the United States maintains diplomatic relations at least as good as those in effect on the Delivery Date; and (ii) the Owner Trustee and the Indenture Trustee shall have received favorable opinions (subject to customary exceptions) addressed to each such party, from counsel of recognized reputation qualified in the laws of the relevant jurisdiction to the effect that:

          (A) the Owner Trustee's ownership interest in the Aircraft shall be recognized under the laws of such jurisdiction, (B) the obligations of Lessee, and the rights and remedies of the Owner Trustee, under the Lease shall remain valid, binding and (subject to customary bankruptcy and equitable remedies exceptions and to other exceptions customary in foreign opinions generally) enforceable under the laws of such jurisdiction (or the laws of the jurisdiction to which the laws of such jurisdiction would refer as the applicable governing law), (C) after giving effect to such change in registration, the Lien of the Trust Indenture on the Owner Trustee's right, title and interest in and to the Aircraft and the Lease shall continue as a valid and duly perfected first priority security interest and all filing, recording or other action necessary to protect the same shall have been accomplished (or, if such opinion cannot be given at the time of such proposed change in registration because such change in registration is not yet effective, (1) the opinion shall detail what filing, recording or other action is necessary and (2) the Owner Trustee and the Indenture Trustee shall have received a certificate from Lessee that all possible preparations to accomplish such filing, recording and other action shall have been done, and such filing, recording and other action shall be accomplished and a supplemental opinion to that effect shall be delivered to the Owner Trustee and the Indenture Trustee on or prior to the effective date of such change in registration), (D) it is not necessary, solely as a consequence of such change in registration and without giving effect to any other activity of the Owner Trustee, the Owner Participant or the Indenture Trustee (or any Affiliate thereof), as the case may be, for the Owner Trustee, the Owner Participant or the Indenture Trustee to qualify to do business in such jurisdiction, (E) there is no tort liability of the owner of an aircraft not in possession thereof under the laws of such jurisdiction (it being agreed that, in the event such latter opinion cannot be given in a form satisfactory to the Owner Participant, such opinion shall be waived if insurance reasonably satisfactory to the Owner Participant is provided to cover such risk), and (F) (unless Lessee shall have agreed to provide insurance covering the risk of requisition of use of such Aircraft by the government of such jurisdiction so long as such Aircraft is registered under the laws of such jurisdiction) the laws of such jurisdiction require fair compensation by the government of such jurisdiction payable in currency freely convertible into Dollars for the loss of use of such Aircraft in the event of the requisition by such government of such use.

In addition, as a condition precedent to any such change in registration, Lessee shall furnish to the Owner Trustee and the Indenture Trustee an Officer's Certificate to the effect that the insurance required by Section 11 of the Lease shall be in full force and effect at the time of such change in registration after giving effect to such change in registration and that the new country of registry imposes aircraft maintenance standards not materially different from those of the United States, France, Germany, Japan, the Netherlands or the United Kingdom. Lessee shall pay all costs, expenses, fees, recording and registration taxes, including the reasonable fees and expenses of counsel to the Owner Trustee, the Owner Participant and the Indenture Trustee, and other charges in connection with any such change in registration.

          (g)     [RESERVED.]

          (h) First Security Bank, National Association, in its individual capacity, covenants and agrees that it shall not cause or permit to exist a Lessor Lien attributable to it with respect to the Aircraft or any other portion of the Trust Estate. First Security Bank, National Association, in its individual capacity, agrees that it will promptly, at its own expense, take such action as may be necessary duly to discharge such Lessor Lien attributable to it. First Security Bank, National Association, in its individual capacity, agrees to make restitution to the Trust Estate for any actual diminution of the assets of the Trust Estate resulting from Lessor Liens (including for this purpose Liens which would be Lessor Liens but for the proviso in the definition of Lessor Liens) attributable to it.

          (i) State Street Bank and Trust Company, in its individual capacity, covenants and agrees that it shall not cause or permit to exist any Lien, arising as a result of (A) claims against the Indenture Trustee not related to its interest in the Aircraft or the administration of the Trust Indenture Estate pursuant to the Trust Indenture, (B) acts of the Indenture Trustee not permitted by, or failure of the Indenture Trustee to take any action required by, the Operative Documents to the extent such acts arise or such failure arises from or constitutes gross negligence or willful misconduct, (C) claims against the Indenture Trustee relating to Taxes or Expenses which are excluded from the indemnification provided by Section 7 pursuant to said Section 7, or (D) claims against the Indenture Trustee arising out of the transfer by the Indenture Trustee of all or any portion of its interest in the Aircraft, the Trust Estate, the Trust Indenture Estate or the Operative Documents other than a transfer of the Aircraft pursuant to Section 9, 10 or 19 of the Lease or Article IV or V of the Trust Indenture, any borrowing pursuant to Section 9 hereof or a transfer of the Aircraft pursuant to Section 15 of the Lease while an Event of Default is continuing and prior to the time that the Indenture Trustee has received all amounts due pursuant to the Trust Indenture.

          (j)     [Intentionally Omitted.]

          (k) Each Loan Participant represents and warrants that the Secured Certificate to be issued to it pursuant to the Trust Indenture is being acquired by it for investment and not with a view to resale or distribution (it being understood that such Loan Participant may pledge or assign as security its interest in each Secured Certificate issued to it), PROVIDED that the disposition of its property shall at all times be and remain within its control, except that the Loan Participants may sell, transfer or otherwise dispose of any Secured Certificate or any portion thereof, or grant participations therein, in a manner which in itself does not require registration under the Securities Act of 1933, as amended.

          (l) The Indenture Trustee, and by acceptance of the Secured Certificates the Certificate Holders, hereby (i) agree that for purposes of the application of Section 1111(b) of Title 11 of the United States Code or any successor provision or any comparable provisions that the "debtor" in any bankruptcy proceeding involving the assets held or administered pursuant to the Trust Agreement shall be strictly limited to the Trust Estate (excluding the Excluded Payments) and (ii) make (and hereby agree to make), with respect to the Trust Indenture Estate, the election provided for in Section 1111(b)(2) of Title 11 of the United States Code. It is hereby agreed by the Indenture Trustee, and by the acceptance of the Secured Certificates the Certificate Holders hereby agree, that if (i) all or any part of the Trust Estate becomes the property of, or the Owner Participant becomes, a debtor subject to the reorganization provisions of the Bankruptcy Reform Act of 1978 or any successor provision or any comparable proceeding, (ii) pursuant to such reorganization provisions the Owner Trustee (in its individual capacity) or the Owner Participant is required, by reason of the Owner Trustee (in its individual capacity) or the Owner Participant being held to have recourse liability to the holder(s) of the Secured Certificates or to the Indenture Trustee, directly or indirectly (other than the recourse liability of the Owner Participant under this Participation Agreement), to make payment on account of any amount payable as principal or interest on the Secured Certificates and (iii) any holder(s) of the Secured Certificates or the Indenture Trustee actually receives any Excess Payment (as hereinafter defined) which reflects any payment by the Owner Trustee (in its individual capacity) or the Owner Participant on account of (ii) above, then such holder(s) or the Indenture Trustee, as the case may be, shall promptly refund to the Owner Trustee or the Owner Participant (whichever shall have made such payment) such Excess Payment. For purposes of this Section 8(l), "EXCESS PAYMENT" means the amount by which such payment exceeds the amount which would have been received by the holder(s) of the Secured Certificates or the Indenture Trustee if the Owner Trustee (in its individual capacity) or the Owner Participant had not become subject to the recourse liability referred to in (ii) above. Nothing contained in this Section 8(l) shall prevent the holder of a Secured Certificate or the Indenture Trustee from enforcing any personal recourse obligation (and retaining the proceeds thereof) of the Owner Trustee (in its individual capacity) or the Owner Participant under this Agreement or the Trust Indenture (and any exhibits or annexes thereto).

          (m) State Street Bank and Trust Company represents, warrants and covenants, in its individual capacity, to Lessee, the Guarantor, the Owner Trustee, the Pass Through Trustee, the Subordination Agent, the Liquidity Provider and the Owner Participant as follows:

          (i) the Indenture Trustee is a Massachusetts trust company duly incorporated, validly existing and in good standing under the laws of Massachusetts, is a Citizen of the United States (without making use of any voting trust, voting powers agreement or similar arrangement), will notify promptly all parties to this Agreement if in its reasonable opinion its status as a Citizen of the United States (without making use of any voting trust, voting powers agreement or similar arrangement) is likely to change and will resign as Indenture Trustee as provided in Section 8.02 of the Trust Indenture promptly after it obtains actual knowledge that it has ceased to be such a Citizen of the United States (without making use of a voting trust, voting powers agreement or similar arrangement), and has the full corporate power, authority and legal right under the laws of the Commonwealth of Massachusetts and the United States pertaining to its banking, trust and fiduciary powers to execute and deliver each of this Agreement, the Trust Indenture and each other Operative Document to which it is a party and to carry out its obligations under this Agreement, the Trust Indenture, each other Operative Document to which it is a party and to authenticate the Secured Certificates;

          (ii) the execution and delivery by the Indenture Trustee of the Indenture Trustee Documents and the authentication of the Secured Certificates and the performance by the Indenture Trustee of its obligations under the Indenture Trustee Documents have been duly authorized by the Indenture Trustee and will not violate its articles of association or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound;

          (iii) this Agreement and each of the other Indenture Trustee Documents constitute, or will constitute when entered into as contemplated hereby, the legal, valid and binding obligations of the Indenture Trustee enforceable against it in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity;

          (iv) there are no pending or, to its knowledge, threatened actions or proceedings against the Indenture Trustee, either in its individual capacity or as Indenture Trustee, before any court or administrative agency which, if determined adversely to it, would materially adversely affect the ability of the Indenture Trustee, in its individual capacity or as Indenture Trustee as the case may be, to perform its obligations under the Operative Documents to which it is a party; and

          (v) there are no Indenture Trustee Liens on the Aircraft or any portion of the Trust Estate.

          (n)     [RESERVED.]

          (o) Notwithstanding the provisions of Section 8(x) hereof, unless waived by the Loan Participants, Lessee shall not be entitled to assume the Secured Certificates on the date for purchase of the Aircraft pursuant to
Section 19(d) of the Lease if on such date an Event of Default shall have occurred and be continuing or any condition or event shall exist which, with the passage of time or giving of notice or both, would become such an Event of Default.

          (p) First Security Bank, National Association, and State Street Bank and Trust Company, each in its individual capacity, agrees for the benefit of Lessee to comply with the terms of the Trust Indenture which it is required to comply with in its individual capacity.

          (q) Each Loan Participant agrees that it will not transfer any Secured Certificate (or any part thereof) to any entity (except pursuant to Section 2.14 of the Trust Indenture) unless such entity makes (or is deemed to have made) a representation and warranty as of the date of transfer that either no part of the funds to be used by it for the purchase and holding of such Secured Certificate (or any part thereof) constitutes assets of any "employee benefit plan" or that such purchase and holding will not result in a prohibited transaction (as defined in Section 4975 of the Code and ERISA). The Pass Through Trustee agrees that it will not agree to any amendment, modification or waiver of Section 1.01(e)(1) of the initial supplement to each Pass Through Trust Agreement without the prior written consent of the Owner Participant.

          (r) Each Participant, the Owner Trustee and the Indenture Trustee agrees for the benefit of the Manufacturer and Lessee that it will not disclose or suffer to be disclosed the terms of the Purchase Agreement to any third party except (A) as may be required by any applicable statute, court or administrative order or decree or governmental ruling or regulation or to any regulatory authorities having official jurisdiction over them, (B) in connection with the financing of the Aircraft and the other transactions contemplated by the Operative Documents (including any transfer of Secured Certificates (including by way of participation or assignment of an interest, PROVIDED such participant or assignee agrees to hold such terms confidential to the same extent as herein provided) or the Owner Participant's beneficial interest in the Trust Estate and any exercise of remedies under the Lease and the Trust Indenture), (C) with the prior written consent of the Manufacturer and Lessee, (D) to the Owner Trustee's, the Indenture Trustee's and each Participant's counsel or special counsel, independent insurance brokers or other agents who agree to hold such information confidential, or (E) in the case of the Owner Participant and/or the Owner Trustee, it may disclose so much of the Purchase Agreement as has been assigned to the Owner Trustee under the Purchase Agreement Assignment to bona fide potential purchasers of the Aircraft.

          (s) The Owner Trustee and the Owner Participant severally, not jointly, represent and warrant that none of the funds made available by the Pass Through Trustee pursuant to Section 1 hereof will be used for the purpose of purchasing or carrying any "margin security" as defined in Regulation G of the Board of Governors of the Federal Reserve System or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry such margin security or for any other purpose which might cause the transaction contemplated by this Agreement to constitute a "purpose credit" within the meaning of Regulation X of the Board of Governors of the Federal Reserve System, assuming that the proceeds were and are applied as contemplated by the provisions of this Agreement.

          (t) Each Loan Participant covenants and agrees that it shall not cause or permit to exist a Loan Participant Lien attributable to it with respect to the Aircraft or any other portion of the Trust Estate. Each Loan Participant agrees that it will promptly, at its own expense, take such other action as may be necessary duly to discharge such Loan Participant Lien attributable to it. Each Loan Participant agrees to make restitution to the Trust Estate for any actual diminution of the assets of the Trust Estate resulting from such Loan Participant Lien attributable to it.

          (u) State Street Bank and Trust Company, in its individual capacity, covenants and agrees that it shall not cause or permit to exist any Indenture Trustee's Liens with respect to the Trust Indenture Estate or the Trust Estate. State Street Bank and Trust Company, in its individual capacity, agrees that it will promptly, at its own expense, take such action as may be necessary duly to discharge such Indenture Trustee's Liens. State Street Bank and Trust Company, in its individual capacity, agrees to make restitution to the Trust Estate for any actual diminution of the assets of the Trust Indenture Estate or the Trust Estate resulting from such Indenture Trustee's Liens.

          (v) The Owner Trustee, in its individual capacity (except as provided in clauses (iii) and (vii) below) and (but only as provided in clauses
(iii) and (vii) and, to the extent that it relates to the Owner Trustee, clauses
(ii), (ix) and (xi) below) as Owner Trustee, represents and warrants to Lessee, the Guarantor, the Pass Through Trustee, the Subordination Agent, the Liquidity Provider and the Owner Participant that:

          (i) the Owner Trustee, in its individual capacity, is a national banking association duly organized and validly existing in good standing under the laws of the United States, has full corporate power and authority to carry on its business as now conducted, has the corporate power and authority to execute and deliver the Trust Agreement, has the corporate power and authority to carry out the terms of the Trust Agreement, and has (assuming the authorization, execution and delivery of the Trust Agreement by the other party thereto), as Owner Trustee, and to the extent expressly provided herein or therein, in its individual capacity, the corporate power and authority to execute and deliver and to carry out the terms of this Agreement, the Trust Indenture, the Secured Certificates, the Lease and each other Operative Document (other than the Trust Agreement) to which it is a party;

          (ii) the Owner Trustee in its trust capacity and, to the extent expressly provided herein, in its individual capacity, has duly authorized, executed and delivered this Agreement, in its individual capacity, has duly authorized, executed and delivered the Trust Agreement and in its trust capacity, except as expressly provided therein, has duly authorized, executed and delivered the other Owner Trustee Documents and (assuming the due authorization, execution and delivery of the Trust Agreement by the Owner Participant) this Agreement and each of the other Owner Trustee Documents constitute, or will constitute when entered into as contemplated hereby, the legal, valid and binding obligations of the Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, enforceable against it in its individual capacity or as Owner Trustee, as the case may be, in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity;

          (iii) assuming the due authorization, execution and delivery of the Trust Agreement by the other party thereto, the Owner Trustee has duly authorized, and on the Certificate Closing Date shall have duly issued, executed and delivered to the Indenture Trustee for authentication, the Secured Certificates pursuant to the terms and provisions hereof and of the Trust Indenture, and each Secured Certificate on the Certificate Closing Date and the Delivery Date will constitute the valid and binding obligation of the Owner Trustee and will be entitled to the benefits and security afforded by the Trust Indenture in accordance with the terms of such Secured Certificate and the Trust Indenture;

          (iv) neither the execution and delivery by the Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, of any Owner Trustee Document, nor the consummation by the Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, of any of the transactions contemplated thereby, nor the compliance by the Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, with any of the terms and provisions thereof, (A) requires or will require any approval of its stockholders, or approval or consent of any trustees or holders of any indebtedness or obligations of it, or (B) violates or will violate its articles of association or by-laws, or contravenes or will contravene any provision of, or constitutes or will constitute a default under, or results or will result in any breach of, or results or will result in the creation of any Lien (other than as permitted under the Operative Documents) upon its property under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sale contract, bank loan or credit agreement, license or other agreement or instrument to which it is a party or by which it is bound, or contravenes or will contravene any law, governmental rule or regulation of the United States of America or the State of Utah governing the trust powers of the Owner Trustee, or any judgment or order applicable to or binding on it;

          (v) no consent, approval, order or authorization of, giving of notice to, or registration with, or taking of any other action in respect of, any Utah state or local governmental authority or agency or any United States federal governmental authority or agency regulating the trust powers of the Owner Trustee in its individual capacity is required for the execution and delivery of, or the carrying out by, the Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, of any of the transactions contemplated hereby or by the Trust Agreement, the Participation Agreement, the Trust Indenture, the Lease or the Secured Certificates, or any other Operative Document to which it is a party or by which it is bound, other than any such consent, approval, order, authorization, registration, notice or action as has been duly obtained, given or taken or which is described in Section 7(iv);

          (vi) there exists no Lessor Lien (including for this purpose Liens which would be Lessor Liens but for the proviso in the definition of Lessor Liens) attributable to the Owner Trustee, in its individual capacity, other than any Lessor Liens (including for this purpose Liens which would be Lessor Liens but for the proviso in the definition of Lessor

     Liens) (A) the existence of which poses no material risk of the sale, forfeiture or loss of the Aircraft, Airframe or any Engine or any interest therein, (B) the existence of which does not interfere in any way with the use or operation of the Aircraft by the Lessee (or any Sublessee), (C) the existence of which does not affect the priority or perfection of, or otherwise jeopardize, the Lien of the Trust Indenture, (D) which the Owner Trustee is diligently contesting by appropriate proceedings and (E) the existence of which does not result in actual interruption in the receipt and distribution by the Indenture Trustee in accordance with the Trust Indenture of Rent assigned to the Indenture Trustee for the benefit of the Certificate Holders;

          (vii) as of the Delivery Date, there exists no Lessor Lien (including for this purpose Liens which would be Lessor Liens but for the proviso in the definition of Lessor Liens) attributable to the Owner Trustee, as lessor under the Lease, other than any Lessor Liens (including for this purpose Liens which would be Lessor Liens but for the proviso in the definition of Lessor Liens) (A) the existence of which poses no material risk of the sale, forfeiture or loss of the Aircraft, Airframe or any Engine or any interest therein, (B) the existence of which does not interfere in any way with the use or operation of the Aircraft by the Lessee (or any Sublessee), (C) the existence of which does not affect the priority or perfection of, or otherwise jeopardize, the Lien of the Trust Indenture, (D) which the Owner Trustee is diligently contesting by appropriate proceedings and (E) the existence of which does not result in actual interruption in the receipt and distribution by the Indenture Trustee in accordance with the Trust Indenture of Rent assigned to the Indenture Trustee for the benefit of the Certificate Holders;

          (viii) there are no Taxes payable by the Owner Trustee, either in its individual capacity or as Owner Trustee, imposed by the State of Utah or any political subdivision thereof in connection with the issuance of the Secured Certificates, or the execution and delivery in its individual capacity or as Owner Trustee, as the case may be, of any of the instruments referred to in clauses (i), (ii), (iii) and (iv) above, that, in each case, would not have been imposed if the Trust Estate were not located in the State of Utah and First Security Bank, National Association had not (a) had its principal place of business in, (b) performed (in its individual capacity or as Owner Trustee) any or all of its duties under the Operative Documents in, and (c) engaged in any activities unrelated to the transactions contemplated by the Operative Documents in, the State of Utah;

          (ix) there are no pending or, to its knowledge, threatened actions or proceedings against the Owner Trustee, either in its individual capacity or as Owner Trustee, before any court or administrative agency which, if determined adversely to it, would materially adversely affect the ability of the Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, to perform its obligations under any of the instruments referred to in clauses (i), (ii), (iii) and (iv) above;

          (x) both its chief executive office, and the place where its records concerning the Aircraft and all its interests in, to and under all documents relating to the Trust Estate, are located in Salt Lake City, Utah;

          (xi) the Owner Trustee has not, in its individual capacity or as Owner Trustee, directly or indirectly offered any Secured Certificate or Certificate or any interest in or to the Trust Estate, the Trust Agreement or any similar interest for sale to, or solicited any offer to acquire any of the same from, anyone other than the Pass Through Trustee and the Owner Participant; and the Owner Trustee has not authorized anyone to act on its behalf (it being understood that in arranging and proposing the refinancing contemplated hereby and agreed to herein by the Owner Trustee, the Lessee has not acted as agent of the Owner Trustee) to offer directly or indirectly any Secured Certificate, any Certificate or any interest in and to the Trust Estate, the Trust Agreement or any similar interest for sale to, or to solicit any offer to acquire any of the same from, any person;

          (xii) it is a Citizen of the United States (without making use of a voting trust agreement, voting powers agreement or similar arrangements); and

          (xiii) there has not occurred any event which constitutes (or, to the best of its knowledge would, with the passing of time or the giving of notice or both, constitute) an Event of Default as defined in the Trust Indenture which has been caused by or relates to the Owner Trustee, in its individual capacity, and which is presently continuing.

          (w)     [RESERVED.]

          (x) Each of the Owner Participant, the Owner Trustee, the Indenture Trustee and Lessee covenants and agrees that if Lessee elects (a) to purchase the Aircraft pursuant to Section 19(b) of the Lease or (b) to terminate the Lease and purchase the Aircraft pursuant to Section 19(d) of the Lease, then each of the parties will execute and deliver appropriate documentation transferring all right, title and interest in the Aircraft to Lessee (including, without limitation, such bills of sale and other instruments and documents as Lessee shall reasonably request to evidence (on the public record or otherwise) such transfer and the vesting of all right, title and interest in and to the Aircraft in Lessee), and if Lessee, in connection with such purchase, elects to assume the obligations of the Owner Trustee pursuant to the Trust Indenture and the Secured Certificates each of the parties will execute and deliver appropriate documentation permitting Lessee to assume such obligations on the basis of full recourse to Lessee, maintaining the security interest in the Aircraft created by the Trust Indenture, releasing the Owner Participant and the Owner Trustee from all future obligations in respect of the Secured Certificates, the Trust Indenture and all other Operative Documents and all such other actions as are reasonably necessary to permit such assumption by Lessee.

          Notwithstanding the foregoing, Lessee shall not be entitled to assume the obligations of the Owner Trustee in respect of the Secured Certificates unless Lessee causes to be delivered to the Indenture Trustee an opinion of counsel to the effect that (i) the Lien of the Trust Indenture continues to be a valid and duly perfected first priority security interest in and to the Aircraft and (ii) the Indenture Trustee should be entitled to the benefits of 11 U.S.C.
Section 1110; PROVIDED that the opinion required by subclause (ii) need only be given if immediately prior to such assumption the Owner Trustee should have been entitled to the benefits of 11 U.S.C. Section 1110.

          (y)     (A)    Lessee will not consolidate with or merge into any
other corporation or convey, transfer or lease substantially all of its assets as an entirety to any Person unless:

          (i) the corporation formed by such consolidation or into which Lessee is merged or the Person which acquires by conveyance, transfer or lease substantially all of the assets of Lessee as an entirety shall be a Certificated Air Carrier;

          (ii) the corporation formed by such consolidation or into which Lessee is merged or the Person which acquires by conveyance, transfer or lease substantially all of the assets of Lessee as an entirety shall execute and deliver to the Owner Trustee, the Indenture Trustee and the Owner Participant an agreement in form and substance reasonably satisfactory to the Indenture Trustee and the Owner Participant containing an assumption by such successor corporation or Person of the due and punctual performance and observance of each covenant and condition of this Agreement, the Lease, the Purchase Agreement Assignment and the Tax Indemnity Agreement to be performed or observed by Lessee;

          (iii) immediately after giving effect to such transaction, no Default or Event of Default under the Lease shall have occurred and be continuing; and

          (iv) Lessee shall have delivered to the Owner Trustee, the Indenture Trustee and the Owner Participant a certificate signed by the President, any Executive Vice President, any Senior Vice President or any Vice President and by the Secretary or an Assistant Secretary of Lessee, and an opinion of counsel reasonably satisfactory to the Indenture Trustee and the Owner Participant, each stating that such consolidation, merger, conveyance, transfer or lease and the assumption agreement mentioned in clause (ii) above comply with this subparagraph (A) of Section 8(y) and that all conditions precedent herein provided for relating to such transaction have been complied with.

          Upon any such consolidation or merger or any such conveyance, transfer or lease of substantially all of the assets of Lessee as an entirety in accordance with this subparagraph (A) of Section 8(y), the successor corporation or Person formed by such consolidation or into which Lessee is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, Lessee under this Agreement with the same effect as if such successor corporation or Person had been named as Lessee herein. No such conveyance, transfer or lease of substantially all of the assets of Lessee as an entirety shall have the effect of releasing Lessee or any successor corporation or Person which shall theretofore have become such in the manner prescribed in this subparagraph (A) of Section 8(y) from its liability in respect of any Operative Document to which it is a party.

                  (B) Lessee shall at all times maintain its corporate existence except as permitted by subparagraph (A) of this Section 8(y).

          (z) Lessee, at its expense, will take, or cause to be taken, such action with respect to the recording, filing, re-recording and refiling of the Lease, the Lease Supplement, the

Trust Agreement, the Trust Indenture, the Trust Supplement and any financing statements or other instruments as are necessary to maintain, so long as the Trust Indenture or the Lease is in effect, the perfection of the security interests created by the Trust Indenture and any security interest that may be claimed to have been created by the Lease and the interest of the Owner Trustee in the Aircraft or will furnish to the Owner Trustee and the Indenture Trustee timely notice of the necessity of such action, together with such instruments, in execution form, and such other information as may be required to enable them to take such action. Lessee will notify the Owner Trustee, the Owner Participant and the Indenture Trustee of any change in the location of its chief executive office (as such term is used in Article 9 of the Uniform Commercial
Code) promptly after making such change or in any event within the period of time necessary under applicable law to prevent the lapse of perfection (absent refiling) of financing statements filed under the Operative Documents.

          (aa) Each Loan Participant hereby represents, warrants and agrees that it shall not transfer any interest in any Secured Certificate unless and until the transferee agrees in writing (copies of which shall be provided by the Indenture Trustee to Lessee, the Owner Trustee and the Owner Participant) to make the representations contemplated to be made by a Loan Participant in this Agreement and to be bound by the terms of this Agreement and the Trust Indenture (including, without limitation, the representations and covenants set forth in Sections 8(e), 8(k), 8(l), 8(q), and 8(t) hereof and this Section 8(aa) and Sections 2.03, 2.14 and 4.03 of the Trust Indenture).

          (bb) The Pass Through Trustee represents and warrants to Lessee, the Guarantor, the Indenture Trustee, the Subordination Agent, the Liquidity Provider, the Owner Participant and the Owner Trustee, in its capacity as such and in its individual capacity, as follows:

          (i) the Pass Through Trustee is duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, and has the full corporate power, authority and legal right under the laws of the Commonwealth of Massachusetts and the United States pertaining to its banking, trust and fiduciary powers to execute and deliver each of the Pass Through Trust Agreements, the Intercreditor Agreement and this Agreement and to perform its obligations under the Pass Through Trust Agreements, the Intercreditor Agreement and this Agreement;

          (ii) this Agreement, each of the Pass Through Trust Agreements and the Intercreditor Agreement have been duly authorized, executed and delivered by the Pass Through Trustee; this Agreement, each of the Pass Through Trust Agreements and the Intercreditor Agreement constitute the legal, valid and binding obligations of the Pass Through Trustee enforceable against it in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity;

          (iii) none of the execution, delivery and performance by the Pass Through Trustee of any of the Pass Through Trust Agreements, the Intercreditor Agreement or this

     Agreement, the purchase by the Pass Through Trustee of the Secured Certificates pursuant to this Agreement, or the issuance of the Certificates pursuant to the Pass Through Trust Agreements, contravenes any law, rule or regulation of the Commonwealth of Massachusetts or any United States governmental authority or agency regulating the Pass Through Trustee's banking, trust or fiduciary powers or any judgment or order applicable to or binding on the Pass Through Trustee and does not contravene or result in any breach of, or constitute a default under, the Pass Through Trustee's articles of association or by-laws or any agreement or instrument to which the Pass Through Trustee is a party or by which it or any of its properties may be bound;

          (iv) neither the execution and delivery by the Pass Through Trustee of any of the Pass Through Trust Agreements, the Intercreditor Agreement or this Agreement, nor the consummation by the Pass Through Trustee of any of the transactions contemplated hereby or thereby, requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action with respect to, any Massachusetts governmental authority or agency or any federal governmental authority or agency regulating the Pass Through Trustee's banking, trust or fiduciary powers;

          (v) there are no Taxes payable by the Pass Through Trustee imposed by the Commonwealth of Massachusetts or any political subdivision or taxing authority thereof in connection with the execution, delivery and performance by the Pass Through Trustee of this Agreement, any of the Pass Through Trust Agreements or the Intercreditor Agreement (other than franchise or other taxes based on or measured by any fees or compensation received by the Pass Through Trustee for services rendered in connection with the transactions contemplated by any of the Pass Through Trust Agreements), and there are no Taxes payable by the Pass Through Trustee imposed by the Commonwealth of Massachusetts or any political subdivision thereof in connection with the acquisition, possession or ownership by the Pass Through Trustee of any of the Secured Certificates (other than franchise or other taxes based on or measured by any fees or compensation received by the Pass Through Trustee for services rendered in connection with the transactions contemplated by any of the Pass Through Trust Agreements), and, assuming that the trusts created by the Pass Through Trust Agreements will not be taxable as corporations, but, rather, each will be characterized either as a grantor trust under subpart E, Part I of Subchapter J of the Code or as a partnership, such trusts will not be subject to any Taxes imposed by the Commonwealth of Massachusetts or any political subdivision thereof;

          (vi) there are no pending or threatened actions or proceedings against the Pass Through Trustee before any court or administrative agency which individually or in the aggregate, if determined adversely to it, would materially adversely affect the ability of the Pass Through Trustee to perform its obligations under this Agreement, the Intercreditor Agreement or any Pass Through Trust Agreement;

          (vii) except for the issue and sale of the Certificates contemplated hereby, the Pass Through Trustee has not directly or indirectly offered any Secured Certificate for sale to any Person or solicited any offer to acquire any Secured Certificates from any

     Person, nor has the Pass Through Trustee authorized anyone to act on its behalf to offer directly or indirectly any Secured Certificate for sale to any Person, or to solicit any offer to acquire any Secured Certificate from any Person; and the Pass Through Trustee is not in default under any Pass Through Trust Agreement; and

          (viii) the Pass Through Trustee is not directly or indirectly controlling, controlled by or under common control with the Owner Participant, the Owner Trustee, any Underwriter, Lessee or the Guarantor.

          (cc) The Subordination Agent represents and warrants to Lessee, the Guarantor, the Indenture Trustee, the Pass Through Trustee, the Liquidity Provider, the Owner Participant and the Owner Trustee, in its capacity as such and in its individual capacity, as follows:

          (i) the Subordination Agent is a duly organized national banking association, validly existing and in good standing with the Comptroller of the Currency under the laws of the United States and has the full corporate power, authority and legal right under the laws of the United States pertaining to its banking, trust and fiduciary powers to execute and deliver each of the Liquidity Facilities, the Intercreditor Agreement and this Agreement and to perform its obligations under this Agreement, the Liquidity Facilities and the Intercreditor Agreement;

          (ii) this Agreement, each of the Liquidity Facilities and the Intercreditor Agreement have been duly authorized, executed and delivered by the Subordination Agent; this Agreement, each of the Liquidity Facilities and the Intercreditor Agreement constitute the legal, valid and binding obligations of the Subordination Agent enforceable against it in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity;

          (iii) none of the execution, delivery and performance by the Subordination Agent of each of the Liquidity Facilities, the Intercreditor Agreement or this Agreement contravenes any law, rule or regulation of the State of Connecticut or any United States governmental authority or agency regulating the Subordination Agent's banking, trust or fiduciary powers or any judgment or order applicable to or binding on the Subordination Agent and do not contravene or result in any breach of, or constitute a default under, the Subordination Agent's articles of association or by-laws or any agreement or instrument to which the Subordination Agent is a party or by which it or any of its properties may be bound;

          (iv) neither the execution and delivery by the Subordination Agent of any of the Liquidity Facilities, the Intercreditor Agreement or this Agreement nor the consummation by the Subordination Agent of any of the transactions contemplated hereby or thereby requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action with respect to, any Connecticut governmental authority or agency or any federal governmental authority or agency regulating the Subordination Agent's banking, trust or fiduciary powers;

          (v) there are no Taxes payable by the Subordination Agent imposed by the State of Connecticut or any political subdivision or taxing authority thereof in connection with the execution, delivery and performance by the Subordination Agent of this Agreement, any of the Liquidity Facilities or the Intercreditor Agreement (other than franchise or other taxes based on or measured by any fees or compensation received by the Subordination Agent for services rendered in connection with the transactions contemplated by the Intercreditor Agreement or any of the Liquidity Facilities), and there are no Taxes payable by the Subordination Agent imposed by the State of Connecticut or any political subdivision thereof in connection with the acquisition, possession or ownership by the Subordination Agent of any of the Secured Certificates (other than franchise or other taxes based on or measured by any fees or compensation received by the Subordination Agent for services rendered in connection with the transactions contemplated by the Intercreditor Agreement or any of the Liquidity Facilities);

          (vi) there are no pending or threatened actions or proceedings against the Subordination Agent before any court or administrative agency which individually or in the aggregate, if determined adversely to it, would materially adversely affect the ability of the Subordination Agent to perform its obligations under this Agreement, the Intercreditor Agreement or any Liquidity Facility;

          (vii) the Subordination Agent has not directly or indirectly offered any Secured Certificate for sale to any Person or solicited any offer to acquire any Secured Certificates from any Person, nor has the Subordination Agent authorized anyone to act on its behalf to offer directly or indirectly any Secured Certificate for sale to any Person, or to solicit any offer to acquire any Secured Certificate from any Person; and the Subordination Agent is not in default under any Liquidity Facility; and

          (viii) the Subordination Agent is not directly or indirectly controlling, controlled by or under common control with the Owner Participant, the Owner Trustee, any Underwriter, Lessee or the Guarantor.

          SECTION 9. RELIANCE OF LIQUIDITY PROVIDER. Each of the parties hereto agrees and acknowledges that the Liquidity Provider shall be a third party beneficiary of each of the representations and warranties made herein by such party, and that the Liquidity Provider may rely on such representations and warranties to the same extent as if such representations and warranties were made to the Liquidity Provider directly. Lessee agrees and acknowledges that the Liquidity Provider shall be a third party beneficiary of the indemnities contained in Section 7(c) hereof, and may rely on such indemnities to the same extent as if such indemnities were made to the Liquidity Provider directly.

          SECTION 10. OTHER DOCUMENTS. Each of the Initial Owner Participant and the Owner Trustee hereby (A) agrees with Lessee and the Loan Participants to comply with all of the terms of the Trust Agreement (as the same may hereafter be amended or supplemented from time to time in accordance with the terms thereof) applicable to it; (B) agrees with Lessee and the Indenture Trustee not to amend, supplement or otherwise modify any provision of the Trust Agreement in a manner adversely affecting such party without the prior written consent of such party; and (C) agrees with Lessee and the Loan Participants not to revoke the Trust Agreement without the prior written consent of Lessee and the Indenture Trustee. Notwithstanding the foregoing, so long as the Lease has not been terminated, the Indenture Trustee and the Owner Trustee hereby agree for the benefit of Lessee that without the consent of Lessee they will not (i) amend or modify Article III or IX of the Trust Indenture, (ii) make any amendment which will affect the stated principal amount or interest on the Secured Certificates or (iii) amend or modify the provisions of Sections 2.05 or 10.14 of the Trust Indenture. The Indenture Trustee and the Owner Trustee agree to promptly furnish to Lessee copies of any supplement, amendment, waiver or modification of any of the Operative Documents to which Lessee is not a party. Notwithstanding anything to the contrary contained herein, in the Trust Agreement or in any other Operative Document, the Owner Participant will not consent to or direct a change in the situs of the Trust Estate without the prior written consent of Lessee. Each Loan Participant agrees that it will not take any action in respect of the Trust Indenture Estate except through the Indenture Trustee pursuant to the Trust Indenture or as otherwise permitted by the Trust Indenture.

          SECTION 11. CERTAIN COVENANTS OF LESSEE. Lessee covenants and agrees with each of the Loan Participants, the Owner Participant, the Indenture Trustee and the Owner Trustee, in its capacity as such and in its individual capacity as follows:

          (a) Lessee will cause to be done, executed, acknowledged and delivered all and every such further acts, conveyances and assurances as the Owner Trustee, the Indenture Trustee or the Owner Participant shall reasonably require for accomplishing the purposes of this Agreement and the other Operative Documents; PROVIDED that any instrument or other document so executed by Lessee will not expand any obligations or limit any rights of Lessee in respect of the transactions contemplated by any Operative Documents. Lessee, forthwith upon delivery of the Aircraft under the Lease, shall cause the Aircraft to be duly registered, and at all times thereafter to remain duly registered, in the name of the Owner Trustee, except as otherwise required or permitted hereunder or under the Lease, under the Federal Aviation Act, or shall furnish to the Owner Trustee such information as may be required to enable the Owner Trustee to make application for such registration, and shall promptly furnish to the Owner Trustee such information as may be required to enable the Owner Trustee to timely file any reports required to be filed by it as the lessor under the Lease or as the owner of the Aircraft with any governmental authority.

          (b) Lessee will cause the Lease, all Lease Supplements, all amendments to the Lease, the Trust Indenture, all supplements and amendments to the Trust Indenture and this Agreement to be promptly filed and recorded, or filed for recording, to the extent permitted under the Federal Aviation Act, or required under any other applicable law. Upon the execution and delivery of the FAA Bill of Sale, the Lease, the Lease Supplement covering the Aircraft, the Trust Supplement and the Trust Indenture shall be filed for recording with the Federal Aviation Administration in the following order of priority; FIRST, the FAA Bill of Sale, SECOND, the Lease, with the Lease Supplement covering the Aircraft, the Trust Indenture and the Trust Supplement attached, and THIRD, the Trust Indenture, with the Trust Supplement attached.

          SECTION 12. OWNER FOR FEDERAL TAX PURPOSES. It is hereby agreed among Lessee, the Owner Participant and the Owner Trustee that for Federal income tax purposes the Owner Participant will be the owner of the Aircraft to be delivered under the Lease and Lessee will be the lessee thereof, and each party hereto agrees to characterize the Lease as a lease for Federal income tax purposes.

          SECTION 13.    CERTAIN DEFINITIONS; NOTICES; CONSENT TO JURISDICTION.
(a) Except as otherwise defined in this Agreement, terms used herein in capitalized form shall have the meanings set forth or referred to in Appendix A hereto. The term "TRUST OFFICE" shall have the meaning set forth in the Trust Agreement. Unless the context otherwise requires, any reference herein to any of the Operative Documents refers to such document as it may be amended from time to time.

          (b) All notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto or to the Guarantor shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, or by telecopier, or by prepaid courier service, and shall be deemed to be given for purposes of this Agreement on the day that such writing is delivered or sent to the intended recipient thereof in accordance with the provisions of this Section 13(b). Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 13(b), notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective telecopier numbers) as follows: (A) if to Lessee, the Guarantor, the Owner Trustee, the Pass Through Trustee, the Subordination Agent, the Indenture Trustee or the Owner Participant, to the respective addresses set forth below the signatures of such parties at the foot of this Agreement, or (B) if to a subsequent Owner Participant, addressed to such subsequent Owner Participant at such address as such subsequent Owner Participant shall have furnished by notice to the parties hereto, or (C) if to any subsequent Certificate Holder, addressed to such Certificate Holder at its address set forth in the Secured Certificate register maintained pursuant to Section 2.07 of the Trust Indenture.

          (c) Each of the parties hereto (A) hereby irrevocably submits itself to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and to the non-exclusive jurisdiction of the Supreme Court of the State of New York, New York County, for the purposes of any suit, action or other proceeding arising out of this Agreement, the Lease, the Tax Indemnity Agreement or any other Operative Document, the subject matter of any thereof or any of the transactions contemplated hereby or thereby brought by any party or parties thereto, or their successors or assigns, and (B) hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, to the extent permitted by applicable law, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper, or that this Agreement, the Lease, the Tax Indemnity Agreement or any other Operative Document or the subject matter of any thereof or any of the transactions contemplated hereby or thereby may not be enforced in or by such courts. Lessee hereby generally consents to service of process at Cadwalader, Wickersham & Taft, 100

Maiden Lane, New York, New York 10038, Attention: Managing Attorney, or such office of Lessee in New York City as from time to time may be designated by Lessee in writing to the Owner Participant, the Owner Trustee and the Indenture Trustee.

          SECTION 14.    [RESERVED.]

          SECTION 15.    MISCELLANEOUS.  (a)  [RESERVED.]

          (b) The representations, warranties, indemnities and agreements of Lessee, the Guarantor, the Owner Trustee, the Indenture Trustee, the Subordination Agent, the Pass Through Trustee and the Owner Participant provided for in this Agreement, and Lessee's, the Guarantor's, the Owner Trustee's, the Indenture Trustee's, the Subordination Agent's, the Pass Through Trustee's and the Owner Participant's obligations under any and all thereof, shall survive the purchase of the Secured Certificates by the Pass Through Trustee, the making available of the Commitment by the Owner Participant, the delivery or return of the Aircraft, the transfer of any interest of the Owner Participant in the Trust Estate or the Aircraft or any Engine or the transfer of any interest by any Loan Participant in any Secured Certificate or the Trust Indenture Estate and the expiration or other termination of this Agreement or any other Operative Document.

          (c) This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified, except by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification is sought; and no such termination, amendment, supplement, waiver or modification shall be effective unless a signed copy thereof shall have been delivered to the Indenture Trustee and the Owner Trustee. The terms of this Agreement shall be binding upon, and inure to the benefit of, Lessee and, subject to the terms of this Agreement, its successors and permitted assigns, the Guarantor, the Pass Through Trustee and its successors as Pass Through Trustee (and any additional trustee appointed) under any of the Pass Through Trust Agreements, the Owner Participant and, subject to the terms of this Agreement, its successors and permitted assigns, each Certificate Holder and its successors and registered assigns, the Indenture Trustee and its successors as Indenture Trustee under the Trust Indenture and the Owner Trustee and its successors as Owner Trustee under the Trust Agreement. The terms of this Agreement shall inure to the benefit of the Liquidity Provider, its successors and permitted assigns. THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. THIS AGREEMENT IS BEING DELIVERED IN THE STATE OF NEW YORK.

          (d) The parties hereto agree that all of the statements, representations, covenants and agreements made by the Owner Trustee (when made in such capacity) contained in this Agreement and any agreement referred to herein other than the Trust Agreement, unless expressly otherwise stated, are made and intended only for the purpose of binding the Trust Estate and establishing the existence of rights and remedies which can be exercised and enforced against the Trust Estate. Therefore, anything contained in this Agreement or such other agreements to the contrary notwithstanding (except for any express provisions that the Owner Trustee is responsible for in its individual capacity), no recourse shall be had with respect to this Agreement or such other agreements against the Owner Trustee in its individual capacity or against any institution or person which becomes a successor trustee or co-trustee or any officer, director, trustee, servant or direct or indirect parent or controlling person or persons of any of them; PROVIDED, HOWEVER, that this Section 15(d) shall not be construed to prohibit any action or proceeding against any party hereto for its own willful misconduct or grossly negligent conduct for which it would otherwise be liable; and PROVIDED, FURTHER, that nothing contained in this
Section 15(d) shall be construed to limit the exercise and enforcement in accordance with the terms of this Agreement or such other agreements of rights and remedies against the Trust Estate. The foregoing provisions of this Section 15(d) shall survive the termination of this Agreement and the other Operative Documents.

          (e) It is the intention of the parties hereto that the Owner Trustee, as Lessor under the Lease, and the Indenture Trustee, as assignee of such Owner Trustee's rights under the Lease pursuant to the Trust Indenture, will be entitled to the benefits of 11 U.S.C. Section 1110 in the event of any reorganization of Lessee under such Section.

          SECTION 16. EXPENSES. Each of the parties hereto shall promptly submit to Lessee for its prompt approval (which shall not be unreasonably withheld) copies of invoices in reasonable detail of the Transaction Expenses for which it is responsible for providing information as they are received (but in no event later than sixty (60) days following the Certificate Closing Date or the Delivery Date, as the case may be). Lessee (or, following a transfer of the Initial Owner Participant's Beneficial Interest, the Owner Participant) agrees to transfer to the Owner Trustee promptly such amount as shall be necessary in order to enable the Owner Trustee to pay Transaction Expenses. To the extent of funds received by it, the Owner Trustee agrees to pay all invoices of Transaction Expenses that have been approved by Lessee promptly upon receipt thereof.

          SECTION 17.    REFINANCINGS.

          (a) So long as no Event of Default shall have occurred and be continuing, Lessee shall have the right to refinance all (but not less than all) of the Secured Certificates no more than three times by giving written notice to the Owner Participant and the Owner Trustee that there be effected a voluntary redemption of the Secured Certificates by the Owner Trustee, whereupon the Owner Participant agrees to negotiate promptly in good faith to conclude an agreement with Lessee as to the terms of such refinancing operation (including the terms of any debt to be issued in connection with such refinancing); PROVIDED that no such refinancing shall require an increase in the amount of the Owner Participant's investment in the beneficial ownership of the Aircraft or in the principal amount of the Secured Certificates.

          Upon such agreement:

          (1) within ten Business Days after the reaching of such agreement, the Owner Participant will deliver to Lessee a certificate of an authorized representative of the Owner Participant (the "REFINANCING CERTIFICATE") setting forth (i) the proposed date on which the outstanding Secured Certificates will be redeemed, any new debt will be issued and the other aspects of such refinancing will be consummated (such date, the "REFINANCING DATE") and (ii) the following information calculated pursuant to the provisions of paragraph (6) of this Section 17(a): (A) subject to the limitations set forth in this Section 17, the proposed adjusted debt/equity ratio, (B) the principal amount of debt to be issued by the Owner Trustee on the Refinancing Date, (C) the amount, if any, by which the Owner Participant's aggregate investment in the beneficial interest in the Aircraft is to be decreased and (D) the proposed revised schedules of Basic Rent percentages, debt amortization, Stipulated Loss Value percentages and Termination Value percentages. The Refinancing Certificate shall not provide for a debt/equity ratio of more than 4:1. Within fourteen days of its receipt of the Refinancing Certificate, Lessee may demand a verification pursuant to EXHIBIT E to the Lease of the information set forth in the Refinancing Certificate. Upon the acceptance by Lessee of the accuracy of the information set forth in the Refinancing Certificate (or the determination pursuant to such verification procedures), as to the debt/equity ratio, the principal amount of debt to be issued by the Owner Trustee on the Refinancing Date and the revised Basic Rent percentages, debt amortization, Stipulated Loss Value percentages and Termination Value percentages (such information, whether as set forth or as so determined, the "REFINANCING INFORMATION") the appropriate parties will take the actions specified in paragraphs (2) through (5) below;

          (2) the appropriate parties will enter into appropriate documentation (which may involve an underwriting agreement in connection with such sale or the sale of the Owner Trustee's interest in the Trust Estate and/or the Aircraft and its resale to the Owner Trustee) with the institution or institutions to be named therein providing for (i) the issuance and sale by the Owner Trustee to such institution or institutions on the Refinancing Date of debt securities in an aggregate principal amount specified in the Refinancing Information which amount shall be equal to the aggregate principal amount of all Secured Certificates outstanding on the Refinancing Date (such debt securities, the "NEW DEBT") except that the principal amount of New Debt may exceed the principal amount of all outstanding Secured Certificates in connection with the first refinancing under this Section 17, (ii) the application of the proceeds of the sale of the New Debt to the redemption of all such Secured Certificates on the Refinancing Date and (iii) the payment of the excess, if any, of such proceeds over the amounts necessary to effect such redemption to the Owner Trustee;

          (3) Lessee shall give the notice to the Indenture Trustee pursuant to Section 2.11 of the Trust Indenture, and Lessee and the Owner Trustee will amend the Lease to provide that (i) Basic Rent payable in respect of the period from and after the Refinancing Date shall be as provided in the Refinancing Information and (ii) amounts payable in respect of Stipulated Loss Value and Termination Value from and after the Refinancing Date shall be as provided in the Refinancing Information;

          (4) the Owner Trustee will enter into an agreement to provide for the securing thereunder of the New Debt in like manner as the Secured Certificates and will enter into such amendments and supplements to the Trust Indenture (or such new indenture or other security agreement) as may be necessary to effect such refinancing;

          (5) the Owner Participant shall pay all of the expenses (other than those of Lessee) of such refinancing (including, but not limited to, the fees, expenses and disbursements of counsel and any placement or underwriting fees) and such expenses shall be treated as Transaction Expenses; and

          (6) when calculating any of the information required to be set forth in a Refinancing Certificate, the Owner Participant shall make such calculations in a manner which (A) maintains the Owner Participant's Net Economic Return (except to the extent the assumptions referred to in the definition of "Net Economic Return" have been altered since the Delivery Date in connection with an adjustment to Rents pursuant to Section 3(d) of the Lease or such assumptions are the subject of the recalculations being conducted by the Owner Participant), and (B) minimizes the Net Present Value of Rents to Lessee to the extent possible consistent with clause (A). All adjustments to Basic Rent shall also be in compliance with the tests of Sections 4.02(5) and 4.07 of Rev. Proc. 75-28 and no such adjustment shall cause the Lease to constitute a "disqualified leaseback or long-term agreement" within the meaning of Section 467 of the Code.

          (b) The Secured Certificates shall not be subject to voluntary redemption by the Owner Trustee without the consent of Lessee except as set forth in Section 2.14 of the Trust Indenture.

          SECTION 18.    COLLATERAL ACCOUNT.

          (a) The Indenture Trustee shall notify the Owner Trustee and Lessee of any losses incurred on the Cash Equivalents in the Collateral Account promptly upon the realization thereof, as well as any fees, commissions and other costs, Taxes (other than income taxes) and expenses, if any, incurred by the Indenture Trustee in connection with its administration of the Collateral Account (collectively, "LOSSES"). Promptly upon receipt of such notification but, in any event, no later than the earlier of the Delivery Date, the date of assumption of the Secured Certificates by Lessee, or the date of redemption of the Secured Certificates occurring pursuant to Section 2.10(c), 2.10(d) or 2.10(e) of the Trust Indenture Lessee shall pay to the Indenture Trustee for deposit into the Collateral Account, an amount equal to such Losses (net of any investment earnings).

          (b) Lessee shall pay to the Indenture Trustee (A) on each Payment Date prior to the Delivery Date an amount equal to the aggregate amount of interest accrued on the Secured Certificates from (and including) the Certificate Closing Date or previous Payment Date, as the case may be, to, but excluding, such Payment Date and (B) on the Delivery Date, interest accrued on the Secured Certificates from and including the last Payment Date (or, if none, the Certificate Closing Date), to, but excluding, the Delivery Date. The Indenture Trustee shall deposit all payments made by Lessee pursuant to clause
(B) in a non-interest bearing account for payment to Certificate Holders on the Payment Date. In addition, Lessee will pay to the Indenture Trustee all amounts owed by the Owner Trustee pursuant to clause (b) of the third paragraph of
Section 2.02 of the Trust Indenture.

          (c) If the Manufacturer Delivery shall not have occurred on or prior to the Prepayment Date, Lessee agrees to pay to the Indenture Trustee, on the 15th day following the

Prepayment Date, the excess, if any, of the amounts payable under Section 2.10(c) of the Trust Indenture over the amounts released from the Collateral Account under Section 2.19 of the Trust Indenture.

          (d) If (i) the Manufacturer Delivery shall have occurred, (ii) the Delivery Date shall not have occurred on or prior to the Cut-Off Date and (iii) Lessee shall not have assumed the Secured Certificates by the Determination Date, Lessee agrees to pay to the Indenture Trustee, on the 15th day after the Determination Date, the excess, if any, of the amounts payable under Section 2.10(d) of the Trust Indenture over the amounts released from the Collateral Account under Section 2.19 of the Trust Indenture.

          (e) If (i) a Triggering Event shall have occurred on or prior to the Prepayment Date, (ii) the Delivery Date shall not have occurred and (iii) Lessee shall not have assumed the Secured Certificates, Lessee agrees to pay to the Indenture Trustee, on behalf of the Owner Trustee, on the 15th date following the date of occurrence of the applicable Triggering Event, the excess, if any, of the amounts payable under Section 2.10(e) of the Trust Indenture over the amounts released from the Collateral Account under Section 2.19 of the Trust Indenture.

          (f) On the Delivery Date immediately upon transfer of title to the Aircraft to the Owner Trustee, or immediately upon assumption of the Secured Certificates by Lessee pursuant to Section 1(e)(i) of this Agreement, or upon prepayment of the Secured Certificates pursuant to Section 1(e)(ii) of this Agreement, the Indenture Trustee will transfer to Lessee by wire transfer, in immediately available funds, cash equal to any amount then remaining in the Collateral Account.

          (g) amounts payable by Lessee pursuant to this Section 18 shall be paid to the Indenture Trustee at State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110, ABA No. 011-00-0028, Account No. 9900-314-7, Attention: Corporate Trust Department, Reference: Northwest/NW 1997 G, not later than 10:30 a.m., New York City time, by wire transfer of immediately available funds in Dollars on the due date of such payment. All amounts payable to Lessee pursuant to this Section 18 shall be paid to Lessee in accordance with Schedule I hereto, not later than 10:30 a.m., New York City time, by wire transfer of immediately available funds in Dollars on the due date of such payment.

          (h) Each of the parties hereto agrees that, for Federal income tax purposes, (A) Lessee shall be treated as the initial borrower with respect to the Secured Certificates and shall report as income all interest and gains on the Collateral Account and shall deduct as its interest expense all interest paid or payable to each Pass Through Trustee for this period in a manner consistent with a short-term loan to Lessee maturing on the earliest of (i) the Delivery Date, (ii) the date of assumption of the Secured Certificates by Lessee or (iii) the date of redemption of the Secured Certificates pursuant to Section 2.10(c), 2.10(d) or 2.10(e) of the Trust Indenture and (B) the Owner Trustee or the Lessee shall be treated as the borrower with respect to the Secured Certificates on and after the date specified in clauses (A)(i) or (A)(ii) of this Section 18(h) respectively.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                        NORTHWEST AIRLINES, INC.,
                                           LESSEE


                                        By:  /s/ Mark D. Powers
                                             ------------------------------
                                        Name:  Mark D. Powers
                                        Title: Vice President-Finance
                                               and Assistant Treasurer
                                        Address:  U.S. MAIL
                                                  ---------
                                                  5101 Northwest Drive (A4010)
                                                  St. Paul, Minnesota
                                                  55111-3034

                                                  OVERNIGHT COURIER
                                                  -----------------
                                                  2700 Lone Oak Parkway (A4010)
                                                  Eagan, Minnesota  55121
                                        Attn:     Senior Vice President-Finance
                                                   and Treasurer
                                        Telecopy No.: (612) 726-0665


                                        NORTHWEST AIRLINES CORPORATION,
                                           GUARANTOR


                                        By:  /s/ Mark D. Powers
                                             ------------------------------
                                        Name: Mark D. Powers
                                        Title: Vice President-Finance
                                               and Assistant Treasurer
                                        Address:  U.S. MAIL
                                                  ---------
                                                  5101 Northwest Drive (A4010)
                                                  St. Paul, Minnesota
                                                  55111-3034

                                                  OVERNIGHT COURIER
                                                  -----------------
                                                  2700 Lone Oak Parkway (A4010)
                                                  Eagan, Minnesota  55121
                                        Attn:     Senior Vice President-Finance
                                                   and Treasurer
                                        Telecopy No.: (612) 726-0665


                                  - Signature Page -

                                        NORTHWEST AIRLINES, INC.,
                                           INITIAL OWNER PARTICIPANT


                                        By:  /s/ Mark D. Powers
                                             ------------------------------
                                        Name: Mark D. Powers
                                        Title: Vice President-Finance
                                               and Assistant Treasurer
                                        Address:  U.S. MAIL
                                                  ---------
                                                  5101 Northwest Drive (A4010)
                                                  St. Paul, Minnesota
                                                  55111-3034

                                                  OVERNIGHT COURIER
                                                  -----------------
                                                  2700 Lone Oak Parkway (A4010)
                                                  Eagan, Minnesota  55121
                                        Attn:     Senior Vice President-Finance
                                                   and Treasurer
                                        Telecopy No.: (612) 726-0665

                                        STATE STREET BANK AND
                                        TRUST COMPANY,
                                           INDENTURE TRUSTEE


                                        By:  /s/ Donald E. Smith
                                             ------------------------------
                                        Name:  Donald E. Smith
                                        Title: Vice President
                                        Address:  Two International Place
                                                  4th Floor
                                                  Boston, Massachusetts  02110
                                        Attn:     Corporate Trust Department
                                        Telecopy No.: (617) 664-5371


                                  - Signature Page -

                                        FIRST SECURITY BANK,
                                        NATIONAL ASSOCIATION,
                                        not in its individual capacity,
                                        except as expressly provided herein,
                                        but solely as Owner Trustee,
                                           OWNER TRUSTEE


                                        By:  /s/ Greg A. Hawley
                                             ------------------------------
                                        Name:  Greg A. Hawley
                                        Title: Vice President
                                        Address:  79 South Main Street
                                                  Salt Lake City, Utah  84111
                                        Attn:     Corporate Trust Department
                                        Telecopy No.: (801) 246-5053

                                        STATE STREET BANK AND TRUST COMPANY, not in its individual capacity, except as otherwise provided herein, but solely as Pass Through Trustee,
                                             PASS THROUGH TRUSTEE


                                        By:  /s/ Donald E. Smith
                                             ------------------------------
                                        Name:  Donald E. Smith
                                        Title: Vice President
                                        Address:  Two International Place
                                                  4th Floor
                                                  Boston, Massachusetts  02110
                                        Attn:     Corporate Trust Department
                                        Telecopy No.: (617) 664-5371


                                  - Signature Page -

                                        STATE STREET BANK AND TRUST COMPANY OF
                                        CONNECTICUT, NATIONAL ASSOCIATION, not
                                        in its individual capacity, except as
                                        otherwise provided herein, but solely as Subordination Agent,
                                             SUBORDINATION AGENT


                                        By:  /s/ Donald E. Smith
                                             ------------------------------
                                        Name:  Donald E. Smith
                                        Title: Vice President
                                        Address:  c/o State Street Bank and
                                                   Trust Company
                                                  Two International Plaza
                                                  4th Floor
                                                  Boston, Massachusetts  02110
                                        Attn:     Corporate Trust Department
                                        Telecopy No.: (617) 664-5371


                                  - Signature Page -

                                      SCHEDULE I

                                 NAMES AND ADDRESSES
                                 -------------------

Lessee:                                 Northwest Airlines, Inc.

                                        U.S. MAIL
                                        ---------
                                        5101 Northwest Drive (A4010)
                                        St. Paul, Minnesota 55111-3034

                                        OVERNIGHT COURIER
                                        -----------------

                                        2700 Lone Oak Parkway (A4010)
                                        Eagan, Minnesota  55121

                                        Attn:  Senior Vice President-Finance and
                                        Treasurer
                                        Telecopy No.:  (612) 726-0665

                                        WIRE TRANSFER
                                        -------------

                                        First Bank, N.A., Minneapolis
                                        ABA No. 091000022
                                        Acct. No. 150250099440
Initial Owner Participant:              Northwest Airlines, Inc.

                                        U.S. MAIL
                                        ---------
                                        5101 Northwest Drive (A4010)
                                        St. Paul, Minnesota 55111-3034

                                        OVERNIGHT COURIER
                                        -----------------

                                        2700 Lone Oak Parkway (A4010)
                                        Eagan, Minnesota  55121

                                        Attn:  Senior Vice President-Finance and
                                        Treasurer
                                        Telecopy No.:  (612) 726-0665

                                        WIRE TRANSFER
                                        -------------

                                        First Bank, N.A., Minneapolis
                                        ABA No. 091000022
                                        Acct. No. 150250099440

Indenture Trustee:                      State Street Bank and Trust Company
                                        Two International Place
                                        4th Floor
                                        Boston, Massachusetts  02110
                                        Attn:  Corporate Trust Department
                                        Telecopy No.:  (617) 664-5371

                                        WIRE TRANSFER
                                        -------------

                                        State Street Bank and Trust Company
                                        ABA No. 011-00-0028
                                        for credit to State Street Bank and
                                        Trust Company
                                        Acct. No. 9903-943-0
                                        Attn:  Corporate Trust Department
                                        Reference:  Northwest/NW 1997 G
Owner Trustee:                          First Security Bank, National
                                        Association
                                        79 South Main Street
                                        Salt Lake City, Utah  84111
                                        Attn:  Corporate Trust Department
                                        Telecopy No.:  (801) 246-5053
                                        Payments made to the Owner Trustee as
                                        provided in Section 3(f) of the Lease
                                        shall be made to:

                                        First Security Bank, National
                                        Association
                                        ABA No. 124-0000-12
                                        Acct. No. 051-0922115
                                        Attn:  Corporate Trust Department
                                        Credit:  Northwest/NW 1997 G
Loan Participants:


                                 SCHEDULE I - PAGE 2

                                     SCHEDULE II

                                     COMMITMENTS



                                        INTEREST RATE
   PURCHASERS                           AND MATURITY                        PURCHASE PRICE
   ----------                           -------------                       --------------
Northwest Airlines
Pass Through Trust
    1997-1A              7.068% Series A Secured Certificates due     G     $10,369,024.29
                         January 2, 2016
                                                                      [H     10,369,450.52
                                                                      I      10,560,952.07
                                                                      J      10,574,426.83
                                                                      K      10,583,770.00
                                                                      L      10,568,876.29]
    1997-1B              7.248% Series B Secured Certificates due
                         January 2, 2012 [G, H];
                         January 2, 2013 [I, J, K, L]                 G     $ 3,169,029.45
                                                                      [H      3,112,327.96
                                                                      I       3,538,462.47
                                                                      J       3,474,730.05
                                                                      K       3,419,603.59
                                                                      L       3,393,846.48]
    1997-1C              7.039% Series C Secured Certificates due
                         January 2, 2006 [G];
                         July 2, 2006 [H];
                         January 2, 2007 [I, J, K, L]                 G     $ 1,963,999.98
                                                                      [H      1,967,999.99
                                                                      I       1,980,000.00
                                                                      J       1,983,999.99
                                                                      K       1,988,000.02
                                                                      L       1,990,500.02]
                         Debt Portion                                       $_____________


                                     SCHEDULE III

                            PASS THROUGH TRUST AGREEMENTS
                            -----------------------------

1. Pass Through Trust Agreement, dated as of June 3, 1996, among Northwest Airlines Corporation, Northwest Airlines, Inc., and State Street Bank and Trust Company, as supplemented by Trust Supplement No. 1997-1A, dated as of September 25, 1997.
2. Pass Through Trust Agreement, dated as of June 3, 1996, among Northwest Airlines Corporation, Northwest Airlines, Inc., and State Street Bank and Trust Company, as supplemented by Trust Supplement No. 1997-1B, dated as of September 25, 1997.
3. Pass Through Trust Agreement, dated as of June 3, 1996, among Northwest Airlines Corporation, Northwest Airlines, Inc., and State Street Bank and Trust Company, as supplemented by Trust Supplement No. 1997-1C, dated as of September 25, 1997.

                                     SCHEDULE IV

                               MANDATORY ECONOMIC TERMS
                               ------------------------

SECURED CERTIFICATES
--------------------

Loan to Aircraft Value Ratio on any July 2 Payment Date (with the values of the Aircraft set forth in the Prospectus Supplement (as defined in the Pass Through Agreement) in "Description of the Equipment Notes - Loan to Value Ratios of Equipment Notes") shall be as follows:

          Series A:        not in excess of 43.0%
          Series B:        not in excess of 61.0%
          Series C:        not in excess of 69.0%

AVERAGE LIFE:

The average life may not be more than 13.73 years in the case of the Series A Certificates and 13.40 in the case of the Series B Certificates and in the case of the Series C Certificates may not be so great as to cause the average life of the Pass Through Certificates, 1997-1-C, to be more than 6.00 years (but in each case may be decreased by any amount); and the average life of the Pass Through Certificates, 1997-1-A may not be more than 12.69 years, the average life of the Pass Through Certificates, 1997-1-B may not be more than 10.94 years and the average life of the Pass Through Certificates 1997-1-C may not be more than 6.00 years.
FINAL MATURITY DATE:

          Series A:        may not be extended beyond January 2, 2016
          Series B:        may not be extended beyond January 2, 2013
          Series C:        may not be extended beyond January 2, 2007

Debt Rate (computed on the basis of a 360-day year consisting of twelve 30-day months, payable semi-annually in arrears) shall be as follows:

          Series A:        7.068%
          Series B:        7.248%
          Series C:        7.039%

PAST DUE RATE:             Debt Rate plus 2% per annum.
PAYMENT DATES:             January 2 and July 2.
MAKE-WHOLE AMOUNT:         As provided in the Trust Indenture.
REDEMPTION
AND PURCHASE:              As provided in the Trust Indenture.

LEASE
LEASE PERIOD DATES:        January 2 and July 2.
MINIMUM RENT:              Basic Rent due and payable on each Lease Period Date
                           shall, together with the amount of Excess Amount payable on such date, be at least sufficient to pay in full, as of such Lease Period Date (assuming timely payment of the Secured Certificates prior to such

                           Date), the aggregate principal amount of scheduled
                           installments due on the Secured Certificates
                           outstanding on such Lease Period Date.
SUPPLEMENTAL RENT:         Shall be sufficient to cover the sum described in the
                           definition of such term in Annex A to the
                           Participation Agreement.
STIPULATED LOSS VALUE:     At all times shall be equal to or greater than the
                           outstanding principal amount of the Secured
                           Certificates together with accrued interest thereon.
TERMINATION VALUE:         At all times shall be equal to or greater than the
                           outstanding principal amount of the Secured
                           Certificates together with accrued interest thereon.
ALL-RISK HULL INSURANCE:   Shall not be less than Stipulated Loss Value, subject
                           to Lessee's right to self-insure on terms no more
                           favorable to Lessee in any material respect than
                           those set forth in Section 11(d) of the form of Lease
                           attached as EXHIBIT C to the Participation Agreement.
MINIMUM LIABILITY
INSURANCE AMOUNT:          $150,000,000 per occurrence.
PAST DUE RATE:             As set forth in the definition thereof in Annex A to
                           the Participation Agreement.


                                 SCHEDULE IV - PAGE 2

                                      SCHEDULE V

                               MANDATORY DOCUMENT TERMS

          Any amendment and restatement, or initial execution and delivery, of the Operative Documents on the Delivery Date or, if earlier, the Transfer Date:
          1. May not modify in any material adverse respect the Granting Clause of the Trust Indenture so as to deprive the Certificate Holders of a first priority security interest in and mortgage lien on the Aircraft and the Lease or to eliminate any of the obligations secured thereby or otherwise modify, in any material adverse respect as regards the interests of the Certificate Holders, the Subordination Agent, the Liquidity Provider or the Indenture Trustee, the provisions of Article II or III or Section 4.02, 4.03, 4.04, 4.08. 5.01, 5.06, 9.01, or the first sentence of Section 10.11 of the Trust Indenture;
          2. May not modify in any material adverse respect as regards the interests of the Certificate Holders, the Subordination Agent, the Liquidity Provider or the Indenture Trustee the provisions of
               Section 3(d)(v), Section 3(f), the second sentence of Section 11(a)(I), the second sentence of Section 16, Section 18, the third sentence of Section 20, or the third and sixth sentences of
               Section 24 of the form of Lease attached as EXHIBIT C to the Participation Agreement or otherwise modify the terms of the form of Lease attached as EXHIBIT C to the Participation Agreement so as to deprive the Indenture Trustee of rights expressly contemplated to be granted to the "Indenture Trustee" therein;
          3. May not modify in any material adverse respect as regards the interests of the Certificate Holders, the Subordination Agent, the Liquidity Providers or the Indenture Trustee the provisions of Section 5(a)(vi), Section 5(a)(ix)(1) and (2), Section 9,
               Section 11(b), Section 12, the fifth sentence of Section 15(c),
               Section 15(e) or Section 18 of the Participation Agreement or of the provisions of Sections 5(a)(xi), (xii), (xiii), (xiv), (xv) and (xvi) of the Participation Agreement so as to eliminate the requirement to deliver to the Indenture Trustee the legal opinions to be provided to the Indenture Trustee thereunder (recognizing that the lawyers rendering such opinions may be changed) or otherwise modify the terms of the Participation Agreement to deprive the Subordination Agent, the Liquidity Provider or the Indenture Trustee of any indemnity or right of reimbursement in its favor for Expenses or Taxes;
          4. May not modify in any material adverse respect as regards the interests of the holders of the Pass Through Certificates, the Subordination Agent, the Liquidity Provider or the Indenture Trustee, the definition of "Make-Whole Amount" or "Supplemental Rent" in Annex A to the Participation Agreement; and

          5. Shall contain representations, warranties and covenants of the Owner Participant substantially similar to those set forth on EXHIBIT A attached hereto.

          Notwithstanding the foregoing, any such Mandatory Document Term may be modified to correct or supplement any such provision which may be defective or to cure any ambiguity or correct any mistake, PROVIDED that any such action shall not materially adversely affect the interests of the Certificate Holders, the Subordination Agent, the Liquidity Provider, the Indenture Trustee or the holders of the Pass Through Certificates.


                                 SCHEDULE V - PAGE 2

                                                                      Exhibit A
                                                                          to
                                                                      Schedule V

          Section ________. REPRESENTATIONS, WARRANTIES AND COVENANTS OF OWNER PARTICIPANT. (a) REPRESENTATIONS AND WARRANTIES. In addition to and without limiting its other representations and warranties provided for in this Section 8, the Owner Participant represents and warrants that:

          (i) it is duly incorporated, validly existing and in good standing under the laws of the State of ____________ and has the corporate power and authority to carry on its present business and operations and to own or lease its properties, and has the corporate power and authority to enter into and to perform its obligations under the Owner Participant Documents; this Agreement and the other Owner Participant Documents have been duly authorized, executed and delivered by it; and this Agreement and each of the other Owner Participant Documents constitute the legal, valid and binding obligations of the Owner Participant enforceable against it in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity; and it has a tangible net worth (exclusive of goodwill) greater than $75,000,000;

          (ii) neither (A) the execution and delivery by the Owner Participant of the Owner Participant Documents nor (B) compliance by it with all of the provisions thereof, (x) will contravene any law or order of any court or governmental authority or agency applicable to or binding on the Owner Participant (it being understood that no representation or warranty is made with respect to laws, rules or regulations relating to aviation or to the nature of the equipment owned by the Owner Trustee other than such laws, rules or regulations relating to the citizenship requirements of the Owner Participant under applicable law), or (y) will contravene the provisions of, or constitutes or has constituted or will constitute a default under, or result in the creation of any Lien (other than Liens provided for in the Operative Documents) upon any property of the Owner Participant under, its certificate of incorporation or by-laws or any indenture, mortgage, contract or other agreement or instrument to which the Owner Participant is a party or by which it or any of its property may be bound or affected;

          (iii) no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body (other than as required by the Federal Aviation Act or the regulations promulgated thereunder) is required for the due execution, delivery or performance by it of the Owner Participant Documents;

          (iv) there are no pending or, to its knowledge, threatened actions or proceedings before any court or administrative agency or arbitrator which would materially adversely affect the Owner Participant's ability to perform its obligations under


                                SCHEDULE V - PAGE A-1
     this Agreement, the Participation Agreement, the Tax Indemnity Agreement and the Trust Agreement;

          (v) neither the Owner Participant nor anyone authorized by it to act on its behalf (it being understood that in proposing, facilitating and otherwise taking any action in connection with the financing contemplated hereby and agreed to herein by the Owner Participant, Lessee has not acted as agent of the Owner Participant) has directly or indirectly offered any Secured Certificate or Certificate or any interest in and to the Trust Estate, the Trust Agreement or any similar interest for sale to, or solicited any offer to acquire any of the same from, any Person; the Owner Participant's interest in the Trust Estate and the Trust Agreement is being acquired for its own account and is being purchased for investment and not with a view to any resale or distribution thereof;

          (vi) on the Delivery Date, the Trust Estate shall be free of Lessor Liens attributable to the Owner Participant other than any Lessor Liens (including for this purpose Liens which would be Lessor Liens but for the proviso in the definition of Lessor Liens);

          (vii) it is a Citizen of the United States (without making use of a voting trust agreement, voting powers agreement or similar arrangement); and

          (viii) it is not acquiring its interest in the Trust Estate or any interests represented thereby with the assets of any "employee benefit plan" as defined in Section 3(3) of ERISA or of any "plan" within the meaning of Section 4975(e)(1) of the Code. The Owner Participant agrees that it will not transfer any of its right, title or interest in and to this Agreement, the Trust Estate or the Trust Agreement or any proceeds therefrom to any entity unless such entity makes (or is deemed to have made) a representation and warranty as of the date of transfer that either no part of the funds to be used by it for the purchase of such right, title and interest (or any part thereof) constitutes assets of any "employee benefit plan" or that such transfer will not result in a prohibited transaction (as defined in Section 4975 of the Code and ERISA).

          (b) The Owner Participant agrees, solely for the benefit of Lessee and the Loan Participants, that if (i) it shall cease to be, or believes itself likely to cease to be, a Citizen of the United States and (ii) the Aircraft shall or would therefore become ineligible for registration in the name of the Owner Trustee under the Federal Aviation Act and regulations then applicable thereunder, then the Owner Participant shall (at its own expense and without any reimbursement or indemnification from Lessee) promptly effect a voting trust, voting powers agreement or other similar arrangement or take any other action as may be necessary to prevent any deregistration and to maintain the United States registration of the Aircraft. It is agreed that: (A) the Owner Participant shall be liable to pay on request to each of the other parties to the Participation Agreement and to each holder of a Secured Certificate for any damages suffered by any such other party or holder as the result of the representation and warranty of the Owner Participant that it is a Citizen of the United States without making use of any voting trust, voting powers agreement or other arrangement proving to be untrue as of the Delivery Date; and (B) the Owner Participant shall be liable to pay on request to Lessee, any Sublessee and the Loan Participants for any damages which may be incurred by Lessee, any Sublessee or the Loan


                                SCHEDULE V - PAGE A-2

Participants as a result of the Owner Participant's failure to comply with its obligations pursuant to the preceding sentence.

          (c) The Owner Participant covenants and agrees that it shall not cause or permit to exist a Lessor Lien attributable to it with respect to the Aircraft or any other portion of the Trust Estate. The Owner Participant agrees that it will promptly, at its own expense, take such action as may be necessary duly to discharge such Lessor Lien attributable to it. The Owner Participant agrees to make restitution to the Trust Estate for any actual diminution of the assets of the Trust Estate resulting from Lessor Liens (including for this purpose Liens which would be Lessor Liens but for the proviso in the definition of Lessor Liens) attributable to it. The Owner Participant agrees to make restitution to the Trust Estate for any actual diminution of the assets of the Trust Estate resulting from any Taxes or Expenses imposed on the Trust Estate against which Lessee is not required to indemnify the Trust Estate pursuant to
Section 7 hereof.

          (d) The Owner Participant will not, directly or indirectly, sell, assign, convey or otherwise transfer any of its right, title or interest in and to this Agreement, the Trust Estate or the Trust Agreement or any proceeds therefrom to any person or entity, unless (i) the proposed transferee is a "Transferee" (as defined below), (ii) Lessee shall have (1) received an opinion (in form and substance reasonably satisfactory to Lessee) of counsel to the Owner Participant (who shall be reasonably satisfactory to Lessee) to the effect that such transfer will not result in any risk of loss of tax benefits to, or any increase in the tax liability of, Lessee and (2) received from the Owner Participant so seeking to transfer such right, title or interest reasonably satisfactory indemnification for any loss of tax benefits to, and increase in the tax liability of, Lessee, and (iii) the Owner Participant sells, assigns, conveys or otherwise transfers all of its right, title and interest in and to this Agreement, the Trust Estate, the Trust Agreement and the proceeds therefrom to a single entity. A "TRANSFEREE" shall mean either (A) a bank or other financial institution with a combined capital, surplus and undivided profits of at least $75,000,000 or a corporation whose tangible net worth is at least $75,000,000, exclusive of goodwill, in either case as of the proposed date of such transfer, as determined in accordance with generally accepted accounting principles, or (B) any subsidiary of such a bank, financial institution or corporation, PROVIDED that such bank, financial institution or corporation furnishes to the Owner Trustee, the Indenture Trustee and Lessee a guaranty with respect to the Owner Participant's obligations, in the case of the Owner Trustee, under the Trust Agreement and, in the case of the Indenture Trustee and Lessee, the Owner Participant's obligations hereunder, including but not limited to, under Section 8(c) and Section 8(h) hereof, in form and substance reasonably satisfactory to Lessee, the Owner Trustee and the Indenture Trustee; PROVIDED, HOWEVER, that any Transferee shall not be an airline, a commercial air carrier, an air freight forwarder, an entity engaged in the business of parcel transport by air or other similar person or a corporation or other entity controlling, controlled by or under common control with such an airline, a commercial air carrier, an air freight forwarder, an entity engaged in the business of parcel transport by air or other similar person. Each such transfer to a Transferee shall be subject to the conditions that (M) upon giving effect to such transfer, the Transferee is a Citizen of the United States (without making use of a voting trust agreement, voting powers agreement or other similar arrangement unless approved by Lessee), and has full power and authority to enter into the transactions contemplated hereby, (N) the Transferee has the requisite power and authority to enter into and carry out the transactions contemplated hereby and such Transferee shall have delivered to


                                SCHEDULE V - PAGE A-3

Lessee, the Owner Trustee and the Indenture Trustee an opinion of counsel in form and substance reasonably satisfactory to such persons as to the due authorization, delivery, legal, valid and binding effect and enforceability of the agreement or agreements referred to in the next clause with respect to the Transferee and any guaranty provided pursuant to the provisions of this Section 8(n) as to the guarantor, (O) the Transferee enters into an agreement or agreements, in form and substance reasonably satisfactory to the Owner Trustee, Lessee and the Indenture Trustee, whereby the Transferee confirms that it shall be deemed a party to this Agreement and a party to the Trust Agreement and agrees to be bound by all the terms of, and to undertake all of the obligations of the transferor Owner Participant contained in, the Owner Participant Documents (to the extent of the participation so transferred to it) and makes the representations and warranties made by the Owner Participant thereunder, (P) such transfer does not affect registration of the Aircraft under the Federal Aviation Act, or any rules or regulations promulgated thereunder or create a relationship which would be in violation thereof or violate any provision of the Securities Act of 1933, as amended, or any other applicable Federal or state law, (Q) the transferor Owner Participant assumes the risk of any loss of Interest Deductions, Amortization Deductions and MACRS Deductions and the risk of any Inclusion Event (each as defined in the Tax Indemnity Agreement) resulting from such transfer, (R) the transferor Owner Participant pays all of the costs and expenses (including, without limitation, fees and expenses of counsel) incurred in connection with such transfer, including the costs and expenses of the Owner Trustee, the Indenture Trustee, Lessee and the Loan Participants in connection therewith, and (S) the terms of the Operative Documents and the Overall Transaction shall not be altered. Upon any such transfer by the Owner Participant as above provided, the Transferee shall be deemed the Owner Participant for all purposes hereof and of the other Operative Documents and each reference herein to the transferor Owner Participant shall thereafter be deemed for all purposes to be to the Transferee and the transferor Owner Participant shall be relieved of all obligations of the transferor Owner Participant under the Owner Participant Documents arising after the date of such transfer except to the extent fully attributable to or arising out of acts or events occurring prior thereto and not assumed by the Transferee (in each case, to the extent of the participation so transferred). If the Owner Participant intends to transfer any of its interests hereunder, it shall give 30 days prior written notice thereof to the Indenture Trustee, the Owner Trustee and Lessee, specifying the name and address of the proposed Transferee.

          (e) The Owner Participant covenants and agrees that if (i) Lessee has elected pursuant to Section 9(a)(2) of the Lease to terminate the Lease by causing the Aircraft to be sold pursuant to Section 9(c) of the Lease and (ii) the Owner Trustee has, pursuant to Section 9(c) of the Lease, given to Lessee written notice of Lessor's election to retain title to the Aircraft and (iii) the Owner Trustee has failed to make, on or before the Termination Date, any payment required to be made by the Owner Trustee pursuant to Section 9(c) in connection with its retention of title to the Aircraft, the Owner Participant will indemnify Lessee for any losses, damages, costs or expenses of any kind (including any additional rents paid by Lessee and any fees and expenses of lawyers, appraisers, brokers or accountants) incurred as a consequence of such failure by the Owner Trustee. The Owner Participant further covenants and agrees to pay those costs and expenses specified to be paid by the Owner Participant pursuant to EXHIBIT E to the Lease.

          (f) MISCELLANEOUS. The Owner Participant covenants and agrees that it shall not unreasonably withhold its consent to any consent requested of the Owner Trustee, as Lessor,


                                SCHEDULE V - PAGE A-4
under the terms of the Lease which by its terms is not to be unreasonably withheld by the Owner Trustee, as Lessor.

          (g) CHANGE IN SITUS OF OWNER TRUST. The Owner Participant agrees that if, at any time, the Trust Estate becomes subject to any Taxes for which it is indemnified pursuant to Section 7(b) hereof and if, as a consequence thereof, Lessee should request that the situs of the trust be moved to another state in the United States from the state in which it is then located, the situs of the trust may be moved with the written consent of the Owner Participant (which consent shall not be unreasonably withheld) and the Owner Participant will take whatever action may be reasonably necessary to accomplish such removal; PROVIDED that (A) Lessee shall provide such additional tax indemnification as the Owner Participant and the Indenture Trustee may reasonably request, (B) the rights and obligations under the Operative Documents of the Owner Participant and the Indenture Trustee shall not be altered as a result of the taking of such action,
(C) the lien of the Trust Indenture on the Trust Indenture Estate shall not be adversely affected by such action, and (D) the Owner Participant and the Indenture Trustee shall have received an opinion or opinions of counsel (satisfactory to the Owner Participant and the Indenture Trustee), in scope, form and substance satisfactory to the Owner Participant and the Indenture Trustee to the effect that (I) the trust, as thus removed, shall remain a validly established trust, (II) any amendments to the Trust Agreement necessitated by such removal shall have been duly authorized, executed and delivered by the parties thereto and shall constitute the valid and binding obligations of such parties, enforceable in accordance with their terms, (III) such removal will not result in the imposition of, or increase in the amount of, any Tax for which Lessee is not required to indemnify the Owner Participant, the Indenture Trustee, the Owner Trustee or the Trust Estate pursuant to Section 7(b) hereof (taking into account any additional indemnification provided by Lessee pursuant to clause (A) of this sentence), (IV) such removal will not result in any loss of Interest Deductions or MACRS Deductions or an Inclusion Event (as defined in the Tax Indemnity Agreement) with respect to which Lessee is not required to indemnify the Owner Participant pursuant to Section 4 of the Tax Indemnity Agreement (taking into account any additional indemnification provided by Lessee pursuant to clause (A) of this sentence) and (V) if such removal involves the replacement of the Owner Trustee, an opinion of counsel to such successor Owner Trustee in form and substance reasonably satisfactory to the Indenture Trustee and to the Owner Participant covering the matters described in the opinions delivered pursuant to Sections 4(a)(xiii) and 5(a)(xiii) hereof and such other matters as the Indenture Trustee and the Owner Participant may reasonably request, and (E) Lessee shall indemnify and hold harmless the Owner Participant and the Indenture Trustee on a net after-tax basis against any and all reasonable and actual costs and expenses including reasonable counsel fees and disbursements, registration fees, recording or filing fees and taxes incurred by the Owner Trustee, the Owner Participant and the Indenture Trustee in connection with such change of situs.


                                SCHEDULE V - PAGE A-5

                                                                       EXHIBIT A
                                                                TO PARTICIPATION
                                                                       AGREEMENT
                                                                     [NW 1997 G]

                       SCHEDULE OF COUNTRIES FOR REREGISTRATION
                       ----------------------------------------

Argentina                               Malta
Australia                               Mexico
Austria                                 Morocco
Bahamas                                 Netherlands
Belgium                                 New Zealand
Brazil                                  Norway
Canada                                  Paraguay
Chile                                   People's Republic of China
Denmark                                 Philippines
Egypt                                   Portugal
Finland                                 Republic of China (Taiwan)
France                                  Singapore
Germany                                 South Africa
Greece                                  South Korea
Hungary                                 Spain
Iceland                                 Sweden
India                                   Switzerland
Indonesia                               Thailand
Ireland                                 Tobago
Italy                                   Trinidad
Japan                                   United Kingdom
Luxembourg                              Uruguay
Malaysia                                Venezuela


                                     EXHIBIT A-1

                                 ANNEX A [NW 1997 G]

                                     DEFINITIONS

          Unless the context otherwise requires, the following terms shall have the following meanings for all purposes of the Operative Documents referred to below which are being executed and delivered on or prior to the Certificate Closing Date (as such term is defined below) and shall be equally applicable to both the singular and the plural forms of the terms herein defined. In the case of any conflict between the provisions of this Annex A and the provisions of any Operative Document, the provisions of such Operative Document shall control the construction of such Operative Document.

          "ACTUAL KNOWLEDGE" shall mean, (i) as it applies to the Owner Trustee or Indenture Trustee, as the case may be, actual knowledge of a Responsible Officer in the Trust Office of the Owner Trustee or in the Corporate Trust Office of the Indenture Trustee, as the case may be, and (ii) as it applies to the Owner Participant, actual knowledge of a vice president or other higher officer of the Owner Participant having responsibility for the transactions contemplated by the Operative Documents.

          "AFFILIATE" means, with respect to any person, any other person directly or indirectly controlling, controlled by or under common control with such person. For the purposes of this definition, "control" (including "controlled by" and "under common control with") shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of such person whether through the ownership of voting securities or by contract or otherwise.

          "AIRCRAFT" means the Airframe to be delivered and leased under the Lease (or any airframe from time to time substituted for such Airframe pursuant to Section 10(a) of the Lease) together with the four Engines initially leased under the Lease (or any engine substituted for either of such Engines pursuant to the terms of the Lease), whether or not any of such initial or substituted Engines may from time to time be installed on such initial or substituted Airframe or may be installed on any other airframe or on any other aircraft. Prior to delivery of the Lease, references in the Operative Documents to Aircraft shall mean the British Aerospace Avro 146-R585A airframe bearing manufacturer's serial number E2316 and anticipated to bear FAA registration number N507XJ, together with four AlliedSignal LF507 type engines.

          "AIRFRAME" means: (i) the British Aerospace Avro 146-RJ85A aircraft (except Engines or engines from time to time installed thereon) specified in the initial Lease Supplement, which aircraft shall be leased by Lessor to Lessee under the Lease and under such Lease Supplement, and any aircraft (except Engines or engines from time to time installed thereon) which may from time to time be substituted for such aircraft (except Engines or engines from time to time installed thereon) pursuant to clause (ii) of the first paragraph of
Section 10(a) of the Lease; and (ii) any and all Parts (A) so long as the same shall be incorporated or installed in or attached to such aircraft (except Engines or engines from time to time installed thereon), or (B) so long as title thereto shall remain vested in Lessor in accordance with the terms of Section 8 of the Lease after removal from such aircraft (except Engines or engines from time to time installed thereon); PROVIDED, HOWEVER, that at such time as an aircraft (except Engines or engines from time to time installed thereon) shall be deemed part of the property leased under the Lease in substitution for the Airframe pursuant to the applicable provisions of the Lease, the replaced Airframe shall cease to be an Airframe under the Lease.

          "AMORTIZATION AMOUNT" shall mean, with respect to any Principal Amount Repayment Date, the amount set forth opposite such Date on the Amortization Schedule.

          "AMORTIZATION SCHEDULE" shall mean the amortization schedule for the Secured Certificates delivered pursuant to Section 2.02 of the Trust Indenture.

          "APPLICABLE RATE" means as of any date the weighted average of the interest rates borne by the Secured Certificates then outstanding and, if no Secured Certificates shall be outstanding, the Base Rate.

          "ASSUMPTIONS" has the meaning set forth in Section 1(c)(ii) of the Participation Agreement.

          "AVERAGE LIFE DATE" for each Secured Certificate to be redeemed shall be the date which follows the redemption date by a period equal to the Remaining Weighted Average Life at the redemption date of such Secured Certificate. "Remaining Weighted Average Life" of such Secured Certificate, at the redemption date of such Secured Certificate, shall be the number of days equal to the quotient obtained by dividing (a) the sum of each of the products obtained by multiplying (i) the amount of each then remaining installment of principal, including the payment due on the maturity date of such Secured Certificate, by
(ii) the number of days from and including the redemption date to but excluding the scheduled payment date of such principal installment; by (b) the then unpaid principal amount of such Secured Certificate.

          "BANKRUPTCY CODE" means the Bankruptcy Reform Act of 1978, as amended, or any subsequent legislation that amends, supplements or supersedes such provisions.

          "BASE RATE" means the rate of interest announced publicly by Citibank, N.A. in New York, New York from time to time as its base rate.

          "BASIC RENT" means, for the Basic Term, the rent payable for the Aircraft pursuant to Section 3(c) of the Lease as adjusted as provided in
Section 3(d) of the Lease but subject always to the provisions of Section 3(d)(v) of the Lease and, for any Renewal Term, Basic Rent determined pursuant to Section 19 of the Lease.

          "BASIC TERM" means the term for which the Aircraft is to be leased under the Lease pursuant to Section 3(a) of the Lease commencing on the Delivery Date and ending on a date approximately 20 years later, or such earlier date as the Lease may be terminated in accordance with the provisions of the Lease.

          "BENEFICIAL INTEREST" means the interest of the Owner Participant (or the Initial Owner Participant, as the case may be) under the Trust Agreement.

          "BILL OF SALE" means a full warranty bill of sale covering the Aircraft, executed by Lessee in favor of the Owner Trustee, dated the Delivery Date, specifically referring to the Airframe and each Engine, which Bill of Sale shall contain, among other things, a statement that such Bill of Sale thereby conveys to the Owner Trustee good title to the Airframe and each Engine described in such Bill of Sale, free and clear of all liens, encumbrances and rights of others except Liens permitted by clause (v) of Section 6 of the Lease.

          "BUSINESS DAY" means any day other than a Saturday or Sunday or a day on which commercial banks are required or authorized to close in the City of New York, New York; Boston, Massachusetts; or Minneapolis, Minnesota.

          "CASH EQUIVALENTS" (i) on or prior to the earliest to occur of (i) the Delivery Date, (ii) the date of assumption by Lessee of the Secured Certificates and (iii) the date of redemption of the Secured Certificates pursuant to Section 2.10(c), (d) or (e) of the Trust Indenture, shall mean (a) direct obligations of the United States or obligations fully guaranteed by the United States, (b) commercial paper rated A-1/P-1 by S&P and Moody's, respectively, or, if such ratings are unavailable, rated by any nationally recognized rating organization in the United States equal to the highest rating assigned by such rating organization, (c) investments in negotiable certificates of deposit, time deposits, banker's acceptances, commercial paper or other direct obligations of, or obligations guaranteed by, commercial banks organized under the laws of the United States or of any political subdivision thereof (or any U.S. branch of a foreign bank) with issuer ratings of at least B/C by Thomson Bankwatch, having maturities no later than eight months following the date of such investment, (d) overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, or (e) overnight repurchase agreements with respect to the securities described in clause (a) above entered into with an office of a bank or trust company which is located in the United States or any bank or trust company which is organized under the laws of the United States or any state thereof and has capital, surplus and undivided profits aggregating at least $500 million, and (ii) after the date specified in clause (i) above, shall mean the investments specified in Section 22(a) of the form of Lease attached as EXHIBIT C to the Participation Agreement.

          "CERTIFICATE CLOSING" means the closing of the transactions to be consummated on the Certificate Closing Date.

          "CERTIFICATE CLOSING DATE" means the date of closing with respect to the purchase of Secured Certificates by the Pass Through Trustees contemplated by Section 1(a) of the Participation Agreement.

          "CERTIFICATE CLOSING DOCUMENTS" has the meaning specified in Section 4(a)(iii) of the Participation Agreement.

          "CERTIFICATE HOLDER" shall mean any holder from time to time of one or more Secured Certificates.

          "CERTIFICATED AIR CARRIER" means a Citizen of the United States holding a carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49, United States Code, for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo or that otherwise is certified or registered to the extent required to fall within the purview of 11 U.S.C. Section 1110 or any analogous successor provision of the Bankruptcy Code.

          "CITIZEN OF THE UNITED STATES" has the meaning specified in Section 40102(a)(15) of Title 49 of the United States Code or any similar legislation of the United States of America enacted in substitution or replacement therefor.

          "CIVIL RESERVE AIR FLEET PROGRAM" means the Civil Reserve Air Fleet Program currently administered by the United States Air Force Air Mobility Command pursuant to Executive Order No. 11490, as amended, or any substantially similar program.

          "CODE" shall mean the Internal Revenue Code of 1986, as amended.

          "COLLATERAL ACCOUNT" means the deposit account established and maintained pursuant to Section 2.16 of the Trust Indenture.

          "COLLATERAL ACCOUNT CONTROL AGREEMENT" means the Collateral Account Control Agreement [NW 1997 G], dated as of September 25, 1997, among State Street Bank and Trust Company, the Indenture Trustee and the Owner Trustee.

          "COMMITMENT" means the amount of the Owner Participant's participation in Lessor's Cost for the Aircraft required to be made available or paid as provided in Section 1(d) of the Participation Agreement.

          "CONSENT AND AGREEMENT" means the Consent and Agreement [NW 1997 G], substantially in the form attached to the form of Purchase Agreement Assignment attached as EXHIBIT B to the Participation Agreement to be dated as of and entered into on the Delivery Date, executed by the Manufacturer, as the same may be amended, modified or supplemented from time to time in accordance with the applicable provisions thereof.

          "CONTINUOUS STAY PERIOD" shall have the meaning specified in Section 4.04(a) of the Trust Indenture.

          "CONTRACT RIGHTS" means all of Lessee's right, title and interest in and to Part H and Part J of the Manufacturer Support Agreement, as and to the extent that the same relate to the warranties with respect to the Aircraft, including, without limitation, (a) all claims for damages in respect of the Aircraft arising as a result of any default by the Manufacturer under Part H or Part J of the Manufacturer Support Agreement, including, without limitation, all warranty, service life policy and indemnity provisions in Part H and Part J of the Manufacturer Support Agreement in respect of the Aircraft and all claims thereunder and (b) any and all rights of Lessee to compel performance of the terms of Part H and Part J of the Manufacturer Support Agreement in support thereof.

          "CORPORATE TRUST DEPARTMENT" or "TRUST OFFICE" means the principal corporate trust office of the Owner Trustee located at 79 South Main Street, Salt Lake City, Utah 84111, Attention: Corporate Trust Department, or such other office at which the Owner Trustee's corporate trust business shall be administered which the Owner Trustee shall have specified by notice in writing to Lessee, the Indenture Trustee, the Owner Participant and each Certificate Holder.

          "CORPORATE TRUST OFFICE" shall mean the principal office of the Indenture Trustee located at Two International Place, 4th Floor, Boston, Massachusetts 02110, Attention: Corporate Trust Department, or such other office at which the Indenture Trustee's corporate trust business shall be administered which the Indenture Trustee shall have specified by notice in writing to Lessee, the Owner Trustee, the Loan Participants and each Certificate Holder.

          "CUT-OFF DATE" means the earlier of (x) the Prepayment Date and (y) the 90th day after the last day of the calendar month in which the Manufacturer Delivery occurs.

          "DEBT" shall mean any liability for borrowed money, or any liability for the payment of money in connection with any letter of credit transaction, or other liabilities evidenced or to be evidenced by bonds, debentures, notes or other similar instruments or for the deferred purchase price of property, goods or services.

          "DEBT PORTION" means the amount specified as such on Schedule II to the Participation Agreement.

          "DEBT RATE" shall mean, with respect to any Series, the rate per annum specified for such Series under the heading "Interest Rate" in Schedule I to the Trust Indenture.

          "DEFAULT" (a) for purposes of the Operative Documents other than the Trust Indenture, means any event which with the giving of notice or the lapse of time or both would become an Event of Default (as defined for purposes of the Operative Documents other than the Trust Indenture) and (b) for purposes of the Trust Indenture, means any condition or event that with the giving of notice or the lapse of time or both would become an Event of Default pursuant to Section
4.02 of the Trust Indenture or Lease Event of Default (excluding Lease Events of Default relating to Excluded Payments).

          "DELIVERY DATE" means the date of the initial Lease Supplement for the Aircraft, which date shall be the date the Aircraft is leased by Lessor to Lessee and accepted by Lessee under the Lease.

          "DELIVERY DATE CLOSING" means the closing of the transactions to be consummated on the Delivery Closing Date.

          "DELIVERY DOCUMENTS" has the meaning specified in Section 5(a)(v) of the Participation Agreement.

          "DELIVERY NOTICE" means notice of the Aircraft's Delivery Date, given by the Lessee as provided in Section 2 of the Participation Agreement and including any notice with respect to a postponed Delivery Date given by Lessee pursuant to Section 1(e)(iii) of the Participation Agreement.

          "DEPRECIATION PERIOD" means the period commencing on the Delivery Date and ending on the eighth December 31st thereafter, or such earlier date as the Lease may be terminated in accordance with the provisions thereof.

          "DETERMINATION DATE" means the earlier of (i) the 30th day following the Cut-Off Date and (ii) the Prepayment Date.

          "DOLLARS" and "$" means the lawful currency of the United States of America.

          "ELIGIBLE DEPOSIT ACCOUNT" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with a corporate trust department of a depository institution with corporate trust powers organized under the laws United States or any state thereof or the District of Columbia, and whose deposits are insured by the Federal Deposit Insurance Corporation, provided that such institution also has a combined capital and surplus of at least $100,000,000 and a rating of A or better from the Thomson Bank Watch.

          "ELIGIBLE INSTITUTION" means a depository institution organized under the laws of the United States or any one of the states thereof, or the District of Columbia, or any domestic branch of a foreign bank, which in any case at all times (a) has either (x) a long-term unsecured debt rating of Aa2 by Moody's or
(y) a short-term certificate of deposit rating of P-1 by Moody's, (b) has either
(x) a long-term unsecured debt rating of at least AA by S&P or (y) a short-term certificate of deposit rating of A-1+ by S&P and (c) is a member of the Federal Deposit Insurance Corporation.

          "ENFORCEMENT DATE" shall have meaning specified in Section 4.03 of the Trust Indenture.

          "ENGINE" means (i) each of the four AlliedSignal LF507 type engines listed by manufacturer's serial number in the initial Lease Supplement, whether or not from time to time thereafter installed on the Airframe or installed on any other airframe or on any other aircraft; and (ii) any engine which may from time to time be substituted, pursuant to the terms of the Lease, for either of such four engines, together in each case with any and all Parts incorporated or installed in or attached thereto or any and all Parts removed therefrom so long as title thereto shall remain vested in Lessor in accordance with the terms of
Section 8 of the Lease after removal from such Engine; PROVIDED, HOWEVER, that at such time as an engine shall be deemed part of the property leased under the Lease in substitution for an Engine pursuant to the applicable provisions of the Lease, the replaced Engine shall cease to be an Engine hereunder. The term "ENGINES" means, as of any date of determination, all Engines then leased under the Lease.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of the Participation Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

          "EVENT OF DEFAULT" (a) for purposes of the Trust Indenture, has the meaning specified in Section 4.02 of the Trust Indenture and (b) for purposes of the Operative Documents other than the Trust Indenture, means each of the following events (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) so long as, but only as long as, such event shall not have been remedied:

     (x) Lessee shall have failed to make any payment under the Participation Agreement after the same shall have become due and such failure shall continue for ten (10) Business Days after Lessee's receipt of written demand therefor by the party entitled thereto (PROVIDED that any failure of Lessee to pay to Lessor when due any Excluded Payments (as defined in the Trust Indenture) shall not constitute an Event of Default unless notice is given by the Owner Participant to Lessee and the Indenture Trustee that such failure shall constitute an Event of Default); or

     (y) Lessee shall have failed to perform or observe (or caused to be performed and observed) in any material respect any covenant or agreement to be performed or observed by it under any Operative Document, and such failure shall continue unremedied for a period of thirty (30) days after receipt by Lessee of written notice thereof from the Indenture Trustee; or

     (z) any representation or warranty made by Lessee in the Participation Agreement or any document or certificate furnished by Lessee in connection therewith or pursuant thereto (except for representations or warranties contained in the Pass Through Trust Agreement or the Underwriting Agreement or any document or instrument furnished pursuant to either thereof) shall prove to have been incorrect in any material respect at the time made and such incorrectness shall not have been cured (to the extent of the adverse impact of such incorrectness on the interests of the Owner Trustee or the Certificate Holders) within thirty (30) days after the receipt by Lessee of a written notice from the Indenture Trustee advising Lessee of the existence of such incorrectness.

          "EVENT OF LOSS" with respect to the Aircraft, Airframe or any Engine means any of the following events with respect to such property: (i) the loss of such property or of the use thereof due to the destruction of or damage to such property which renders repair uneconomic or which renders such property permanently unfit for normal use by Lessee (or any Sublessee) for any reason whatsoever; (ii) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss, or a constructive or compromised total loss; (iii) the theft or disappearance of such property, or the confiscation, condemnation, or seizure of, or requisition of title to, or use of, such property (other than a requisition for use by the United States Government or any other government of registry of the Aircraft, or any agency or instrumentality of any thereof) which in the case of any event referred to in this clause (iii) (other than a requisition of title) shall have resulted in the loss of possession of such property by Lessee (or any Sublessee) for a period in excess of 180 consecutive days or, in the case of a requisition of title, the requisition of title shall not have been reversed within 90 days from the date of such requisition of title; (iv) as a result of any law, rule, regulation, order or other action by the Federal Aviation Administration or other governmental body of the government of registry of the Aircraft having jurisdiction, the use of such property in the normal course of the business of air transportation shall have been prohibited for a period of 180 consecutive days, unless Lessee (or any Sublessee), prior to the expiration of such 180 day period, shall have undertaken and shall be diligently carrying forward all steps which are necessary or desirable to permit the normal use of such property by Lessee (or such Sublessee), but in any event if such use shall have been prohibited for a period of two consecutive years, PROVIDED that no Event of Loss shall be deemed to have occurred if such prohibition has been applicable to the entire U.S. registered fleet of British Aerospace Avro 146-RJ85A aircraft of Lessee (or any Sublessee) and Lessee (or a Sublessee), prior to the expiration of such two-year period, shall have conformed at least one such aircraft in its fleet to the requirements of any such law, rule, regulation, order or other action and commenced regular commercial use of the same in such jurisdiction and shall be diligently carrying forward, in a manner which does not discriminate against the Aircraft in so conforming the Aircraft, all steps which are necessary or desirable to permit the normal use of the Aircraft by Lessee (or such Sublessee), but in any event if such use shall have been prohibited for a period of three years or such use shall be prohibited at the expiration of the Term; (v) the requisition for use by the United States Government or any other government of registry of the Aircraft or any instrumentality or agency of any thereof, which shall have occurred during the Basic Term (or any Renewal Term) and shall have continued for thirty (30) days beyond the Term, PROVIDED, HOWEVER, that no Event of Loss pursuant to this clause (v) shall exist if Lessor shall have furnished to Lessee the written notice specified in Section 10(d) of the Lease; and (vi) any divestiture of title to or interest in an Engine treated as an Event of Loss pursuant to Section 7(b) of the Lease. An Event of Loss with respect to the Aircraft shall be deemed to have occurred if an Event of Loss occurs with respect to the Airframe.

          "EXCESS AMOUNT", for purposes of the Trust Indenture, shall have the meaning specified in Section 2.03(b) of the Trust Indenture and, for purposes of the Operative Documents other than the Trust Indenture, means for a Lease Period Date an amount equal to the amount determined by multiplying Lessor's Cost by the percentage set forth in EXHIBIT B to the Lease under the heading "Excess Amount" opposite such Lease Period Date.

          "EXCLUDED PAYMENTS" shall mean (i) indemnity payments paid or payable by Lessee to or in respect of the Owner Participant or the Owner Trustee in its individual capacity, their respective Affiliates, successors and permitted assigns and their directors, officers, employees, servants and agents (collectively, the "OWNER INDEMNITEES") pursuant to Sections 7(b), 7(c), 16 and 17 of the Participation Agreement, (ii) proceeds of public liability insurance in respect of the Aircraft payable as a result of insurance claims made, or losses suffered, by the Owner Trustee or the Indenture Trustee in their respective individual capacities or by any of the Owner Indemnitees, (iii) proceeds of insurance maintained with respect to the Aircraft by the Owner Participant (whether directly or through the Owner Trustee) or any other Owner Indemnitee and permitted under Section 11(e) of the Lease, (iv) all payments required to be made under the Tax Indemnity Agreement by Lessee and all payments of Supplemental Rent by Lessee in respect of any amounts payable under the Tax Indemnity Agreement, (v) fees payable to the Owner Trustee or the Indenture Trustee pursuant to the last sentence of Section 7(c) of the Participation Agreement, (vi) provided that the Secured Certificates shall have been duly assumed by Lessee pursuant to Section 2.13 of the Trust Indenture, the amounts payable to the Owner Trustee pursuant to the third sentence of Section 19(d) of the Lease plus all reasonable expenses incurred by the Owner Trustee and the Owner Participant in connection with such assumption, as applicable, (vii) any payment of the foregoing under the Guarantee, (viii) interest accrued on any of the above, and (ix) any right to enforce the payment of any amount described in clauses (i) through (viii) above and the right to declare an Event of Default in respect of any of the foregoing amounts.

          "EXPENSES" has the meaning specified in Section 7(c) of the Participation Agreement.

          "FAA BILL OF SALE" means a bill of sale for the Aircraft on AC Form 8050-2 or such other form as may be approved by the Federal Aviation Administration on the Delivery Date for the Aircraft, executed by Lessee in favor of the Owner Trustee and dated the Delivery Date.

          "FEDERAL AVIATION ACT" means that portion of the United States Code comprising those provisions formerly referred to as the Federal Aviation Act of 1958, as amended, or any subsequent legislation that amends, supplements or supersedes such provisions.

          "FEDERAL AVIATION ADMINISTRATION" and "FAA" mean the United States Federal Aviation Administration and any agency or instrumentality of the United States government succeeding to their functions.

          "FOREIGN AIR CARRIER" means any air carrier which is not a U.S. Air Carrier and which performs maintenance, preventative maintenance and inspections for the Aircraft, Airframe and/or any Engine or engine to standards which are approved by, or which are substantially equivalent to those required by, the Federal Aviation Administration, the Civil Aviation Authority of the United Kingdom, the Direction Generale de l'Aviation Civile of the French Republic, the Luftfahrt Bundesamt of the Federal Republic of Germany, the

Rijflauchtraatdienst of the Kingdom of the Netherlands, the Ministry of Transportation of Japan or the Federal Ministry of Transport of Canada (and any agency or instrumentality of the applicable government succeeding to the functions of any of the foregoing entities).

          "GOVERNMENT ENTITY" means (a) any federal, state, provincial or similar government, and any body, board, department, commission, court, tribunal, authority, agency or other instrumentality of any such government or otherwise exercising any executive, legislative, judicial, administrative or regulatory functions of such government or (b) any other government entity having jurisdiction over any matter contemplated by the Operative Documents or relating to the observance or performance of the obligations of any of the parties to the Operative Documents.

          "GUARANTEE" means the Guarantee [NW 1997 G], dated as of the Certificate Closing Date, made by the Guarantor, as such Guarantee may be amended or supplemented from time to time pursuant to the applicable provisions thereof.

          "GUARANTOR" means Northwest Airlines Corporation, a Delaware corporation.

          "INDEMNITEE" means (i) the Owner Trustee, in its individual capacity and as trustee under the Trust Agreement, (ii) the Indenture Trustee, (iii) the Owner Participant, (iv) the Trust Estate, (v) the Loan Participants and each other Certificate Holder, (vi) the Subordination Agent, (vii) the Liquidity Provider, (viii) the Pass Through Trustees, (ix) each Affiliate of the Persons described in clauses (i) through (iv), inclusive, (x) each Affiliate of the Persons described in clauses (vi), (vii) and (viii), (xi) the respective directors, officers, employees, agents and servants of each of the Persons described in clauses (i) through (viii), inclusive, (xii) the successors and permitted assigns of the Persons described in clauses (i) through (iv), inclusive, and (xiii) the successors and permitted assigns of the Persons described in clauses (v), (vi), (vii) and (viii).

          "INDENTURE AGREEMENTS" means the Participation Agreement, the Lease, the Purchase Agreement, the Purchase Agreement Assignment, the Consent and Agreement, the Guarantee, the Bills of Sale and any other contract, agreement or instrument from time to time assigned or pledged under the Trust Indenture.

          "INDENTURE DEFAULT" means any event or condition that with the giving of notice or the lapse of time or both would become an Indenture Event of Default or Lease Event of Default (excluding Lease Events of Default related to Excluded Payments).

          "INDENTURE EVENT OF DEFAULT" shall mean an "Event of Default" as defined in clause (a) of the definition of "Event of Default".

          "INDENTURE TRUSTEE" means the Indenture Trustee under the Trust Indenture, and any entity which may from time to time be acting as indenture trustee under the Trust Indenture.

          "INDENTURE TRUSTEE DOCUMENTS" means the Participation Agreement and the Trust Indenture.

          "INDENTURE TRUSTEE EVENT" means either (i) the Secured Certificates shall have become due and payable pursuant to Section 4.04(b) of the Trust Indenture or (ii) the Indenture Trustee has taken action or notified Owner Trustee that it intends to take action to foreclose the Lien of the Trust Indenture or otherwise commence the exercise of any significant remedy under the Trust Indenture or the Lease.

          "INDENTURE TRUSTEE'S LIENS" means any Lien which arises as a result of
(A) claims against the Indenture Trustee not related to its interest in the Aircraft or the administration of the Trust Estate pursuant to the Trust Indenture, (B) acts of the Indenture Trustee not permitted by, or failure of the Indenture Trustee to take any action required by, the Operative Documents to the extent such acts arise or such failure arises from or constitutes gross negligence or willful misconduct, (C) claims against the Indenture Trustee relating to Taxes or Expenses which are excluded from the indemnification provided by Section 7 of the Participation Agreement pursuant to said Section 7, or (D) claims against the Indenture Trustee arising out of the transfer by the Indenture Trustee of all or any portion of its interest in the Aircraft, the Trust Estate, the Trust Indenture Estate or the Operative Documents other than a transfer of the Aircraft pursuant to Section 9, 10 or 19 of the Lease or Article IV or V of the Trust Indenture, or a transfer of the Aircraft pursuant to
Section 15 of the Lease while an Event of Default is continuing and prior to the time that the Indenture Trustee has received all amounts due pursuant to the Trust Indenture.

          "INITIAL OWNER PARTICIPANT" means Lessee.

          "INTERCREDITOR AGREEMENT" means that certain Intercreditor Agreement among the Pass Through Trustees, the Liquidity Provider and the Subordination Agent.

          "LAW" shall mean (a) any constitution, treaty, statute, law, regulation, order, rule or directive of any Government Entity, and (b) any judicial or administrative interpretation or application of, or decision under, any of the foregoing.

          "LEASE AGREEMENT", "THE LEASE AGREEMENT", "THE LEASE", OR "THE AGREEMENT", mean the Lease Agreement [NW 1997 G], substantially in the form of EXHIBIT C to the Participation Agreement, to be dated as of and entered into on the Delivery Date, as originally executed or as modified, amended or supplemented pursuant to the applicable provisions thereof and in accordance with the Trust Agreement and the Trust Indenture, including, without limitation, supplementation thereof by one or more Lease Supplements entered into pursuant to the applicable provisions thereof.

          "LEASE DEFAULT" shall mean a "Default" as defined in clause (a) of the definition of "Default".

          "LEASE EVENT OF DEFAULT" shall mean an "Event of Default" as defined in clause (b) of the definition of "Event of Default".

          "LEASE PERIOD DATE" means the first January 2 or July 2 after the Delivery Date and each January 2 and July 2 thereafter, to and including the last such date in the Term.

          "LEASE SUPPLEMENT" means a Lease Supplement, substantially in the form of EXHIBIT A to the Lease, to be entered into between Lessor and Lessee on the Delivery Date for the purpose of leasing the Aircraft under and pursuant to the terms of the Lease Agreement, and any subsequent Lease Supplement entered into in accordance with the terms thereof.

          "LESSEE" shall mean Northwest Airlines, Inc., a Minnesota corporation.

          "LESSEE DOCUMENTS" means the Participation Agreement, the Lease, the Lease Supplement covering the Aircraft, the Purchase Agreement (insofar as it relates to the Aircraft), the FAA Bill of Sale, the Bill of Sale, the Purchase Agreement Assignment and the Tax Indemnity Agreement.

          "LESSEE OPERATIVE DOCUMENTS" means the Participation Agreement, the Lease, Lease Supplement No. 1, the Tax Indemnity Agreement, the Purchase Agreement Assignment, the FAA Bill of Sale and the Bill of Sale.

          "LESSOR LIENS" means any Lien or disposition of title or interest arising as a result of (i) claims against Lessor, First Security Bank, National Association, in its individual capacity, or the Owner Participant not related to the transactions contemplated by the Operative Documents, (ii) any act or omission of the Owner Participant, Lessor, or First Security Bank, National Association, in its individual capacity, which is not related to the transactions contemplated by the Operative Documents or is in violation of any of the terms of the Operative Documents, (iii) claims against the Owner Participant, Lessor, or First Security Bank, National Association, in its individual capacity, with respect to Taxes or Expenses against which Lessee is not required to indemnify the Owner Participant, Lessor or First Security Bank, National Association, in its individual capacity, pursuant to Section 7 of the Participation Agreement or (iv) claims against Lessor or the Owner Participant arising out of any transfer by Lessor or the Owner Participant of all or any portion of the respective interests of Lessor or the Owner Participant in the Aircraft, the Trust Estate or the Operative Documents other than the transfer of possession of the Aircraft by Lessor pursuant to this Agreement, the transfer pursuant to the Trust Indenture or a transfer of the Aircraft pursuant to
Section 9, 10 or 19 of the Lease or pursuant to the exercise of the remedies set forth in Section 15 thereof, PROVIDED, HOWEVER, that any Lien which is attributable solely to First Security Bank, National Association or the Owner Participant and would otherwise constitute a Lessor Lien hereunder shall not constitute a Lessor Lien hereunder so long as (1) the existence of such Lien poses no material risk of the sale, forfeiture or loss of the Aircraft, (2) the existence of such Lien does not interfere in any way with the use, possession, operation, or quiet enjoyment of the Aircraft by Lessee (or any Sublessee), (3) the existence of such Lien does not affect the priority or perfection of, or otherwise jeopardize, the Lien of the Trust Indenture, (4) First Security Bank, National Association or the Owner Participant, as appropriate, is diligently contesting such Lien and (5) the existence of such Lien does not pose a material threat of interference with the payment of Rent (other than Excluded Payments in favor of First Security Bank, National Association or the Owner Participant, as appropriate).

          "LESSOR'S COST" for the Aircraft means the amount denominated as such in EXHIBIT B to the Lease.

          "LIEN" means any mortgage, pledge, lien, charge, claim, encumbrance, lease, sublease, sub-sublease or security interest.

          "LIQUID COLLATERAL" means all amounts and securities deposited from time to time in the Collateral Account and all of the products, investments, earnings and proceeds of the foregoing, including, but not limited to, all proceeds of the investment or conversion thereof, voluntary or involuntary, into cash, Cash Equivalents or other property, all rights to payment of any and every kind, and other forms of obligations, and instruments and other property which at any time constitute all or part or are included in the proceeds of any of the foregoing.

          "LIQUIDITY FACILITIES" means the three Revolving Credit Agreements between the Subordination Agent, as borrower, and the Liquidity Provider, and any replacement thereof, in each case as the same may be amended, modified or supplemented.

          "LIQUIDITY PROVIDER" means The Royal Bank of Canada, as Class A Liquidity Provider, Class B Liquidity Provider and Class C Liquidity Provider under the Liquidity Facilities, or any successor thereto.

          "LOAN PARTICIPANT" means each Purchaser and its respective successors and registered assigns, including any Certificate Holder.

          "LOAN PARTICIPANT LIENS" means any Lien which arises from acts or claims against any Loan Participant not related to the transactions contemplated by the Operative Documents.

          "LOSS PAYMENT DATE" has the meaning specified in Section 10(a) of the Lease.

          "LOSSES" has the meaning specified in Section 18 of the Participation Agreement.

          "MAJORITY IN INTEREST OF CERTIFICATE HOLDERS" as of a particular date of determination shall mean the holders of more than a majority in aggregate unpaid Principal Amount of all Secured Certificates outstanding as of such date (excluding any Secured Certificates held by the Owner Trustee or the Owner Participant or any interests of the Owner Participant therein by reason of subrogation pursuant to Section 4.03 of the Trust Indenture (unless all Secured Certificates then outstanding shall be held by the Owner Trustee or the Owner Participant) or Lessee or any affiliate of any thereof).

          "MAKE-WHOLE AMOUNT" means, with respect to any Secured Certificate, the amount (as determined by an independent investment banker selected by Lessee and reasonably acceptable to the Indenture Trustee and the Owner Participant) by which (a) the present value of the remaining scheduled payments of principal and interest from the redemption date to maturity of such Secured Certificate computed by discounting each such payment on a semiannual basis from its respective Payment Date (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield EXCEEDS (b) the outstanding principal amount of such Secured Certificate plus accrued interest. For purposes of determining the Make-Whole Amount, "Treasury Yield" at the time of determination with respect to any Secured Certificate means the interest rate (expressed as a semiannual equivalent and as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date of such Secured Certificate and trading in the public securities market either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities, trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date of such Secured Certificate and (B) the other maturing as close as possible to, but later than, the Average Life Date of such Secured Certificate, in each case as published in the most recent H.15(519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such Secured Certificate is reported on the most recent H.15(519), such weekly average yield to maturity as published in such H.15(519). "H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Amount shall be the third Business Day prior to the applicable redemption date and the "most recent H.15(519)" means the H.15(519) published prior to the close of business on the third Business Day prior to the applicable redemption date.

          "MAKE-WHOLE TERMINATION DATE" with respect to the Series A Secured Certificates, means July 2, 2010; with respect to the Series B Secured Certificates, means July 2, 2008; and with respect to the Series C Secured Certificates, means October 2, 2003.

          "MANDATORY DOCUMENT TERMS" means the terms set forth on SCHEDULE V to the Participation Agreement.

          "MANDATORY ECONOMIC TERMS" means the terms set forth on SCHEDULE IV to the Participation Agreement.

          "MANUFACTURER" means British Aerospace (Operations) Limited, a limited company incorporated under the laws of England and Wales, and its successors and assigns.

          "MANUFACTURER DELIVERY" means the date the Aircraft is delivered by the Manufacturer to Lessee, and accepted by Lessee, pursuant to the Purchase Agreement.

          "MANUFACTURER DOCUMENTS" means the Purchase Agreement, the Residual Agreement and the Consent and Agreement.

          "MANUFACTURER SUPPORT AGREEMENT" means the Manufacturer Support Agreement, dated February 5, 1997, between the Manufacturer and Lessee.

          "MOODY'S" means Moody's Investors Service, Inc.

          "MORTGAGE" means any mortgage entered into by Lessee with respect to the Aircraft prior to the Delivery Date.

          "MORTGAGED PROPERTY" shall have the meaning specified in Section 3.03 of the Trust Indenture.

          "NET ECONOMIC RETURN" shall have the meaning ascribed to such term in paragraph 2 of EXHIBIT E to the Lease.

          "OPERATIVE DOCUMENTS" and "OPERATIVE DOCUMENT" means each of the Participation Agreement, the Lease, the Trust Indenture, the Trust Agreement, an acceptance certificate covering the Aircraft in the form agreed to by the Participants and Lessee, the Tax Indemnity Agreement, the Lease Supplement covering the Aircraft, the Trust Supplement covering the Aircraft, the Secured Certificates, the Bill of Sale, the FAA Bill of Sale, the Purchase Agreement (insofar as it relates to the Aircraft), the Guarantee, the Residual Agreement, the Collateral Account Control Agreement, the Purchase Agreement Assignment and the Consent and Agreement.

          "OVERALL TRANSACTION" means all the transactions contemplated by the Operative Documents.

          "OWNER INDEMNITEE" shall have the meaning specified in the definition of Excluded Payments herein.

          "OWNER PARTICIPANT" shall mean the corporation to whom on the Delivery Date (or, if earlier, the Transfer Date) the Initial Owner Participant shall transfer its Beneficial Interest pursuant to Section 1(b) or 1(d) of the Participation Agreement, and thereafter any Person to which such corporation transfers all or any portion of its right, title and interest in and to the Trust Agreement, the Trust Estate and the Participation Agreement, to the extent permitted by Section 8.01 of the Trust Agreement and Section 8 of the Participation Agreement.

          "OWNER PARTICIPANT DOCUMENTS" means the Participation Agreement, the Trust Agreement, and the Tax Indemnity Agreement.

          "OWNER TRUSTEE" means the entity executing the Participation Agreement as Owner Trustee and any entity appointed as successor Owner Trustee pursuant to
Section 9.01 of the Trust Agreement, and references to a predecessor Owner Trustee in its individual capacity by name in the Operative Documents shall include such successor Owner Trustee in its individual capacity from and after such succession.

          "OWNER TRUSTEE DOCUMENTS" means the Participation Agreement, the Trust Agreement, the Trust Supplement covering the Aircraft, the Lease, the Lease Supplement covering the Aircraft, the Purchase Agreement Assignment, the Residual Agreement, the Trust Indenture and the Secured Certificates.

          "PARTICIPANTS" shall mean and include the Loan Participants, the Initial Owner Participant and the Owner Participant.

          "PARTICIPATION AGREEMENT" means that certain Participation Agreement [NW 1997 G], dated as of the Certificate Closing Date, among Lessee, the Guarantor, the Purchasers, the Indenture Trustee, the Subordination Agent, the Initial Owner Participant and Owner Trustee, as such Participation Agreement may be amended or supplemented from time to time pursuant to the applicable provisions thereof.

          "PARTIES" means the Owner Trustee, the Indenture Trustee and the Participants.

          "PARTS" means all appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature (other than (a) complete Engines or engines, (b) any items leased by Lessee from a third party (other than Lessor) and (c) cargo containers) which may from time to time be incorporated or installed in or attached to the Airframe or any Engine or so long as title thereto shall remain vested in Lessor in accordance with Section 8 of the Lease after removal therefrom.

          "PASS THROUGH CERTIFICATES" means the pass through certificates to be issued by the Pass Through Trustee in connection with the Overall Transaction.

          "PASS THROUGH TRUST AGREEMENT" means the pass through trust agreement and each of the three separate pass through trust supplements referred to on
Schedule I to the Participation Agreement.

          "PASS THROUGH TRUSTEE" means State Street Bank and Trust Company, a Massachusetts trust company, in its capacity as trustee under each Pass Through Trust Agreement, and each other person that may from time to time be acting as successor trustee under any such Pass Through Trust Agreement.

          "PAST DUE RATE" (A) with respect to the Secured Certificates, means the rate per annum equal to 2% over the Debt Rate as in effect from time to time and (B) for purposes of the Lease, means (i) with respect to the portion of any payment of Rent that may be required by the Trust Indenture to be paid by the Indenture Trustee to the Loan Participants, or the holders of any outstanding Secured Certificates, the rate per annum equal to 2% over the Debt Rate as in effect from time to time and (ii) with respect to the remaining portion of any payment of Rent (and the entire amount of any payment of Rent after the satisfaction and discharge of the Trust Indenture), a rate per annum equal to 1% over the Base Rate.

          "PAYMENT DATE" shall mean each January 2 and July 2, commencing on January 2, 1998 (or, if any such day is not a Business Day, the immediately succeeding Business Day) until the Secured Certificates have been paid in full.

          "PERMITTED LIEN" means any Lien referred to in clauses (i) through
(viii) of Section 6 of the Lease.

          "PERMITTED SUBLESSEE" means any entity domiciled in a country listed in EXHIBIT F to the Lease.

          "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "PREDECESSOR LEASE" means any lease entered into by Lessee with respect to the Aircraft prior to the Delivery Date.

          "PREPAYMENT DATE" means [for NW 1997 G and H: June 15, 1998] [for 1997 I/J/K/L: August 31, 1998].

          "PRINCIPAL AMOUNT" with respect to a Secured Certificate means the stated original principal amount of such Secured Certificate and, with respect to all Secured Certificates, means the aggregate stated original principal amounts of all Secured Certificates.

          "PRINCIPAL AMOUNT REPAYMENT DATE" shall mean each Payment Date on which any portion of the Principal Amount is due and payable in accordance with the Amortization Schedule.

          "PURCHASE AGREEMENT" means the Sale and Purchase Agreement, dated as of February 5, 1997, between the Manufacturer and Lessee relating to the purchase by Lessee of the Aircraft (including the Manufacturer Support Agreement), as originally executed or as modified, amended or supplemented in accordance with the terms thereof, but only insofar as the foregoing relates to the Aircraft.

          "PURCHASE AGREEMENT ASSIGNMENT" means the Purchase Agreement Assignment [NW 1997 G], dated as of the Delivery Date and substantially in the form of EXHIBIT B to the Participation Agreement, between Lessee and Lessor, as the same may be amended, supplemented or modified from time to time, with a form of Consent and Agreement to be executed by the Manufacturer attached thereto.

          "PURCHASERS" means the Pass Through Trustees under each Pass Through Trust Agreement.

          "QIB" shall have the meaning specified in Section 2.08 of the Trust Indenture.

          "RATING AGENCIES" means collectively, at any time, each nationally recognized agency which shall have been requested to rate the Pass Through Certificates and which shall then be rating the Pass Through Certificates. The initial Rating Agencies shall be S&P and Moody's.

          "RATING AGENCY CONFIRMATION" means, with respect to any Operative Document that is to be modified in any material respect on the Delivery Date or the Transfer Date, if applicable, a written confirmation from each of the Rating Agencies that the use of such Operative Document with such modifications would not result in (i) a reduction of the rating for any class of Pass Through Certificates below the then current rating for such class of Pass Through Certificates or (ii) a withdrawal or suspension of the rating of any class of Pass Through Certificates.

          "RELATED INDEMNITEE GROUP" means, with respect to any Indemnitee, any officer, director, servant, employee, agent or Affiliate thereof.

          "RENEWAL TERM" shall mean any Fixed Renewal Term or Fair Market Renewal Term as those terms are defined in Section 19 of the Lease.

          "RENT" means Basic Rent and Supplemental Rent, collectively.

          "REOPTIMIZATION DATE" has the meaning set forth in Section 1(c)(ii) of the Participation Agreement.

          "REPLACEMENT AIRFRAME" shall mean any airframe substituted for the Airframe pursuant to Section 5.06 of the Trust Indenture.

          "REPLACEMENT ENGINE" shall mean any engine substituted for an Engine pursuant to Section 5.06 of the Trust Indenture.

          "RESIDUAL AGREEMENT" means the Residual Value Agreement (N507XJ), dated as of the Delivery Date, among the Manufacturer, the Owner Participant and the Owner Trustee.

          "RESPONSIBLE OFFICER" means with respect to the Owner Trustee, a responsible officer in the Trust Office of the Owner Trustee (including, without limitation, any authorized officer in the Trust Office of the Owner Trustee), and with respect to the Indenture Trustee, a responsible officer in the Corporate Trust Office of the Indenture Trustee.

          "S&P" means Standard & Poor's Ratings Group.

          "SCHEDULED DELIVERY DATE" means the delivery date specified in the Delivery Notice pursuant to Section 2 of the Participation Agreement.

          "SECTION 1110 PERIOD" shall have the meaning specified in Section 4.04(a) of the Trust Indenture.

          "SECURED CERTIFICATES" shall mean and include any Secured Certificates issued under the Trust Indenture, and issued in exchange therefor or replacement thereof.

          "SECURED OBLIGATIONS" shall have the meaning specified in Section 2.06 of the Trust Indenture.

          "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

          "SENIOR HOLDER" shall have the meaning specified in Section 2.15(c) of the Trust Indenture.

          "SERIES A" or "SERIES A SECURED CERTIFICATES" means Secured Certificates issued and designated as "Series A" under the Trust Indenture, in the Principal Amount and maturities and bearing interest as specified in
Schedule I to the Trust Indenture under the heading "Series A."

          "SERIES B" or "SERIES B SECURED CERTIFICATES" means Secured Certificates issued and designated as "Series B" under the Trust Indenture, in the Principal Amount and maturities and bearing interest as specified in
Schedule I to the Trust Indenture under the heading "Series B."

          "SERIES C" or "SERIES C SECURED CERTIFICATES" means Secured Certificates issued and designated as "Series C" under the Trust Indenture, in the Principal Amount and maturities and bearing interest as specified in
Schedule I to the Trust Indenture under the heading "Series C."

          "SPECIAL PURCHASE PRICE" shall mean the amount denominated as such in EXHIBIT B to the Lease.

          "STATE STREET" means State Street Bank and Trust Company, a Massachusetts trust company, not in its capacity as Indenture Trustee under the Trust Indenture, but in its individual capacity.

          "STIPULATED LOSS VALUE" with respect to the Aircraft as of any date through and including the last day of the Basic Term, shall mean, but subject always to the provisions of Section 3(d)(v) of the Lease, the amount determined by multiplying Lessor's Cost for the Aircraft by the percentage specified in EXHIBIT C to the Lease opposite the Stipulated Loss Value Date with respect to which the amount is determined (as such EXHIBIT C may be adjusted from time to time as provided in Section 3(d) of the Lease and in Section 7 of the Tax Indemnity Agreement). "Stipulated Loss Value" as of any date after the last day of the Basic Term shall be the amount determined as provided in Section 19(a) of the Lease.

          "SUBLEASE" means any sublease permitted by the terms of Section 7(b)(x) of the Lease.

          "SUBLESSEE" means any Person for so long, but only so long, as such Person is in possession of the Airframe and/or any Engine pursuant to the terms of a Sublease which is then in effect pursuant to Section 7(b)(x) of the Lease.

          "SUBORDINATION AGENT" means State Street Bank and Trust Company of Connecticut, National Association, a national banking association, as subordination agent under the Intercreditor Agreement, or any successor thereto.

          "SUPPLEMENTAL RENT" means, without duplication, (a) all amounts, liabilities, indemnities and obligations (other than Basic Rent) which Lessee assumes or agrees to pay under any Lessee Document to or on behalf of Lessor or any other Person, (b) amounts payable by Lessor pursuant to clause (b) of the third paragraph of Section 2.02 of the Trust Indenture, (c) Lessor's pro rata share of all compensation and reimbursement of expenses, disbursements and advances payable by Lessee under the Pass Through Trust Agreements, and (d) Lessor's pro rata share of all compensation and reimbursement of expenses and disbursements payable to the Subordination Agent under the Intercreditor Agreement except with respect to any income or franchise taxes incurred by the Subordination Agent in connection with the transactions contemplated by the Intercreditor Agreement. As used herein, "Lessor's pro rata share" means as of any time a fraction, the numerator of which is the principal balance then outstanding of Secured Certificates and the denominator of which is the aggregate principal balance then outstanding of all "Equipment Notes" (as such term is defined in the Intercreditor Agreement).

          "TAX INDEMNITEE" means (i) the Owner Participant, the Owner Trustee, in its individual capacity and as trustee under the Trust Agreement, the Trust Estate, the Indenture

Trustee, (ii) the respective Affiliates, successors and permitted assigns of each of the entities described in the preceding clause (i), and (iii) the Trust Indenture Estate.

          "TAX INDEMNITY AGREEMENT" means that certain Tax Indemnity Agreement [NW 1997 G], to be dated as of the Delivery Date, between the Owner Participant and Lessee, as originally executed or as modified, amended or supplemented pursuant to the applicable provisions thereof.

          "TAXES" means any and all fees (including, without limitation, license, recording, documentation and registration fees), taxes (including, without limitation, income, gross receipts, sales, rental, use, turnover, value added, property (tangible and intangible), excise and stamp taxes), license, levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever, together with any and all penalties, fines, additions to tax and interest thereon (each, individually a "TAX").

          "TERM" means the Basic Term and, if actually entered into, any Renewal Term.

          "TERMINATION DATE" has the meaning set forth in Section 9(a) of the Lease.

          "TERMINATION VALUE" with respect to the Aircraft as of any date through and including the last day of the Basic Term, means, but subject always to the provisions of Section 3(d)(v) of the Lease, the amount determined by multiplying Lessor's Cost for the Aircraft by the percentage specified in EXHIBIT D to the Lease opposite the Termination Date with respect to which the amount is determined (as such EXHIBIT D may be adjusted from time to time as provided in Section 3(d) of the Lease and in Section 7 of the Tax Indemnity Agreement).

          "TRANSACTION EXPENSES" means: all of the reasonable out-of-pocket costs, fees and expenses incurred by the Owner Trustee, the Pass Through Trustee, the Subordination Agent and the Indenture Trustee in connection with the transactions contemplated by the Participation Agreement, the other Operative Documents, the Pass Through Trust Agreements, the Intercreditor Agreement, the Liquidity Facilities and the Underwriting Agreement (except, in each case, as otherwise provided therein) including, without limitation:

                  (1) the reasonable and actual fees, expenses and disbursements of (A) Bingham, Dana & Gould LLP, special counsel for the Pass Through Trustee and the Indenture Trustee, (B) Ray, Quinney & Nebeker, special counsel for the Owner Trustee, (C) Shearman & Sterling, special counsel for the Underwriters, and (D) Crowe & Dunlevy, P.C., special counsel in Oklahoma City, Oklahoma;

                  (2) the initial fees and reasonable and actual disbursements of the Owner Trustee under the Trust Agreement;

                  (3) the initial fee and reasonable and actual disbursements of the Indenture Trustee under the Trust Indenture;

                  (4) the initial fees and expenses of the Liquidity Provider, the Pass Through Trustee and the Subordination Agent;

                  (5)    underwriting fees and commissions;

                  (6) the fees and expenses with respect to the appraisals of the Aircraft;

                  (7) the reasonable fees, expenses and disbursements of special counsel to the Owner Participant, such fees not to exceed the amount previously agreed to by the Owner Participant and Lessee;

                  (8) the fees, expenses and disbursements of Simpson Thacher & Bartlett and Cadwalader, Wickersham & Taft, special counsel for Lessee;

                  (9) the costs of filing and recording documents with the FAA and filing Uniform Commercial Code statements in the United States;

                  (10) the reasonable fees, expenses and disbursements of Powell, Goldstein, Frazer & Murphy LLP, special counsel to the Liquidity Provider;

                  (11) the reasonable fees, expenses and disbursements of Vedder, Price, Kaufman & Kammholz, special counsel to the Manufacturer; and

                  (12) the equity placement fee and reasonable disbursements of Babcock and Brown Financial Corporation.

          "TRANSACTIONS" means the transactions contemplated by the Participation Agreement and the other Operative Documents.

          "TRANSFER DATE" has the meaning specified in Section 1(b) of the Participation Agreement.

          "TRIGGERING EVENT" has the meaning specified in the Intercreditor Agreement.

          "TRUST AGREEMENT" means that certain Trust Agreement [NW 1997 G], dated as of the Certificate Closing Date, between the Initial Owner Participant and First Security Bank, National Association, in its individual capacity, as originally executed or as modified, amended or supplemented pursuant to the applicable provisions thereof, including, without limitation, supplementation thereof by one or more Trust Supplements entered into pursuant to the applicable provisions thereof.

          "TRUST AGREEMENT AND INDENTURE SUPPLEMENT" or "TRUST SUPPLEMENT" shall mean a supplement to the Trust Agreement and to the Trust Indenture, in substantially the form of EXHIBIT A to the Trust Indenture, which shall particularly describe the Aircraft, and any Replacement Airframe and Replacement Engine included in the property of the Owner Trustee covered by the Trust Agreement. The initial Trust Agreement and Indenture Supplement shall be dated the Delivery Date.

          "TRUST ESTATE" means the Trust Estate as that term is defined in the Trust Agreement.

          "TRUST INDENTURE", "THE TRUST INDENTURE", "INDENTURE", AND "THE INDENTURE" shall mean the Trust Indenture and Security Agreement [NW 1997 G], dated as of the Certificate Closing Date, between Lessor and the Indenture Trustee, as originally executed or as modified, amended or supplemented in accordance with its terms, including supplementing by the Trust Agreement and Indenture Supplement pursuant thereto.

          "TRUST INDENTURE ESTATE" shall mean all estate, right, title and interest of the Indenture Trustee in and to the properties referred to in the Granting Clause of the Trust Indenture, excluding Excluded Payments.

          "UNDERWRITING AGREEMENT" means that certain Underwriting Agreement, dated as of September 16, 1997, among Lessee, the Guarantor and the underwriters named therein.

          "UNITED STATES" OR "U.S." means the United States of America.

          "U.S. AIR CARRIER" means any Certificated Air Carrier as to which there is in force an air carrier operating certificate issued pursuant to Part 121 of the regulations under the Federal

Aviation Act, or which may operate as an air carrier by certification or otherwise under any successor or substitute provisions therefor or in the absence thereof.

          "WET LEASE" means any arrangement whereby the Lessee (or any Sublessee) agrees to furnish the Airframe and Engines or engines installed thereon to a third party pursuant to which such Airframe and Engines or engines
(i) shall be operated solely by regular employees of Lessee (or any Sublessee) possessing all current certificates and licenses that would be required under the Federal Aviation Act or, if the Aircraft is not registered in the United States, all certificates and licenses required by the laws of the jurisdiction of registry, for the performance by such employees of similar functions within the United States of America or such other jurisdiction of registry (it is understood that cabin attendants need not be regular employees of Lessee (or any Sublessee)) and (ii) shall be maintained by Lessee (or any Sublessee) in accordance with its normal maintenance practices.

                                             EXHIBIT C TO PARTICIPATION
                                             AGREEMENT [NW 1997 __]
================================================================================


                                   LEASE AGREEMENT
                                     [NW 1997 __]


                                     DATED AS OF


                                  _________ __, 199_


                                       BETWEEN


                      FIRST SECURITY BANK, NATIONAL ASSOCIATION,
                 NOT IN ITS INDIVIDUAL CAPACITY, EXCEPT AS EXPRESSLY
                    PROVIDED HEREIN, BUT SOLELY AS OWNER TRUSTEE,
                                            LESSOR


                                         AND


                              NORTHWEST AIRLINES, INC.,
                                          LESSEE

                    ONE BRITISH AEROSPACE AVRO 146-RJ85A AIRCRAFT


================================================================================


As set forth in Section 20 hereof, Lessor has assigned to the Indenture Trustee (as defined herein) certain of its right, title and interest in and to this Lease. To the extent, if any, that this Lease constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction) no security interest in this Lease may be created through the transfer or possession of any counterpart other than the original executed counterpart, which shall be identified as the counterpart containing the receipt therefor executed by the Indenture Trustee on the signature page thereof.

                         TABLE OF CONTENTS TO LEASE AGREEMENT

                                                                            Page
                                                                            ----

SECTION 1.     Definitions . . . . . . . . . . . . . . . . . . . . . . . . . .1

SECTION 2.     Acceptance and Lease. . . . . . . . . . . . . . . . . . . . . 14

SECTION 3.     Term and Rent . . . . . . . . . . . . . . . . . . . . . . . . 14
               (a)  Basic Term . . . . . . . . . . . . . . . . . . . . . . . 14
               (b)  [Intentionally Omitted]. . . . . . . . . . . . . . . . . 14
               (c)  Basic Rent . . . . . . . . . . . . . . . . . . . . . . . 14
               (d)  Adjustments to Basic Rent. . . . . . . . . . . . . . . . 15
               (e)  Supplemental Rent. . . . . . . . . . . . . . . . . . . . 16
               (f)  Payments in General. . . . . . . . . . . . . . . . . . . 17
               (g)  Prepayment of Certain Rent Payments. . . . . . . . . . . 18

SECTION 4.     Lessor's Representations and Warranties . . . . . . . . . . . 18

SECTION 5.     Return of the Aircraft. . . . . . . . . . . . . . . . . . . . 19
               (a)  Condition Upon Return. . . . . . . . . . . . . . . . . . 19
               (b)  Return of the Engines. . . . . . . . . . . . . . . . . . 20
               (c)  Fuel; Manuals. . . . . . . . . . . . . . . . . . . . . . 21
               (d)  Storage Upon Return. . . . . . . . . . . . . . . . . . . 21

SECTION 6.     Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21

SECTION 7.     Registration, Maintenance and Operation; Possession and
               Subleases; Insignia . . . . . . . . . . . . . . . . . . . . . 22
               (a)  Registration and Maintenance . . . . . . . . . . . . . . 22
               (b)  Possession and Subleases . . . . . . . . . . . . . . . . 23
               (c)  Insignia . . . . . . . . . . . . . . . . . . . . . . . . 27

SECTION 8.     Replacement and Pooling of Parts; Alterations,
               Modifications and Additions . . . . . . . . . . . . . . . . . 27
               (a)  Replacement of Parts . . . . . . . . . . . . . . . . . . 27
               (b)  Pooling of Parts . . . . . . . . . . . . . . . . . . . . 28
               (c)  Alterations, Modifications and Additions . . . . . . . . 29

SECTION 9.     Voluntary Termination . . . . . . . . . . . . . . . . . . . . 30
               (a)  Termination Event. . . . . . . . . . . . . . . . . . . . 30
               (b)  [Intentionally Omitted]. . . . . . . . . . . . . . . . . 30
               (c)  Optional Sale of the Aircraft. . . . . . . . . . . . . . 30


                                         (i)

                                                                            Page
                                                                            ----


               (d)  Termination as to Engines. . . . . . . . . . . . . . . . 32

SECTION 10.    Loss, Destruction, Requisition, etc.. . . . . . . . . . . . . 32
               (a)  Event of Loss with Respect to the Aircraft . . . . . . . 32
               (b)  Event of Loss with Respect to an Engine. . . . . . . . . 34
               (c)  Application of Payments from Governmental
                    Authorities for Requisition of Title, etc. . . . . . . . 35
               (d)  Requisition for Use of the Aircraft by the
                    United States Government or the Government of
                    Registry of the Aircraft . . . . . . . . . . . . . . . . 36
               (e)  Requisition for Use of an Engine by the United
                    States Government or the Government of Registry
                    of the Aircraft. . . . . . . . . . . . . . . . . . . . . 37
               (f)  Application of Payments During Existence of
                    Event of Default . . . . . . . . . . . . . . . . . . . . 37

SECTION 11.    Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . 37
               (a)  Public Liability and Property Damage Insurance . . . . . 37
               (b)  Insurance Against Loss or Damage to the Aircraft . . . . 39
               (c)  Reports, etc.. . . . . . . . . . . . . . . . . . . . . . 41
               (d)  Self-Insurance . . . . . . . . . . . . . . . . . . . . . 42
               (e)  Additional Insurance by Lessor and Lessee. . . . . . . . 42
               (f)  Indemnification by Government in Lieu of Insurance . . . 43
               (g)  Application of Payments During Existence of an
                    Event of Default . . . . . . . . . . . . . . . . . . . . 43

SECTION 12.    Inspection. . . . . . . . . . . . . . . . . . . . . . . . . . 43

SECTION 13.    Assignment. . . . . . . . . . . . . . . . . . . . . . . . . . 44

SECTION 14.    Events of Default . . . . . . . . . . . . . . . . . . . . . . 44

SECTION 15.    Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . . 46

SECTION 16.    Lessee's Cooperation Concerning Certain Matters . . . . . . . 49

SECTION 17.    Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . 50

SECTION 18.    No Set-Off, Counterclaim, etc.. . . . . . . . . . . . . . . . 51

SECTION 19.    Renewal Options; Purchase Options; Valuation. . . . . . . . . 51
               (a)  Renewal Options. . . . . . . . . . . . . . . . . . . . . 51
               (b)  Purchase Options . . . . . . . . . . . . . . . . . . . . 53
               (c)  Valuation. . . . . . . . . . . . . . . . . . . . . . . . 53
               (d)  Special Purchase Option. . . . . . . . . . . . . . . . . 54

SECTION 20.    Security for Lessor's Obligation to Holders of Secured
               Certificates. . . . . . . . . . . . . . . . . . . . . . . . . 54

SECTION 21.    Lessor's Right to Perform for Lessee. . . . . . . . . . . . . 55

SECTION 22.    Investment of Security Funds; Liability of Lessor Limited . . 55


                                         (ii)

                                                                            Page
                                                                            ----


               (a)  Investment of Security Funds . . . . . . . . . . . . . . 55
               (b)  Liability of Lessor Limited. . . . . . . . . . . . . . . 56

SECTION 23.    Service of Process. . . . . . . . . . . . . . . . . . . . . . 56

SECTION 24.    Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . 56

SECTION 25.    Successor Trustee . . . . . . . . . . . . . . . . . . . . . . 57

SECTION 26.    Covenant of Quiet Enjoyment . . . . . . . . . . . . . . . . . 57


                                        (iii)

                                       EXHIBITS
                                       --------

EXHIBIT A      -    Form of Lease Supplement
EXHIBIT B      -    Basic Rent, Excess Amount, Lessor's Cost
                     and Special Purchase Price Schedule
EXHIBIT C      -    Stipulated Loss Value Schedule
EXHIBIT D      -    Termination Value Schedule
EXHIBIT E      -    Rent Recalculation and Indemnification Verification
EXHIBIT F      -    Schedule of Domiciles of Permitted Sublessees
EXHIBIT G      -    Return Conditions
EXHIBIT H      -    Return Conditions (EBT)


                                         (iv)

                                   LEASE AGREEMENT

                                     [NW 1997 __]

          This LEASE AGREEMENT [NW 1997 __], dated as of ___________, 199_, between FIRST SECURITY BANK, NATIONAL ASSOCIATION, not in its individual capacity, except as expressly provided herein, but solely as Owner Trustee under the Trust Agreement (as defined in Section 1 hereof) (in such capacity, "LESSOR"), and NORTHWEST AIRLINES, INC., a corporation organized and existing pursuant to the laws of the State of Minnesota ("LESSEE");

                                 W I T N E S S E T H:

          SECTION 1. DEFINITIONS. Unless the context otherwise requires, the following terms shall have the following meanings for all purposes of this Lease Agreement [NW 1997 __] and shall be equally applicable to both the singular and the plural forms of the terms herein defined:

          "AFFILIATE" means, with respect to any person, any other person directly or indirectly controlling, controlled by or under common control with such person. For the purposes of this definition, "control" (including "controlled by" and "under common control with") shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of such person whether through the ownership of voting securities or by contract or otherwise.

          "AIRCRAFT" means the Airframe to be delivered and leased hereunder (or any airframe from time to time substituted for such Airframe pursuant to
     Section 10(a) hereof) together with the four Engines initially leased hereunder (or any engine substituted for either of such Engines pursuant to the terms hereof), whether or not any of such initial or substituted Engines may from time to time be installed on such initial or substituted Airframe or may be installed on any other airframe or on any other aircraft.

          "AIRFRAME" means: (i) the British Aerospace Avro 146-RJ85A aircraft (except Engines or engines from time to time installed thereon) specified in the initial Lease Supplement, which aircraft shall be leased by Lessor to Lessee hereunder and under such Lease Supplement, and any aircraft (except Engines or engines from time to time installed thereon) which may from time to time be substituted for such aircraft (except Engines or engines from time to time installed thereon) pursuant to clause (ii) of the first paragraph of Section 10(a); and (ii) any and all Parts (A) so long as the same shall be incorporated or installed in or attached to such aircraft (except Engines or engines from time to time installed thereon), or (B) so long as title thereto shall remain vested in Lessor in accordance with the terms of Section 8 after removal from such aircraft (except Engines or engines from time to time installed thereon); PROVIDED, HOWEVER, that at such time as an aircraft (except Engines or engines from time to time installed thereon) shall be deemed part of the property leased hereunder in substitution for the Airframe pursuant to the applicable provisions hereof, the replaced Airframe shall cease to be an Airframe hereunder.

          "APPLICABLE RATE" means as of any date the weighted average of the interest rates borne by the Secured Certificates then outstanding and, if no Secured Certificates shall be outstanding, the Base Rate.

          "BANKRUPTCY CODE" means the Bankruptcy Reform Act of 1978, as amended, or any subsequent legislation that amends, supplements or supersedes such provisions.

          "BASE RATE" means the rate of interest announced publicly by Citibank, N.A. in New York, New York from time to time as its base rate.

          "BASIC RENT" means, for the Basic Term, the rent payable for the Aircraft pursuant to Section 3(c) as adjusted as provided in Section 3(d) but subject always to the provisions of Section 3(d)(v) hereof and, for any Renewal Term, Basic Rent determined pursuant to Section 19.

          "BASIC TERM" means the term for which the Aircraft is leased hereunder pursuant to Section 3(a) hereof commencing on the Delivery Date and ending on _________, 201_, or such earlier date as this Lease may be terminated in accordance with the provisions hereof.

          "BENEFICIAL INTEREST" means the interest of the Owner Participant (or the Initial Owner Participant, as the case may be) under the Trust Agreement.

          "BILL OF SALE" means a full warranty bill of sale covering the Aircraft, executed by Lessee in favor of the Owner Trustee, dated the Delivery Date, specifically referring to the Airframe and each Engine, which Bill of Sale shall contain, among other things, a statement that such Bill of Sale thereby conveys to the Owner Trustee good title to the Airframe and each Engine described in such Bill of Sale, free and clear of all liens, encumbrances and rights of others except Liens permitted by clause (v) of Section 6 of the Lease.

          "BUSINESS DAY" means any day other than a Saturday or Sunday or a day on which commercial banks are required or authorized to close in the City of New York, New York; Boston, Massachusetts; or Minneapolis, Minnesota.

          "CERTIFICATE CLOSING DATE" means the date of closing with respect to the purchase of Secured Certificates by the Pass Through Trustees contemplated by Section 1(a) of the Participation Agreement.

          "CERTIFICATE HOLDER" means Certificate Holder as defined in the Trust Indenture.

          "CERTIFICATED AIR CARRIER" means a Citizen of the United States holding a carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49, United States Code, for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo or that otherwise is certified or registered to the extent required to fall within the purview of 11 U.S.C. Section 1110 or any analogous successor provision of the Bankruptcy Code.

          "CITIZEN OF THE UNITED STATES" has the meaning specified in Section 40102(a)(15) of Title 49 of the United States Code or any similar legislation of the United States of America enacted in substitution or replacement therefor.

          "CIVIL RESERVE AIR FLEET PROGRAM" means the Civil Reserve Air Fleet Program currently administered by the United States Air Force Air Mobility Command pursuant to Executive Order No. 11490, as amended, or any substantially similar program.

          "CODE" means the Internal Revenue Code of 1986, as amended.

          "COMMITMENT" means the commitment of a Pass Through Trustee or of the Owner Participant, as the case may be, to finance the Owner Trustee's payment of Lessor's Cost for the Aircraft.

          "CONSENT AND AGREEMENT" means the Consent and Agreement [NW 1997 __], dated as of the date hereof, executed by the Manufacturer, as the same may be amended, modified or supplemented from time to time in accordance with the applicable provisions thereof.

          "CONTRACT RIGHTS" means all of Lessee's right, title and interest in and to Part H and Part J of the Manufacturer Support Agreement, as and to the extent that the same relate to the warranties with respect to the Aircraft, including, without limitation, (a) all claims for damages in respect of the Aircraft arising as a result of any default by the Manufacturer under Part H or Part J of the Manufacturer Support Agreement, including, without limitation, all warranty, service life policy and indemnity provisions in Part H and Part J of the Manufacturer Support Agreement in respect of the Aircraft and all claims thereunder and (b) any and all rights of Lessee to compel performance of the terms of Part H and Part J of the Manufacturer Support Agreement in support thereof.

          "DEFAULT" means any event which with the giving of notice or the lapse of time or both would become an Event of Default.

          "DELIVERY DATE" means the date of the initial Lease Supplement for the Aircraft, which date shall be the date the Aircraft is leased by Lessor to Lessee and accepted by Lessee hereunder.

          "DEPRECIATION PERIOD" means the period commencing on the Delivery Date and ending on December 31, 200_, or such earlier date as this Lease may be terminated in accordance with the provisions hereof.

          "DOLLARS" and "$" means the lawful currency of the United States of America.

          "ENGINE" means (i) each of the four AlliedSignal LF507 type engines listed by manufacturer's serial number in the initial Lease Supplement, whether or not from time to time thereafter installed on the Airframe or installed on any other airframe or on any other aircraft; and (ii) any engine which may from time to time be substituted, pursuant to the terms hereof, for either of such four engines, together in each case with any and all Parts incorporated or installed in or attached thereto or any and all Parts removed therefrom so long as title thereto shall remain vested in Lessor in accordance with the terms of Section 8 after removal from such Engine; PROVIDED, HOWEVER, that at such time as an engine shall be deemed part of the property leased hereunder in substitution for an Engine pursuant to the applicable provisions hereof, the replaced Engine shall cease to be an Engine hereunder. The term "ENGINES" means, as of any date of determination, all Engines then leased hereunder.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of the Participation Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

          "EVENT OF DEFAULT" has the meaning specified in Section 14 hereof.

          "EVENT OF LOSS" with respect to the Aircraft, Airframe or any Engine means any of the following events with respect to such property: (i) the loss of such property or of the use thereof due to the destruction of or damage to such property which renders repair uneconomic or which renders such property permanently unfit for normal use by Lessee (or any Sublessee) for any reason whatsoever; (ii) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss, or a constructive or compromised total loss; (iii) the theft or disappearance of such property, or the confiscation, condemnation, or seizure of, or requisition of title to, or use of, such property (other than a requisition for use by the United States Government or any other government of registry of the Aircraft, or any agency or instrumentality of any thereof) which in the case of any event referred to in this clause
     (iii) (other than a requisition of title) shall have resulted in the loss of possession of such property by Lessee (or any Sublessee) for a period in excess of 180 consecutive days or, in the case of a requisition of title, the requisition of title shall not have been reversed within 90 days from the date of such requisition of title; (iv) as a result of any law, rule, regulation, order or other action by the Federal Aviation Administration or other governmental body of the government of registry of the Aircraft having jurisdiction, the use of such property in the normal course of the business of air transportation shall have been prohibited for a period of 180 consecutive days, unless Lessee (or any Sublessee), prior to the expiration of such 180 day period, shall have undertaken and shall be diligently carrying forward all steps which are necessary or desirable to permit the normal use of such property by Lessee (or such Sublessee), but in any event if such use shall have been prohibited for a period of two consecutive years, PROVIDED that no Event of Loss shall be deemed to have occurred if such prohibition has been applicable to the entire U.S. registered fleet of British Aerospace Avro 146-RJ85A aircraft of Lessee (or any Sublessee) and Lessee (or a Sublessee), prior to the expiration of such two-year period, shall have conformed at least one such aircraft in its fleet to the requirements of any such law, rule, regulation, order or other action and commenced regular commercial use of the same in such jurisdiction and shall be diligently carrying forward, in a manner which does not discriminate against the Aircraft in so conforming the Aircraft, all steps which are necessary or desirable to permit the normal use of the Aircraft by Lessee (or such Sublessee), but in any event if such use shall have been prohibited for a period of three years or such use shall be prohibited at the expiration of the Term; (v) the requisition for use by the United States Government or any other government of registry of the Aircraft or any instrumentality or agency of any thereof, which shall have occurred during the Basic Term (or any Renewal Term) and shall have continued for thirty (30) days beyond the Term, PROVIDED, HOWEVER, that no Event of Loss pursuant to this clause (v) shall exist if Lessor shall have furnished to Lessee the written notice specified in
     Section 10(d) hereof; and (vi) any divestiture of title to or interest in an Engine treated as an Event of Loss pursuant to Section 7(b) hereof. An Event of Loss with respect to the Aircraft shall be deemed to have occurred if an Event of Loss occurs with respect to the Airframe.

          "EXCESS AMOUNT" for a Lease Period Date means an amount equal to the amount determined by multiplying Lessor's Cost by the percentage set forth in EXHIBIT B hereto under the heading "Excess Amount" opposite such Lease Period Date.

          "EXPENSES" has the meaning specified in Section 7(c) of the Participation Agreement.

          "FAA BILL OF SALE" means a bill of sale for the Aircraft on AC Form 8050-2 or such other form as may be approved by the Federal Aviation Administration on the Delivery Date for the Aircraft, executed by Lessee in favor of the Owner Trustee and dated the Delivery Date.

          "FEDERAL AVIATION ACT" means that portion of the United States Code comprising those provisions formerly referred to as the Federal Aviation Act of 1958, as amended, or any subsequent legislation that amends, supplements or supersedes such provisions.

          "FEDERAL AVIATION ADMINISTRATION" and "FAA" mean the United States Federal Aviation Administration and any agency or instrumentality of the United States government succeeding to their functions.

          "FOREIGN AIR CARRIER" means any air carrier which is not a U.S. Air Carrier and which performs maintenance, preventative maintenance and inspections for the Aircraft, Airframe and/or any Engine or engine to standards which are approved by, or which are substantially equivalent to those required by, the Federal Aviation Administration, the Civil Aviation Authority of the United Kingdom, the Direction Generale de l'Aviation Civile of the French Republic, the Luftfahrt Bundesamt of the Federal Republic of Germany, the Rijflauchtraatdienst of the Kingdom of the Netherlands, the Ministry of Transportation of Japan or the Federal Ministry of Transport of Canada (and any agency or instrumentality of the applicable government succeeding to the functions of any of the foregoing entities).

          "GUARANTEE" means the Guarantee [NW 1997 __], dated as of the Certificate Closing Date, made by the Guarantor, as such Guarantee may be amended or supplemented from time to time pursuant to the applicable provisions thereof.

          "GUARANTOR" means Northwest Airlines Corporation, a Delaware corporation.

          "HALF-LIFE ADJUSTMENT" has the meaning specified in EXHIBIT H hereto.

          "INDEMNITEE" means (i) the Owner Trustee, in its individual capacity and as trustee under the Trust Agreement, (ii) the Indenture Trustee, (iii) the Owner

     Participant, (iv) the Trust Estate, (v) the Loan Participants and each other Certificate Holder, (vi) the Subordination Agent, (vii) the Liquidity Provider, (viii) the Pass Through Trustees, (ix) each Affiliate of the Persons described in clauses (i) through (iv), inclusive, (x) each Affiliate of the Persons described in clauses (vi), (vii) and (viii), (xi) the respective directors, officers, employees, agents and servants of each of the Persons described in clauses (i) through (viii), inclusive, (xii) the successors and permitted assigns of the Persons described in clauses
     (i) through (iv), inclusive, and (xiii) the successors and permitted assigns of the Persons described in clauses (v), (vi), (vii) and (viii).

          "INDENTURE TRUSTEE" means the Indenture Trustee under the Trust Indenture, and any entity which may from time to time be acting as indenture trustee under the Trust Indenture.

          "INDENTURE TRUSTEE DOCUMENTS" means the Participation Agreement and the Trust Indenture.

          "INDENTURE TRUSTEE'S LIENS" means any Lien which arises as a result of
     (A) claims against the Indenture Trustee not related to its interest in the Aircraft or the administration of the Trust Estate pursuant to the Trust Indenture, (B) acts of the Indenture Trustee not permitted by, or failure of the Indenture Trustee to take any action required by, the Operative Documents to the extent such acts arise or such failure arises from or constitutes gross negligence or willful misconduct, (C) claims against the Indenture Trustee relating to Taxes or Expenses which are excluded from the indemnification provided by Section 7 of the Participation Agreement pursuant to said Section 7, or (D) claims against the Indenture Trustee arising out of the transfer by the Indenture Trustee of all or any portion of its interest in the Aircraft, the Trust Estate, the Trust Indenture Estate or the Operative Documents other than a transfer of the Aircraft pursuant to Section 9, 10 or 19 of the Lease or Article IV or V of the Trust Indenture, or a transfer of the Aircraft pursuant to Section 15 of the Lease while an Event of Default is continuing and prior to the time that the Indenture Trustee has received all amounts due pursuant to the Trust Indenture.

          "INITIAL OWNER PARTICIPANT" means Lessee.

          "INTERCREDITOR AGREEMENT" means that certain Intercreditor Agreement among the Pass Through Trustees, the Liquidity Provider and the Subordination Agent.

          "LEASE AGREEMENT", "THIS LEASE AGREEMENT", "THIS LEASE", "THIS AGREEMENT", "HEREIN", "HEREOF", "HEREUNDER", "HEREBY" or other like words mean this Lease Agreement [NW 1997 __] as originally executed or as modified, amended or supplemented pursuant to the applicable provisions hereof and in accordance with the Trust Agreement and the Trust Indenture, including, without limitation, supplementation hereof by one or more Lease Supplements entered into pursuant to the applicable provisions hereof.

          "LEASE PERIOD" means each of the consecutive periods throughout the Basic Term and any Renewal Term ending on a Lease Period Date, the first such period commencing on and including the Delivery Date.

          "LEASE PERIOD DATE" means ____________, 199_ and each succeeding January 2 and July 2, to and including the last such date in the Term.

          "LEASE SUPPLEMENT" means a Lease Supplement, substantially in the form of EXHIBIT A hereto, to be entered into between Lessor and Lessee on the Delivery Date for the purpose of leasing the Aircraft under and pursuant to the terms of this Lease Agreement, and any subsequent Lease Supplement entered into in accordance with the terms hereof.

          "LESSEE DOCUMENTS" means the Participation Agreement, the Lease, the Lease Supplement covering the Aircraft, the Purchase Agreement (insofar as it relates to the Aircraft), the FAA Bill of Sale, the Bill of Sale, the Purchase Agreement Assignment and the Tax Indemnity Agreement.

          "LESSOR LIENS" means any Lien or disposition of title or interest arising as a result of (i) claims against Lessor, First Security Bank, National Association, in its individual capacity, or the Owner Participant not related to the transactions contemplated by the Operative Documents,
     (ii) any act or omission of the Owner Participant, Lessor, or First Security Bank, National Association, in its individual capacity, which is not related to the transactions contemplated by the Operative Documents or is in violation of any of the terms of the Operative Documents, (iii) claims against the Owner Participant, Lessor, or First Security Bank, National Association, in its individual capacity, with respect to Taxes or Expenses against which Lessee is not required to indemnify the Owner Participant, Lessor or First Security Bank, National Association, in its individual capacity, pursuant to Section 7 of the Participation Agreement or (iv) claims against Lessor or the Owner Participant arising out of any transfer by Lessor or the Owner Participant of all or any portion of the respective interests of Lessor or the Owner Participant in the Aircraft, the Trust Estate or the Operative Documents other than the transfer of possession of the Aircraft by Lessor pursuant to this Agreement, the transfer pursuant to the Trust Indenture or a transfer of the Aircraft pursuant to Section 9, 10 or 19 hereof or pursuant to the exercise of the remedies set forth in Section 15 hereof, PROVIDED, HOWEVER, that any Lien which is attributable solely to First Security Bank, National Association or the Owner Participant and would otherwise constitute a Lessor Lien hereunder shall not constitute a Lessor Lien hereunder so long as (1) the existence of such Lien poses no material risk of the sale, forfeiture or loss of the Aircraft, (2) the existence of such Lien does not interfere in any way with the use, possession, operation, or quiet enjoyment of the Aircraft by Lessee (or any Sublessee), (3) the existence of such Lien does not affect the priority or perfection of, or otherwise jeopardize, the Lien of the Trust Indenture, (4) First Security Bank, National Association or the Owner Participant, as appropriate, is diligently contesting such Lien and (5) the existence of such Lien does not pose a material threat of interference with the payment of Rent (other than Excluded Payments in favor of First Security Bank, National Association or the Owner Participant, as appropriate).

          "LESSOR'S COST" for the Aircraft means the amount denominated as such in EXHIBIT B to the Lease.

          "LIEN" means any mortgage, pledge, lien, charge, claim, encumbrance, lease, sublease, sub-sublease or security interest.

          "LIQUIDITY FACILITIES" means the three Revolving Credit Agreements between the Subordination Agent, as borrower, and the Liquidity Provider, and any replacement thereof, in each case as the same may be amended, modified or supplemented.

          "LIQUIDITY PROVIDER" means Royal Bank of Canada, as Class A Liquidity Provider, Class B Liquidity Provider and Class C Liquidity Provider under the Liquidity Facilities, or any successor thereto.

          "LOAN PARTICIPANT" means each Purchaser and its respective successors and registered assigns, including any Certificate Holder.

          "LOAN PARTICIPANT LIENS" means any Lien which arises from acts or claims against any Loan Participant not related to the transactions contemplated by the Operative Documents.

          "LOSS PAYMENT DATE" has the meaning specified in Section 10(a) hereof.

          "MAJORITY IN INTEREST OF CERTIFICATE HOLDERS" has the meaning set forth in the Trust Indenture.

          "MAKE-WHOLE AMOUNT" has the meaning assigned to that term in the Trust Indenture.

          "MANUFACTURER" means British Aerospace (Operations) Limited, a limited company incorporated under the laws of England and Wales, and its successors and assigns.

          "MANUFACTURER DOCUMENTS" means the Purchase Agreement, the Residual Agreement and the Consent and Agreement.

          "MANUFACTURER SUPPORT AGREEMENT" means the Manufacturer Support Agreement, dated February 5, 1997, between the Manufacturer and Lessee.

          "MORTGAGE" means any mortgage entered into by Lessee with respect to the Aircraft prior to the Delivery Date.

          "NET ECONOMIC RETURN" shall have the meaning ascribed to such term in paragraph 2 of EXHIBIT E to the Lease.

          "NET PRESENT VALUE OF RENTS" means the net present value, as of the Delivery Date, of Basic Rent set forth in EXHIBIT B hereto, discounted at an annual interest rate of _____ percent on a semi-annual basis.

          "OPERATIVE DOCUMENTS" and "OPERATIVE DOCUMENT" means each of the Participation Agreement, the Lease, the Trust Indenture, the Trust Agreement, an acceptance certificate covering the Aircraft in the form agreed to by the Participants and Lessee, the Tax Indemnity Agreement, the Lease Supplement covering the Aircraft, the Trust Supplement covering the Aircraft, the Secured Certificates, the Bill of Sale, the FAA Bill of Sale, the Purchase Agreement (insofar as it relates to the Aircraft), the Guarantee, the Residual Agreement, the Purchase Agreement Assignment and the Consent and Agreement.

          "OVERALL TRANSACTION" means all the transactions contemplated by the Operative Documents.

          "OWNER PARTICIPANT" means the corporation to whom on the Delivery Date (or, if earlier, the Transfer Date) the Initial Owner Participant shall transfer its Beneficial Interest pursuant to Section 1(b) or 1(d) of the Participation Agreement, and thereafter any Person to which such corporation transfers all or any portion of its right, title and interest in and to the Trust Agreement, the Trust Estate and the Participation Agreement, to the extent permitted by Section 8.01 of the Trust Agreement and Section 8 of the Participation Agreement.

          "OWNER PARTICIPANT DOCUMENTS" means the Participation Agreement, the Trust Agreement, and the Tax Indemnity Agreement.

          "OWNER TRUSTEE" means the entity executing the Participation Agreement as Owner Trustee and any entity appointed as successor Owner Trustee pursuant to Section 9.01 of the Trust Agreement, and references to a predecessor Owner Trustee in its individual capacity by name in the Operative Documents shall include such successor Owner Trustee in its individual capacity from and after such succession.

          "OWNER TRUSTEE DOCUMENTS" means the Participation Agreement, the Trust Agreement, the Trust Supplement covering the Aircraft, the Lease, the Lease Supplement covering the Aircraft, the Purchase Agreement Assignment, the Residual Agreement, the Trust Indenture and the Secured Certificates.

          "PARTICIPANTS" means and includes the Loan Participants and the Owner Participant.

          "PARTICIPATION AGREEMENT" means that certain Participation Agreement [NW 1997 __], dated as of the Certificate Closing Date, among Lessee, the Guarantor, the Purchasers, the Indenture Trustee, the Subordination Agent, the Initial Owner Participant and Owner Trustee, as such Participation Agreement may be amended or supplemented from time to time pursuant to the applicable provisions thereof.

          "PARTIES" means the Owner Trustee, the Indenture Trustee and the Participants.

          "PARTS" means all appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature (other than (a) complete Engines or engines, (b) any items leased by Lessee from a third party (other than Lessor) and (c) cargo containers) which may from time to time be incorporated or installed in or attached to the Airframe or any Engine or so long as title thereto shall remain vested in Lessor in accordance with Section 8 after removal therefrom.

          "PASS THROUGH CERTIFICATES" means the pass through certificates to be issued by the Pass Through Trustee in connection with the Overall Transaction.

          "PASS THROUGH TRUST AGREEMENT" means the pass through trust agreement and each of the three separate pass through trust supplements referred to on Schedule I to the Participation Agreement.

          "PASS THROUGH TRUSTEE" means State Street Bank and Trust Company, a Massachusetts trust company, in its capacity as trustee under each Pass Through

     Trust Agreement, and each other person that may from time to time be acting as successor trustee under any such Pass Through Trust Agreement.

          "PAST DUE RATE" means (i) with respect to the portion of any payment of Rent that may be required by the Trust Indenture to be paid by the Indenture Trustee to the Loan Participants, or the holders of any outstanding Secured Certificates, the "Past Due Rate" as defined in the Trust Indenture and (ii) with respect to the remaining portion of any payment of Rent (and the entire amount of any payment of Rent after the satisfaction and discharge of the Trust Indenture), a rate per annum equal to 1% over the Base Rate.

          "PERMITTED LIEN" means any Lien referred to in clauses (i) through
     (viii) of Section 6 hereof.

          "PERMITTED SUBLESSEE" means any entity domiciled in a country listed in EXHIBIT F hereto.

          "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "PREDECESSOR LEASE" means any lease entered into by Lessee with respect to the Aircraft prior to the Delivery Date.

          "PREPAID RENT" has the meaning assigned in Section 3(g) hereof.

          "PURCHASE AGREEMENT" means the Sale and Purchase Agreement, dated as of February 5, 1997, between the Manufacturer and Lessee relating to the purchase by Lessee of the Aircraft (including the Manufacturer Support Agreement), as originally executed or as modified, amended or supplemented in accordance with the terms thereof, but only insofar as the foregoing relates to the Aircraft.

          "PURCHASE AGREEMENT ASSIGNMENT" means the Purchase Agreement Assignment [NW 1997 __], dated as of the date hereof, between Lessee and Lessor, as the same may be amended, supplemented or modified from time to time, with a form of Consent and Agreement to be executed by the Manufacturer attached thereto.

          "PURCHASERS" means the Pass Through Trustees under each Pass Through Trust Agreement.

          "REIMBURSEMENT AMOUNT" has the meaning set forth in Section 3(g) hereof.

          "RELATED INDEMNITEE GROUP" means, with respect to any Indemnitee, any officer, director, servant, employee, agent or Affiliate thereof.

          "RENEWAL TERM" means any Fixed Renewal Term or Fair Market Renewal Term as those terms are defined in Section 19 hereof.

          "RENT" means Basic Rent and Supplemental Rent, collectively.

          "RESIDUAL AGREEMENT" means the Residual Value Agreement (N5__XJ), dated as of the date hereof, among the Manufacturer, the Owner Participant and the Owner Trustee.

          "SECURED CERTIFICATES" has the meaning assigned to that term in the Trust Indenture.

          "SPECIAL PURCHASE PRICE" shall mean the amount denominated as such in EXHIBIT B to the Lease.

          "STIPULATED LOSS VALUE" with respect to the Aircraft as of any date through and including _________, 201_, means, but subject always to the provisions of Section 3(d)(v) hereof, the amount determined by multiplying Lessor's Cost for the Aircraft by the percentage specified in EXHIBIT C hereto opposite the Stipulated Loss Value Date with respect to which the amount is determined (as such EXHIBIT C may be adjusted from time to time as provided in Section 3(d) hereof and in Section 7 of the Tax Indemnity Agreement). "Stipulated Loss Value" as of any date after _________, 201_ shall be the amount determined as provided in Section 19(a) hereof.

          "STIPULATED LOSS VALUE DATE" means the 2nd calendar day of each calendar month during the Basic Term and any Renewal Term.

          "SUBLEASE" means any sublease permitted by the terms of Section 7(b)(x) hereof.

          "SUBLESSEE" means any Person for so long, but only so long, as such Person is in possession of the Airframe and/or any Engine pursuant to the terms of a Sublease which is then in effect pursuant to Section 7(b)(x) hereof.

          "SUBORDINATION AGENT" means State Street Bank and Trust Company of Connecticut, National Association, a national banking association, as subordination agent under the Intercreditor Agreement, or any successor thereto.

          "SUPPLEMENTAL RENT" means, without duplication, (a) all amounts, liabilities, indemnities and obligations (other than Basic Rent) which Lessee assumes or agrees to pay under any Lessee Document to or on behalf of Lessor or any other Person, (b) amounts payable by Lessor pursuant to clause (b) of the third paragraph of Section 2.02 of the Trust Indenture,
     (c) Lessor's pro rata share of all compensation and reimbursement of expenses, disbursements and advances payable by Lessee under the Pass Through Trust Agreements, and (d) Lessor's pro rata share of all compensation and reimbursement of expenses and disbursements payable to the Subordination Agent under the Intercreditor Agreement except with respect to any income or franchise taxes incurred by the Subordination Agent in connection with the transactions contemplated by the Intercreditor Agreement. As used herein, "Lessor's pro rata share" means as of any time a fraction, the numerator of which is the principal balance then outstanding of Secured Certificates and the denominator of which is the aggregate principal balance then outstanding of all "Equipment Notes" (as such term is defined in the Intercreditor Agreement).

          "TAX INDEMNITEE" means (i) the Owner Participant, the Owner Trustee, in its individual capacity and as trustee under the Trust Agreement, the Trust Estate, the Indenture Trustee, (ii) the respective Affiliates, successors and permitted assigns of each of the entities described in the preceding clause (i), and (iii) the Trust Indenture Estate.

          "TAX INDEMNITY AGREEMENT" means that certain Tax Indemnity Agreement [NW 1997 __], dated as of the date hereof, between the Owner Participant and

     Lessee, as originally executed or as modified, amended or supplemented pursuant to the applicable provisions thereof.

          "TAXES" means any and all fees (including, without limitation, license, recording, documentation and registration fees), taxes (including, without limitation, income, gross receipts, sales, rental, use, turnover, value added, property (tangible and intangible), excise and stamp taxes), license, levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever, together with any and all penalties, fines, additions to tax and interest thereon (each, individually a "TAX").

          "TERM" means the Basic Term and, if actually entered into, any Renewal Term.

          "TERMINATION DATE" has the meaning set forth in Section 9(a) hereof.

          "TERMINATION VALUE" with respect to the Aircraft as of any date through and including _________, 201_, means, but subject always to the provisions of Section 3(d)(v) hereof, the amount determined by multiplying Lessor's Cost for the Aircraft by the percentage specified in EXHIBIT D hereto opposite the Termination Date with respect to which the amount is determined (as such EXHIBIT D may be adjusted from time to time as provided in Section 3(d) hereof and in Section 7 of the Tax Indemnity Agreement).

          "TRANSACTION EXPENSES" means: all of the reasonable out-of-pocket costs, fees and expenses incurred by the Owner Trustee, the Pass Through Trustee, the Subordination Agent and the Indenture Trustee in connection with the transactions contemplated by the Participation Agreement, the other Operative Documents, the Pass Through Trust Agreements, the Intercreditor Agreement, the Liquidity Facilities and the Underwriting Agreement (except, in each case, as otherwise provided therein) including, without limitation:

               (1) the reasonable and actual fees, expenses and disbursements of (A) Bingham, Dana & Gould LLP, special counsel for the Pass Through Trustee and the Indenture Trustee, (B) Ray, Quinney & Nebeker, special counsel for the Owner Trustee, (C) Shearman & Sterling, special counsel for the Underwriters, and (D) Crowe & Dunlevy, P.C., special counsel in Oklahoma City, Oklahoma;

               (2) the initial fees and reasonable and actual disbursements of the Owner Trustee under the Trust Agreement;

               (3) the initial fee and reasonable and actual disbursements of the Indenture Trustee under the Trust Indenture;

               (4) the initial fees and expenses of the Liquidity Provider, the Pass Through Trustee and the Subordination Agent;

               (5)    underwriting fees and commissions;

               (6) the fees and expenses with respect to the appraisals of the Aircraft;

               (7) the reasonable fees, expenses and disbursements of special counsel to the Owner Participant, such fees not to exceed the amount previously agreed to by the Owner Participant and Lessee;

               (8) the fees, expenses and disbursements of Simpson Thacher & Bartlett and Cadwalader, Wickersham & Taft, special counsel for Lessee;

               (9) the costs of filing and recording documents with the FAA and filing Uniform Commercial Code statements in the United States;

               (10) the reasonable fees, expenses and disbursements of Powell, Goldstein, Frazer & Murphy, special counsel to the Liquidity Provider;

               (11) the reasonable fees, expenses and disbursements of Vedder, Price, Kaufman & Kammholz, special counsel to the Manufacturer; and

               (12) the equity placement fee and reasonable disbursements of Babcock and Brown Financial Corporation.

          "TRUST AGREEMENT" means that certain Trust Agreement [NW 1997 __], dated as of the Certificate Closing Date, between the Initial Owner Participant and First Security Bank, National Association, in its individual capacity, as originally executed or as modified, amended or supplemented pursuant to the applicable provisions thereof, including, without limitation, supplementation thereof by one or more Trust Supplements entered into pursuant to the applicable provisions thereof.

          "TRUST AGREEMENT AND INDENTURE SUPPLEMENT" OR "TRUST SUPPLEMENT" means a supplement to the Trust Agreement and the Trust Indenture, substantially in the form of EXHIBIT A to the Trust Indenture.

          "TRUST ESTATE" means the Trust Estate as that term is defined in the Trust Agreement.

          "TRUST INDENTURE" means that certain Trust Indenture and Security Agreement [NW 1997 __], dated as of the Certificate Closing Date, between Lessor and the Indenture Trustee, as originally executed or as modified, amended or supplemented in accordance with the provisions thereof.

          "TRUST INDENTURE ESTATE" has the meaning assigned to that term in the Trust Indenture.

          "UNDERWRITING AGREEMENT" means that certain Underwriting Agreement, dated as of September 16, 1997, among Lessee, the Guarantor, and the underwriters named therein.

          "U.S. AIR CARRIER" means any Certificated Air Carrier as to which there is in force an air carrier operating certificate issued pursuant to
     Part 121 of the regulations under the Federal Aviation Act, or which may operate as an air carrier by certification or otherwise under any successor or substitute provisions therefor or in the absence thereof.

          "WET LEASE" means any arrangement whereby the Lessee (or any Sublessee) agrees to furnish the Airframe and Engines or engines installed thereon to a third party pursuant to which such Airframe and Engines or engines (i) shall be operated solely by regular employees of Lessee (or any Sublessee) possessing all current certificates and licenses that would be required under the Federal Aviation Act or, if the Aircraft is not registered in the United States, all certificates and licenses required by the laws of the jurisdiction of registry, for the performance by such employees of similar functions within the United States of America or such other jurisdiction of registry (it is understood that cabin attendants need not be regular employees of Lessee (or any Sublessee)) and (ii) shall be maintained by Lessee (or any Sublessee) in accordance with its normal maintenance practices.

          SECTION 2. ACCEPTANCE AND LEASE. Lessor hereby agrees (subject to satisfaction of the conditions set forth in Sections 4(a) and 5(a) of the Participation Agreement) to accept the transfer of title from and simultaneously to lease to Lessee hereunder, and Lessee hereby agrees (subject to satisfaction of the conditions set forth in Sections 4(b) and 5(b) of the Participation Agreement) to lease from Lessor hereunder, the Aircraft as evidenced by the execution by Lessor and Lessee of a Lease Supplement leasing the Aircraft hereunder. Lessee hereby agrees that such acceptance of the Aircraft by Lessor shall, without further act, irrevocably constitute acceptance by Lessee of such Aircraft for all purposes of this Lease.

          SECTION 3. TERM AND RENT. (a) BASIC TERM. The Basic Term shall commence on the Delivery Date and end on _________, 201_, or such earlier date as this Lease may be terminated in accordance with the provisions hereof.

          (b)    [INTENTIONALLY OMITTED].

          (c) BASIC RENT. Lessee shall pay Basic Rent with respect to each Lease Period during the Basic Term on each Lease Period Date during the Basic Term, in consecutive installments in the amounts as provided in the next sentence, each such installment to cover the Lease Period specified in EXHIBIT
B. Each such installment of Basic Rent shall be equal to Lessor's Cost multiplied by the percentage for the Delivery Date or applicable Lease Period Date, as the case may be, specified in EXHIBIT B hereto.

          (d)    ADJUSTMENTS TO BASIC RENT.

          (i) In the event that (A) the Delivery Date occurs other than on ___________, 199_, or (B) Transaction Expenses paid by Lessor pursuant to Section 16(a) of the Participation Agreement are determined to be other than ___% of Lessor's Cost, then in each case the Basic Rent percentages set forth in EXHIBIT B and Stipulated Loss Value percentages set forth in EXHIBIT C and the Termination Value percentages set forth in EXHIBIT D shall be recalculated by the Owner Participant, on or prior to ____________, 199_ using the same methods and assumptions used to calculate original Basic Rent, Stipulated Loss Value and Termination Value percentages, in order to: (1) maintain the Owner Participant's Net Economic Return and (2) minimize the Net Present Value of Rents to Lessee to the extent possible consistent with clause (1) hereof. In such recalculation there will be no change in the amortization of the Secured Certificates.

          (ii) (A) In the event of a refinancing as contemplated by Section 17 of the Participation Agreement, then the Basic Rent percentages set forth in EXHIBIT B and Stipulated Loss Value percentages set forth in EXHIBIT C and the Termination

          Value percentages set forth in EXHIBIT D shall be recalculated (upwards or downwards) by the Owner Participant as contemplated by such Section to (1) maintain the Owner Participant's Net Economic Return and (2) to the extent possible consistent with clause (1) hereof, minimize the Net Present Value of Rents to Lessee and (B) in the event that Lessee elects to satisfy any indemnity obligation under the Tax Indemnity Agreement pursuant to Section 4(d)(ii) of the Tax Indemnity Agreement, then the Basic Rent percentages set forth in EXHIBIT B and the Stipulated Loss Value percentages set forth in EXHIBIT C and the Termination Value percentages set forth in EXHIBIT D shall be recalculated (upwards or downwards) by Owner Participant, using the same methods and assumptions (except to the extent such assumptions shall be varied to take into account the Loss (as defined in the Tax Indemnity Agreement) that is the subject of such indemnification and any prior or contemporaneous Loss) used to calculate the Basic Rent percentages, the Stipulated Loss Value percentages and the Termination Value percentages on the Delivery Date, in order to (1) maintain the Owner Participant's Net Economic Return and (2) to the extent possible consistent with clause (1) hereof, minimize the Net Present Value of Rents to Lessee.

          (iii) Whenever Basic Rent is recalculated pursuant to this Section 3(d), the Owner Participant shall redetermine the Excess Amounts set forth in EXHIBIT B in a manner consistent with such recalculation.

          (iv) Any recalculation of Basic Rent, Excess Amounts and Stipulated Loss Value and Termination Value percentages pursuant to this Section 3(d) shall be determined by the Owner Participant and shall be subject to the verification procedures set forth in EXHIBIT E hereto. Such recalculated Basic Rent, Excess Amounts and Stipulated Loss Value and Termination Value percentages shall be set forth in a Lease Supplement or an amendment to this Lease.

          (v) Anything contained in the Participation Agreement or this Lease to the contrary notwithstanding, each installment of Basic Rent payable hereunder, whether or not adjusted in accordance with this
          Section 3(d), shall, together with the amount of the Excess Amount in respect of the date on which such installment is payable, and each payment of Termination Value and Stipulated Loss Value, whether or not adjusted in accordance with this Section 3(d), shall, together with all other amounts (including an amount equal to the premium, if any, payable by Lessor on the Secured Certificates) payable simultaneously by Lessee pursuant to this Lease, in each case be, under any circumstances and in any event, in an amount at least sufficient to pay in full, on the date on which such amount of Rent is due, any payments then required to be made on account of the principal of, premium, if any, and interest on the Secured Certificates. It is agreed that no installment of Basic Rent or payment of Termination Value or Stipulated Loss Value shall be increased or adjusted by reason of (i) any attachment or diversion of Rent on account of (A) Lessor Liens or (B) any Loan Participant Lien or other Lien on or against the Trust Estate, any part thereof or the Operative Documents arising as a result of claims against the Indenture Trustee not related to the transactions contemplated by the Operative Documents, (ii) any modification of the payment terms of the Secured Certificates made without the prior written consent of Lessee or (iii) the acceleration of any Secured Certificate or Secured Certificates due to the occurrence of an "Event of Default" (as defined in the Trust Indenture) which does not constitute an Event of Default hereunder.

          (vi)   All adjustments to Basic Rent under this Section 3(d) shall be
          (A) in compliance with the tests of Sections 4.02(5) and 4.07 of Rev. Proc. 75-28 and will not cause this Lease to constitute a "disqualified leaseback or long-term agreement" within the meaning of
          Section 467 of the Internal Revenue Code of 1986, as amended, as each is in effect on the Delivery Date and (B) subject to verification pursuant to EXHIBIT E.

          (e) SUPPLEMENTAL RENT. Lessee shall pay (or cause to be paid) promptly to Lessor, or to whomsoever shall be entitled thereto, any and all Supplemental Rent constituting Stipulated Loss Value or Termination Value as the same shall become due and owing and all other amounts of Supplemental Rent within five days after demand or within such other relevant period as may be provided in any Operative Document, and in the event of any failure on the part of Lessee to pay any Supplemental Rent when due, Lessor shall have all rights, powers and remedies provided for herein or in any other Operative Document or by law or equity or otherwise in the case of nonpayment of Basic Rent. Lessee shall pay as Supplemental Rent the Make-Whole Amount, if any, due pursuant to
Section 2.10(b) or Section 2.11 of the Trust Indenture in connection with a prepayment of the Secured Certificates upon redemption of such Secured Certificates in accordance with Section 2.10(b) or Section 2.11 of the Trust Indenture. Lessee also will pay to Lessor, or to whomsoever shall be entitled thereto, on demand, as Supplemental Rent, to the extent permitted by applicable law, interest at the Past Due Rate on any part of any installment of Basic Rent not paid when due for any period for which the same shall be overdue and on any payment of Supplemental Rent not paid when due for the period until the same shall be paid.

          (f) PAYMENTS IN GENERAL. All payments of Rent shall be made directly by Lessee (whether or not any Sublease shall be in effect) by wire transfer of immediately available funds prior to 10:30 A.M., New York time, on the date of payment, to Lessor at its account at First Security Bank, National Association, 79 South Main Street, Salt Lake City, Utah 84111, ABA No. 124-0000-12, Account No. 051-0922115, Attention: Corporate Trust Department, Credit Northwest/NW 1997 __ (or such other account of Lessor in the continental United States as Lessor shall direct in a notice to Lessee at least 10 Business Days prior to the date such payment of Rent is due); PROVIDED that so long as the Trust Indenture shall not have been fully discharged, Lessor hereby irrevocably directs and Lessee agrees, that, unless the Indenture Trustee shall otherwise direct, all Rent payable to Lessor and assigned to the Indenture Trustee pursuant to the Trust Indenture shall be paid prior to 10:30 A.M., New York time on the due date thereof in funds of the type specified in this Section 3(f) directly to the Indenture Trustee at its account at State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110, ABA No. 011-00-0028, Account No. 9900-314-7, Attention: Corporate Trust Department,
Reference: Northwest/NW 1997 __ (or such other account of the Indenture Trustee in the continental United States as the Indenture Trustee shall direct in a notice to Lessee at least

10 Business Days prior to the date such payment of Rent is due). Lessor hereby directs and Lessee agrees that all payments of Supplemental Rent owing to the Indenture Trustee or to a Loan Participant or any other Certificate Holder pursuant to the Participation Agreement shall be made in Dollars in immediately available funds prior to 10:30 A.M., New York time, on the due date thereof at the office of the Indenture Trustee or at such other office of such other financial institution located in the continental United States as the party entitled thereto may so direct at least 10 Business Days prior to the due date thereof. All payments of Supplemental Rent payable to the Owner Participant, to the extent that such amounts constitute Excluded Payments (as defined in the Trust Indenture), shall be made in Dollars in immediately available funds prior to 10:30 A.M., New York time, on the due date thereof, to the account of the Owner Participant specified in Schedule I to the Participation Agreement (or to such other account as may be specified in writing by the Owner Participant from time to time).

          Notwithstanding anything to the contrary contained herein, if any date on which a payment of Rent becomes due and payable is not a Business Day, then such payment shall not be made on such scheduled date but shall be made on the next succeeding Business Day with the same force and effect as if made on such scheduled date and (PROVIDED such payment is made on such next succeeding Business Day) no interest shall accrue on the amount of such payment from and after such scheduled date.

          (g) PREPAYMENT OF CERTAIN RENT PAYMENTS. To the extent, if any, that there shall not have been received by the Indenture Trustee to its account and in funds of the type specified in Section 3(f) hereof by 10:30 A.M., New York time, on any Lease Period Date from Lessor an amount equal to the Excess Amount for such date, Lessee shall on the Delivery Date, prepay on such Lease Period Date a portion of Basic Rent equal to the Excess Amount not so paid (the amount of such Basic Rent to be prepaid by Lessee being herein called "PREPAID RENT"); PROVIDED that Lessee will also pay to the Indenture Trustee, on demand, as Supplemental Rent, to the extent permitted by applicable law, interest at the Past Due Rate in effect from time to time on any part of any Prepaid Rent and on the amount, if any, payable pursuant to the immediately preceding proviso not paid when due for any period for which the same shall be overdue. Lessor agrees to reimburse Lessee in the manner provided in the following sentence for (X) the Prepaid Rent so paid by Lessee, plus (Y) any Supplemental Rent paid with respect to Prepaid Rent by Lessee pursuant to this Section 3(g), plus (Z) accrued interest on the unreimbursed portion thereof at a rate per annum equal to 5% over the Base Rate from the date such amount is paid by Lessee to but not including the date of each such reimbursement (such amounts to be reimbursed being herein called the "REIMBURSEMENT AMOUNT"). Lessor shall pay to Lessee, in funds of the type specified in Section 3(f) hereof, within five days after Lessor, the Owner Participant and the Indenture Trustee shall have received written notice from Lessee demanding payment, the Reimbursement Amount. In addition, if, for any reason, Lessor shall fail to pay to Lessee the Reimbursement Amount as above provided, Lessee shall be entitled to offsets (without duplication) against each succeeding payment (other than as limited by the PROVISO to this sentence) due from Lessee to Persons other than the Loan Participants, the Indenture Trustee and the Owner Trustee in its individual capacity (including, without limitation, Basic Rent, payments due under Section 9, 10, 15 and 19 hereof, payments due under the Tax Indemnity Agreement and payments due to Persons other than the Loan Participants, the Indenture Trustee and Lessor in its individual capacity under Section 7 of the Participation

Agreement), until Lessee has been fully reimbursed for the Reimbursement Amount; PROVIDED, HOWEVER, that in the case of any payment due from Lessee which is distributable under the terms of the Trust Indenture, Lessee's right of offset shall be limited to amounts distributable to Lessor thereunder. No such offset or aggregate combined effect of separate offsets shall reduce the amount of any installment of Basic Rent to an amount insufficient, together with the Excess Amount and all other amounts payable simultaneously by Lessee, to pay in full the payments then required to be made on account of the principal of and interest on (and premium, if any, due with respect to) the Secured Certificates then outstanding.

          SECTION 4. LESSOR'S REPRESENTATIONS AND WARRANTIES. LESSOR LEASES AND LESSEE TAKES THE AIRCRAFT AND EACH PART THEREOF "AS-IS," "WHERE-IS."
NEITHER LESSOR, THE INDENTURE TRUSTEE NOR ANY PARTICIPANT MAKES, HAS MADE OR SHALL BE DEEMED TO HAVE MADE, AND EACH HEREBY EXPRESSLY DISCLAIMS AND WILL BE DEEMED TO HAVE EXPRESSLY DISCLAIMED, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, AIRWORTHINESS, WORKMANSHIP, CONDITION, DESIGN, OPERATION, MERCHANTABILITY OR FITNESS FOR USE OR A PARTICULAR PURPOSE OF THE AIRCRAFT OR ANY PART THEREOF, AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, AS TO THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT, OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRCRAFT OR ANY PART THEREOF, except that First Security Bank, National Association, in its individual capacity, (i) represents and warrants that on the Delivery Date, Lessor shall have received whatever title to the Aircraft was conveyed to it by Lessee, (ii) represents and warrants that on the Delivery Date the Aircraft shall be free of Lessor Liens (including for this purpose Liens which would be Lessor Liens but for the proviso in the definition of Lessor Liens) attributable to it, (iii) covenants that it will not, through its own actions or inactions, interfere in Lessee's quiet enjoyment of the Aircraft during the Term, (iv) agrees that it will not directly or indirectly create, incur, assume or suffer to exist any Lessor Lien attributable to it on or with respect to the Airframe or any Engine or any portion of the Trust Estate and (v) represents and warrants that it is a Citizen of the United States without making use of a voting trust, voting powers agreement or similar arrangement, and agrees that if at any time it shall cease to be a Citizen of the United States without making use of a voting trust, voting powers agreement or similar arrangement it will promptly resign as Owner Trustee (if and so long as such citizenship is necessary under the Federal Aviation Act as in effect at such time or, if it is not necessary, if and so long as the Owner Trustee's citizenship would have any material adverse effect on the Loan Participants, the Owner Participant or Lessee), effective upon the appointment of a successor Owner Trustee in accordance with Section 9.01 of the Trust Agreement. None of the provisions of this Lease shall be deemed to amend, modify or otherwise affect the representations, warranties or other obligations (express or implied) of the Manufacturer, any subcontractor or supplier of the Manufacturer with respect to the Airframe, the Engines or any Parts, or to release the Manufacturer, or any such subcontractor or supplier, from any such representation, warranty or obligation. Lessor covenants that during the Term (so long as this Lease shall not have been declared in default pursuant to Section 15 hereof) it will not, through its own actions or inactions interfere in the quiet enjoyment of the Aircraft by Lessee or any Sublessee and agrees that it will not directly or indirectly create, incur, assume or suffer to exist any Lessor Lien attributable to it on or with respect to the Airframe or any Engine.

          SECTION 5. RETURN OF THE AIRCRAFT. (a) CONDITION UPON RETURN. Unless purchased by Lessee pursuant to Section 19 hereof, upon the termination of this Lease at the end of the Basic Term or any Renewal Term or pursuant to
Section 9(c) or 15, Lessee, at its own expense, will return the Airframe to Lessor at a major airport in one of the forty-eight contiguous states of the United States chosen by Lessee, and Lessee will give Lessor at least ten (10) days' prior written notice of the place of such return; PROVIDED, HOWEVER, that if Lessor shall have made the request for storage pursuant to Section 5(d) hereof, Lessee shall return the Airframe to Lessor at the site of the storage at the end of the storage period. At the time of such return, Lessee will, unless otherwise requested by Lessor at least ninety (90) days prior to the return hereunder, cause the Aircraft, if it is not then so registered, to be registered under the laws of the United States with the Federal Aviation Administration in the name of the Lessor or its designee, PROVIDED that Lessee shall be relieved of its obligations under this sentence if (i) such registration is prohibited by reason of the failure of Lessor or its designee to be eligible on such date to own an aircraft registered with the Federal Aviation Administration or (ii) such registration is otherwise prohibited by applicable law; the Airframe will be fully equipped with the Engines (or other AlliedSignal LF507 type engines or four engines of the same or another manufacturer of not less than equivalent utility, value and remaining useful life, and suitable for installation and use on the Airframe without impairing the value, utility or remaining useful life of the Aircraft; PROVIDED that all engines shall be of the same make and model) duly installed thereon. Also, at the time of such return, such Airframe and Engines or engines (i) shall be certified (or, if not then registered under the Federal Aviation Act, shall be eligible for certification) as an airworthy aircraft by the Federal Aviation Administration, (ii) shall be free and clear of all Liens (other than Lessor Liens (including for this purpose Liens which would be Lessor Liens but for the proviso in the definition of Lessor Liens), Indenture Trustee's Liens and Loan Participant Liens) and rights of third parties under pooling, interchange, overhaul, repair or other similar agreements or arrangements, (iii) shall be in as good an operating condition as when delivered to Lessee hereunder, ordinary wear and tear excepted, or, in the case of any such engines owned by Lessee, shall have a value, utility and remaining useful life at least equal to, and shall be in as good an operating condition as required by the terms hereof with respect to, Engines constituting part of the Aircraft but not then installed on the Airframe, and (iv) shall be in compliance with the return conditions, if any, set forth in (a) EXHIBIT G, in the event such return occurs other than at the termination of this Lease on ____________, 201_, or (b) EXHIBIT H, in the event such return occurs at the termination of this Lease on ____________, 201_; PROVIDED that if a Half-Life Adjustment is required to be calculated pursuant to the terms of EXHIBIT H, if the Half-Life Adjustment is a positive number Lessee shall pay Lessor the Half-Life Adjustment and if the Half-Life Adjustment is a negative number Lessor shall pay Lessee the Half-Life Adjustment.

          During the last six (6) months of the Term (unless Lessee shall have elected to purchase the Aircraft or renew this Lease in accordance with the terms of this Lease), with reasonable notice, Lessee will cooperate, and cause any Sublessee to cooperate, in all reasonable respects with the efforts of Lessor to sell or lease the Aircraft, including, without limitation, permitting prospective purchasers or lessees to inspect fully the Aircraft and the records relating thereto, PROVIDED that such cooperation shall not interfere with the operation or maintenance of the Aircraft by Lessee or any Sublessee.

          (b) RETURN OF THE ENGINES. In the event that any engine not owned by Lessor shall be delivered with the returned Airframe as set forth in paragraph (a) of this Section 5, Lessee, concurrently with such delivery, will, at no cost to Lessor, furnish, or cause to be furnished, to Lessor a full warranty (as to title) bill of sale with respect to each such engine, in form and substance satisfactory to Lessor (together with an opinion of counsel to the effect that such full warranty bill of sale has been duly authorized and delivered and is enforceable in accordance with its terms and that such engines are free and clear of Liens other than Lessor Liens (including for this purpose Liens which would be Lessor Liens but for the proviso in the definition of Lessor Liens), Loan Participant Liens and Indenture Trustee Liens), against receipt from Lessor of a bill of sale or other instrument evidencing the transfer, without recourse or warranty (except as to the absence of Lessor Liens, including for this purpose Liens which would be Lessor Liens but for the proviso in the definition of Lessor Liens), by Lessor to Lessee or its designee of all of Lessor's right, title and interest in and to any Engine constituting part of the Aircraft but not installed on the Airframe at the time of the return of the Airframe.

          (c) FUEL; MANUALS. Upon the return of the Airframe upon any termination of this Lease in accordance with paragraph (a) of this Section 5,
(i) Lessor shall pay Lessee, as compensation for any fuel or oil contained in the fuel or oil tanks of such Airframe, the value of such fuel or oil at the price paid by Lessee for such fuel or oil, as the case may be, and (ii) Lessee shall deliver or cause to be delivered to Lessor all logs, manuals and data and inspection, modification and overhaul records required to be maintained with respect thereto under applicable rules and regulations of each country under the laws of which the Aircraft has been registered during the period of operation thereof, which logs, manuals, data and records, if not maintained in English, shall be translated into English at Lessee's expense.

          (d) STORAGE UPON RETURN. If, at least sixty (60) days prior to termination of this Lease at the end of the Basic Term or any Renewal Term or pursuant to Section 9(c), Lessee receives from Lessor a written request for storage of the Aircraft upon its return hereunder, Lessee will provide Lessor, or cause Lessor to be provided, with free parking facilities for the Aircraft (maintenance costs and other out-of-pocket costs other than parking fees to be for the account of Lessor) for a period not exceeding thirty (30) days commencing on the date of such termination, at a location in the continental United States selected by Lessee used as a location for the parking or storage of aircraft. Lessee will maintain insurance for the Aircraft during such period not exceeding thirty (30) days and be reimbursed by Lessor for the premiums thereon.

          SECTION 6. LIENS. Lessee will not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to the Aircraft, title thereto or any interest therein or in this Lease, except (i) the respective rights of Lessor as owner of the Aircraft and Lessee as herein provided, the Lien of the Trust Indenture, and any other rights existing pursuant to the Operative Documents, (ii) the rights of others under agreements or arrangements to the extent permitted by the terms of Sections 7(b) and 8(b) hereof, (iii) Lessor Liens (including for this purpose Liens which would be Lessor Liens but for the proviso in the definition of Lessor Liens), Loan Participant Liens, and Indenture Trustee's Liens, (iv) Liens for taxes of Lessee (or any

Sublessee) either not yet due or being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material danger of the sale, forfeiture or loss of the Airframe or any Engine or any interest therein, or, so long as any Secured Certificates shall be outstanding, adversely affect the Lien of the Trust Indenture, (v) materialmen's, mechanics', workmen's, repairmen's, employees' or other like Liens arising in the ordinary course of Lessee's (or, if a Sublease is then in effect, Sublessee's) business (including those arising under maintenance agreements entered into in the ordinary course of business) securing obligations that are not overdue for a period of more than sixty (60) days or are being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material danger of the sale, forfeiture or loss of the Airframe or any Engine or any interest therein or, so long as any Secured Certificates shall be outstanding, adversely affect the Lien of the Trust Indenture, (vi) Liens arising out of any judgment or award against Lessee (or any Sublessee), unless the judgment secured shall not, within sixty (60) days after the entry thereof, have been discharged, vacated, reversed or execution thereof stayed pending appeal or shall not have been discharged, vacated or reversed within sixty (60) days after the expiration of such stay, (vii) any other Lien with respect to which Lessee (or any Sublessee) shall have provided a bond, cash collateral or other security adequate in the reasonable opinion of Lessor, and (viii) Liens approved in writing by Lessor. Lessee will promptly, at its own expense, take (or cause to be taken) such actions as may be necessary duly to discharge any such Lien not excepted above if the same shall arise at any time.

          SECTION 7. REGISTRATION, MAINTENANCE AND OPERATION; POSSESSION AND SUBLEASES; INSIGNIA. (a)(I) REGISTRATION AND MAINTENANCE. Lessee, at its own cost and expense, shall (or shall cause any Sublessee to): (i) forthwith upon the delivery thereof hereunder, cause the Aircraft to be duly registered in the name of Lessor, and, subject to the second paragraph of this Section 7(a) and
Section 8(f) of the Participation Agreement, to remain duly registered in the name of Lessor under the Federal Aviation Act, PROVIDED that Lessor shall execute and deliver all such documents as Lessee (or any Sublessee) may reasonably request for the purpose of effecting and continuing such registration, and shall not register the Aircraft or permit the Aircraft to be registered under any laws other than the Federal Aviation Act at any time except as provided in Section 8(f) of the Participation Agreement and shall cause the Trust Indenture to be duly recorded and maintained of record as a first mortgage on the Aircraft; (ii) maintain, service, repair and overhaul (or cause to be maintained, serviced, repaired and overhauled) the Aircraft so as to keep the Aircraft in as good an operating condition as delivered to Lessee hereunder, ordinary wear and tear excepted, and as may be necessary to enable the applicable airworthiness certification for the Aircraft to be maintained in good standing at all times (other than during temporary periods of storage in accordance with applicable regulations or during maintenance or modification permitted hereunder) under the Federal Aviation Act, except when all British Aerospace Avro 146-RJ85A aircraft powered by engines of the same type as those with which the Airframe shall be equipped at the time of such grounding and registered in the United States have been grounded by the FAA (although such certification need actually be maintained only during such periods as the Aircraft is registered in the United States), or the applicable laws of any other jurisdiction in which the Aircraft may then be registered from time to time in accordance with Section 8(f) of the Participation Agreement, utilizing, except during any period that a Sublease is in effect, the same manner and standard of maintenance, service, repair or overhaul used by Lessee with respect to similar aircraft operated by Lessee in similar circumstances and utilizing, during any period that a Sublease is in effect, the same manner and standard of maintenance, service, repair or overhaul used by the Sublessee with respect to similar aircraft operated by the Sublessee in similar circumstances; PROVIDED, HOWEVER, that in all circumstances the Aircraft shall be maintained by Lessee (or any Sublessee) in accordance with maintenance standards required by, or substantially equivalent to those required by, the FAA or the central civil aviation authority of Canada, France, Germany, Japan, the Netherlands or the United Kingdom; (iii) maintain or cause to be maintained all records, logs and other materials required to be maintained in respect of the Aircraft by the FAA or the applicable regulatory agency or body of any other jurisdiction in which the Aircraft may then be registered; and
(iv) promptly furnish or cause to be furnished to Lessor and the Owner Participant such information as may be required to enable Lessor to file any reports required to be filed by Lessor or the Owner Participant with any governmental authority because of Lessor's ownership of the Aircraft. (II) OPERATION. Lessee will not maintain, use, service, repair, overhaul or operate the Aircraft (or permit any Sublessee to maintain, use, service, repair, overhaul or operate the Aircraft) in violation of any law or any rule, regulation, order or certificate of any government or governmental authority (domestic or foreign) having jurisdiction, or in violation of any airworthiness certificate, license or registration relating to the Aircraft issued by any such authority, except to the extent Lessee (or, if a Sublease is then in effect, any Sublessee) is contesting in good faith the validity or application of any such law, rule, regulation or order in any reasonable manner which does not materially adversely affect Lessor or, so long as any Secured Certificates shall be outstanding, the first priority Lien of the Trust Indenture and does not involve any material risk of sale, forfeiture or loss of the Aircraft. Lessee will not operate the Aircraft, or permit any Sublessee to operate the Aircraft, in any area excluded from coverage by any insurance required by the terms of
Section 11; PROVIDED, HOWEVER, that the failure of Lessee to comply with the provisions of this sentence shall not give rise to an Event of Default hereunder where such failure is attributable to causes beyond the reasonable control of Lessee (or any Sublessee) or to extraordinary circumstances involving an isolated occurrence or series of incidents not in the ordinary course of the regular operations of Lessee (or any Sublessee) and in each such case Lessee (or such Sublessee, as the case may be) is taking all reasonable steps to remedy such failure as soon as is reasonably practicable.

          At any time after the Depreciation Period, Lessor, upon compliance with all of the terms of Section 8(f) of the Participation Agreement, shall, at the request and sole expense of Lessee, cooperate with Lessee to take all actions required to change the registration of the Aircraft to another country.

          (b) POSSESSION AND SUBLEASES. Lessee will not, without the prior written consent of Lessor, sublease or otherwise in any manner deliver, transfer or relinquish possession of the Airframe or any Engine or install or permit any Engine to be installed on any airframe other than the Airframe or enter into any Wet Lease; PROVIDED that, so long as no Default of the type referred to in
Section 14(a) or 14(e) or Event of Default shall have occurred and be continuing at the time of such sublease, delivery, transfer or relinquishment of possession or installation or such Wet Lease, and so long as the action to be taken shall not deprive the Indenture Trustee of the perfected first priority Lien of the Trust Indenture on the Airframe or (subject to the further proviso (B) to clause
(i) of this Section 7(b)) any Engine, and so long as

Lessee (or any Sublessee) shall comply with the provisions of Sections 7(a) and 11 hereof, Lessee (or, except with respect to clause (x) below, any Sublessee) may, without the prior written consent of Lessor:

          (i) subject the Airframe and the Engines or engines then installed thereon to normal interchange agreements or any Engine to normal pooling or similar arrangements, in each case customary in the airline industry and entered into by Lessee (or, if a Sublease is then in effect, by Sublessee) in the ordinary course of its business; PROVIDED that (A) no such agreement or arrangement contemplates or requires the transfer of title to the Airframe, (B) if Lessor's title to any Engine shall be divested under any such agreement or arrangement, such divestiture shall be deemed to be an Event of Loss with respect to such Engine and Lessee shall (or shall cause Sublessee to) comply with
          Section 10(b) hereof in respect thereof, and (C) any interchange agreement to which the Airframe may be subject shall be with a U.S. Air Carrier or a Foreign Air Carrier;

          (ii) deliver possession of the Airframe or any Engine to the manufacturer thereof (or for delivery thereto) or to any organization (or for delivery thereto) for testing, service, repair, maintenance or overhaul work on the Airframe or Engine or any part of any thereof or for alterations or modifications in or additions to such Airframe or Engine to the extent required or permitted by the terms of Section 8(c) hereof;

          (iii) install an Engine on an airframe owned by Lessee (or any Sublessee) free and clear of all Liens, except: (A) Permitted Liens and those which apply only to the engines (other than Engines), appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment (other than Parts) installed on such airframe (but not to the airframe as an entirety), (B) the rights of third parties under interchange agreements which would be permitted under clause (i) above, PROVIDED that Lessor's title to such Engine and, if any Secured Certificates shall be outstanding, the first priority Lien of the Trust Indenture shall not be divested or impaired as a result thereof and (C) mortgage liens or other security interests, PROVIDED that (as regards this clause (C)) such mortgage liens or other security interests effectively provide that such Engine shall not become subject to the lien of such mortgage or security interest, notwithstanding the installation thereof on such airframe;

          (iv) install an Engine on an airframe leased to Lessee (or any Sublessee) or purchased by Lessee (or any Sublessee) subject to a conditional sale or other security agreement, PROVIDED that (x) such airframe is free and clear of all Liens, except: (A) the rights of the parties to the lease or conditional sale or other security agreement covering such airframe, or their assignees, and (B) Liens of the type permitted by subparagraph (iii) of this paragraph (b) and (y) such lease, conditional sale or other security agreement effectively provides that such Engine shall not become subject to the lien of such lease, conditional sale or other security agreement, notwithstanding the installation thereof on such airframe;

          (v) install an Engine on an airframe owned by Lessee (or any Sublessee), leased to Lessee (or any Sublessee) or purchased by Lessee (or any Sublessee) subject to a conditional sale or other security agreement under circumstances where neither subparagraph (iii) nor subparagraph (iv) of this paragraph (b) is applicable, PROVIDED that such installation shall be deemed an Event of Loss with respect to such Engine and Lessee shall (or shall cause any Sublessee to) comply with Section 10(b) hereof in respect thereof, Lessor not intending hereby to waive any right or interest it may have to or in such Engine under applicable law until compliance by Lessee with such Section 10(b);

          (vi) to the extent permitted by Section 8(b) hereof, subject any appliances, Parts or other equipment owned by Lessor and removed from the Airframe or any Engine to any pooling arrangement referred to in
          Section 8(b) hereof;

          (vii) subject (or permit any Sublessee to subject) the Airframe or any Engine to the Civil Reserve Air Fleet Program and transfer (or permit any Sublessee to transfer) possession of the Airframe or any Engine to the United States of America or any instrumentality or agency thereof pursuant to the Civil Reserve Air Fleet Program, so long as Lessee (or any Sublessee) shall (A) promptly notify Lessor upon subjecting the Airframe or any Engine to the Civil Reserve Air Fleet Program in any contract year and provide Lessor with the name and address of the Contracting Office Representative for the Air Mobility Command of the United States Air Force to whom notice must be given pursuant to Section 15 hereof, and (B) promptly notify Lessor upon transferring possession of the Airframe or any Engine to the United States of America or any agency or instrumentality thereof pursuant to such program;

          (viii) for a period not to extend beyond the end of the Term, enter into a Wet Lease for the Airframe and Engines or engines then installed thereon with any third party; PROVIDED that if Lessee (or any Sublessee) shall enter into any Wet Lease for a period of more than one year (including renewal options) Lessee shall provide Lessor written notice of such Wet Lease (such notice to be given prior to entering into such Wet Lease, if practicable, but in any event promptly after entering into such Wet Lease);

          (ix) for a period not to extend beyond the end of the Term, transfer possession of the Airframe or any Engine to the United States of America or any instrumentality or agency thereof pursuant to a contract, a copy of which shall be provided to Lessor; or

          (x) Lessee may, at any time, enter into any sublease with (1) a U.S. Air Carrier, (2) any Person approved in writing by Lessor, which approval shall not be unreasonably withheld or (3) after the Depreciation Period, any Permitted Sublessee if (A) in any such case, the Sublessee under such sublease is not subject to a proceeding or final order under applicable bankruptcy, insolvency or reorganization laws on the date such sublease is entered into, (B) in the event that the Sublessee under such sublease is a foreign air carrier (other than a foreign air carrier principally based in Taiwan), the United States maintains diplomatic relations with the country in which such proposed Sublessee is principally based at the time such sublease is entered into (or, in the case of a sublease to a proposed Sublessee principally based in Taiwan, maintains diplomatic relations at least as good as those in effect on the Delivery Date) and (C) in the event that the Sublessee under such sublease is a foreign air carrier, Lessor and the Indenture Trustee shall have received an opinion of counsel to Lessee to the effect that (I) the terms of the proposed sublease will be legal, valid, binding and (subject to customary exceptions in foreign opinions generally) enforceable against the proposed Sublessee in the country in which the proposed Sublessee is principally based, (II) there exist no possessory rights in favor of the Sublessee under such Sublease under the laws of such Sublessee's country of domicile that would, upon bankruptcy or insolvency of or other default by Lessee and assuming at such time such Sublessee is not insolvent or bankrupt, prevent the return or repossession of the Aircraft in accordance with the terms of this Lease, (III) the laws of such Sublessee's country of domicile require fair compensation by the government of such jurisdiction payable in currency freely convertible into Dollars for the loss of use of the Aircraft in the event of the requisition by such government of such use, and (IV) the laws of such Sublessee's country of domicile would give recognition to Lessor's title to the Aircraft, to the registry of the Aircraft in the name of the Lessor (or Lessee, as "lessee", or the proposed Sublessee, as "sublessee", as appropriate) and to the Lien of the Trustee Indenture, PROVIDED, HOWEVER, that no sublease entered into pursuant to this clause (x) shall extend beyond the expiration of the Basic Term or any Renewal Term then in effect unless Lessee shall have irrevocably committed to purchase the Aircraft.

          The rights of any Sublessee or other transferee who receives possession by reason of a transfer permitted by this paragraph (b) (other than the transfer of an Engine which is deemed an Event of Loss) shall be effectively subject and subordinate to, and any Sublease permitted by this paragraph (b) shall be expressly subject and subordinate to, all the terms of this Lease and to the Lien of the Trust Indenture, including, without limitation, the covenants contained in Section 7(a) hereof and Lessor's rights to repossession pursuant to
Section 15 hereof and to avoid such Sublease upon such repossession, and Lessee shall remain primarily liable hereunder for the performance of all of the terms of this Lease to the same extent as if such Sublease or transfer had not occurred, and, except as otherwise provided herein, the terms of any such Sublease shall not permit any Sublessee to take any action not permitted to be taken by Lessee in this Lease with respect to the Aircraft. No pooling agreement, sublease or other relinquishment of possession of the Airframe or any Engine or Wet Lease shall in any way discharge or diminish any of Lessee's obligations to Lessor hereunder or constitute a waiver of Lessor's rights or remedies hereunder. Any sublease permitted under this Section 7(b) shall expressly prohibit any further sub-sublease by the Sublessee. Lessor agrees, for the benefit of Lessee (and any Sublessee) and for the benefit of any mortgagee or other holder of a security interest in any engine (other than an Engine) owned by Lessee (or any Sublessee), any lessor of any engine (other than an Engine) leased to Lessee (or any Sublessee) and any conditional vendor of any engine (other than an Engine) purchased by Lessee (or any Sublessee) subject to a conditional sale agreement or any other security agreement, that no interest shall be created hereunder in any engine so owned, leased or purchased and that none of Lessor, its successors or assigns will acquire or claim, as against Lessee (or any Sublessee) or any such mortgagee, lessor or conditional vendor or other holder of a security interest or any successor or assignee of any thereof, any right, title or interest in such engine as the result of such engine being installed on the Airframe; PROVIDED, HOWEVER, that such agreement of Lessor shall not be for the benefit of any lessor or secured party of any airframe (other than the Airframe) leased to Lessee (or any Sublessee) or purchased by Lessee (or any Sublessee) subject to a conditional sale or other security agreement or for the benefit of any mortgagee of or any other holder of a security interest in an airframe owned by Lessee (or any Sublessee), unless such lessor, conditional vendor, other secured party or mortgagee has expressly agreed (which agreement may be contained in such lease, conditional sale or other security agreement or mortgage) that neither it nor its successors or assigns will acquire, as against Lessor, any right, title or interest in an Engine as a result of such Engine being installed on such airframe. Lessee shall provide to the Owner Participant and the Indenture Trustee (i) written notice of any Sublease hereunder (such notice to be given not later than five days prior to entering into such Sublease, if practicable, but in any event promptly after entering into any such Sublease) and (ii) a copy of each Sublease which has a term of more than three months.

          (c) INSIGNIA. On or prior to the Delivery Date, or as soon as practicable thereafter, Lessee agrees to affix and maintain (or cause to be affixed and maintained), at its expense, in the cockpit of the Airframe adjacent to the airworthiness certificate therein and on each Engine a nameplate bearing the inscription:

                                     Leased From

             First Security Bank, National Association, AS OWNER TRUSTEE,

                                        LESSOR

and, for so long as the Airframe and each Engine shall be subject to the Lien of the Trust Indenture, bearing the following additional inscription:
                                     Mortgaged To

                         State Street Bank and Trust Company,
                                AS INDENTURE TRUSTEE

(such nameplate to be replaced, if necessary, with a nameplate reflecting the name of any successor Lessor or successor Indenture Trustee, in each case as permitted under the Operative Documents). Except as above provided, Lessee will not allow the name of any Person to be placed on the Airframe or on any Engine as a designation that might be interpreted as a claim of ownership; PROVIDED that nothing herein contained shall prohibit Lessee (or any Sublessee) from placing its customary colors and insignia on the Airframe or any Engine.

          SECTION 8. REPLACEMENT AND POOLING OF PARTS; ALTERATIONS, MODIFICATIONS AND ADDITIONS. (a) REPLACEMENT OF PARTS. Lessee, at its own cost and expense, will promptly replace or cause to be replaced all Parts which may from time to time be incorporated or installed in or attached to the Airframe or any Engine and which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever, except as otherwise provided in paragraph (c) of this Section 8 or if the Airframe or an Engine to which a Part relates has suffered an Event of Loss. In addition, Lessee (or any Sublessee) may, at its own cost and expense, remove in the ordinary course of maintenance, service, repair, overhaul or testing, any Parts, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use, PROVIDED that Lessee (or any Sublessee), except as otherwise provided in paragraph (c) of this Section 8, will, at its own cost and expense, replace such Parts as promptly as practicable. All replacement Parts shall be free and clear of all Liens (except for Permitted Liens and pooling arrangements to the extent permitted by paragraph (b) of this Section 8 and except in the case of replacement property temporarily installed on an emergency basis) and shall be in as good operating condition as, and shall have a value and utility at least equal to, the Parts replaced assuming such replaced Parts were in the condition and repair required to be maintained by the terms hereof. Except as otherwise provided in paragraph
(c) of this Section 8, all Parts at any time removed from the Airframe or any Engine shall remain the property of Lessor, no matter where located, until such time as such Parts shall be replaced by Parts which have been incorporated or installed in or attached to the Airframe or such Engine and which meet the requirements for replacement Parts specified above. Immediately upon any replacement part becoming incorporated or installed in or attached to the Airframe or any Engine as above provided, without further act (subject only to Permitted Liens and any pooling arrangement to the extent permitted by paragraph
(b) of this Section 8 and except in the case of replacement property temporarily installed on an emergency basis), (i) title to such replacement Part shall thereupon vest in Lessor, (ii) such replacement Part shall become subject to this Lease and be deemed part of the Airframe or such Engine for all purposes hereof to the same extent as the Parts originally incorporated or installed in or attached to the Airframe or such Engine, and (iii) title to the replaced Part shall thereupon vest in Lessee (or, if a Sublease is then in effect, any Sublessee), free and clear of all rights of Lessor, and shall no longer be deemed a Part hereunder.

          (b) POOLING OF PARTS. Any Part removed from the Airframe or any Engine as provided in paragraph (a) of this Section 8 may be subjected by Lessee (or any Sublessee) to a normal pooling arrangement customary in the airline industry of which Lessee (or, if a Sublease is then in effect, any Sublessee) is a party entered into in the ordinary course of Lessee's (or any Sublessee's) business; PROVIDED that the Part replacing such removed Part shall be incorporated or installed in or attached to such Airframe or Engine in accordance with such paragraph (a) as promptly as practicable after the removal of such removed Part. In addition, any replacement Part when incorporated or installed in or attached to the Airframe or any Engine in accordance with such paragraph (a) may be owned by any third party subject to such a normal pooling arrangement, PROVIDED that Lessee (or any Sublessee), at its expense, as promptly thereafter as practicable, either (i) causes title to such replacement Part to vest in Lessor in accordance with such paragraph (a) by Lessee (or any Sublessee) acquiring title thereto for the benefit of, and transferring such title to, Lessor free and clear of all Liens except Permitted Liens (other than pooling arrangements) or (ii) replaces such replacement Part by incorporating or installing in or attaching to the Airframe or Engine a further replacement Part owned by Lessee (or any Sublessee) free and clear of all Liens except Permitted Liens (other than pooling arrangements) and by causing title to such further replacement Part to vest in Lessor in accordance with such paragraph (a).

          (c) ALTERATIONS, MODIFICATIONS AND ADDITIONS. Lessee, at its own expense, will make (or cause to be made) such alterations and modifications in and additions to the Airframe and Engines as may be required from time to time to meet the applicable standards of the FAA or any applicable regulatory agency or body of any other jurisdiction in which the Aircraft may then be registered as permitted by Section 8(f) of the Participation Agreement; PROVIDED, HOWEVER, that Lessee (or, if a Sublease is then in effect, any Sublessee) may, in good faith, contest the validity or application of any such law, rule, regulation or order in any reasonable manner which does not adversely affect Lessor or, so long as any Secured Certificates are outstanding, the Indenture Trustee. In addition, Lessee (or any Sublessee), at its own expense, may from time to time add further parts or accessories and make such alterations and modifications in and additions to the Airframe or any Engine as Lessee (or any Sublessee) may deem desirable in the proper conduct of its business, including, without limitation, removal of Parts which Lessee (or any Sublessee) has determined in its reasonable judgment to be obsolete or no longer suitable or appropriate for use on the Airframe or such Engine (such parts, "OBSOLETE PARTS"); PROVIDED that no such alteration, modification or addition shall materially diminish the value, utility or remaining useful life of the Airframe or such Engine below the value, utility or remaining useful life thereof immediately prior to such alteration, modification or addition, assuming the Airframe or such Engine was then in the condition required to be maintained by the terms of this Lease, except that the value (but not the utility or remaining useful life) of the Airframe or any Engine may be reduced by the value of Obsolete Parts which shall have been removed so long as the aggregate value of all Obsolete Parts which shall have been removed and not replaced shall not exceed $200,000. Title to all Parts incorporated or installed in or attached or added to the Airframe or an Engine as the result of such alteration, modification or addition (the "ADDITIONAL PARTS") shall, without further act, vest in Lessor. Notwithstanding the foregoing sentence, Lessee (or any Sublessee) may remove or suffer to be removed any Additional Part, PROVIDED that such Additional Part (i) is in addition to, and not in replacement of or substitution for, any Part originally incorporated or installed in or attached to the Airframe or any Engine at the time of delivery thereof hereunder or any Part in replacement of, or substitution for, any such Part, (ii) is not required to be incorporated or installed in or attached or added to the Airframe or any Engine pursuant to the terms of Section 7 hereof or the first sentence of this paragraph (c) and (iii) can be removed from the Airframe or such Engine without diminishing or impairing the value, utility or remaining useful life which the Airframe or such Engine would have had at the time of removal had such alteration, modification or addition not occurred, assuming that such Airframe or Engine was in the condition and repair required to be maintained by the terms hereof. Upon the removal by Lessee (or Sublessee) of any Part as provided above, title thereto shall, without further act, vest in Lessee (or any Sublessee, as the case may be) and such Part shall no longer be deemed part of the Airframe or Engine from which it was removed. Any Part not removed by Lessee (or any Sublessee) as above provided prior to the return of the Airframe or Engine to Lessor hereunder shall remain the property of Lessor.

          SECTION 9. VOLUNTARY TERMINATION. (a) TERMINATION EVENT. (1) [Intentionally Omitted].

          (2) Lessee shall have the right to elect to terminate this Lease on any Lease Period Date occurring on or after the fifth anniversary of the Delivery Date if Lessee shall have made the good faith determination, which shall be evidenced by a resolution duly adopted by its Board of Directors (or the Executive Committee thereof), that the Aircraft is obsolete or surplus to its needs.

          (3) Lessee shall give to Lessor at least one hundred twenty (120) days' revocable advance written notice of Lessee's intention to so terminate this Lease (any such notice, a "TERMINATION NOTICE") specifying (i) the Lease Period Date on which Lessee intends to terminate this Lease in accordance with this Section 9 (such specified date, a "TERMINATION DATE") and (ii) that Lessee has determined that the Aircraft is obsolete or surplus to its needs. Any Termination Notice shall become irrevocable fifteen (15) days prior to the Termination Date.

          (b)    [Intentionally Omitted].

          (c) OPTIONAL SALE OF THE AIRCRAFT. In the event that Lessee shall have exercised its right to terminate this Lease under Section 9(a)(2), then during the period from the giving of the notice referred to in Section 9(a)(3) until the proposed Termination Date (unless Lessee shall have revoked the Termination Notice specifying such proposed Termination Date), Lessee, as agent for Lessor and at no expense to Lessor, shall use commercially reasonable efforts to obtain bids in the worldwide market for the purchase of the Aircraft and, in the event it receives any bid, Lessee shall, within five Business Days after receipt thereof and at least ten Business Days prior to the proposed Termination Date, certify to Lessor in writing the amount and terms of such bid, and the name and address of the party or parties (who shall not be Lessee or any Affiliate of Lessee or any Person with whom Lessee or any such Affiliate has an arrangement or understanding regarding the future use of the Aircraft by Lessee or any such Affiliate but who may be the Owner Participant, any Affiliate thereof or any Person contacted by the Owner Participant) submitting such bid. After Lessee shall have certified to Lessor all bids received, the Owner Participant, any Affiliate thereof or any Person contacted by the Owner Participant may submit a further bid or bids to Lessee not later than five Business Days prior to the Termination Date proposed by Lessee (unless Lessee shall have revoked the Termination Notice specifying such proposed Termination
Date). Subject to the next succeeding sentence, on or before the Termination Date, subject to the release of all mortgage and security interests with respect to the Aircraft under the Trust Indenture: (1) Lessee shall deliver the Aircraft, or cause the Aircraft to be delivered, to the bidder(s), if any, which shall have submitted the highest bid therefor at least ten (or, in the case of the Owner Participant, any Affiliate thereof, or Person contacted by the Owner Participant, five) Business Days prior to such Termination Date, in the same manner and in the same condition and otherwise in accordance with all the terms of this Lease as if delivery were made to Lessor pursuant to Section 5, and shall duly transfer to Lessor title to any engines not owned by Lessor all in accordance with the terms of Section 5, (2) Lessor shall comply with the terms of the Trust Indenture and shall, without recourse or warranty (except as to the absence of Lessor Liens, including for this purpose Liens which would be Lessor Liens but for the proviso in the definition of Lessor Liens), subject to prior or concurrent payment by Lessee of all amounts due under clause (3) of this sentence, sell all of Lessor's right, title and interest in and to the Aircraft for cash in Dollars to such bidder(s), the total sales price realized at such sale to be retained by Lessor, and (3) Lessee shall simultaneously pay or cause to be paid to Lessor in funds of the type specified in Section 3(f) hereof, an amount equal to the sum of (A) the excess, if any, of (i) the Termination Value for the Aircraft, computed as of the Termination Date, over (ii) the sales price of the Aircraft sold by Lessor after deducting the reasonable expenses incurred by Lessor in connection with such sale, (B) all unpaid Basic Rent with respect to the Aircraft due prior to such Termination Date and, if such Basic Rent is payable in arrears on such Termination Date as indicated on EXHIBIT B, on such Termination Date, and all unpaid Supplemental Rent due on or prior to the Termination Date with respect to the Aircraft, and (C) the Make-Whole Amount, if any, due on the Secured Certificates, and upon such payment Lessor simultaneously will transfer to Lessee, without recourse or warranty (except as to the absence of Lessor Liens, including for this purpose Liens which would be Lessor Liens but for the proviso in the definition of Lessor Liens), all of Lessor's right, title and interest in and to any Engines constituting part of the Aircraft which were not sold with the Aircraft. Notwithstanding the preceding sentence, Lessor may, if Lessee has not revoked the Termination Notice, elect to retain title to the Aircraft. If Lessor so elects, Lessor shall give to Lessee written notice of such election at least five Business Days prior to the Termination Date accompanied by an irrevocable undertaking by the Owner Participant to make available to the Lessor for payment to the Indenture Trustee on the Termination Date the amount required to pay in full the unpaid principal amount of the Secured Certificates outstanding on the Termination Date plus interest accrued thereon through the Termination Date together with the Make-Whole Amount, if any, due on the Secured Certificates, if the same is not otherwise paid. Upon receipt of notice of such an election by Lessor and the accompanying undertaking by the Owner Participant, Lessee shall cease its efforts to obtain bids as provided above and shall reject all bids theretofore or thereafter received. On the Termination Date, Lessor shall (subject to the payment by Lessee of all Rent due on or prior to such date as set forth below) pay in full the unpaid principal amount of the Secured Certificates outstanding on the Termination Date plus interest accrued thereon through the Termination Date together with all Make-Whole Amount, if any, due on the Secured Certificates and, so long as the Secured Certificates are paid as aforesaid, Lessee shall deliver the Airframe and Engines or engines to Lessor in accordance with Section 5 and shall pay all Basic Rent due prior to the Termination Date and, if such Basic Rent is payable in arrears on such Termination Date as indicated on EXHIBIT B, on such Termination Date, and all Supplemental Rent (other than Make-Whole Amount or Termination Value) due on or prior to the Termination Date. If no sale shall have occurred on the Termination Date and Lessor has not made the payment contemplated by the preceding sentence and thereby caused this Lease to terminate, or if Lessee revokes its Termination Notice, this Lease shall continue in full force and effect as to the Aircraft, Lessee shall pay the reasonable costs and expenses incurred by the Owner Participant and Lessor (unless such failure to terminate the Lease is a consequence of the failure of Lessor or the Owner Participant without due cause to make, or cause to be made, the payment referred to in the immediately preceding sentence), if any, in connection with preparation for such sale and Lessee may give one or more additional Termination Notices in accordance with
Section 9(a)(2), subject to the last sentence of this Section 9(c). In the event of any such sale or such retention of the Aircraft by Lessor and upon compliance by Lessee with the provisions of this paragraph, the obligation of Lessee to pay Basic Rent or any other amounts hereunder shall cease to accrue and this Lease shall terminate. Lessor may, but shall be under no duty to, solicit bids, inquire into the efforts of Lessee to obtain bids or otherwise take any action in connection with any such sale other than to transfer (in accordance with the foregoing provisions) to the purchaser named in the highest bid certified by Lessee to Lessor all of Lessor's right, title and interest in the Aircraft, against receipt of the payments provided herein. Lessee may revoke a Termination Notice given pursuant to
Section 9(a)(2) no more than two times during the Term.

          (d) TERMINATION AS TO ENGINES. So long as no Event of Default shall have occurred and be continuing, Lessee shall have the right at its option at any time during the Term, on at least thirty (30) days' prior written notice, to terminate this Lease with respect to any Engine. In such event, and prior to the date of such termination, Lessee shall replace such Engine hereunder by complying with the terms of Section 10(b) to the same extent as if an Event of Loss had occurred with respect to such Engine, and Lessor shall transfer such right, title and interest as it may have to the replaced Engine as provided in
Section 5(b). No termination of this Lease with respect to any Engine as contemplated by this Section 9(d) shall result in any reduction of Basic Rent.

          SECTION 10. LOSS, DESTRUCTION, REQUISITION, ETC. (a) EVENT OF LOSS WITH RESPECT TO THE AIRCRAFT. Upon the occurrence of an Event of Loss with respect to the Airframe or the Airframe and the Engines and/or engines then installed thereon, Lessee shall forthwith (and in any event, within fifteen (15) days after such occurrence) give Lessor written notice of such Event of Loss, and within forty-five (45) days after such Event of Loss Lessee shall give Lessor written notice of its election to perform one of the following options (it being agreed that if Lessee shall not have given such notice of election within such period, Lessee shall be deemed to have elected the option set forth in clause (i) below). Lessee may elect either to:

          (i) make the payments specified in this clause (i), in which event not later than the earlier of (x) the Business Day next succeeding the 120th day following the occurrence of such Event of Loss or (y) an earlier Business Day irrevocably specified fifteen (15) days in advance by notice from Lessee to Lessor and the Indenture Trustee (the "LOSS PAYMENT DATE"), Lessee shall pay or cause to be paid to Lessor in funds of the type specified in Section 3(f) hereof, an amount equal to the Stipulated Loss Value of the Aircraft corresponding to the Stipulated Loss Value Date occurring on or immediately following the Loss Payment Date; PROVIDED, HOWEVER, that if a Lease Period Date shall occur prior to the Loss Payment Date with respect to which Stipulated Loss Value is determined, Lessee shall pay on such Lease Period Date an amount equal to the Basic Rent that would have been due on such Lease Period Date if such Event of Loss had not occurred, or

          (ii) substitute an aircraft or an airframe or an airframe and one or more engines, as the case may be;

PROVIDED that, if Lessee does not perform its obligation to effect such substitution in accordance with this Section 10(a), during the period of time provided herein, then Lessee shall pay or cause to be paid to Lessor on the Business Day next succeeding the 120th day following the occurrence of such Event of Loss the amount specified in clause (i) above.

          At such time as Lessor shall have received the amounts specified in subparagraph (i) above, together with all other amounts that then may be due hereunder (including, without limitation, all Basic Rent due before the date of such payment and all Supplemental Rent), under the Participation Agreement and under the Tax Indemnity Agreement, (1) the obligation of Lessee to pay the installments of Basic Rent, Supplemental Rent, Stipulated Loss Value, Termination Value or any other amount shall cease to accrue, (2) this Lease shall terminate, (3) Lessor will comply with the terms of the Trust Indenture and transfer to or at the direction of Lessee, without recourse or warranty (except as to the absence of Lessor Liens, including for this purpose Liens which would be Lessor Liens but for the proviso in the definition of Lessor Liens), all of Lessor's right, title and interest in and to the Airframe and any Engines subject to such Event of Loss, as well as any Engines not subject to such Event of Loss, and furnish to or at the direction of Lessee a bill of sale in form and substance reasonably satisfactory to Lessee (or any Sublessee), evidencing such transfer, and (4) Lessee will be subrogated to all claims of Lessor, if any, against third parties, for damage to or loss of the Airframe and any Engines which were subject to such Event of Loss to the extent of the then insured value of the Aircraft.

          In the event Lessee shall elect to substitute an aircraft (or an airframe or an airframe and one or more engines, as the case may be) Lessee shall, at its sole expense, not later than the Business Day next succeeding the 120th day following the occurrence of such Event of Loss, (A) convey or cause to be conveyed to Lessor and to be leased by Lessee hereunder, an aircraft (or an airframe or an airframe and one or more engines which, together with the Engines constituting a part of the Aircraft but not installed thereon at the time of such Event of Loss constitute the Aircraft) free and clear of all Liens (other than Permitted Liens) and having a value, utility and remaining useful life at least equal to the Aircraft subject to such Event of Loss assuming that the Aircraft had been maintained in accordance with this Lease; PROVIDED that any aircraft, airframe or engine so substituted hereunder shall be of the same or improved model as those initially leased hereunder and (B) prior to or at the time of any such substitution, Lessee (or any Sublessee), at its own expense, will (1) furnish Lessor with a full warranty bill of sale and a Federal Aviation Administration bill of sale, in form and substance reasonably satisfactory to Lessor, evidencing such transfer of title, (2) cause a Lease Supplement and a Trust Supplement to be duly executed by Lessee and filed for recording pursuant to the Federal Aviation Act, or the applicable laws, rules and regulations of any other jurisdiction in which the Airframe may then be registered as permitted by Section 8(f) of the Participation Agreement, (3) cause a financing statement or statements with respect to such substituted property to be filed in such place or places as are deemed necessary or desirable by Lessor to perfect its and the Indenture Trustee's interest therein and herein, (4) furnish Lessor with such evidence of compliance with the insurance provisions of Section 11 with respect to such substituted property as Lessor may reasonably request, (5) furnish Lessor with copies of the documentation required to be provided by Lessee pursuant to Section 5.06 of the Trust Indenture, and Lessor simultaneously will comply with the terms of the Trust Indenture and transfer to or at the direction of Lessee, without recourse or warranty (except as to the absence of Lessor Liens, including for this purpose Liens which would be Lessor Liens but for the proviso in the definition of Lessor Liens), all of Lessor's right, title and interest, if any, in and to the Aircraft or the Airframe and one or more Engines, as the case may be, with respect to which such Event of Loss occurred and furnish to or at the direction of Lessee a bill of sale in form and substance reasonably satisfactory to Lessee (or any

Sublessee), evidencing such transfer, (6) furnish Lessor with an opinion of counsel (which shall be Cadwalader, Wickersham & Taft and, if not, other counsel chosen by Lessee and reasonably acceptable to Lessor) reasonably satisfactory to Lessor to the effect that Lessor and the Indenture Trustee as assignee of Lessor will be entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code with respect to the substitute aircraft, PROVIDED that such opinion need not be delivered to the extent that immediately prior to such substitution the benefits of Section 1110 of the U.S. Bankruptcy Code were not, solely by reason of a change in law or governmental interpretation thereof, available to Lessor and, so long as any Secured Certificates are outstanding, the Indenture Trustee as assignee of Lessor's rights under the Lease with respect to the Aircraft, and
(7) Lessee will be subrogated to all claims of Lessor, if any, against third parties for damage to or loss of the Airframe and any Engine which were subject to such Event of Loss to the extent of the then insured value of the Aircraft. For all purposes hereof, the property so substituted shall after such transfer be deemed part of the property leased hereunder and shall be deemed an "Aircraft", "Airframe" and "Engine", as the case may be, as defined herein. No Event of Loss with respect to the Airframe or the Airframe and the Engines or engines then installed thereon for which substitution has been elected pursuant to Section 10(a)(ii) hereof shall result in any reduction in Basic Rent.

          (b) EVENT OF LOSS WITH RESPECT TO AN ENGINE. Upon the occurrence of an Event of Loss with respect to an Engine under circumstances in which there has not occurred an Event of Loss with respect to the Airframe, Lessee shall forthwith (and in any event, within fifteen days after such occurrence) give Lessor written notice thereof and shall, within sixty (60) days after the occurrence of such Event of Loss, convey or cause to be conveyed to Lessor, as replacement for the Engine with respect to which such Event of Loss occurred, title to another AlliedSignal LF507 type engine (or engine of the same or another manufacturer of the same, an equivalent or an improved model and suitable for installation and use on the Airframe without impairing the value, utility or remaining useful life of the Aircraft; PROVIDED that all Engines shall be of the same make and model) free and clear of all Liens (other than Permitted Liens, which engine may upon its transfer to Lessor become subject to any and all Permitted Liens) and having a value, utility and remaining useful life at least equal to the Engine subject to such Event of Loss assuming that such Engine had been maintained in accordance with this Lease. Prior to or at the time of any such conveyance, Lessee, at its own expense, will (i) furnish Lessor with a warranty (as to title) bill of sale, in form and substance reasonably satisfactory to Lessor, with respect to such replacement engine, (ii) cause a Lease Supplement and Trust Supplement to be duly executed by Lessee and to be filed for recording pursuant to the Federal Aviation Act, or the applicable laws, rules and regulations of any other jurisdiction in which the Airframe may then be registered as permitted by Section 8(f) of the Participation Agreement, (iii) furnish Lessor with such evidence of compliance with the insurance provisions of Section 11 hereof with respect to such replacement engine as Lessor may reasonably request and furnish Lessor with copies of the documentation required to be provided by Lessee pursuant to
Section 5.06 of the Trust Indenture, and Lessor will comply with the terms of the Trust Indenture and transfer to or at the direction of Lessee without recourse or warranty (except as to absence of Lessor Liens, including for this purpose Liens which would be Lessor Liens but for the proviso in the definition of Lessor Liens) all of Lessor's right, title and interest, if any, in and to
(A) the Engine with respect to which such Event of Loss occurred and furnish to or at the direction of Lessee a bill of sale in form and substance reasonably satisfactory to Lessee, evidencing such transfer and (B) all claims, if any, against third parties, for damage to or loss of the Engine subject to such Event of Loss, and such Engine shall thereupon cease to be the Engine leased hereunder. For all purposes hereof, each such replacement engine shall, after such conveyance, be deemed part of the property leased hereunder, and shall be deemed an "ENGINE". No Event of Loss with respect to an Engine under the circumstances contemplated by the terms of this paragraph (b) shall result in any reduction in Basic Rent.

          (c) APPLICATION OF PAYMENTS FROM GOVERNMENTAL AUTHORITIES FOR REQUISITION OF TITLE, ETC. Any payments (other than insurance proceeds the application of which is provided for in Section 11) received at any time by Lessor or by Lessee from any governmental authority or other Person with respect to an Event of Loss will be applied as follows:

          (i) if payments are received with respect to the Airframe (or the Airframe and any Engine or engines then installed thereon), (A) unless the same are replaced pursuant to the last paragraph of Section 10(a), after reimbursement of Lessor (as provided in Section 7.01 of the Trust Agreement) for reasonable costs and expenses, so much of such payments remaining as shall not exceed the Stipulated Loss Value required to be paid by Lessee pursuant to Section 10(a), shall be applied in reduction of Lessee's obligation to pay Stipulated Loss Value, if not already paid by Lessee, or, if already paid by Lessee, shall be applied to reimburse Lessee for its payment of Stipulated Loss Value, and following the foregoing application, the balance, if any, of such payments will be paid over to, or retained by Lessee, PROVIDED that Lessor shall be entitled to so much of the excess, if any, of such payment over the greater of (x) the Stipulated Loss Value and (y) the fair market value of the Aircraft as Lessor shall demonstrate to Lessee's reasonable satisfaction is attributable to compensation for loss of Lessor's interest in the Aircraft as distinguished from the loss of use of the Aircraft; or (B) if such property is replaced pursuant to the last paragraph of Section 10(a), such payments shall be paid over to, or retained by, Lessee; PROVIDED that Lessee shall have fully performed or, concurrently therewith, will fully perform the terms of the last paragraph of Section 10(a) with respect to the Event of Loss for which such payments are made; and

          (ii) if such payments are received with respect to an Engine under circumstances contemplated by Section 10(b) hereof, so much of such payments remaining after reimbursement of Lessor (as provided for in Section 7.01 of the Trust Agreement) for reasonable costs and expenses shall be paid over to, or retained by, Lessee, PROVIDED that Lessee shall have fully performed, or concurrently therewith will perform, the terms of Section 10(b) with respect to the Event of Loss for which such payments are made.

          (d) REQUISITION FOR USE OF THE AIRCRAFT BY THE UNITED STATES GOVERNMENT OR THE GOVERNMENT OF REGISTRY OF THE AIRCRAFT. In the event of the requisition for use of the Airframe and the Engines or engines installed on the Airframe during the Term by the United States Government or any other government of registry of the Aircraft or any instrumentality or agency of any thereof, Lessee shall promptly notify Lessor of such requisition, and all of Lessee's obligations under this Lease Agreement with respect to the Aircraft shall continue to the same extent as if such requisition had not occurred, PROVIDED that if such Airframe and Engines or engines installed thereon are not returned by such government prior to the end of the Term, Lessee shall be obligated to return the Airframe and such Engines or engines to Lessor pursuant to, and in all other respects in compliance with the provisions of, Section 5 promptly on the date of such return by such government. If, in the event of any such requisition, Lessee shall fail to return the Aircraft on or before the thirtieth day beyond the end of the Term, such failure shall constitute an Event of Loss which shall be deemed to have occurred on the last day of the Term and in such event Lessee shall make the payment contemplated by Section 10(a)(i) in respect of such Event of Loss; PROVIDED, HOWEVER, that Lessor may notify Lessee in writing on or before the twentieth day prior to the last day of the Term that, in the event Lessee shall fail by reason of such requisition to return the Airframe and such Engines or engines on or before the thirtieth day beyond the end of the Term, such failure shall not be deemed an Event of Loss. Upon the giving of such notice and such failure to return by the thirtieth day beyond the end of the Term, Lessee shall be relieved of all of its obligations pursuant to the provisions of Section 5 (including EXHIBITS G and H) but not under any other Section, except that if any engine not owned by Lessor shall then be installed on the Airframe, Lessee will, at no cost to Lessor, furnish, or cause to be furnished, to Lessor a full warranty (as to title) bill of sale with respect to each such engine, in form and substance reasonably satisfactory to Lessor (together with an opinion of counsel to the effect that such full warranty bill of sale has been duly authorized and delivered and is enforceable in accordance with its terms and that such engines are free and clear of Liens other than Lessor Liens (including for this purpose Liens which would be Lessor Liens but for the proviso in the definition of Lessor Liens), Loan Participant Liens and Indenture Trustee Liens), against receipt from Lessor of a bill of sale evidencing the transfer, without recourse or warranty (except as to the absence of Lessor Liens, including for this purpose Liens which would be Lessor Liens but for the proviso in the definition of Lessor Liens), by Lessor to Lessee or its designee of all of Lessor's right, title and interest in and to any Engine constituting part of the Aircraft but not then installed on the Airframe. All payments received by Lessor or Lessee from such government for the use of such Airframe and Engines or engines during the Term shall be paid over to, or retained by, Lessee (or, if directed by Lessee, any Sublessee); and all payments received by Lessor or Lessee from such government for the use of such Airframe and Engines or engines after the end of the Term shall be paid over to, or retained by, Lessor unless Lessee shall have exercised its purchase option hereunder, in which case such payments shall be made to Lessee.

          (e) REQUISITION FOR USE OF AN ENGINE BY THE UNITED STATES GOVERNMENT OR THE GOVERNMENT OF REGISTRY OF THE AIRCRAFT. In the event of the requisition for use of an Engine by the United States Government or any other government of registry of the Aircraft or any agency or instrumentality of any thereof (other than in the circumstances contemplated by subsection (d)), Lessee shall replace such Engine hereunder by complying (or causing any Sublessee to comply) with the terms of Section 10(b) to the same extent as if an Event of Loss had occurred with respect thereto, and, upon compliance with Section 10(b) hereof, any payments received by Lessor or Lessee from such government with respect to such requisition shall be paid over to, or retained by, Lessee.

          (f) APPLICATION OF PAYMENTS DURING EXISTENCE OF EVENT OF DEFAULT. Any amount referred to in this Section 10 which is payable to or retainable by Lessee (or any Sublessee) shall not be paid to or retained by Lessee (or such Sublessee) if at the time of such payment or retention an Event of Default shall have occurred and be continuing, but shall be held by or paid over to Lessor as security for the obligations of Lessee (or such Sublessee) under this Lease and, if Lessor declares this Lease to be in default pursuant to Section 15 hereof, applied against Lessee's obligations hereunder as and when due. At such time as there shall not be continuing any such Event of Default, such amount shall be paid to Lessee (or such Sublessee) to the extent not previously applied in accordance with the preceding sentence.

          SECTION 11. INSURANCE. (a) PUBLIC LIABILITY AND PROPERTY DAMAGE INSURANCE. (I) Except as provided in clause (II) of this Section 11(a), Lessee will carry or cause to be carried at its or any Sublessee's expense (i) aircraft public liability (including, without limitation, passenger legal liability) (and including aircraft war risk and hijacking insurance, if and to the extent the same is maintained by Lessee (or, if a Sublease is then in effect, if and to the extent maintained by Sublessee) with respect to other aircraft owned or leased, and operated by Lessee (or such Sublessee) on the same routes) insurance and property damage insurance (exclusive of manufacturer's product liability insurance) with respect to the Aircraft, in an amount not less than the greater of (x) the amount of public liability and property damage insurance from time to time applicable to aircraft owned or operated by Lessee (or, if a Sublease is then in effect, by Sublessee) of the same type as the Aircraft and (y) such amount per occurrence as may have been agreed to on the Delivery Date by the Owner Participant (which shall not be less than $150,000,000 per occurrence) and (ii) cargo liability insurance, in the case of both clause (i) and clause (ii), (A) of the type and covering the same risks as from time to time applicable to aircraft operated by Lessee (or, if a Sublease is then in effect, by Sublessee) of the same type as the Aircraft and (B) which is maintained in effect with insurers of recognized responsibility. Any policies of insurance carried in accordance with this paragraph (a) and any policies taken out in substitution or replacement for any of such policies (A) shall be amended to name Lessor, in its individual capacity and as owner trustee, the Indenture Trustee and the Owner Participant (but without imposing on any such parties liability to pay the premiums for such insurance) (and, if any Sublease shall be in effect, Lessee in its capacity as sublessor under the Sublease) as additional insureds as their respective interests may appear, (B) shall provide that in respect of the respective interests of Lessor, the Indenture Trustee and the Owner Participant (and, if any Sublease shall be in effect, Lessee in its capacity as sublessor under the Sublease) in such policies the insurance shall not be invalidated by any action or inaction of Lessee (or, if any Sublease is then in effect, any Sublessee) or any other Person and shall insure Lessor, the Indenture Trustee and the Owner Participant (and, if any Sublease shall be in effect, Lessee in its capacity as sublessor under the Sublease) regardless of any breach or violation of any warranty, declaration or condition contained in such policies by Lessee (or, if any Sublease is then in effect, any Sublessee), (C) may provide for self-insurance to the extent permitted by Section 11(d) and (D) shall provide that if the insurers cancel such insurance for any reason whatever or if any material change is made in such insurance which adversely affects the interest of Lessor, the Indenture Trustee or the Owner Participant (or, if any Sublease shall be in effect, Lessee in its capacity as sublessor under the Sublease), or such insurance shall lapse for non-payment of premium, such cancellation, lapse or change shall not be effective as to Lessor, the Indenture

Trustee or the Owner Participant (or, if any Sublease shall be in effect, Lessee in its capacity as sublessor under the Sublease) for thirty (30) days (seven (7) days in the case of war risk and allied perils coverage) after issuance to Lessor, the Indenture Trustee or the Owner Participant (or, if any Sublease shall be in effect, Lessee in its capacity as sublessor under the Sublease), respectively, of written notice by such insurers of such cancellation, lapse or change; PROVIDED, HOWEVER, that if any notice period specified above is not reasonably obtainable, such policies shall provide for as long a period of prior notice as shall then be reasonably obtainable. Each liability policy (1) shall be primary without right of contribution from any other insurance which is carried by Lessor, the Indenture Trustee or the Owner Participant (or, if any Sublease shall be in effect, Lessee in its capacity as sublessor under the Sublease), (2) shall expressly provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured, and (3) shall waive any right of the insurers to any set-off or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of Lessor or the Indenture Trustee or the Owner Participant (or, if any Sublease shall be in effect, Lessee in its capacity as sublessor under the Sublease) to the extent of any moneys due to Lessor, the Indenture Trustee or the Owner Participant (or, if any Sublease shall be in effect, Lessee in its capacity as sublessor under the Sublease).

          (II) During any period that the Aircraft is on the ground and not in operation, Lessee may carry or cause to be carried, in lieu of the insurance required by clause (I) above, insurance otherwise conforming with the provisions of said clause (I) except that (A) the amounts of coverage shall not be required to exceed the amounts of public liability and property damage insurance from time to time applicable to aircraft owned or operated by Lessee (or, if a Sublease is then in effect, by Sublessee) of the same type as the Aircraft which are on the ground and not in operation; and (B) the scope of the risks covered and the type of insurance shall be the same as from time to time shall be applicable to aircraft owned or operated by Lessee (or, if a Sublease is then in effect, by Sublessee) of the same type which are on the ground and not in operation.

          (b) INSURANCE AGAINST LOSS OR DAMAGE TO THE AIRCRAFT. (I) Except as provided in clause (II) of this Section 11(b), Lessee shall maintain or cause to be maintained in effect, at its or any Sublessee's expense, with insurers of recognized responsibility, all-risk ground and flight aircraft hull insurance covering the Aircraft and all-risk ground and flight coverage of Engines and Parts while temporarily removed from the Aircraft and not replaced by similar components (including, without limitation, war risk and governmental confiscation and expropriation (other than by the government of registry of the Aircraft) and hijacking insurance, if and to the extent the same is maintained by Lessee (or, if a Sublease is then in effect, by Sublessee) with respect to other aircraft owned or operated by Lessee (or such Sublessee) on the same routes, except that Lessee (or such Sublessee) shall maintain war risk and governmental confiscation and expropriation (other than by the government of registry of the Aircraft) and hijacking insurance if the Aircraft is operated on routes where the custom is for major international air carriers flying comparable routes to carry such insurance) which is of the type as from time to time applicable to aircraft owned or operated by Lessee (or, if a Sublease is then in effect, by Sublessee) of the same type as the Aircraft; PROVIDED that such insurance shall at all times while the Aircraft is subject to this Lease be for an amount (subject to self-insurance to the extent permitted by Section 11(d)) not less than the Stipulated Loss Value for the Aircraft. Any policies carried in accordance with this paragraph (b) covering the Aircraft and any policies taken out in substitution or replacement for any such policies (i) shall name Lessor, as owner trustee, the Indenture Trustee and the Owner Participant (and, if any Sublease shall be in effect, Lessee in its capacity as sublessor under the Sublease) as additional insureds, as their respective interests may appear (but without imposing on any such party liability to pay premiums with respect to such insurance), (ii) may provide for self-insurance to the extent permitted in
Section 11(d), (iii) shall provide that (A) in the event of a loss involving proceeds in excess of $3,500,000 (or, if the Aircraft is then under a Sublease, in excess of $2,000,000), the proceeds in respect of such loss up to an amount equal to the Stipulated Loss Value for the Aircraft shall be payable to Lessor (or, so long as the Trust Indenture shall not have been discharged, the Indenture Trustee) (except in the case of a loss with respect to an Engine installed on an airframe other than the Airframe, in which case Lessee (or any Sublessee) shall arrange for any payment of insurance proceeds in respect of such loss to be held for the account of Lessor (or, so long as the Trust Indenture shall not have been discharged, the Indenture Trustee) whether such payment is made to Lessee (or any Sublessee) or any third party), it being understood and agreed that in the case of any payment to Lessor (or the Indenture Trustee) otherwise than in respect of an Event of Loss, Lessor (or the Indenture Trustee) shall, upon receipt of evidence satisfactory to it that the damage giving rise to such payment shall have been repaired or that such payment shall then be required to pay for repairs then being made, pay the amount of such payment to Lessee or its order, and (B) the entire amount of any loss involving proceeds of $3,500,000 (or, if the Aircraft is then under a Sublease, of $2,000,000) or less or the amount of any proceeds of any loss in excess of the Stipulated Loss Value for the Aircraft shall be paid to Lessee or its order unless an Event of Default shall have occurred and be continuing and the insurers have been notified thereof by Lessor or the Indenture Trustee, (iv) shall provide that if the insurers cancel such insurance for any reason whatever, or such insurance lapses for non-payment of premium or if any material change is made in the insurance which adversely affects the interest of Lessor, the Indenture Trustee or the Owner Participant, such cancellation, lapse or change shall not be effective as to Lessor, the Indenture Trustee or the Owner Participant (or, if any Sublease shall be in effect, Lessee in its capacity as sublessor under the Sublease) for thirty (30) days (seven (7) days in the case of hull war risk and allied perils coverage) after issuance to Lessor, the Indenture Trustee or the Owner Participant (or, if any Sublease shall be in effect, Lessee in its capacity as sublessor under the Sublease), respectively, of written notice by such insurers of such cancellation, lapse or change, PROVIDED, HOWEVER, that if any notice period specified above is not reasonably obtainable, such policies shall provide for as long a period of prior notice as shall then be reasonably obtainable, (v) shall provide that in respect of the respective interests of Lessor, the Indenture Trustee and the Owner Participant (and, if any Sublease shall be in effect, Lessee in its capacity as sublessor under the Sublease) in such policies the insurance shall not be invalidated by any action or inaction of Lessee (or, if a Sublease is then in effect, any Sublessee) or any other Person and shall insure the respective interests of Lessor, the Indenture Trustee and the Owner Participant (and, if any Sublease shall be in effect, Lessee in its capacity as sublessor under the Sublease), as they appear, regardless of any breach or violation of any warranty, declaration or condition contained in such policies by Lessee (or, if a Sublease is then in effect, any Sublessee), (vi) shall be primary without any right of contribution from any other insurance which is carried by Lessor, the Owner Participant or the Indenture Trustee (or, if any Sublease shall be in effect, Lessee in its capacity as sublessor under the Sublease), (vii) shall waive any right of subrogation of the insurers against Lessor, the Owner

Participant and the Indenture Trustee (and, if any Sublease shall be in effect, Lessee in its capacity as sublessor under the Sublease), and (viii) shall waive any right of the insurers to set-off or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of Lessor, the Indenture Trustee, the Owner Participant or Lessee (or any Sublessee) to the extent of any moneys due to Lessor, the Indenture Trustee or the Owner Participant. In the case of a loss with respect to an engine (other than an Engine) installed on the Airframe, Lessor shall hold any payment to it of any insurance proceeds in respect of such loss for the account of Lessee or any other third party that is entitled to receive such proceeds.

          As between Lessor and Lessee, it is agreed that all insurance payments received as the result of the occurrence of an Event of Loss will be applied as follows:
          (x) if such payments are received with respect to the Airframe (or the Airframe and the Engines installed thereon), (i) unless such property is replaced pursuant to the last paragraph of Section 10(a), so much of such payments remaining, after reimbursement of Lessor (as provided in Section 7.01 of the Trust Agreement) for reasonable costs and expenses, as shall not exceed the Stipulated Loss Value required to be paid by Lessee pursuant to Section 10(a) hereof shall be applied in reduction of Lessee's obligation to pay such Stipulated Loss Value, if not already paid by Lessee, or, if already paid by Lessee, shall be applied to reimburse Lessee for its payment of such Stipulated Loss Value, and the balance, if any, of such payments remaining thereafter will be paid over to, or retained by, Lessee (or if directed by Lessee, any Sublessee); or (ii) if such property is replaced pursuant to the last paragraph of Section 10(a), such payments shall be paid over to, or retained by, Lessee (or if directed by Lessee, any Sublessee), PROVIDED that Lessee shall have fully performed, or concurrently therewith will fully perform, the terms of the last paragraph of Section 10(a) with respect to the Event of Loss for which such payments are made; and

          (y) if such payments are received with respect to an Engine under the circumstances contemplated by Section 10(b) hereof, so much of such payments remaining, after reimbursement of Lessor (as provided in Section 7.01 of the Trust Agreement) for reasonable costs and expenses, shall be paid over to, or retained by, Lessee (or if directed by Lessee, any Sublessee), PROVIDED that Lessee shall have fully performed, or concurrently therewith will fully perform, the terms of Section 10(b) with respect to the Event of Loss for which such payments are made.

          As between Lessor and Lessee, the insurance payments for any property damage loss to the Airframe or any engine not constituting an Event of Loss with respect thereto will be applied in payment for repairs or for replacement property in accordance with the terms of Sections 7 and 8, if not already paid for by Lessee (or any Sublessee), and any balance (or if already paid for by Lessee (or any Sublessee), all such insurance proceeds) remaining after compliance with such Sections with respect to such loss shall be paid to Lessee (or any Sublessee if directed by Lessee).

          (II) During any period that the Aircraft is on the ground and not in operation, Lessee may carry or cause to be carried, in lieu of the insurance required by clause (I) above, insurance otherwise conforming with the provisions of said clause (I) except that the scope of the risks and the type of insurance shall be the same as from time to time applicable to aircraft owned or operated by Lessee (or, if a Sublease is then in effect, by Sublessee) of the same type similarly on the ground and not in operation, PROVIDED that Lessee shall maintain insurance against risk of loss or damage to the Aircraft in an amount equal to the Stipulated Loss Value of the Aircraft during such period that the Aircraft is on the ground and not in operation.

          (c) REPORTS, ETC. Lessee will furnish, or cause to be furnished, to Lessor, the Indenture Trustee and the Owner Participant, on or before the Delivery Date and on or before July 1 in each year thereafter during the Term commencing July, 1998, a report, signed by Aon Risk Services, Inc., Aon Risk Services of Minnesota, Inc. or any other independent firm of insurance brokers reasonably acceptable to Lessor (the "INSURANCE BROKERS"), describing in reasonable detail the insurance and reinsurance then carried and maintained with respect to the Aircraft and stating the opinion of such firm that the insurance then carried and maintained with respect to the Aircraft complies with the terms hereof; PROVIDED, HOWEVER, that all information contained in the foregoing report shall not be made available by Lessor, the Indenture Trustee, the Loan Participants or the Owner Participant to anyone except (A) to permitted transferees of Lessor's, the Loan Participants', the Owner Participant's or the Indenture Trustee's interest who agree to hold such information confidential,
(B) to Lessor's, the Loan Participants', the Owner Participant's or the Indenture Trustee's counsel or independent certified public accountants or independent insurance advisors who agree to hold such information confidential or (C) as may be required by any statute, court or administrative order or decree or governmental ruling or regulation. Lessee will cause such Insurance Brokers to agree to advise Lessor, the Indenture Trustee and the Owner Participant in writing of any default in the payment of any premium and of any other act or omission on the part of Lessee of which it has knowledge and which might invalidate or render unenforceable, in whole or in part, any insurance on the Aircraft. To the extent such agreement is reasonably obtainable, Lessee will also cause such Insurance Brokers to agree to advise Lessor, the Indenture Trustee and the Owner Participant in writing at least thirty (30) days (seven
(7) days in the case of war risk and allied perils coverage), prior to the expiration or termination date of any insurance carried and maintained on the Aircraft pursuant to this Section 11. In addition, Lessee will also cause such Insurance Brokers to deliver to Lessor, the Indenture Trustee and the Owner Participant, on or prior to the date of expiration of any insurance policy referenced in a previously delivered certificate of insurance, a new certificate of insurance, substantially in the same form as delivered by Lessee to such parties on the Delivery Date. In the event that Lessee or any Sublessee shall fail to maintain or cause to be maintained insurance as herein provided, Lessor or the Indenture Trustee may at its sole option provide such insurance and, in such event, Lessee shall, upon demand, reimburse Lessor or the Indenture Trustee, as Supplemental Rent, for the cost thereof to Lessor or the Indenture Trustee, as the case may be, without waiver of any other rights Lessor or the Indenture Trustee may have; PROVIDED, HOWEVER, that no exercise by Lessor or the Indenture Trustee, as the case may be, of said option shall affect the provisions of this Lease, including the provisions of Section 14(g) hereof.

          (d) SELF-INSURANCE. Lessee may self-insure by way of deductible, premium adjustment or franchise provisions or otherwise (including, with respect to insurance maintained pursuant to Section 11(b), insuring for a maximum amount which is less than the Stipulated Loss Value of the Aircraft) in the insurance covering the risks required to be insured against pursuant to this Section 11 under a program applicable to all aircraft in Lessee's fleet, but in no case shall the aggregate amount of self-insurance in regard to Section 11(a) and
Section 11(b) exceed during any policy year, with respect to all of the aircraft in Lessee's fleet (including, without limitation, the Aircraft), the lesser of
(a) 50% of the largest replacement value of any single aircraft in Lessee's fleet or (b) 1-1/2% of the average aggregate insurable value (during the preceding policy year) of all aircraft (including, without limitation, the Aircraft) on which Lessee carries insurance. In addition, Lessee (and any Sublessee) may self-insure to the extent of any applicable mandatory minimum per aircraft (or, if applicable, per annum or other period) hull or liability insurance deductible imposed by the aircraft hull or liability insurers.

          (e) ADDITIONAL INSURANCE BY LESSOR AND LESSEE. Lessee (and any Sublessee) may at its own expense carry insurance with respect to its interest in the Aircraft in amounts in excess of that required to be maintained by this
Section 11; the Owner Participant either directly or through Lessor may carry for its own account at its sole cost and expense insurance with respect to its interest in the Aircraft, PROVIDED that such insurance does not prevent Lessee (or any Sublessee) from carrying the insurance required or permitted by this
Section 11 or adversely affect such insurance or the cost thereof. Notwithstanding any other provision of this Lease, all proceeds of insurance carried by Lessor shall be paid to Lessor.

          (f)    INDEMNIFICATION BY GOVERNMENT IN LIEU OF
INSURANCE. Notwithstanding any provisions of this Section 11 requiring insurance, Lessor agrees to accept, in lieu of insurance against any risk with respect to the Aircraft, indemnification from, or insurance provided by, the United States Government or any agency or instrumentality thereof or, upon the written consent of Lessor, other government of registry of the Aircraft or any agency or instrumentality thereof, against such risk in an amount which, when added to the amount of insurance against such risk maintained by Lessee (or any Sublessee) with respect to the Aircraft (including permitted self-insurance) shall be at least equal to the amount of insurance against such risk otherwise required by this Section 11.

          (g) APPLICATION OF PAYMENTS DURING EXISTENCE OF AN EVENT OF DEFAULT. Any amount referred to in paragraph (b) of this Section 11 which is payable to or retainable by Lessee (or any Sublessee) shall not be paid to or retained by Lessee (or any Sublessee) if at the time of such payment or retention an Event of Default shall have occurred and be continuing, but shall be held by or paid over to Lessor as security for the obligations of Lessee (or any Sublessee) under this Lease and, if Lessor declares this Lease to be in default pursuant to Section 15 hereof, applied against Lessee's obligations hereunder as and when due. At such time as there shall not be continuing any such Event of Default, such amount shall be paid to Lessee (or such Sublessee) to the extent not previously applied in accordance with the preceding sentence.

          SECTION 12. INSPECTION. At all reasonable times and upon at least 15 days' prior written notice to Lessee, Lessor, the Owner Participant or the Indenture Trustee or their respective authorized representatives may (not more than once every calendar year (unless an

Event of Default has occurred and is continuing when such inspection right shall not be so limited)) inspect the Aircraft and inspect and make copies (at Lessor's, the Owner Participant's or the Indenture Trustee's expense, as the case may be) of the books and records of Lessee relating to the maintenance of the Aircraft; any such inspection of the Aircraft shall be limited to a visual, walk-around inspection and shall not include opening any panels, bays or the like without the express consent of Lessee; PROVIDED that no exercise of such inspection right shall interfere with the operation or maintenance of the Aircraft by, or the business of, Lessee (or any Sublessee). Upon receipt by Lessee of a written request from the Owner Participant specifying that the Owner Participant desires to have an authorized representative observe the next scheduled major overhaul to be performed on the Aircraft, Lessee shall cooperate with the Owner Participant to enable the Owner Participant's authorized representative to observe the next scheduled major overhaul to be performed on the Aircraft; PROVIDED that Lessee shall be required to so cooperate only to the extent necessary to enable the Owner Participant's authorized representative to observe one scheduled major overhaul during each three year period of the Term and (notwithstanding the foregoing but only if a major overhaul is scheduled during the last year of the Term) one scheduled major overhaul during the last year of the Term; provided that the Owner Participant's authorized representative shall merely observe such major overhaul, shall not interfere with or extend in any manner the conduct or duration of the major overhaul and shall not be entitled to direct any of the work performed in connection with such overhaul. None of Lessor, the Owner Participant or the Indenture Trustee shall have any duty to make any such inspection nor shall any of them incur any liability or obligation by reason of not making such inspection.

          SECTION 13. ASSIGNMENT. Except as otherwise provided herein, Lessee will not, without prior written consent of Lessor, assign in whole or in part any of its rights or obligations hereunder. Lessor agrees that it will not assign or convey its right, title and interest in and to this Lease or the Aircraft except as provided herein, in the Trust Agreement or in the Participation Agreement. Subject to the foregoing, the terms and provisions of this Lease shall be binding upon and inure to the benefit of Lessor and Lessee and their respective successors and permitted assigns.

          SECTION 14. EVENTS OF DEFAULT. Each of the following events shall constitute an Event of Default (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) and each such Event of Default shall continue so long as, but only as long as, it shall not have been remedied:
          (a) Lessee shall not have made a payment of Basic Rent or Stipulated Loss Value within ten (10) Business Days after the same shall have become due; or

          (b) Lessee shall have failed to make a payment of Supplemental Rent (other than Stipulated Loss Value) after the same shall have become due and such failure shall continue for ten (10) Business Days after Lessee's receipt of written demand therefor by the party entitled thereto (PROVIDED that any failure to pay any amount owed by Lessee under the Tax Indemnity Agreement or any failure of Lessee to pay to Lessor or the Owner Participant when due any Excluded Payments (as defined in the Trust Indenture) shall not constitute an Event of Default unless notice is given by the Owner Participant to Lessee and the Indenture Trustee that such failure shall constitute an Event of Default); or

          (c) Lessee shall have failed to perform or observe (or caused to be performed and observed) in any material respect any covenant or agreement (except the covenants set forth in the Tax Indemnity Agreement, in clauses
     (i)(B) and (ii) of the first sentence of second paragraph of EXHIBIT G and in the proviso contained in the last sentence of the first paragraph of
     Section 5(a)) to be performed or observed by it under any Operative Document, and such failure shall continue unremedied for a period of thirty
     (30) days after receipt by Lessee of written notice thereof from Lessor or the Indenture Trustee; PROVIDED, HOWEVER, that if Lessee shall have undertaken to cure any such failure which arises under clause (ii) or clause (iii) of the first sentence of Section 7(a), or under the second sentence of Section 7(a) as it relates to maintenance, service, repair or overhaul or under Section 8 and, notwithstanding the diligence of Lessee in attempting to cure such failure, such failure is not cured within said thirty day period but is curable with future due diligence, there shall exist no Event of Default under this Section 14 so long as Lessee is proceeding with due diligence to cure such failure and such failure is remedied not later than two hundred seventy (270) days after receipt by Lessee of such written notice; or

          (d) any representation or warranty made by Lessee herein or in the Participation Agreement or any document or certificate furnished by Lessee in connection herewith or therewith or pursuant hereto or thereto (except the representations and warranties set forth in Section 3 of the Tax Indemnity Agreement and such documents or certificates as are furnished to the Owner Participant solely in connection with matters dealt with in the Tax Indemnity Agreement and for no other purpose and except for representations or warranties contained in the Pass Through Trust Agreement or the Underwriting Agreement (as defined in the Participation Agreement) or any document or instrument furnished pursuant to either thereof) shall prove to have been incorrect in any material respect at the time made and such incorrectness shall not have been cured (to the extent of the adverse impact of such incorrectness on the interests of the Owner Participant, Lessor or the Certificate Holders) within thirty (30) days after the receipt by Lessee of a written notice from Lessor or the Indenture Trustee advising Lessee of the existence of such incorrectness; or

          (e) the commencement of an involuntary case or other proceeding in respect of Lessee in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law in the United States or seeking the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Lessee or for all or substantially all of its property, or seeking the winding-up or liquidation of its affairs and the continuation of any such case or other proceeding undismissed and unstayed for a period of ninety (90) consecutive days or an order, judgment or decree shall be entered in any proceeding by any court of competent jurisdiction appointing, without the consent of Lessee, a receiver, trustee or liquidator of Lessee, or of any substantial part of its property, or sequestering any substantial part of the property of Lessee and any such order, judgment or decree or appointment or sequestration shall be final or shall remain in force undismissed, unstayed or unvacated for a period of ninety (90) days after the date of entry thereof; or

          (f) the commencement by Lessee of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law in the United States, or the consent by Lessee to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Lessee or for all or substantially all of its property, or the making by Lessee of any assignment for the benefit of creditors, or Lessee shall take any corporate action to authorize any of the foregoing; or

          (g) Lessee shall fail to carry and maintain on or with respect to the Aircraft (or cause to be carried and maintained) insurance required to be maintained in accordance with the provisions of Section 11 hereof;

PROVIDED, HOWEVER, that, notwithstanding anything to the contrary contained in this Section 14, any failure of Lessee to perform or observe any covenant, condition, agreement or any error in a representation or warranty shall not constitute an Event of Default if such failure or error is caused solely by reason of an event that constitutes an Event of Loss so long as Lessee is continuing to comply with all of the terms of Section 10 hereof.

          SECTION 15. REMEDIES. Upon the occurrence of any Event of Default and at any time thereafter so long as the same shall be continuing, Lessor may, at its option, declare by written notice to Lessee this Lease Agreement to be in default; and at any time thereafter, so long as any such outstanding Events of Default shall not have been remedied, Lessor may do one or more of the following with respect to all or any part of the Airframe and any or all of the Engines as Lessor in its sole discretion shall elect, to the extent permitted by, and subject to compliance with any mandatory requirements of, applicable law then in effect; PROVIDED, HOWEVER, that during any period the Aircraft is subject to the Civil Reserve Air Fleet Program in accordance with the provisions of Section 7(b) hereof and in possession of the United States government or an agency or instrumentality of the United States, Lessor shall not, on account of any Event of Default, be entitled to do any of the following in such manner as to limit Lessee's control under this Lease (or any Sublessee's control under any Sublease) of any Airframe or any Engines installed thereon, unless at least sixty (60) days' (or such lesser period as may then be applicable under the Air Mobility Command program of the United States Government) written notice of default hereunder shall have been given by Lessor by registered or certified mail to Lessee (and any Sublessee) with a copy addressed to the Contracting Office Representative for the Air

Mobility Command of the United States Air Force under any contract with Lessee (or any Sublessee) relating to the Aircraft:

                 (a) upon the written demand of Lessor and at Lessee's expense, cause Lessee to return promptly, and Lessee shall return promptly, the Airframe or any Engine as Lessor may so demand to Lessor or its order in the manner and condition required by, and otherwise in accordance with all the provisions of, Section 5 as if such Airframe or Engine were being returned at the end of the Term, or Lessor, at its option, may enter upon the premises where all or any part of the Airframe or any Engine is located and take immediate possession of and remove the same by summary proceedings or otherwise (and/or, at Lessor's option, store the same at Lessee's premises until disposal thereof by Lessor), all without liability accruing to Lessor for or by reason of such entry or taking of possession or removing whether for the restoration of damage to property caused by such action or otherwise;

                 (b) sell the Airframe and/or any Engine at public or private sale, as Lessor may determine, or otherwise dispose of, hold, use, operate, lease to others or keep idle the Aircraft as Lessor, in its sole discretion, may determine, all free and clear of any rights of Lessee, except as hereinafter set forth in this Section 15;

                 (c) whether or not Lessor shall have exercised, or shall thereafter at any time exercise, any of its rights under paragraph (a) or paragraph (b) above with respect to the Airframe and/or any Engine, Lessor, by written notice to Lessee specifying a payment date which shall be the Lease Period Date not earlier than ten days from the date of such notice, may demand that Lessee pay to Lessor, and Lessee shall pay Lessor, on the payment date so specified, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the installments of Basic Rent for the Aircraft due for Lease Periods commencing on or after the Delivery Date or the Lease Period Date specified as the payment date in such notice), any unpaid Basic Rent due on Lease Period Dates prior to the payment date so specified (including, without limitation, any adjustments to Basic Rent payable pursuant to Section 3(d)) PLUS whichever of the following amounts Lessor, in its sole discretion, shall specify in such notice (together with interest, if any, on such amount at the Past Due Rate from such specified payment date until the date of actual payment of such amount): (i) an amount equal to the excess, if any, of the Stipulated Loss Value for the Aircraft, computed as of the Lease Period Date specified as the payment date in such notice, over the aggregate fair market rental value (computed as hereafter in this Section 15 provided) of such Aircraft for the remainder of the Term, after discounting such aggregate fair market rental value to present value as of the Lease Period Date specified as the payment date in such notice at an annual rate equal to the Base Rate plus 1%; or
          (ii) an amount equal to the excess, if any, of the Stipulated Loss Value for such Aircraft, computed as of the Lease Period Date specified as the payment date in such notice over the fair market sales value of such Aircraft (computed as hereafter in this Section provided) as of the Lease Period Date specified as the payment date in such notice;

                 (d) in the event Lessor, pursuant to paragraph (b) above, shall have sold the Airframe and/or any Engine, Lessor, in lieu of exercising its rights under paragraph (c) above with respect to such Aircraft, may, if it shall so elect, demand that Lessee pay Lessor, and Lessee shall pay to Lessor, on the date of such sale, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the installments of Basic Rent for the Aircraft due on or after such date), any unpaid Basic Rent with respect to the Aircraft due prior to such date (including, without limitation, any adjustments to Basic Rent payable pursuant to Section 3(d)) PLUS the amount of any deficiency between the net proceeds of such sale (after deduction of all reasonable costs of sale) and the Stipulated Loss Value of such Aircraft, computed as of the Stipulated Loss Value Date on or immediately following the date of such sale together with interest, if any, on the amount of such deficiency, at the Past Due Rate, from the date of such sale to the date of actual payment of such amount; and/or

                 (e) Lessor may rescind this Lease Agreement as to the Aircraft, and/or may exercise any other right or remedy which may be available to it under applicable law or proceed by appropriate court action to enforce the terms hereof or to recover damages for breach hereof.

          For the purposes of paragraph (c) above, the "fair market rental value" or the "fair market sales value" of the Aircraft shall be the rental value or sales value, as the case may be, which would be obtained in an arm's-length transaction between an informed and willing lessee or purchaser, as the case may be, under no compulsion to lease or purchase, as the case may be, and an informed and willing lessor or seller in possession under no compulsion to sell, as the case may be, in each case based upon the actual condition and location of the Aircraft, which value shall be determined by mutual agreement or, in the absence of mutual written agreement, pursuant to an appraisal prepared and delivered by a nationally recognized firm of independent aircraft appraisers nominated by Lessor, and Lessor shall immediately notify Lessee of such nomination. Unless Lessee shall have objected in writing within ten days after its receipt of Lessor's notice, Lessor's nomination shall be conclusive and binding. If Lessee shall object, however, Lessor and Lessee shall endeavor, within ten days after such objection is made, to select a mutually acceptable appraiser; PROVIDED that, if Lessee shall not so endeavor to make such selection, Lessor's nomination referred to in the preceding sentence hereof shall be conclusive and binding. If Lessor and Lessee fail to reach agreement (except for the reason referred to in the proviso in the preceding sentence), or if any appraiser selected fails to act for any reason, then the question shall be determined by an appraisal (applying the definitions of "fair market rental value" and "fair market sales value" as set forth above based upon the actual condition of the Aircraft) mutually agreed to by two recognized independent aircraft appraisers, one of which appraisers shall be chosen by Lessor and one by Lessee within five Business Days after Lessor or Lessee shall have received written notice from the other party of a demand that such an appraisal be made, which notice shall specify the appraiser chosen by the party giving the notice or, if such appraisers cannot agree on the amount of such appraisal within twenty Business

Days after the end of such five-day period, each shall render its own appraisal and shall by mutual consent choose another appraiser within five Business Days after the end of such twenty-day period. If, within such five-day period, such two appraisers fail to appoint a third appraiser, then either Lessor or Lessee, on behalf of both, may request such appointment by the then President of the Association of the Bar of the City of New York (or any successor organization thereto) or, in his absence, failure, refusal or inability to act, then either Lessor or Lessee may apply to the American Arbitration Association (or any successor organization thereto) in New York, New York for the appointment of such third appraiser. The decision of the third appraiser so appointed shall be given within twenty Business Days after the appointment of such third appraiser. As soon as the third appraiser has delivered his appraisal, that appraisal shall be compared with the appraisals given by the other two appraisers. If the determination of one appraiser is more disparate from the average of all three determinations than each of the other two determinations, then the determination of such appraiser shall be excluded, the remaining two determinations shall be averaged and such average shall be final and binding upon the parties hereto.
If no determination is more disparate from the average of all three determinations than each of the other determinations, then such average shall be final and binding upon the parties thereto. The cost of such appraisal or appointment shall be borne by Lessee.

          In addition, Lessee shall be liable, except as otherwise provided above and without duplication of amounts payable hereunder, for any and all unpaid Rent due hereunder before, after or during the exercise of any of the foregoing remedies and for all reasonable legal fees and other costs and expenses (including fees of the appraisers hereinabove referred to) incurred by Lessor, the Indenture Trustee, the Loan Participants and the Owner Participant in connection with the return of the Airframe or any Engine in accordance with the terms of Section 5 or in placing such Airframe or Engine in the condition and airworthiness required by such Section.

          At any sale of the Aircraft or any part thereof pursuant to this
Section 15, Lessor (or the Indenture Trustee, any Loan Participant or the Owner Participant) or Lessee may bid for and purchase such property. Lessor agrees to give Lessee at least fifteen (15) days' prior written notice of the date fixed for any public sale of the Airframe or any Engine or of the date on or after which will occur the execution of any contract providing for any private sale and any such public sale shall be conducted in general so as to afford Lessee (and any Sublessee) a reasonable opportunity to bid. Except as otherwise expressly provided above, no remedy referred to in this Section 15 is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity; and the exercise or beginning of exercise by Lessor of any one or more of such remedies shall not preclude the simultaneous or later exercise by Lessor of any or all of such other remedies. No waiver by Lessor of any Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Event of Default.

          SECTION 16. LESSEE'S COOPERATION CONCERNING CERTAIN MATTERS.
Forthwith upon the execution and delivery of each Lease Supplement and Trust Supplement from time to time required by the terms hereof and upon the execution and delivery of any amendment to this Lease, to the Trust Indenture or to the Trust Agreement, Lessee will cause such Lease Supplement, Trust Supplement (and, in the case of the initial Lease Supplement and Trust

Supplement, this Lease, the Trust Agreement and the Trust Indenture as well) or amendment to be duly filed and recorded, and maintained of record, in accordance with the applicable laws of the government of registry of the Aircraft. In addition, Lessee will promptly and duly execute and deliver to Lessor such further documents and take such further action as Lessor or the Indenture Trustee may from time to time reasonably request in order more effectively to carry out the intent and purpose of this Lease and to establish and protect the rights and remedies created or intended to be created in favor of Lessor and the Indenture Trustee hereunder, including, without limitation, if requested by Lessor or the Indenture Trustee, at the expense of Lessee, the execution and delivery of supplements or amendments hereto or to the Trust Indenture, each in recordable form, subjecting to this Lease and the Trust Indenture, any airframe or engine substituted for the Airframe or any Engine pursuant to the terms thereof and the recording or filing of counterparts thereof, in accordance with the laws of such jurisdictions as Lessor or the Indenture Trustee may from time to time deem advisable. Lessee agrees to furnish to Lessor and the Indenture Trustee promptly after execution and delivery of any supplement and amendment hereto and promptly after the execution and delivery of any supplement and amendment to the Trust Indenture (except for any such supplement or amendment which does not require or receive the approval of Lessee pursuant to the Operative Documents and is not required pursuant to the terms of the Operative Documents), an opinion of counsel reasonably satisfactory to Lessor and the Indenture Trustee as to the due recording or filing of such supplement or amendment. Commencing in 1998, on or before April 30 of each year during the Term, Lessee will deliver to Lessor and the Indenture Trustee a certificate of Lessee, signed by the President, a Vice President or the Chief Financial Officer of Lessee to the effect that the signer is familiar with or has reviewed the relevant terms of this Lease and the signer does not have actual knowledge of the existence, as of the date of such certificate, of any condition or event which constitutes a Default or an Event of Default. Lessee agrees that if the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Treasurer or an Assistant Treasurer of Lessee has actual knowledge of the existence of a Default, then Lessee shall promptly give to Lessor, the Owner Participant and the Indenture Trustee notice thereof and such other information relating thereto as Lessor, the Owner Participant or the Indenture Trustee may reasonably request. Lessee agrees that if an officer of Lessee has knowledge of the existence of an Event of Default, Lessee shall promptly give to Lessor and the Indenture Trustee notice thereof and such other information relating thereto as Lessor or the Indenture Trustee may reasonably request. Lessee will deliver to Lessor, the Owner Participant and the Indenture Trustee (i) within sixty (60) days after the end of each of the first three quarterly periods of each fiscal year of the Guarantor, the publicly filed Form 10-Q report of the Guarantor; and
(ii) within one hundred twenty (120) days after the close of such fiscal year, the publicly filed annual report and Form 10-K report of the Guarantor.

          SECTION 17. NOTICES. All notices required under the terms and provisions hereof shall be by telecopier or other telecommunication means (with such telecopy or other telecommunication means to be confirmed in writing), or if such notice is impracticable, by registered, first-class airmail, with postage prepaid, or by personal delivery of written notice and any such notice shall become effective when received, addressed:

          (i) if to Lessee, for U.S. MAIL at 5101 Northwest Drive (A4010), St. Paul, Minnesota 55111-3034, and for OVERNIGHT COURIER at 2700 Lone Oak Parkway (A4010), Eagan, Minnesota 55121, Attention: Senior Vice President-Finance and

          Treasurer (Telecopy No. (612) 726-0665), or to such other address or telecopy number as Lessee shall from time to time designate in writing to Lessor,

          (ii) if to Lessor, at 79 South Main Street, Salt Lake City, Utah 84111, Attention: Corporate Trust Department (Telecopy No.
          (801) 246-5053), or to such other address or telecopy number as Lessor shall from time to time designate in writing to Lessee, and

          (iii) if to a Loan Participant, the Indenture Trustee or the Owner Participant, addressed to such Loan Participant, the Indenture Trustee or the Owner Participant at such address or telecopy number as such Loan Participant, the Indenture Trustee or the Owner Participant shall have furnished by notice to Lessor and to Lessee, and, until an address is so furnished, addressed to such Loan Participant, the Indenture Trustee or the Owner Participant at its address or telecopy number set forth in Schedule I to the Participation Agreement.

          SECTION 18. NO SET-OFF, COUNTERCLAIM, ETC. All Rent shall be paid by Lessee to Lessor in funds of the type specified in Section 3(f). Except as provided in Section 3(g) hereof, Lessee's obligation to pay all Rent payable hereunder shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which Lessee may have against Lessor, in its individual capacity or as Owner Trustee under the Trust Agreement, the Indenture Trustee (in its individual capacity or as Indenture Trustee), any Loan Participant, the Owner Participant, or anyone else for any reason whatsoever (whether in connection with the transactions contemplated hereby or any other transactions), including, without limitation, any breach by Lessor or the Owner Participant of their respective warranties, agreements or covenants contained in any of the Operative Documents, (ii) any defect in the title, registration, airworthiness, condition, design, operation, or fitness for use of, or any damage to or loss or destruction of, the Aircraft, or any interruption or cessation in or prohibition of the use or possession thereof by Lessee (or any Sublessee) for any reason whatsoever, including, without limitation, any such interruption, cessation or prohibition resulting from the act of any government authority, (iii) any insolvency, bankruptcy, reorganization or similar case or proceedings by or against Lessee (or any Sublessee) or any other person, or (iv) any other circumstance, happening, or event whatsoever, whether or not unforeseen or similar to any of the foregoing. If for any reason whatsoever this Lease shall be terminated in whole or in part by operation of law or otherwise except as specifically provided herein, Lessee nonetheless agrees without limitation of the other rights or remedies of Lessor hereunder, subject to the rights of Lessee to setoff under Section 3(g) hereof, to pay to Lessor an amount equal to each Rent payment at the time such payment would have become due and payable in accordance with the terms hereof had this Lease not been terminated in whole or in part. Lessee hereby waives, to the extent permitted by applicable law, any and all rights which it may now have or which at any time hereafter may be conferred upon it, by statute or otherwise, to terminate, cancel, quit or surrender this Lease except in accordance with the express terms hereof.

          SECTION 19. RENEWAL OPTIONS; PURCHASE OPTIONS; VALUATION.
(a) RENEWAL OPTIONS. (1) FIXED RENEWAL TERM. Lessee shall have the right to renew this Lease for up to

_____ consecutive one year renewal terms the first of which shall commence only upon the expiration of the Basic Term (any such renewal term, a "FIXED RENEWAL TERM") by delivery to Lessor at least ninety (90) days before the end of the Basic Term, the first Fixed Renewal Term or the second Fixed Renewal Term, as the case may be, a written notice irrevocably electing to renew this Lease for a Fixed Renewal Term. Basic Rent during any Fixed Renewal Term shall be payable in an amount and at the times specified in Section 19(a)(4).

          (2) FAIR MARKET RENEWAL TERM. Not less than ninety (90) days before the end of the third Fixed Renewal Term, the first Fair Market Renewal Term or the second Fair Market Renewal Term for the Aircraft, Lessee shall have the right to renew this Lease by delivery to Lessor of a written notice irrevocably electing to renew this Lease for a renewal term of not less than one year and not more than two years for a Basic Rent equal to the "fair market rental value" of the Aircraft for such period (any such renewal term, a "FAIR MARKET RENEWAL TERM"); PROVIDED that Lessee shall not be entitled to renew this Lease pursuant to this Section 19(a)(2) more than _____ times.

          (3) If no written notice is delivered by Lessee to Lessor pursuant to Section 19(a)(1) or 19(a)(2) on or before the day specified therefor, Lessee shall be deemed to have waived any right to renew this Lease.

          (4) At the end of the Basic Term or any Renewal Term, if Lessee has elected to renew this Lease as aforesaid, and PROVIDED that there shall not then have occurred and be continuing a Default of the type referred to in Section 14(a), 14(b) or 14(e) or an Event of Default and that all necessary governmental authorizations and approvals shall have been received and that Basic Rent for the Renewal Term has already been determined as above provided and a Lease Supplement evidencing such renewal has been executed and filed for recordation with the Federal Aviation Administration, this Lease shall continue in full force and effect during the Renewal Term, except that (x) Lessee shall pay Lessor Basic Rent for the Aircraft during the Renewal Term in an amount equal to the "fair market rental value" thereof determined in accordance with Section 19(c), but not to exceed in the case of a Fixed Renewal Term one-half of the average Basic Rent during the Basic Term (such average being determined as the total of all payments of Basic Rent during the Basic Term added together and divided by the number of payments of Basic Rent during the Basic Term), which Basic Rent shall be payable in semi-annual installments in arrears unless in the case of a Fixed Renewal Term, any portion of Basic Rent during the Basic Term is payable in advance, in which case the same proportion of Basic Rent during such Fixed Renewal Term shall also be payable in advance, each such installment being due and payable on each Lease Period Date occurring during the Renewal Term, commencing with the Lease Period Date immediately following the commencement of the Renewal Term, and (y) the Stipulated Loss Values applicable during the Renewal Term shall be determined separately for each Renewal Term by the Owner Participant in good faith to reflect Stipulated Loss Values determined in accordance with the following sentence. Stipulated Loss Values during a Renewal Term shall on the date on which such Renewal Term begins be equal to the fair market sales value of the Aircraft as of such date, determined in accordance with the provisions of this Section 19(a)(4) and Section 19(c) hereof, and shall decline ratably on a monthly basis to the fair market sales value of the Aircraft as of the last day of such Renewal

Term, determined in accordance with the provisions of this Section 19(a)(4) and
Section 19(c) hereof.

          In determining fair market sales value for purposes of calculating Stipulated Loss Value for any Renewal Term effect shall be given to the encumbrance on the Aircraft of any Renewal Term available or in force under this
Section 19.

          (b) PURCHASE OPTIONS. Lessee shall have the option, upon at least ninety (90) days' irrevocable prior written notice to Lessor, to purchase the Aircraft on the last Business Day of the Basic Term or any Renewal Term for a purchase price equal to the lesser of the fair market sales value of the Aircraft and __% of Lessor's Cost. Upon payment to Lessor in immediately available funds of the full amount of the purchase price and payment of any other amounts then due hereunder (including all Rent and all costs or expenses of the Owner Participant in connection with such purchase), Lessor will transfer to Lessee, without recourse or warranty (except as to the absence of Lessor Liens, including for this purpose Liens which would be Lessor Liens but for the proviso in the definition of Lessor Liens), all of Lessor's right, title and interest in and to the Aircraft.

          (c) VALUATION. At any time not earlier than three hundred sixty-five (365) days prior to the date on which Lessee may purchase the Aircraft pursuant to Section 19(b) hereof or renew this Lease pursuant to
Section 19(a)(1) or Section 19(a)(2) hereof, Lessee may deliver to Lessor a revocable notice of its intent to exercise its renewal option or purchase option. For all purposes of this Section 19, including the appraisal referred to in this Section 19(c), in determining "fair market rental value" or "fair market sales value", the Aircraft shall be valued (i) as if in the condition and otherwise in compliance with the terms of Section 5 upon a return of the Aircraft to the United States and as if it had been maintained at all times as required in accordance with Section 7(a)(I) during periods when no Sublease was in effect, (ii) on the basis of the value which would obtain in an arm's-length transaction between an informed and willing buyer-user or lessee (other than a lessee or an Affiliate of a lessee currently in possession or a used equipment scrap dealer) under no compulsion to buy or lease and an informed and willing seller or lessor unaffiliated with such buyer-user or lessee and under no compulsion to sell or lease and disregarding the purchase and renewal options of the lessee provided in this Lease, and (iii) in the case of such valuation for determining "fair market rental value", assuming such lessee would have substantially the same obligations during the Fair Market Renewal Term as provided hereunder including without limitation the obligations of Lessee to carry and maintain the insurance required by Section 11 hereof and to make certain payments with reference to Stipulated Loss Value during the applicable Fair Market Renewal Term. Upon receipt of such notice Lessor and Lessee shall confer in good faith with a view to reaching agreement on the "fair market rental value" or "fair market sales value" of the Aircraft. If the parties have not so agreed by two hundred seventy (270) days prior to the end of the Basic Term or the Renewal Term in question, then the question shall be determined by an appraisal mutually agreed to by two recognized independent aircraft appraisers, one of which appraisers shall be chosen by Lessor and one by Lessee within five Business Days after Lessor or Lessee shall have received written notice from the other party of a demand that such an appraisal be made, which notice shall specify the appraiser chosen by the party giving the notice or, if such appraisers cannot agree on the amount of such appraisal within twenty Business Days after the end of such five-day period, each shall render its own appraisal and shall by mutual consent choose another appraiser within five Business Days after the end of such twenty-day period.
If, within such five-day period, such two appraisers fail to appoint a third appraiser, then either Lessor or Lessee, on behalf of both, may request such appointment by the then President of the Association of the Bar of the City of New York (or any successor organization thereto) or, in his absence, failure, refusal or inability to act, then either Lessor or Lessee may apply to the American Arbitration Association (or any successor organization thereto) in New York, New York for the appointment of such third appraiser. The decision of the third appraiser so appointed shall be given within twenty Business Days after the appointment of such third appraiser. As soon as the third appraiser has delivered his appraisal, that appraisal shall be compared with the appraisals given by the other two appraisers. If the determination of one appraiser is more disparate from the average of all three determinations than each of the other two determinations, then the determination of such appraiser shall be excluded, the remaining two determinations shall be averaged and such average shall be final and binding upon the parties hereto. If no determination is more disparate from the average of all three determinations than each of the other determinations, then such average shall be final and binding upon the parties thereto. Lessee and Lessor shall share equally all expenses relating to such appraisal procedure provided if Lessee elects not to renew this Lease or purchase the Aircraft following such appraisal, Lessee shall pay all expenses of such appraisal.

          (d) SPECIAL PURCHASE OPTION. On ___________, 20__ (or, if ___________, 20__ is not a Business Day, the Business Day immediately succeeding
_____________, 20__), Lessee shall have the option, upon at least ninety (90) days' irrevocable prior notice to Lessor and, if any Secured Certificates are then outstanding, the Indenture Trustee, to purchase the Aircraft on such date for a purchase price equal to the Special Purchase Price. In addition, if on such date there shall be any Secured Certificates outstanding, Lessee shall have the option to assume, pursuant to Section 8(x) of the Participation Agreement and Section 2.13 of the Trust Indenture, all of the obligations of Lessor under the Trust Indenture. If such assumption is made, Lessee shall pay Lessor a purchase price equal to (I) the Special Purchase Price minus (II) an amount equal to principal of, and accrued but unpaid interest on, any Secured Certificates that are outstanding on such date. Upon such payment in full and payment of any other amounts then due hereunder (including costs or expenses of the Owner Participant in connection with such purchase, any installments of Basic Rent due prior to such date and, if Basic Rent is payable in arrears on such date as indicated on EXHIBIT B, on such date (but not any installment of Basic Rent due on such date if Basic Rent is payable in advance on such date), and all unpaid Supplemental Rent due on or prior to such date), Lessor will transfer to Lessee, without recourse or warranty (except as to the absence of Lessor Liens, including for this purpose Liens which would be Lessor Liens but for the proviso in the definition of Lessor Liens), all of Lessor's right, title and interest in and to the Aircraft and under the Trust Indenture and, unless there shall be any Secured Certificates outstanding after such payment, exercise such rights as it has to cause the Aircraft to be released from the Lien of the Trust Indenture.

          SECTION 20. SECURITY FOR LESSOR'S OBLIGATION TO HOLDERS OF SECURED CERTIFICATES. In order to secure the indebtedness evidenced by the Secured Certificates, Lessor has agreed in the Trust Indenture, among other things, to assign to the Indenture Trustee this Lease, the Lease Supplements and any amendments to this Lease and to mortgage its interest in the Aircraft in favor of the Indenture Trustee, subject to the reservations and conditions therein set forth. To the extent, if any, that this Lease, the Lease Supplements and any amendments to this Lease constitute chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no security interest in this Lease, the Lease Supplements and any amendments to this Lease may be created through the transfer or possession of any counterpart other than the original counterpart, which shall be identified as the counterpart containing the receipt therefor executed by the Indenture Trustee on the signature page thereof. Lessee hereby accepts and consents to the assignment of all Lessor's right, title and interest in and to this Lease pursuant to the terms of the Trust Indenture. Subject to Section 3(f) hereof, Lessee agrees to pay directly to the Indenture Trustee (or, after receipt by Lessee of notice from the Indenture Trustee of the discharge of the Trust Indenture, to Lessor), all amounts of Rent due or to become due hereunder and assigned to the Indenture Trustee and Lessee agrees that the Indenture Trustee's right to such payments hereunder shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, the circumstances set forth in clauses (i) through (iv) of Section 18 hereof. Notwithstanding the foregoing assignment of this Lease, the obligations of Lessor to Lessee to perform the terms and conditions of this Lease shall remain in full force and effect.

          SECTION 21. LESSOR'S RIGHT TO PERFORM FOR LESSEE. If Lessee fails to make any payment of Rent required to be made by it hereunder or fails to perform or comply with any of its agreements contained herein, then (but in each case, except in the case of failure to pay Rent or in the case of failure to maintain insurance as required hereunder, no earlier than the fifteenth day after the occurrence of such failure, whether or not it shall yet constitute an Event of Default hereunder) Lessor may itself make such payment or perform or comply with such agreement but shall not be obligated hereunder to do so, and the amount of such payment and the amount of the reasonable expenses of Lessor incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, together with interest thereon at the Past Due Rate, shall be deemed Supplemental Rent, payable by Lessee upon demand.

          SECTION 22. INVESTMENT OF SECURITY FUNDS; LIABILITY OF LESSOR LIMITED.
(a) INVESTMENT OF SECURITY FUNDS. Any moneys held by Lessor as security hereunder for future payments to Lessee at a time when there is not continuing an Event of Default shall, until paid to Lessee, be invested by Lessor or, if the Trust Indenture shall not have been discharged, by the Indenture Trustee, as the case may be, as Lessee may from time to time direct in writing (and in absence of a written direction by Lessee, there shall be no obligation to invest such moneys) in (i) direct obligations of the United States of America and agencies guaranteed by the United States government having a final maturity of ninety (90) days or less from date of purchase thereof; (ii) certificates of deposit issued by, bankers' acceptances of, or time deposits with, any bank, trust company or national banking association incorporated under the laws of the United States of America or one of the states thereof having combined capital and surplus and retained earnings as of its last report of condition of at least $500,000,000 and having a rating of Aa or better by Moody's Investors Service, Inc. ("MOODY'S") or AA or better by Standard & Poor's Corporation ("S&P") and having a final maturity of ninety (90) days or less from date of purchase thereof; and (iii) commercial paper of any holding company of a bank, trust company or national banking association described in (ii) and commercial paper of any corporation or finance company incorporated or doing business under the laws of the United States of America or any state thereof having a rating assigned to such commercial paper of A1 by S&P or P1 by Moody's and having a final maturity of ninety (90) days or less from the date of purchase thereof; PROVIDED, HOWEVER, that the aggregate amount at any one time so invested in certificates of deposit issued by any one bank shall not be in excess of 5% of such bank's capital and surplus. There shall be promptly remitted to Lessee or its order (but no more frequently than monthly) any gain (including interest received) realized as a result of any such investment (net of any fees, commissions and other expenses, if any, incurred in connection with such investment) unless an Event of Default shall have occurred and be continuing. Lessee shall be responsible for any net loss realized as a result of any such investment and shall reimburse Lessor (or the Indenture Trustee, as the case may be) therefor on demand.

          (b) LIABILITY OF LESSOR LIMITED. It is expressly agreed and understood that all representations, warranties and undertakings of Lessor hereunder shall be binding upon Lessor only in its capacity as trustee under the Trust Agreement, and the institution acting as Lessor shall not be liable in its individual capacity for any breach thereof except for its gross negligence or willful misconduct or for breach of its covenants, representations and warranties contained herein, to the extent covenanted or made in its individual capacity.

          SECTION 23. SERVICE OF PROCESS. Lessor and Lessee each hereby irrevocably submits itself to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and to the non-exclusive jurisdiction of the Supreme Court of the State of New York, New York County, for the purposes of any suit, action or other proceeding arising out of this Lease, the subject matter hereof or any of the transactions contemplated hereby brought by Lessor, Lessee, the Indenture Trustee, the Loan Participants or the Owner Participant or their successors or assigns.

          SECTION 24. MISCELLANEOUS. Any provision of this Lease which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. No term or provision of this Lease may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by Lessor, Lessee and any assignee of Lessor's rights hereunder. This Lease shall constitute an agreement of lease, and nothing contained herein shall be construed as conveying to Lessee any right, title or interest in the Aircraft except as a lessee only. Neither Lessee nor any affiliate of Lessee will file any tax returns in a manner inconsistent with the foregoing fact or with Lessor's ownership of the Aircraft. The section and paragraph headings in this Lease and the table of contents are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof and all references herein to numbered sections, unless otherwise indicated, are to sections of this Lease. THIS LEASE HAS BEEN DELIVERED IN THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. This Lease may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

          SECTION 25. SUCCESSOR TRUSTEE. Lessee agrees that in the case of the appointment of any successor Owner Trustee pursuant to the terms of the Trust Agreement, such successor Owner Trustee shall, upon written notice by such successor Owner Trustee, succeed to all the rights, powers and title of Lessor hereunder and shall be deemed to be Lessor and the owner of the Aircraft for all purposes hereof without the necessity of any consent or approval by Lessee (subject to Section 10 of the Participation Agreement) and without in any way altering the terms of this Lease or Lessee's obligations hereunder. One such appointment and designation of a successor Owner Trustee shall not exhaust the right to appoint and designate further successor Owner Trustees pursuant to the Trust Agreement, but such right may be exercised repeatedly as long as this Lease shall be in effect.

          SECTION 26. COVENANT OF QUIET ENJOYMENT. So long as no Event of Default shall have occurred and be continuing and notwithstanding any default by Lessor, the Owner Participant or the Indenture Trustee under the Participation Agreement, the Trust Agreement or the Trust Indenture, Lessor shall not interfere with Lessee's (or any Sublessee's) continued possession, use and operation of, and quiet enjoyment of, the Aircraft or Lessee's rights, benefits and obligations pursuant to the Overall Transaction during the Term of this Lease, and this Lease shall not be terminated except as expressly provided herein.

          IN WITNESS WHEREOF, Lessor and Lessee have each caused this Lease to be duly executed as of the day and year first above written.
                                        FIRST SECURITY BANK,
                                        NATIONAL ASSOCIATION,
                                        NOT IN ITS INDIVIDUAL CAPACITY,
                                        EXCEPT AS EXPRESSLY PROVIDED
                                        HEREIN, BUT SOLELY AS OWNER
                                        TRUSTEE,
                                         LESSOR



                                        BY:
                                             -----------------------------------
                                             Title:
                                        NORTHWEST AIRLINES, INC.,
                                          LESSEE



                                        BY:
                                             -----------------------------------
                                             Title:

          Receipt of this original counterpart of the foregoing Lease is hereby acknowledged on the _____ day of _________________, 199_.
                                        STATE STREET BANK AND
                                        TRUST COMPANY,
                                          INDENTURE TRUSTEE



                                        BY:
                                             -----------------------------------
                                             Title:


                                  - SIGNATURE PAGE -

                                                                 EXHIBIT A
                                                                    TO
                                                              LEASE AGREEMENT
                                                                [NW 1997 __]
                                                            LEASE SUPPLEMENT NO.
                                                                [NW 1997 __]

          LEASE SUPPLEMENT NO. __, dated _________, 19___, between FIRST SECURITY BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Owner Trustee under the Trust Agreement [NW 1997 __], dated as of September __, 1997, as amended and restated as of __________ __, 19__ between
__________________________, as Owner Participant, and such Owner Trustee (such Owner Trustee, in its capacity as such Owner Trustee, being herein called "LESSOR"), and NORTHWEST AIRLINES, INC. ("LESSEE").

          Lessor and Lessee have heretofore entered into that certain Lease Agreement [NW 1997 __], dated as of _________ __, 199_, relating to one British Aerospace Avro 146-RJ85A aircraft (herein called the "LEASE," and the defined terms therein being hereinafter used with the same meanings). The Lease provides for the execution and delivery from time to time of Lease Supplements for the purpose of leasing the Airframe and Engines under the Lease as and when delivered by Lessor to Lessee in accordance with the terms thereof.

          (1)The Lease relates to the Airframe and Engines described below, and a counterpart of the Lease is attached hereto, and made a part hereof, and this Lease Supplement, together with such attachment, is being filed for recordation on the date hereof with the Federal Aviation Administration as one document.

          (2)The Lease Agreement relates to the Airframe and Engines described below, and a counterpart of the Lease Agreement, attached and made a part of Lease Supplement No. 1 dated _______________, 19__ to the Lease Agreement, has been recorded by the Federal Aviation Administration on ________________, 19__, as one document and assigned Conveyance No. __.

          NOW, THEREFORE, in consideration of the premises and other good and sufficient consideration, Lessor and Lessee hereby agree as follows:

          1. Lessor hereby delivers and leases to Lessee under the Lease and Lessee hereby accepts and leases from Lessor under the Lease the following described British Aerospace Avro 146-RJ85A aircraft (the "AIRCRAFT"), which Aircraft as of the date hereof consists of the following components:

          (i) Airframe: FAA Registration No. ______; manufacturer's serial no. _____; and


______________________

(1)  This language for Lease Supplements No. 1.

(2)  This language for other Lease Supplements.

          (ii) Engines: four (4) AlliedSignal LF507 type engines bearing, respectively, manufacturer's serial nos. LFO______, LFO______, LFO______ and LFO______ (each of which engines has 750 or more rated takeoff horsepower or the equivalent of such horsepower).

          2. The Delivery Date of the Aircraft is the date of this Lease Supplement set forth in the opening paragraph hereof. Except as otherwise provided in the Lease, the Term for the Aircraft shall commence on the Delivery Date and end on ____________, 201_.

          3. Lessee hereby confirms its agreement to pay Lessor Basic Rent for the Aircraft throughout the Term therefor in accordance with Section 3 of the Lease.

          4. Lessee hereby confirms to Lessor that Lessee has accepted the Aircraft for all purposes hereof and of the Lease as being airworthy, in good working order and repair and without defect or inherent vice in title, condition, design, operation or fitness for use; PROVIDED, HOWEVER, that nothing contained herein or in the Lease shall in any way diminish or otherwise affect any right Lessee or Lessor may have with respect to the Aircraft against British Aerospace (Operations) Limited, or any subcontractor or supplier of British Aerospace (Operations) Limited, under the Purchase Agreement or otherwise.

          5. All of the terms and provisions of the Lease are hereby incorporated by reference in this Lease Supplement to the same extent as if fully set forth herein.

          6. This Lease Supplement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. To the extent, if any, that this Lease Supplement constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any jurisdiction), no security interest in this Lease Supplement may be created through the transfer or possession of any counterpart other than the original counterpart, which shall be identified as the counterpart containing the receipt therefor executed by the Indenture Trustee on the signature page hereof.


                                  EXHIBIT A - PAGE 2

          IN WITNESS WHEREOF, Lessor and Lessee have caused this Lease Supplement to be duly executed on the day and year first above written.
                                        FIRST SECURITY BANK,
                                        NATIONAL ASSOCIATION,
                                         Not in its Individual Capacity,
                                         but Solely as Owner Trustee,

                                             LESSOR



                                        By
                                             ------------------------------
                                             Title:
                                        NORTHWEST AIRLINES, INC.,

                                             LESSEE



                                        By
                                             ------------------------------
                                             Title:

          (3)Receipt of this original counterpart of the foregoing Lease Supplement is hereby acknowledged on this ____ day of _______________, 19__.
                                        STATE STREET BANK AND
                                        TRUST COMPANY,
                                             INDENTURE TRUSTEE



                                        By
                                             ------------------------------
                                             Title:


________________________

(3)  This language contained in the original counterpart only.


                                  EXHIBIT A - PAGE 3

                                                                    EXHIBIT B
                                                                      TO
                                                                 LEASE AGREEMENT
                                                                   [NW 1997 __]

                             BASIC RENT, EXCESS AMOUNT,
                  LESSOR'S COST AND SPECIAL PURCHASE PRICE SCHEDULE
                  -------------------------------------------------
The portion of this Exhibit appearing below this text is intentionally deleted from the FAA filing counterpart as the parties hereto deem it to contain confidential information.
Basic Rent and Excess Amount:


                              Excess Amount              Basic Rent
          Delivery            (Percentage of           (Percentage of
            Date              Lessor's Cost)           Lessor's Cost)
     ------------------  ------------------------   --------------------



                              Excess Amount              Basic Rent
          Delivery            (Percentage of           (Percentage of
            Date              Lessor's Cost)           Lessor's Cost)
     ------------------  ------------------------   --------------------




* Denotes payment in arrears from preceding Lease Period Date (or Delivery Date in the case of the first Lease Period) to specified Lease Period Date.
**   Denotes payment in advance from specified Lease Period Date to succeeding
Lease Period Date.

                             BASIC RENT, EXCESS AMOUNT,
                  LESSOR'S COST AND SPECIAL PURCHASE PRICE SCHEDULE
                  -------------------------------------------------
The portion of this Exhibit appearing below this text is intentionally deleted from the FAA filing counterpart as the parties hereto deem it to contain confidential information.


                              Excess Amount              Basic Rent
        Lease Period          (Percentage of           (Percentage of
            Date              Lessor's Cost)           Lessor's Cost)
     ------------------  ------------------------   --------------------





* Denotes payment in arrears from preceding Lease Period Date (or Delivery Date in the case of the first Lease Period) to specified Lease Period Date.
**   Denotes payment in advance from specified Lease Period Date to succeeding
Lease Period Date.


                                  EXHIBIT B - PAGE 2

                             BASIC RENT, EXCESS AMOUNT,
                  LESSOR'S COST AND SPECIAL PURCHASE PRICE SCHEDULE
                  -------------------------------------------------


Lessor's Cost for the Aircraft:  $______________
Special Purchase Price:  ___________% of Lessor's Cost.


                                  EXHIBIT B - PAGE 3

                                                                    EXHIBIT C
                                                                       TO
                                                                 LEASE AGREEMENT
                                                                  [NW 1997 __]
                            STIPULATED LOSS VALUE SCHEDULE
                            ------------------------------

The portion of this Exhibit appearing below this text is intentionally deleted from the FAA filing counterpart as the parties hereto deem it to contain confidential information.

                 Stipulated             Stipulated Loss
               Loss Value Date          Value Percentage
             -------------------      --------------------

                            STIPULATED LOSS VALUE SCHEDULE
                            ------------------------------


                 Stipulated             Stipulated Loss
               Loss Value Date          Value Percentage
             -------------------      --------------------


                                  EXHIBIT C - PAGE 2

                            STIPULATED LOSS VALUE SCHEDULE
                            ------------------------------


                 Stipulated             Stipulated Loss
               Loss Value Date          Value Percentage
             -------------------      --------------------


                                  EXHIBIT C - PAGE 3

                            STIPULATED LOSS VALUE SCHEDULE
                            ------------------------------


                 Stipulated             Stipulated Loss
               Loss Value Date          Value Percentage
             -------------------      --------------------


                                  EXHIBIT C - PAGE 4

                            STIPULATED LOSS VALUE SCHEDULE
                            ------------------------------


                 Stipulated             Stipulated Loss
               Loss Value Date          Value Percentage
             -------------------      --------------------


                                  EXHIBIT C - PAGE 5

                            STIPULATED LOSS VALUE SCHEDULE
                            ------------------------------


                 Stipulated             Stipulated Loss
               Loss Value Date          Value Percentage
             -------------------      --------------------


                                  EXHIBIT C - PAGE 6

                            STIPULATED LOSS VALUE SCHEDULE
                            ------------------------------


                 Stipulated             Stipulated Loss
               Loss Value Date          Value Percentage
             -------------------      --------------------


                                  EXHIBIT C - PAGE 7

                                                                    EXHIBIT D
                                                                       TO
                                                                 LEASE AGREEMENT
                                                                  [NW 1997 __]
                              TERMINATION VALUE SCHEDULE
                              --------------------------


The portion of this Exhibit appearing below this text is intentionally deleted from the FAA filing counterpart as the parties hereto deem it to contain confidential information.


                                                  Termination
                    Termination                      Value
                       Date                       Percentage
                 -----------------             -----------------

                                                                    EXHIBIT E
                                                                       TO
                                                                 LEASE AGREEMENT
                                                                  [NW 1997 __]
                                RENT RECALCULATION AND
                             INDEMNIFICATION VERIFICATION
                             ----------------------------

The portion of this Exhibit appearing below this text is intentionally deleted from the FAA filing counterpart as the parties hereto deem it to contain confidential information.

          1. Any recalculation of Basic Rent, Excess Amounts, Stipulated Loss Value percentages and Termination Value percentages pursuant to the Lease shall be determined by the Owner Participant, and shall maintain the Owner Participant's Net Economic Return except as assumptions have been modified pursuant to Section 3 of the Lease or pursuant to the Tax Indemnity Agreement or the Participation Agreement, as the case may be; PROVIDED, HOWEVER, that Lessee may request (A) Lessee's independent public accountants to verify such calculations but without any requirement that the Owner Participant disclose to such persons the methodology and assumptions and (B) if Lessee believes that such calculations by the Owner Participant are in error then a nationally recognized firm of accountants selected by Lessee and reasonably acceptable to the Owner Participant shall be permitted to verify such calculations and the Owner Participant will make available to such firm (subject to the execution by such firm of a confidentiality agreement reasonably acceptable to the Owner Participant) the methodology and assumptions and any changes made therein pursuant to Section 3 of the Lease. In the event of a verification under clause
(B) of the first sentence of this paragraph 1 the determination by such firm of accountants shall be final. Lessee will pay the reasonable costs and expenses of the verification under clause (B) of the first sentence of this paragraph 1 unless an error adverse to Lessee is established by such firm, and if as a result of such verification process the Basic Rent is adjusted and such adjustment causes the Net Present Value of Rents to decline by __ or more basis points (in which event the Owner Participant shall pay the reasonable costs and expenses of such verification process). Such recalculated Basic Rent, Excess Amounts, Stipulated Loss Value percentages and Termination Value percentages shall be set forth in a Lease Supplement or an amendment to the Lease.

          2. "NET ECONOMIC RETURN" means the Owner Participant's net after-tax yield and aggregate after-tax cash flow utilizing the multiple investment sinking fund method of analysis, computed on the basis of the same methodology and assumptions as were utilized by the Owner Participant in determining Basic Rent, Special Purchase Price, Stipulated Loss Value and Termination Value percentages as of the Delivery Date.

                                                                    EXHIBIT F
                                                                       TO
                                                                 LEASE AGREEMENT
                                                                  [NW 1997 __]
                    SCHEDULE OF DOMICILES OF PERMITTED SUBLESSEES
                    ---------------------------------------------

Argentina                               Malta
Australia                               Mexico
Austria                                 Morocco
Bahamas                                 Netherlands
Belgium                                 New Zealand
Brazil                                  Norway
Canada                                  Paraguay
Chile                                   People's Republic of China
Denmark                                 Philippines
Egypt                                   Portugal
Finland                                 Republic of China (Taiwan)*
France                                  Singapore
Germany                                 South Africa
Greece                                  South Korea
Hungary                                 Spain
Iceland                                 Sweden
India                                   Switzerland
Indonesia                               Thailand
Ireland                                 Tobago
Italy                                   Trinidad
Japan                                   United Kingdom
Luxembourg                              Uruguay
Malaysia                                Venezuela



_______________________________

* So long as on the date of entering into the proposed sublease such country and the United States have diplomatic relations at least as good as those in effect on the Delivery Date.

                                                                   EXHIBIT __
                                                                       TO
                                                                 LEASE AGREEMENT
                                                                  [NW 1997 __]

                                  RETURN CONDITIONS
                                  -----------------

          The portion of this Exhibit appearing below this text is intentionally deleted from the FAA filing counterpart as the parties hereto deem it to contain confidential information.

          Unless purchased by Lessee pursuant to Section 19 of the Lease, at the time of return of the Airframe upon the termination of the Lease at the end of any Renewal Term or pursuant to Section 9(c) or 15 of the Lease: (i) in the event that Lessee (or any Sublessee then in possession of the Aircraft) shall not then be using a continuous maintenance program with respect to the Airframe, Lessee agrees that during the period of operation of the Aircraft immediately prior to such return (A) Lessee or such Sublessee, as the case may be, shall have been using a block overhaul program with respect to the Airframe which shall have been approved by all necessary governmental approvals of the country under the laws of which the Aircraft shall then have been registered and (B) the Airframe shall have remaining until the next scheduled block overhaul at least 25% of the allowable hours between block overhauls permitted under the block overhaul program then used by Lessee or such Sublessee, (ii) in the event that Lessee (or any Sublessee then in possession of the Aircraft) during the period of operation of the Aircraft immediately prior to such return shall not have been using an on-condition maintenance program with respect to the Engines or engines, Lessee agrees that the average number of hours or cycles of operation (whichever shall be applicable under the maintenance program then in use with respect to such Engines or engines) on such Engines or engines remaining until the next scheduled engine refurbishment shall be at least 25% of the hours or cycles (whichever shall be applicable) between engine refurbishment allowed under the maintenance program then in use with respect to such Engines or engines which shall have been approved by all necessary governmental approvals of the country under the laws of which the Aircraft shall have then been registered, (iii) shall have all Lessee's and any Sublessee's exterior markings removed or painted over and the areas where such markings were removed or painted over refurbished as necessary to blend with adjacent areas, (iv) shall have no outstanding airworthiness directives issued by the FAA requiring terminating action by the date of return, and (v) shall be in Lessee's or such Sublessee's passenger configuration and the interior of the Airframe shall be clean in accordance with Lessee's customary standards for a "between flights" cleaning. In the event the FAA shall issue any directive which would require improvements to the Aircraft in order for the airworthiness certificate of the Aircraft to be maintained in good standing, Lessee shall not apply for an extension of the date of compliance with the directive as to the Aircraft to a date after the date of return of the Aircraft pursuant to Section 5 of the Lease, unless it shall previously or concurrently have applied for such an extension with respect to all British Aerospace Avro 146-RJ85A aircraft in its fleet affected by such directive. In addition, if at the time of return the Aircraft is not being maintained on a continuous maintenance program, the landing gear, APU and hard time component on the Airframe will have at least 25% life remaining to the next scheduled maintenance visit.

          If clause (i)(B) of the first sentence of the preceding paragraph shall be applicable but the Airframe does not meet the conditions specified in said clause (i)(B), Lessee shall pay or cause to be paid to Lessor a Dollar amount computed by multiplying (I) 120% of the average direct cost to Lessee (based upon the actual direct cost to Lessee for similar aircraft in the fleet of Lessee) during the preceding 12 months of performing an airframe block overhaul of the type referred to in such clause (i) by (II) a fraction of which
(x) the numerator shall be the excess of 25% of hours of operation allowable between such block overhauls over the actual number of hours of operation remaining on the Airframe to the next such block overhaul and (y) the denominator shall be the number of hours of operation allowable between such block overhauls in accordance with such block overhaul program.

          If clause (ii) of the first sentence of the second preceding paragraph shall be applicable but the Engines or engines do not meet the conditions specified in said clause (ii), Lessee shall pay or cause to be paid to Lessor a Dollar amount computed by multiplying (aa) four by (bb) 120% of the average direct cost to Lessee (based upon the actual direct cost to Lessee for similar aircraft in the fleet of Lessee) during the preceding 12 months of performing for an engine of the same model as the Engines the scheduled engine refurbishment under the maintenance program then used by Lessee or any Sublessee for engines of the same model as the Engines by (cc) a fraction of which (x) the numerator shall be the excess of 25% of the hours or cycles of operation (whichever is applicable) between engine refurbishment allowable for an engine under the maintenance program then in use with respect to such Engines or engines over the actual average number of hours or cycles of operation on such Engines or engines remaining until the next such scheduled engine refurbishment and (y) the denominator shall be the number of hours or cycles allowable between such scheduled engine refurbishment.


                                  EXHIBIT G - PAGE 2

                                                                    EXHIBIT H
                                                                       TO
                                                                 LEASE AGREEMENT
                                                                  [NW 1997 __]
                               RETURN CONDITIONS (EBT)
                               -----------------------

          The portion of this Exhibit appearing below this text is intentionally deleted from the FAA filing counterpart as the parties hereto deem it to contain confidential information.

          Unless purchased by Lessee pursuant to Section 19 of the Lease, the following return conditions apply to a return of the Airframe upon the termination of the Lease on ___________, 201_:

          1. DEFINITIONS. Capitalized terms used in this EXHIBIT H without other definition have the respective meanings ascribed thereto in the Lease Agreement [NW 1997 __], dated as of _________ __, 199_, as amended from time to time (the "LEASE"), between First Security Bank, National Association, not in its individual capacity but solely as Owner Trustee, and Northwest Airlines, Inc. In addition, the following capitalized terms shall have the respective meanings set forth below:

          "AIRCRAFT DOCUMENTATION" means all logs, manuals, certificates, data and inspection, modification, repair, and overhaul records which are required to be maintained with respect to the Aircraft under the Maintenance Program or by the Relevant Aviation Authority.

          "APU" means the Sundstrand Model APIC 10000 auxiliary power unit originally installed on the Aircraft on the Delivery Date or any auxiliary power unit of a comparable or improved model substituted for such originally installed auxiliary power unit.

          "BFE" means the equipment described in Annex II to the Residual Agreement, or any equivalent replacement equipment that may from time to time be substituted for any such BFE.

          "COUNTRY OF REGISTRATION" means the country in which the Aircraft is registered on the date the Aircraft is returned under the Lease at the end of the Basic Term, which shall be one of the United States, the United Kingdom, Japan, Canada or the Netherlands.

          "HSI" means with respect to an Engine or the APU a hot section inspection of such Engine or APU in accordance with the Maintenance Program.

          "MAINTENANCE PLANNING DOCUMENT" means the Manufacturer's maintenance planning document for Avro 146-RJ85 aircraft as in effect on the date the Aircraft is returned under the Lease.

          "MAINTENANCE PROGRAM" means the maintenance program for the Aircraft required to be maintained pursuant to Section 7(a)(I) of the Lease, as in effect on the date the Aircraft is returned under the Lease at the end of the Basic Term.

          "MANUFACTURER" means, with respect to the Airframe, British Aerospace (Operations) Limited, and its successors and assigns, and, with respect to the Engines, AlliedSignal Engines, a division of AlliedSignal.

          "MRB" means the Maintenance Review Board for British Aerospace Avro 146-RJ85 aircraft.

          "OPERATOR" means the operator of the Aircraft immediately prior to the date the Aircraft is returned under the Lease.

          "RELEVANT AVIATION AUTHORITY" means the civil aviation authority of the Country of Registration.

          "STRUCTURAL REPAIR MANUAL" means the Manufacturer's structural repair manual for Avro 146-RJ85 aircraft as in effect on the date the Aircraft is returned under the Lease.

          2.   AIRCRAFT RETURN CONDITIONS AT ____________ __, 201_.

          (a) GENERAL CONDITIONS. On the date the Aircraft is returned under the Lease, the Aircraft shall be in compliance with the conditions set forth below, ordinary wear and tear excepted:

               (i) The Aircraft shall be registered in a Country of Registration.

               (ii) The Aircraft shall be airworthy, possess a currently valid standard certificate of airworthiness, transport category, issued by the Relevant Aviation Authority and be eligible for commercial passenger transportation in the Country of Registration.

               (iii) The Aircraft shall be fully equipped with four Engines and the APU.

               (iv) All maintenance required by the Maintenance Program to have been performed on or prior to the date the Aircraft is returned under the Lease shall have been accomplished. The Airframe, each Engine, the APU and the landing gear shall be serviceable and free from all known defects and discrepancies outside the limits of the Maintenance Program other than fair wear and tear not affecting airworthiness. All major dents and abrasions, scab patches and loose or pulled rivets shall be within the prescribed limits referred to in the Structural Repair Manual or the Maintenance Program.

               (v) All mandatory modifications to the Aircraft required to be made on or prior to the date the Aircraft is returned under the Lease by the Relevant Aviation Authority shall have been made, PROVIDED that if an inspection program is permitted as an alternative to a mandatory modification and the Aircraft is in compliance with such inspection program, then such mandatory modification shall not be required. All Manufacturer's Mandatory Service Bulletins and Airworthiness Directives issued by the


                                  EXHIBIT H - PAGE 2

     Relevant Aviation Authority and, in either case, applicable to the Aircraft, which are in force on the date the Aircraft is returned under the Lease and which require termination within six months of the date the Aircraft is returned under the Lease shall have been accomplished on the Aircraft.

               (vi) Brakes and tires shall be serviceable and in good condition. The landing gear and wheel wells shall be clean, free of leaks and in good repair as required to be serviceable in accordance with the Maintenance Program. The fuel system shall be in compliance with the Maintenance Program. Except for BFE, the cockpit, all calendar lifed emergency equipment, toilets and galley areas and the interior shall be in serviceable condition and shall meet applicable fire resistance regulations issued by the Relevant Aviation Authority in effect on the date the Aircraft is returned under the Lease.

               (vii) The Aircraft shall be clean by the Operator's normal operating conditions. The Aircraft shall have all of the Operator's exterior logos removed.

          (b) LIFE REMAINING. On the date the Aircraft is returned under the Lease at the end of the Basic Term, the Aircraft shall comply with the following additional requirements:

               (i) The Engines shall have on average a minimum of one-half HSI period remaining in accordance with MRB limits current on the date the Aircraft is returned under the Lease, PROVIDED that in the event the Engines do not have an average of at least one-half HSI period remaining in accordance with such MRB limits, an Engine HSI Half-Life Adjustment under clause (c)(i) shall be made in lieu of meeting such condition, PROVIDED, HOWEVER, that in no event shall any Engine have less than one-quarter HSI period remaining in accordance with such MRB limits or have any defects or discrepancies outside of the limits set forth in the Maintenance Planning Document.

               (ii) Engine life limited parts shall have on average at least half-life remaining to their respective scheduled replacement in accordance with the Engine Manufacturer's published life limited part replacement schedule current on the date the Aircraft is returned under the Lease, PROVIDED that in the event the Engine life limited parts do not have an average of at least half-life remaining to their respective scheduled replacement, an Engine life limited part Half-Life Adjustment under clause
     (c)(ii) shall be made in lieu of meeting such condition, PROVIDED, HOWEVER, that in no event shall any Engine life limited part have less than one-quarter life remaining to its scheduled replacement in accordance with the Engine Manufacturer's published life limited part replacement schedule current on the date the Aircraft is returned under the Lease.

               (iii) The APU shall have remaining at least half of any applicable HSI period remaining on the date the Aircraft is returned under the Lease in accordance with the then current MRB standards, PROVIDED that in the event the APU does not have at least half of any applicable HSI period remaining, an APU Half-Life Adjustment under clause (c)(iii) shall be made in lieu of meeting such condition.

               (iv) The landing gear shall have at least half-life remaining to the next landing gear overhaul according to MRB requirements current on the date the Aircraft is returned under the Lease, PROVIDED that in the event the landing gear does not have at


                                  EXHIBIT H - PAGE 3
     least half-life remaining to such next landing gear overhaul, a landing gear Half-Life Adjustment under clause (c)(iv) shall be made in lieu of meeting such condition.

               (v) The Aircraft's next sequential block C check (which C check shall include full fault rectification) shall have been completed immediately prior to the date the Aircraft is returned under the Lease, PROVIDED that in the event the Aircraft has at least 25% of the time remaining until its next scheduled sequential block C check, a C check Half-Life Adjustment under clause (c)(v) shall be made in lieu of such block C check. If the Maintenance Program permits a block C check to be performed in phases, all phases of such block C check shall have been performed in order to align such block C check with the BAe/Avro "block type" Maintenance Planning Document schedule.

               (vi) The Airframe shall have a minimum of half-time remaining until its next scheduled major structural inspections, PROVIDED that in the event the Aircraft has at least 25% of the time remaining until its next scheduled major structural inspection, but less than half-time, a structural inspection Half-Life Adjustment under the first sentence of clause (c)(vi) shall be made in lieu of meeting such condition and in the event the Aircraft has more than 75% of the time remaining until its next scheduled major structural inspection, a structural inspection Half-Life Adjustment under the second sentence of clause (c)(vi) shall be made.

For purposes of determining whether the foregoing requirements have been satisfied:

               (x) to the extent the Maintenance Program provides that a part or component (for purposes of this clause (x) and clause (y) below, the term "part or component" may include the entire Airframe, an entire Engine, the APU or the landing gear) is maintained on a continuous or on condition maintenance program with no fixed overhaul or major repair required in accordance with the Manufacturer's requirements, such part or component shall be deemed to have half-life or half-time (as the case may be) remaining; and

               (y) in the event that a part or component is subject to a power by the hour program, or the equivalent, on terms and conditions acceptable to Lessor, and provided that such program is fully assignable with no material buy-in fees and for a sufficient term remaining to provide the equivalent of half-life remaining on the affected part or component, such part or component shall be deemed to have half-life remaining.

          (c) HALF-LIFE ADJUSTMENT. The Half-Life Adjustment shall equal the sum of the Engine HSI Half-Life Adjustment, the Engine life limited parts Half-Life Adjustment, the APU Half-Life Adjustment, the landing gear Half-Life Adjustment, the C check Half-Life Adjustment and the structural inspection Half-Life Adjustment (which shall be added if calculated pursuant to the first sentence of clause (vi) below and subtracted if calculated pursuant to the second sentence of clause (vi) below), each as calculated as set forth below:

               (i) In the event that the Engines do not have an average of at least a half HSI period remaining in accordance with MRB limits current on the date the Aircraft is returned under the Lease, the Engine HSI Half-Life Adjustment shall be an amount computed by multiplying (A) four by (B) the cost (as evidenced by industry norms) of performing an HSI for engines of the same type as the Engines by (C) a fraction, of which (x) the numerator shall be the excess of 50% of the HSI period in


                                  EXHIBIT H - PAGE 4
     accordance with such MRB limits over the actual average amount of the HSI period remaining and (y) the denominator shall be the HSI period.

               (ii) In the event the Engine life limited parts do not have an average of at least half-life remaining to their respective scheduled replacement, the Engine life limited parts Half-Life Adjustment shall be an amount computed by multiplying (A) four by (B) the average cost (as evidenced by industry norms) of scheduled replacements of life limited parts for engines of the same type as the Engines by (C) a fraction, of which (x) the numerator shall be the excess of 50% of the life remaining to scheduled replacement over the actual average remaining life to scheduled replacement and (y) the denominator shall be the life between scheduled replacements of Engine life limited parts.

               (iii) In the event the APU does not have at least half of any applicable HSI period remaining, the APU Half-Life Adjustment shall be an amount computed by multiplying (A) the average cost (as evidenced by industry norms) of an HSI for auxiliary power units of the same type as the APU by (B) a fraction, of which (x) the numerator shall be the excess of 50% of the HSI period over the actual amount of the HSI period remaining and (y) the denominator shall be the entire HSI period.

               (iv) In the event the landing gear does not have at least half-life remaining to such next scheduled landing gear overhaul, the landing gear Half-Life Adjustment shall be an amount computed by multiplying (A) the average cost (as evidenced by industry norms) of a landing gear overhaul for landing gear of the same type as the landing gear installed on the Aircraft by (B) a fraction, of which (x) the numerator shall be the excess of 50% of the period between landing gear overhauls over the actual period remaining to the next scheduled landing gear overhaul and (y) the denominator shall be the period between scheduled landing gear overhauls.

               (v) In the event the Aircraft's next sequential block C check (which C check shall include the full fault rectification) shall not have been completed immediately prior to the date the Aircraft is returned under the Lease, the C check Half-Life Adjustment shall be an amount computed by multiplying (A) the average cost (as evidenced by industry norms) of a block C check (including full fault rectification) for aircraft of the same type as the Aircraft by (B) a fraction, of which (x) the numerator shall be the excess of period between sequential block C checks over the actual period remaining to the sequential block C check and (y) the denominator shall be the period between sequential block C checks.

               (vi) In the event the Aircraft has less than half-time remaining until its next scheduled major structural inspection, the structural inspection Half-Life Adjustment shall be an amount computed by multiplying (A) the average cost (as evidenced by industry norms) of a scheduled major structural inspection for aircraft of the same type as the Aircraft by (B) a fraction, of which (x) the numerator shall be the excess of 50% of the period between scheduled major structural inspections over the actual period remaining to the next scheduled major structural inspection and (y) the denominator shall be the period between scheduled major structural inspections. In the event the Aircraft has more than 75% of the time remaining until its next scheduled major structural inspection, the structural inspection Half-Life Adjustment shall be an amount computed by multiplying (A) the average cost (as evidenced by industry norms)


                                  EXHIBIT H - PAGE 5
     of a scheduled major structural inspection for aircraft of the same type as the Aircraft by (B) a fraction, of which (x) the numerator shall be the excess of the actual period remaining to the next scheduled structural inspection over 75% of the period between scheduled major structural inspection and (y) the denominator shall be the period between scheduled major structural inspections.

          (d) AIRCRAFT DOCUMENTATION. On _____________, 20__, the Aircraft shall be returned with all Aircraft Documentation. The Aircraft Documentation shall be current as of the date the Aircraft is returned under the Lease and in full compliance with the requirements of the Relevant Aviation Authority. In the event that the Maintenance Program deviates from the Maintenance Planning Document, the Aircraft Documentation shall include a document which shall cross-reference all deviations. The Aircraft Documentation shall document all repairs to the Aircraft with appropriate references to the Structural Repair Manual and a repair scheme approved by the Manufacturer or the Relevant Aviation Authority.


                                  EXHIBIT H - PAGE 6

                                                                       EXHIBIT B
                                                                              TO
                                             PARTICIPATION AGREEMENT [NW 1997 _]


                                       _______


                            PURCHASE AGREEMENT ASSIGNMENT
                                     [NW 1997 __]

                            DATED AS OF _________ __, 199_

                                       BETWEEN

                              NORTHWEST AIRLINES, INC.,
                                       ASSIGNOR

                                         AND

                      FIRST SECURITY BANK, NATIONAL ASSOCIATION,
                                       ASSIGNEE

                                   _______________

                    ONE BRITISH AEROSPACE AVRO 146-RJ85A AIRCRAFT
                            U.S. REGISTRATION NO. N5___XJ
                           MANUFACTURER'S SERIAL NO. E_____

                                      __________

                            PURCHASE AGREEMENT ASSIGNMENT
                                     [NW 1997 __]

          This PURCHASE AGREEMENT ASSIGNMENT [NW 1997 __], dated as of ___________ __, 199_ between NORTHWEST AIRLINES, INC., a Minnesota corporation ("ASSIGNOR"), and FIRST SECURITY BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee ("ASSIGNEE");

                                 W I T N E S S E T H:

          WHEREAS, pursuant to the Purchase Agreement, the Manufacturer has agreed to sell and Assignor has agreed to purchase several British Aerospace Avro 146-RJ85A aircraft, including the Aircraft covered by the Participation Agreement;

          WHEREAS, pursuant to the Participation Agreement, Assignor has agreed to sell, and Assignee has agreed to purchase, the Aircraft;

          WHEREAS, Assignor and Assignee are entering into a Lease Agreement [NW 1997 __], dated as of the date hereof (as the same may hereafter from time to time be supplemented, amended or modified, the "LEASE"), pursuant to which the Aircraft will be leased by Assignee to Assignor; and

          WHEREAS, Assignor, on the terms and conditions herein and in the Consent and Agreement of the Manufacturer attached hereto, desires to assign to Assignee certain of Assignor's rights and interests in and under the Purchase Agreement relating to the Aircraft, and Assignee desires to accept such assignment, as hereinafter set forth;

          NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the parties hereto agree as follows:

          1. ASSIGNMENT; RIGHTS RESERVED. Subject to the provisions of paragraph 3(a) hereof, Assignor does hereby sell, assign, transfer and set over unto Assignee, except to the extent reserved below, all of Assignor's right, title and interest in and to the Contract Rights, as and to the extent that the same relate to the Aircraft.

          2. ACCEPTANCE OF ASSIGNMENT. Assignee hereby accepts the assignment contained in paragraph 1 hereof.

          3.   RIGHTS OF ASSIGNOR IN ABSENCE OF EVENT OF DEFAULT.

          (a) Notwithstanding the foregoing, if and so long as (A) the Aircraft shall be subject to the Lease and (B) the Manufacturer shall not have received notice from the Indenture Trustee or the Owner Trustee that an Event of Default under the Lease has occurred and is continuing, (1) Assignee authorizes Assignor, on behalf of but to the exclusion of Assignee, to exercise in Assignor's own name such rights and claims as Assignee may have with respect to the

Contract Rights as and to the extent the same relate to the Aircraft and, subject to paragraph 3(c) hereof, to retain any recovery or benefit resulting from the enforcement of the Contract Rights as and to the extent the same relate to the Aircraft, and (2) Assignee shall, at Assignor's expense, cooperate with Assignor and take such actions as Assignor reasonably deems necessary to enable Assignor to enforce such rights and claims.

          (b) Effective upon the receipt by the Manufacturer of written notice from the Indenture Trustee or the Owner Trustee that an Event of Default under the Lease has occurred and is continuing and thereafter until the Manufacturer shall have received written notice from the Indenture Trustee or the Owner Trustee that such Event of Default has been cured or waived: (i) at Assignee's option, the authorization given to Assignor under paragraph 3(a) hereof to enforce such rights and claims shall henceforth cease to be effective and Assignee and its successors and assigns shall, to the exclusion of Assignor, be entitled to assert and enforce such rights and claims as substitute party plaintiff or otherwise, and Assignor shall, at the request of Assignee or its successors or assigns and at Assignor's expense, cooperate with and take such action as reasonably necessary to enable Assignee and its successors and assigns to enforce such rights and claims, and Assignee, if it shall elect to enforce such rights or claims, shall use its best efforts to assert and enforce such rights and claims, and (ii) Assignor will be deemed to have irrevocably constituted Assignee and its successors and permitted assigns Assignor's true and lawful attorney (it being acknowledged that such appointment is coupled with an interest, namely Assignee's rights acquired and to be acquired hereunder) with full power (in the name of Assignor or otherwise) to ask, require, demand, receive, settle, compromise, compound and give acquittance for any and all monies and claims for monies due and to become due under, or arising out of, the Contract Rights as and to the extent the same relate to the Aircraft, to the extent that the same have been assigned by this Assignment, and for such period as Assignee may exercise rights with respect thereto under this clause (ii), to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute (or, if previously commenced, assume control of) any proceedings and to obtain any recovery in connection therewith which Assignee may deem to be necessary or advisable in the premises.

          (c) Notwithstanding this Assignment and anything herein to the contrary, all amounts that the Manufacturer is obligated to pay to Assignor pursuant to the Contract Rights as and to the extent the same relate to the Aircraft (a "MANUFACTURER PAYMENT"), will be payable and applicable as follows: so long as the Aircraft is subject to the Lease, all the Manufacturer Payments shall be paid to Assignor unless and until the Manufacturer shall have received written notice from the Indenture Trustee or the Owner Trustee that an Event of Default under the Lease has occurred and is continuing, whereupon the Manufacturer will, until the Manufacturer shall have received written notice from the Indenture Trustee or the Owner Trustee that such Event of Default under the Lease have been cured or waived, make any and all such payments directly to the Indenture Trustee or (if written notice has been given to the Manufacturer by the Assignee that the Trust Indenture is no longer in effect in accordance with its terms and all amounts due and payable under the Secured Certificates
have been paid in full) Assignee.   Any amounts received by Assignee pursuant to
the immediately preceding sentence shall, to the extent not theretofore applied in satisfaction of sums owing to Assignee in accordance with the terms of the Lease, be returned to Assignor promptly after all Events of Default under the Lease have been cured or waived.

          (d) For all purposes of this Assignment, the Manufacturer shall not be deemed to have received written notice from the Indenture Trustee or the Owner Trustee that an Event of Default under the Lease has occurred and is continuing or that all Events of Default have been cured or waived unless such notice shall be in writing, shall be signed by an authorized officer of the Owner Trustee or the Indenture Trustee, shall have been addressed to the Manufacturer at Aero International (Regional), 1, Allee Pierre Nadot, 31712 Blagnac Cedex, France, Attn.: SVP Commercial (telecopy 011 33 5 6221 6321) with a copy to Aero International (Regional) Marketing Inc., 13850 McLearen Road, Herndon, Virginia 22071, Attn.: Contracts Director (telecopy (703) 736-4255) and three Business Days shall have elapsed from the date of actual receipt by the Manufacturer and, in acting in accordance with the terms and conditions of the Purchase Agreement and this Assignment, the Manufacturer may rely conclusively upon any such notice.

          4.   CERTAIN RIGHTS AND OBLIGATIONS OF THE PARTIES.

          (a)  Anything herein contained to the contrary notwithstanding:
(i) Assignor shall at all times remain liable to the Manufacturer under the Purchase Agreement in respect of the Aircraft to perform all of the duties and obligations of "Buyer" thereunder to the same extent as if this Assignment had not been executed; (ii) the exercise by Assignee of any of the rights assigned hereunder shall not release Assignor from any of its duties or obligations to the Manufacturer under the Purchase Agreement in respect of the Aircraft except to the extent that such exercise by Assignee shall constitute performance of such duties and obligations; and (iii) except as provided in paragraph 4(b) hereof, Assignee shall not have any obligation or liability under the Purchase Agreement by reason of, or arising out of, this Assignment or be obligated to perform any of the obligations or duties of Assignor under the Purchase Agreement or to make any payment or make any inquiry as to the sufficiency of any payment received by it or to present or to file any claim or to take any other action to collect or enforce any claim for any payment assigned hereunder.

          (b) Without in any way releasing Assignor from any of its duties or obligations under the Purchase Agreement, Assignee confirms for the benefit of the Manufacturer that, insofar as the provisions of the Purchase Agreement relate to the Aircraft, in exercising any rights under the Purchase Agreement, or in making any claim with respect to the Contract Rights, the terms and conditions of the Purchase Agreement (including, without limitation, the warranty disclaimer and indemnity provisions in the Manufacturer Support Agreement which is part of the Purchase Agreement) shall apply to, and be binding upon, Assignee to the same extent as Assignor. Assignee hereby confirms that it shall be deemed for all purposes to have read and be familiar with the Purchase Agreement (insofar as it relates to the Aircraft) and to understand thoroughly the terms and conditions thereof.

          (c) Nothing contained herein shall (i) subject the Manufacturer to any liability to which it would not otherwise be subject under the Purchase Agreement or (ii) modify in any respect the Manufacturer's contract rights thereunder, except as provided in the Consent and Agreement attached hereto.

          (d) The parties hereto, and the Manufacturer by its execution and delivery of the Consent and Agreement, agree that all of the statements, representations, covenants and agreements made by Assignee as Owner Trustee (when made in such capacity) contained in this Assignment and any agreement referred to herein or in the Participation Agreement other than the Trust Agreement, unless expressly otherwise stated, are made and intended only for the purpose of binding the Trust Estate and establishing the existence of rights and remedies which can be exercised and enforced against the Trust Estate. Therefore, anything contained in this Assignment or such other agreements to the contrary notwithstanding (except for any express provisions that Assignee is responsible for in its individual capacity), no recourse shall be had with respect to this Assignment or such other agreements against Assignee in its individual capacity or against any institution or person which becomes a successor trustee or co-trustee or any officer, director, trustee, servant or direct or indirect parent or controlling person or persons of any of them; PROVIDED, HOWEVER, that this Section 4(d) shall not be construed to prohibit any action or proceeding against First Security Bank, National Association, for its own willful misconduct or grossly negligent conduct for which it would otherwise be liable; and PROVIDED, FURTHER, that nothing contained in this Section 4(d) shall be construed to limit the exercise and enforcement in accordance with the terms of this Assignment or such other agreements of rights and remedies against the Trust Estate. The foregoing provisions of this Section 4(d) shall survive the termination of this Assignment and the other Operative Documents.

          5. FURTHER ASSURANCES. Assignor agrees that at any time and from time to time Assignor will promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Assignee may reasonably request in writing in order to obtain the full benefits of this Assignment and of the rights and powers herein granted, PROVIDED, HOWEVER, that the execution and delivery of any such instrument or document shall not in any way limit or restrict the rights or enlarge the obligations of Assignor in respect of any of the Operative Documents.

          6. ASSIGNOR'S REPRESENTATIONS, WARRANTIES AND COVENANTS. Assignor does hereby represent and warrant that Assignor has not assigned or pledged, and hereby covenants that it will not assign or pledge, so long as this Assignment shall remain in effect, the whole or any part of the rights hereby assigned to anyone other than Assignee and, on a subordinate basis, to any Sublessee.

          7. NO AMENDMENT OF PURCHASE AGREEMENT. Assignee agrees that it will not enter into any amendment, modification, supplement, rescission, cancellation or termination of the Manufacturer Support Agreement in respect of the Contract Rights, as and to the extent the same relate to the Aircraft, without the prior written consent of Assignor.

          8. EXECUTION OF ASSIGNMENT. This Assignment is being executed and delivered by Assignor and Assignee concurrently with the execution and delivery of the Lease.

          9. BINDING EFFECT. This Assignment shall be binding upon and shall inure to the benefit of Assignor, Assignee and their respective successors and permitted assigns.

          10. GOVERNING LAW. THIS ASSIGNMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. THIS ASSIGNMENT IS BEING DELIVERED IN THE STATE OF NEW YORK.

          11. DEFINITIONS. Unless the context otherwise require, the following terms shall have the following meanings for all purposes of this Assignment and shall be equally applicable to both the singular and the plural forms of the terms herein defined:

               "AIRCRAFT" means the British Aerospace Avro 146-RJ85A aircraft specified in the Lease Supplement, together with the four Engines.

               "CONTRACT RIGHTS" means all of Assignor's right, title and interest in and to Part H and Part J of the Manufacturer Support Agreement, as and to the extent that the same relate to the warranties with respect to the Aircraft, including, without limitation, (a) all claims for damages in respect of the Aircraft arising as a result of any default by the Manufacturer under Part H or Part J of the Manufacturer Support Agreement, including, without limitation, all warranty, service life policy and indemnity provisions in Part H and Part J of the Manufacturer Support Agreement in respect of the Aircraft and all claims thereunder and (b) any and all rights of Assignor to compel performance of the terms of Part H and Part J of the Manufacturer Support Agreement in support thereof.

               "ENGINE" means each of the four AlliedSignal LF507 type engines listed by manufacturer's serial number in the Lease Supplement.

               "LEASE" means the Lease Agreement [NW 1997 __], dated as of __________ ___, 199__, between Assignor and Assignee.

               "LEASE SUPPLEMENT" means a Lease Supplement substantially in the form of Exhibit A to the Lease, entered into between Assignor and Assignee on the date the Aircraft is leased by Assignee to Assignor and accepted by Assignor under the Lease.

               "MANUFACTURER" means British Aerospace (Operations) Limited, a limited company incorporated under the laws of England and Wales, and its successors and assigns.

               "MANUFACTURER SUPPORT AGREEMENT" means the Manufacturer Support Agreement, dated February 5, 1997, between the Manufacturer and Assignor.

               "OPERATIVE DOCUMENTS" shall have the meaning specified in the Lease.

               "PURCHASE AGREEMENT" means the Sale and Purchase Agreement, dated as of February 5, 1997, between the Manufacturer and Assignor relating to the purchase by Assignor of the Aircraft (including the Manufacturer Support Agreement), as originally executed or as modified, amended or supplemented in accordance with the terms thereof, but only insofar as the foregoing relates to the Aircraft.

               "SUBLESSEE" shall have the meaning specified in the Lease,

          12. NOTICE. Except as otherwise expressly provided herein, notice hereunder may be given, and shall be deemed to have been received when given, as provided in Section 17 of the Lease.

          13. COUNTERPARTS. This Assignment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Purchase Agreement Assignment to be duly executed as of the day and year first above written.
                                        NORTHWEST AIRLINES, INC.,
                                         as Assignor


                                        By:
                                             ------------------------------
                                             Title:

                                        FIRST SECURITY BANK,
                                        NATIONAL ASSOCIATION,
                                         not in its individual capacity
                                         but solely as Owner Trustee,
                                         as Assignee


                                        By:
                                             ------------------------------
                                             Title:


          The undersigned, not in its individual capacity but solely as Indenture Trustee for the benefit of the holders of Secured Certificates and as assignee of, and holder of a security interest in and to the foregoing Purchase Agreement Assignment and the Purchase Agreement pursuant to such Purchase Agreement Assignment, agrees to the terms of the foregoing Purchase Agreement Assignment and agrees that its rights and remedies under such Purchase Agreement Assignment shall be subject to the terms and conditions thereof, and of the Purchase Agreement.
                                        STATE STREET BANK AND
                                        TRUST COMPANY,
                                         not in its individual capacity
                                         but solely as Indenture Trustee



                                        By:
                                             ------------------------------
                                             Title:

                                CONSENT AND AGREEMENT
                                     [NW 1997 _]

          The undersigned, AERO INTERNATIONAL (REGIONAL), a Societe par Actions Simplifee, whose registered office is situated at 1, Allee Pierre Nadot, 31712 Blagnac Cedex, France, acting as agent for and on behalf of British Aerospace (Operations) Limited, a limited company incorporated under the laws of England and Wales, hereby acknowledges notice of, and consents to all of the terms of, the foregoing Purchase Agreement Assignment [NW 1997 _] dated as of __________ ___, 199__ between Northwest Airlines, Inc. (the "ASSIGNOR"), and First Security Bank, National Association, not in its individual capacity but solely as Owner Trustee (the "ASSIGNEE") (herein called the "PURCHASE AGREEMENT ASSIGNMENT," the defined terms therein or by reference therein being hereinafter used with the same meaning) and hereby confirms to the Assignor and the Assignee, and agrees, that: (i) all representations, warranties, indemnities and agreements of the Manufacturer under the Purchase Agreement with respect to the Contract Rights, to the extent assigned by the Assignor to the Assignee, shall inure to the benefit of the Assignee to the same extent as if originally named the "Buyer" therein, subject to the terms and conditions of the Purchase Agreement Assignment; (ii) the Assignee shall not be liable for any of the obligations or duties of the Assignor under the Purchase Agreement, nor shall the Purchase Agreement Assignment give rise to any duties or obligations whatsoever on the part of the Assignee owing to the Manufacturer, except for the Assignee's agreement in the Purchase Agreement Assignment to the effect that in exercising any rights under the Purchase Agreement or in making any claim with respect to the Contract Rights, the terms and conditions of the Purchase Agreement relating to the Aircraft shall apply to, and be binding upon, the Assignee to the same extent as the Assignor, and with respect to such agreement the Manufacturer agrees that, anything contained in the Purchase Agreement and the Purchase Agreement Assignment to the contrary notwithstanding, so long as the Manufacturer shall not have received written notice that an Event of Default has occurred and is continuing, the Assignee shall not have any responsibility to the Manufacturer for failure to comply with any of the terms of the Purchase Agreement with respect to the Contract Rights as and to the extent the same relate to the Aircraft while under lease to the Assignor; PROVIDED that no person other than the Manufacturer shall have any rights against the Assignee with respect to the undertaking and agreement set forth in this clause (ii);
(iii) the Manufacturer acknowledges the lease of the Aircraft by the Assignee to the Assignor under the Lease and acknowledges advance notice of the Purchase Agreement Assignment pursuant to Clause 24.1 of the Purchase Agreement; and (iv) so long as the Aircraft is subject to the Lease, the Manufacturer will continue to pay to the Assignor all payments which the Manufacturer may be required to make in respect of the Aircraft under the Purchase Agreement unless and until the Manufacturer shall have received written notice from the Indenture Trustee or the Assignee by facsimile addressed to Aero International (Regional), 1, Allee Pierre Nadot, 31712 Blagnac Cedex, France, Attn: SVP Commercial (telecopy 011 33 5 6221 6321) with a copy to Aero International (Regional) Marketing Inc., 13850 McLearen Road, Herndon, Virginia 22071, Attn.: Contracts Director (telecopy (703) 736-4255) and three Business Days shall have elapsed from the date of actual receipt by the Manufacturer, that an Event of Default under the Lease has occurred and is continuing, whereupon the Manufacturer will not be required to make further inquiry into the content of such notice and thereafter (until the Manufacturer shall have received notice in writing from the Assignee or the Indenture Trustee sent or addressed as aforesaid that no Event of Default under the Lease exists or that such Event of Default under the Lease has been cured or waived) Manufacturer shall make any and all payments which it may be required to make in respect of the Aircraft under the Purchase Agreement (to the extent that the right to receive such payments has been assigned under the Purchase Agreement
Assignment) directly to the Indenture Trustee at the account of the Indenture Trustee at State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110, ABA No. 011-00-0028, Account No. 9903-943-0 Northwest/NW 1997 __, Attention: Corporate Trust Department, Reference: Northwest/NW 1997 __, or (if written notice has been given to the Manufacturer by the Assignee in the manner aforesaid that the Trust Indenture is no longer in effect in accordance with its terms and all amounts due and payable under the Secured Certificates have been paid in full) to the Assignee at the account of the Assignee at First Security Bank, National Association, 79 South Main Street, Salt Lake City, Utah 84111, ABA No. 124-0000-12, Account No. 051-0922115,
Attention:  Corporate Trust Department, Credit Northwest/NW 1997 __.

          The Manufacturer hereby represents and warrants that (A) the Manufacturer is a limited company incorporated under the Companies Act of 1985 duly organized and validly existing under the laws of England and Wales, (B) the execution, delivery and performance of the Purchase Agreement and this Consent and Agreement have been duly authorized by all necessary corporate action on the part of the Manufacturer, do not require any approval of the stockholders of the Manufacturer, trustee or holders of any indebtedness or obligations of the Manufacturer (other than any such approval or consent as has been obtained) and neither the execution and delivery of the Purchase Agreement or this Consent and Agreement by the Manufacturer, nor the performance by the Manufacturer of its obligations under the Purchase Agreement or the Consent and Agreement contravenes any law, governmental rule or regulation applicable to the Manufacturer, and (C) neither the execution and delivery by the Manufacturer of the Purchase Agreement or the Consent and Agreement, nor the performance by the Manufacturer of its obligations thereunder, requires the consent or approval of, or the giving of notice to, or the registration with, or the taking of any other action in respect of, any federal or state governmental authority in the United States (other than those which have been obtained).

Dated as of __________ ___, 199__
                                        AERO INTERNATIONAL (REGIONAL) SAS,
                                        as agent for and on behalf of British
                                        Aerospace (Operations) Limited



                                        By
                                             ------------------------------
                                             Title: